                             Prospectus Supplement
                    (To Prospectus dated November 10, 1999)

                           $813,466,233 (APPROXIMATE)
                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                     ORIX REAL ESTATE CAPITAL MARKETS, LLC
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-2

 ---------------------------------
                                        The Series 1999-2 Commercial Mortgage Pass-Through
   CONSIDER CAREFULLY THE RISK          Certificates will consist of the following classes:
   FACTORS BEGINNING ON PAGE S-18
   IN THIS PROSPECTUS SUPPLEMENT        - senior certificates consisting of the Class A-1, Class
   AND PAGE 10 IN THE ACCOMPANYING        A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class
   PROSPECTUS.                            X Certificates;

   Neither the certificates nor the     - junior certificates consisting of the Class B, Class C,
   underlying mortgage loans are          Class D, Class E, Class F, Class G, Class H, Class J and
   insured or guaranteed by any           Class K Certificates; and
   governmental agency.
                                        - the residual certificates consisting of the Class R-I,
   The certificates will represent        Class R-II, Class R-III, Class R-IIIU and Class R-IV
   interests only in the trust and        Certificates.
   will not represent interests in
   or obligations of NationsLink        Only the Class A-2, Class A-3, Class A-4, Class A-1C, Class
   Funding Corporation or any of        A-2C, Class X, Class B, Class C and Class D Certificates are
   its affiliates, including Bank       offered hereby.
   of America Corporation.
                                        The trust's assets will consist primarily of 330 mortgage
                                        loans and other property described in this prospectus
                                        supplement and the accompanying prospectus. The mortgage
                                        loans are secured by first liens on commercial and
                                        multifamily properties. This prospectus supplement more
                                        fully describes the offered certificates, as well as the
                                        characteristics of the mortgage loans and the related
                                        mortgaged properties.
 ---------------------------------

     Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                         CERTIFICATE BALANCE OR                           ASSUMED FINAL
                            NOTIONAL AMOUNT       PASS-THROUGH RATE        DISTRIBUTION             RATINGS
         CLASS           AS OF DELIVERY DATE(1)  AS OF DELIVERY DATE         DATE(3)          (DCR/S&P/FITCH)(4)
-------------------------------------------------------------------------------------------------------------------
Class A-2...............     $   84,648,789             6.8460%          October 20, 2003         AAA/AAA/AAA
Class A-3...............     $  232,000,439             7.1810%(2)      December 20, 2006         AAA/AAA/AAA
Class A-4...............     $  110,485,256             7.2940%(2)       October 20, 2008         AAA/AAA/AAA
Class A-1C..............     $  103,960,279             7.0300%          January 20, 2008         AAA/AAA/AAA
Class A-2C..............     $  114,048,463             7.2290%(2)       October 20, 2008         AAA/AAA/AAA
Class X.................     $1,115,186,747(6)          0.7398%(7)      February 20, 2014        AAA/AAAr/AAA
Class B.................     $   56,107,669             7.5320%(2)      November 20, 2008          AA/AA/AA
Class C.................     $   44,886,135             7.6626%(8)       January 20, 2009            A/A/A
Class D.................     $   67,329,203             7.6626%(8)      February 20, 2009         BBB/BBB/BBB
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------
----------------------------------------------
                              RATED FINAL
                              DISTRIBUTION
         CLASS                  DATE(5)
----------------------------------------------
Class A-2...............     June 20, 2031
Class A-3...............     June 20, 2031
Class A-4...............     June 20, 2031
Class A-1C..............     June 20, 2031
Class A-2C..............     June 20, 2031
Class X.................     June 20, 2031
Class B.................     June 20, 2031
Class C.................     June 20, 2031
Class D.................     June 20, 2031
----------------------------------------------
----------------------------------------------

                                                (Footnotes to table on page S-4)

    The underwriter, Banc of America Securities LLC, will purchase the offered certificates from NationsLink Funding Corporation and will offer them to the public at negotiated prices determined at the time of sale. Banc of America Securities LLC expects to deliver the offered certificates to purchasers on or about November 23, 1999, NationsLink Funding Corporation expects to receive from this offering approximately 104% of the initial principal amount of the offered certificates, plus accrued interest from November 1, 1999, before deducting expenses payable by NationsLink Funding Corporation.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC

                               November 10, 1999

                       NationsLink Funding Corporation
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 1999-2
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
CA...................     132         $  399,756,342          35.8%
NV...................      27            118,634,985          10.6%
WA...................      37            116,180,280          10.4%
FL...................      16             89,820,903           8.1%
AZ...................      27             60,790,914           5.5%
TX...................      14             59,718,065           5.4%
OR...................      15             55,278,972           5.0%
VA...................       8             26,193,949           2.3%
NJ...................       7             25,979,179           2.3%
NC...................       6             23,941,967           2.1%
IL...................       9             19,457,897           1.7%
NY...................       9             17,094,443           1.5%
LA...................       1             10,139,434           0.9%
MN...................       9              8,512,053           0.8%
GA...................       4              8,245,594           0.7%
MO...................       3              7,362,832           0.7%
AK...................       4              7,074,990           0.6%
NM...................       2              7,062,826           0.6%
ID...................       3              6,899,505           0.6%
OK...................       3              6,886,701           0.6%
NE...................       1              6,638,970           0.6%
AL...................       3              5,972,973           0.5%
WI...................       1              4,806,900           0.4%
KY...................       1              4,407,633           0.4%
IN...................       3              4,131,865           0.4%
KS...................       2              3,761,671           0.3%
MA...................       1              2,759,241           0.2%
UT...................       1              2,552,183           0.2%
CO...................       2              2,031,991           0.2%
AR...................       1              1,896,276           0.2%
PA...................       1              1,195,213           0.1%



MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Multifamily..........     32.1%        [ ] 1.1% - 5.0% of Initial Pool Balance
Retail...............     26.2%        [ ] 5.1% - 10.0% of Initial Pool Balance
Industrial...........     13.5%        [ ] > 10.0% of Initial Pool Balance
Office...............     13.2%
Health Care..........      5.3%
Mobile Home..........      3.2%
Mini Storage.........      2.7%
Special Purpose......      2.5%
Hotel................      0.8%
Mixed Use............      0.3%

 FOR MORE INFORMATION

NationsLink Funding
Corporation has filed with the
 SEC additional registration
 materials relating to the
 certificates. You may read
 and copy any of these
 materials at the SEC's Public
 Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

You may obtain information on
the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
http://www.sec.gov.

You may also contact
NationsLink Funding
 Corporation in writing at
 Bank of America Corporate
 Center, 100 North Tryon
 Street, Charlotte, North
 Carolina 28255, or by
 telephone at (704) 386-2400.

See also the sections
captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of the
 accompanying prospectus.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
                                                THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                PROSPECTUS.......................................    S-5
                                                EXECUTIVE SUMMARY................................    S-6
                                                SUMMARY OF PROSPECTUS SUPPLEMENT.................    S-8
                                                RISK FACTORS.....................................   S-18
                                                  Risks Related to the Certificates..............   S-18
                                                    Lack of Control Over Trust Fund..............   S-18
                                                    Potential Conflicts of Interest..............   S-18
                                                    Yield Considerations.........................   S-18
                                                    Prepayments and Repurchases..................   S-19
                                                    Borrower Default.............................   S-20
                                                    Bankruptcy Proceedings.......................   S-21
                                                    Advance Interest and Other Payments..........   S-21
                                                    Limited Liquidity and Market Value...........   S-21
                                                    Different Timing of Mortgage Loan
                                                       Amortization..............................   S-22
                                                    Subordination of Subordinate Offered
                                                       Certificates..............................   S-22
                                                    Year 2000 Disruptions........................   S-22
                                                  Risks Related to the Mortgage Loans............   S-22
                                                    Nature of the Mortgaged Properties...........   S-22
                                                    Seasoning of the Portfolio Mortgage Loans....   S-24
                                                    Management...................................   S-24
                                                    Balloon Payments.............................   S-24
                                                    Risks Particular to Multifamily Properties...   S-25
                                                    Risks Particular to Retail Properties........   S-25
                                                    Risks Particular to Senior Housing/Health
                                                       Care Properties...........................   S-26
                                                    Risks Particular to Office Properties........   S-27
                                                    Risks Particular to Hotels...................   S-27
                                                    Risks Particular to Mobile Home Park
                                                       Properties................................   S-27
                                                    Risks Particular to Mini-Storage
                                                       Facilities................................   S-28
                                                    Risks of Subordinate Financing...............   S-28
                                                    Limited Recourse.............................   S-28
                                                    Environmental Considerations.................   S-29
                                                    Limitations on Enforceability of Cross-
                                                       Collateralization.........................   S-29
                                                    Related Parties..............................   S-30
                                                    Geographic Concentration.....................   S-30
                                                    Seismic Risks................................   S-31
                                                    Other Concentrations.........................   S-31
                                                    Changes in Concentrations....................   S-31
                                                    Prepayment Premiums..........................   S-31
                                                    Tax Considerations Related to Foreclosure....   S-33
                                                    Leasehold Risks..............................   S-33
                                                    Zoning and Building Code Compliance..........   S-33
                                                    Limited Information..........................   S-33
                                                    Litigation...................................   S-34
                                                  Other Risks....................................   S-34
                                                DESCRIPTION OF THE MORTGAGE POOL.................   S-35
                                                  General........................................   S-35
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans........................................   S-36
                                                    Due Dates....................................   S-36
                                                    Mortgage Rates; Calculations of Interest.....   S-36
                                                    Recourse.....................................   S-36
                                                    Amortization of Principal....................   S-37
                                                    Prepayment Provisions........................   S-37
                                                    Defeasance...................................   S-38
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                       Provisions................................   S-38

                                                Significant Mortgage Loans.......................   S-39
                                                    Rancho Palisades Apartments..................   S-39
                                                       The Loan..................................   S-39
                                                       The Property..............................   S-39
                                                       Recourse Loan.............................   S-39
                                                       Property Management.......................   S-40
                                                       Operating History.........................   S-40
                                                    Bank of America Regional Headquarters
                                                       Loan --Conduit Mortgage Loan..............   S-40
                                                       The Loan..................................   S-40
                                                       The Property..............................   S-40
                                                       Lock Box Account..........................   S-41
                                                       Property Management.......................   S-41
                                                       Operating History.........................   S-41
                                                    Indian Hills and The Club Mira Lago Loans --
                                                       Conduit Mortgage Loans....................   S-41
                                                       The Loans.................................   S-41
                                                       The Properties............................   S-42
                                                       Property Management.......................   S-43
                                                       Operating History-Indian Hills............   S-43
                                                       Operating History-The Club Mira Lago......   S-43
                                                  Additional Mortgage Loan Information...........   S-43
                                                    General......................................   S-43
                                                    Delinquencies................................   S-43
                                                    Tenant Matters...............................   S-43
                                                    Ground Leases................................   S-44
                                                    Subordinate Financing........................   S-44
                                                       Conduit Mortgage Loans....................   S-44
                                                       Portfolio Mortgage Loans..................   S-44
                                                       Generally.................................   S-44
                                                    Health Care Properties.......................   S-44
                                                    Lender/Borrower Relationships................   S-44
                                                  Certain Underwriting Matters...................   S-45
                                                    Environmental Assessments....................   S-45
                                                       Conduit Mortgage Loans....................   S-45
                                                       Portfolio Mortgage Loans..................   S-45
                                                       Generally.................................   S-45
                                                    Property Condition Assessments...............   S-46
                                                       Conduit Mortgage Loans....................   S-46
                                                       Portfolio Mortgage Loans..................   S-47
                                                    Appraisals and Market Studies................   S-47
                                                       Conduit Mortgage Loans....................   S-47
                                                       Portfolio Mortgage Loans..................   S-47
                                                    Seismic Reviews..............................   S-48
                                                    Conduit Mortgage Loans.......................   S-48
                                                    Portfolio Mortgage Loans.....................   S-48
                                                    Zoning and Building Code Compliance..........   S-48
                                                    Hazard, Liability and Other Insurance........   S-48
                                                  The Mortgage Loan Seller.......................   S-49
                                                  Assignment of the Mortgage Loans;
                                                    Repurchases..................................   S-50
                                                  Representations and Warranties; Repurchases....   S-52
                                                    Conduit Mortgage Loans.......................   S-52
                                                    Portfolio Mortgage Loans.....................   S-54
                                                  Changes in Mortgage Pool Characteristics.......   S-56
                                                  Portfolio Loan Environmental Policy............   S-56
                                                SERVICING OF THE MORTGAGE LOANS..................   S-57
                                                  General........................................   S-57
                                                  The Master Servicer and the Special Servicer...   S-60
                                                  Sub-Servicers..................................   S-60
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses.....................................   S-61
                                                  Evidence as to Compliance......................   S-64
                                                  Modifications, Waivers, Amendments and
                                                    Consents.....................................   S-64

                                                Sale of Defaulted Mortgage Loans.................   S-65
                                                  REO Properties.................................   S-66
                                                  Inspections; Collection of Operating
                                                    Information..................................   S-67
                                                  Termination of the Special Servicer............   S-67
                                                DESCRIPTION OF THE CERTIFICATES..................   S-68
                                                  General........................................   S-68
                                                  Registration and Denominations.................   S-68
                                                  Certificate Balances and Notional Amount.......   S-69
                                                  Pass-Through Rates.............................   S-70
                                                  Distributions..................................   S-71
                                                    General......................................   S-71
                                                    The Available Distribution Amount............   S-72
                                                    Application of the Available Distribution
                                                       Amount....................................   S-72
                                                    Distributable Certificate Interest...........   S-75
                                                    Principal Distribution Amount................   S-76
                                                    Distributions of Prepayment Premiums.........   S-77
                                                    Treatment of REO Properties..................   S-78
                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses.....................................   S-78
                                                  Interest Reserve Account.......................   S-79
                                                  P&I Advances...................................   S-79
                                                  Appraisal Reductions...........................   S-80
                                                  Reports to Certificateholders; Certain
                                                    Available Information........................   S-82
                                                    Trustee Reports..............................   S-82
                                                    Servicer Reports.............................   S-83
                                                    Other Information............................   S-84
                                                  Voting Rights..................................   S-85
                                                  Termination....................................   S-85
                                                  The Trustee....................................   S-86
                                                YIELD AND MATURITY CONSIDERATIONS................   S-87
                                                  Yield Considerations...........................   S-87
                                                    General......................................   S-87
                                                    Class X Certificate Pass-Through Rate........   S-87
                                                    Rate and Timing of Principal Payments........   S-87
                                                    Losses and Shortfalls........................   S-88
                                                    Certain Relevant Factors.....................   S-89
                                                  Weighted Average Lives.........................   S-89
                                                  Yield Sensitivity of the Class X
                                                    Certificates.................................   S-94
                                                USE OF PROCEEDS..................................   S-95
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........   S-95
                                                  General........................................   S-95
                                                  Discount and Premium; Prepayment Premiums......   S-95
                                                  Characterization of Investments in Offered
                                                    Certificates.................................   S-96
                                                  Possible Taxes on Income From Foreclosure
                                                    Property and Other Taxes.....................   S-96
                                                  Reporting and Other Administrative Matters.....   S-97
                                                CERTAIN ERISA CONSIDERATIONS.....................   S-97
                                                LEGAL INVESTMENT.................................  S-100
                                                METHOD OF DISTRIBUTION...........................  S-100
                                                LEGAL MATTERS....................................  S-101
                                                RATINGS..........................................  S-101
                                                INDEX OF PRINCIPAL DEFINITIONS...................  S-103
                                                ANNEX A..........................................    A-1
                                                ANNEX B..........................................    B-1
                                                ANNEX C..........................................    C-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) Pass-Through Rate as of Delivery Date. The Pass-Through Rate for any Class A-3, Class A-4, Class A-2C or Class B Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (3) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the Distribution Date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no prepayments are made on any Mortgage Loan, except that 6% CPR was assumed in the case of the Portfolio Mortgage Loans after the expiration of the applicable Lock-Out Period, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (4) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Duff and Phelps Credit Rating Co. ("DCR"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch"; and together with S&P and DCR, the "Rating Agencies") no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of
     (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificate holders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments).
 (5) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first Distribution Date that follows two years after the end of the amortization term for the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
 (6) The Class X Certificates will not have a Certificate Balance. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates outstanding from time to time.
 (7) Pass-Through Rate as of Delivery Date. The Pass-Through Rate for the Class X Certificates will equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates from time to time. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
 (8) Pass-Through Rate as of Delivery Date. The Pass-Through Rate for any Class C or Class D Certificate will, in general, equal the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1999-2 and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 1999-2 and the mortgage loans; and

          Risk Factors, which begins on page S-18 of this prospectus supplement and describes risks that apply to Series 1999-2 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-103 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 100 in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, NationsLink Funding Corporation, and "you" refers to a prospective investor in the offered certificates.

                             ---------------------

     Until February 14, 2000 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following Executive Summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the Executive Summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this Executive Summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of both this prospectus supplement and the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

     As described under "Description of the Certificates -- General," the Depositor originally issued its Commercial Mortgage Pass-Through Certificates, Series 1999-2 on August 17, 1999 (the "Trust Formation Date"), and interests corresponding to the offered certificates were issued to the Mortgage Loan Seller as part of the consideration for the mortgage loans. On the Delivery Date, the Mortgage Loan Seller will transfer interests corresponding to the offered certificates to the Depositor, the Depositor will transfer such interests to the Trustee in exchange for the offered certificates, and the pooling agreement governing the offered certificates will be amended and restated in accordance with its terms to enable the issuance of the offered certificates.

----------------------------------------------------------------------------------------------------------------------
                                                APPROXI-
                            CERTIFICATE           MATE       APPROXI-                       PASS-THROUGH     WEIGHTED
                            BALANCE OR         PERCENTAGE      MATE                            RATE AS       AVERAGE
                             NOTIONAL           OF POOL       CREDIT                         OF DELIVERY       LIFE
  CLASS     RATINGS(1)       AMOUNT(2)          BALANCE      SUPPORT       DESCRIPTION          DATE        (YEARS)(4)
----------------------------------------------------------------------------------------------------------------------
                                                 Offered Certificates
----------------------------------------------------------------------------------------------------------------------
   A-2     AAA/AAA/AAA    $    84,648,789         7.59%       27.17%        Fixed Rate         6.8460%         3.15
----------------------------------------------------------------------------------------------------------------------
   A-3     AAA/AAA/AAA    $   232,000,439        20.80%       27.17%      Fixed Rate(3)        7.1810%(3)      5.70
----------------------------------------------------------------------------------------------------------------------
   A-4     AAA/AAA/AAA    $   110,485,256         9.91%       27.17%      Fixed Rate(3)        7.2940%(3)      8.07
----------------------------------------------------------------------------------------------------------------------
  A-1C     AAA/AAA/AAA    $   103,960,279         9.32%       27.17%        Fixed Rate         7.0300%         5.50
----------------------------------------------------------------------------------------------------------------------
  A-2C     AAA/AAA/AAA    $   114,048,463        10.23%       27.17%      Fixed Rate(3)        7.2290%(3)      8.59
----------------------------------------------------------------------------------------------------------------------
    X      AAA/AAAr/AAA   $ 1,115,186,747(5)        N/A          N/A     Variable Rate(6)      0.7398%(6)      6.43
----------------------------------------------------------------------------------------------------------------------
    B        AA/AA/AA     $    56,107,669         5.03%       22.14%      Fixed Rate(3)        7.5320%(3)      8.90
----------------------------------------------------------------------------------------------------------------------
    C         A/A/A       $    44,886,135         4.02%       18.11%          WAC(7)           7.6626%(7)      9.05
----------------------------------------------------------------------------------------------------------------------
    D      BBB/BBB/BBB    $    67,329,203         6.04%       12.07%          WAC(7)           7.6626%(7)      9.14
----------------------------------------------------------------------------------------------------------------------
                                    Non-Offered Certificates -- Not Offered Hereby
----------------------------------------------------------------------------------------------------------------------
               (Not
   A-1       Offered)     $   167,062,105        14.98%       27.17%        Fixed Rate         6.4780%         1.31
----------------------------------------------------------------------------------------------------------------------
               (Not
    E        Offered)     $    16,832,300         1.51%       10.57%        Fixed Rate         6.3200%         9.22
----------------------------------------------------------------------------------------------------------------------
               (Not
    F        Offered)     $    56,107,669         5.03%        5.53%        Fixed Rate         5.0000%         9.30
----------------------------------------------------------------------------------------------------------------------
               (Not
    G        Offered)     $     8,416,150         0.75%        4.78%        Fixed Rate         5.0000%         9.52
----------------------------------------------------------------------------------------------------------------------
               (Not
    H        Offered)     $    22,443,067         2.01%        2.77%        Fixed Rate         6.0000%        10.85
----------------------------------------------------------------------------------------------------------------------
               (Not
    J        Offered)     $     2,805,383         0.25%        2.52%        Fixed Rate         6.0000%        11.22
----------------------------------------------------------------------------------------------------------------------
               (Not
    K        Offered)     $    28,053,840         2.52%          N/A        Fixed Rate         6.0000%        13.06
----------------------------------------------------------------------------------------------------------------------

---------  -------------------

                PRINCIPAL
  CLASS         WINDOW(4)
---------  -------------------
------------------------------
   A-2      7/20/02-10/20/03
------------------------------
   A-3      10/20/03-12/20/06
------------------------------
   A-4      12/20/06-10/20/08
------------------------------
  A-1C      12/20/99-1/20/08
------------------------------
  A-2C      1/20/08-10/20/08
------------------------------
    X              N/A
------------------------------
    B       10/20/08-11/20/08
------------------------------
    C       11/20/08-1/20/09
------------------------------
    D        1/20/09-2/20/09
------------------------------
------------------------------
   A-1      12/20/99-7/20/02
------------------------------
    E        2/20/09-2/20/09
------------------------------
    F        2/20/09-5/20/09
------------------------------
    G       5/20/09-10/20/09
------------------------------
    H       10/20/09-2/20/11
------------------------------
    J        2/20/11-2/20/11
------------------------------
    K        2/20/11-2/20/14
------------------------------

(1) Ratings shown are those of DCR, S&P and Fitch, respectively.
(2) As of the Delivery Date. Subject to a variance of plus or minus 5%.
(3) The Pass-Through Rate for any Class A-3, Class A-4, Class A-2C and Class B Certificate on any Distribution Date will not exceed the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. The rate shown in the "Pass-Through Rate as of Delivery Date" column is the Pass-Through Rate as of the Delivery Date for such Classes. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(4) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). The calculations assumed no prepayments on the Mortgage Loans, except that 6% CPR was assumed in the case of the Portfolio Mortgage Loans after the expiration of the applicable Lock-Out Period, if any.
(5) Notional Amount.

(6) The Pass-Through Rate for the Class X Certificates for any Distribution Date will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans, over (b) the weighted average of the Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates for such Distribution Date. The rate shown in the "Pass-Through Rate as of Delivery Date" column is the Pass-Through Rate as of the Delivery Date for the Class X Certificates. See "Description of the
    Certificate -- Pass-Through Rates" in this prospectus supplement.
(7) The Pass-Through Rate for any Class C and Class D Certificate will, in general, equal the weighted average of the interest rates (net of the fee rates payable to the Master Servicer, the Special Servicer and the Trustee) borne by the mortgage loans. The rate shown in the "Pass-Through Rate as of Delivery Date" column is the Pass-Through Rate as of the Delivery Date for the Class C and Class D Certificates.

     Below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date. All weighted averages set forth below are based on the respective Cut-off Date Balances (as defined herein) of the Mortgage Loans. Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                   (APPROXIMATE)
---------------                                --------------------
Initial Pool Balance.........................     $1,115,186,748
Number of Mortgage Loans.....................                330
Number of Mortgaged Properties...............                353
Average Cut-off Date Balance.................     $    3,379,354
Weighted Average Mortgage Rate...............              7.804%
Weighted Average Remaining Lock-Out Period...                 44months
Weighted Average Remaining Term to
  Maturity...................................                 93months
Weighted Average Underwriting Debt Service
  Coverage Ratio.............................               1.38x
Weighted Average Cut-off Date Loan-to-Value
  Ratio......................................               67.4%

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     NationsLink Funding Corporation. The Depositor, a Delaware corporation, is a subsidiary of the Mortgage Loan Seller. The Depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" and "Method of Distribution" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE

     Norwest Bank Minnesota, National Association. The Trustee will also act as REMIC Administrator. See "Description of the Certificates -- The Trustee" in this prospectus supplement.

MASTER SERVICER AND SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC, a Delaware limited liability company formerly known as Banc One Mortgage Capital Markets, LLC. See "Servicing of the Mortgage Loans -- The Master Servicer and the Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America, N.A. (the "Mortgage Loan Seller"). The Mortgage Loan Seller is a national banking association. The Mortgage Loan Seller is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. The Mortgage Loan Seller maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" in this prospectus supplement.

CUT-OFF DATE

     November 10, 1999.

ORIGINAL CUT-OFF DATE

     August 1, 1999.

TRUST FORMATION DATE

     August 17, 1999.

DELIVERY DATE

     On or about November 23, 1999.

RECORD DATE

     With respect to each Class of Offered Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE

     The 20th day of each month or, if any such 20th day is not a business day, the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in December 1999.

DETERMINATION DATE

     The 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day.

COLLECTION PERIOD

     With respect to any Distribution Date, the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Determination Date in November 1999 and end on the Determination Date in December 1999.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans (the "Mortgage Pool") consists of 154 conventional, multifamily and commercial mortgage loans originated prior to the Merger by Bank of America, N.A. (formerly known as NationsBank, N.A.) or its conduit participants (the "Conduit Mortgage Loans") representing 46.7% of the Mortgage Pool and 176 conventional, multifamily and commercial mortgage loans originated prior to the Merger by Bank of America NT&SA (or predecessor institutions) (the "Portfolio Mortgage Loans"; together with the Conduit Loans, the "Mortgage Loans") representing 53.3% of the Mortgage Pool. The Mortgage Loans have an aggregate Cut-off Date Balance of approximately $1,115,186,748 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 176 Portfolio Mortgage Loans, which collectively represent approximately 53.3% of the Initial Pool Balance. Loan Group 1 will consist of the remaining 154 Mortgage Loans, which collectively represent approximately 46.7% of the Initial Pool Balance. Payments of principal on the Mortgage Loans in Loan Group 2 will be paid first to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, sequentially, until the Certificate Balance of each such Class is reduced to zero. All remaining payments in respect of principal (including Balloon Payments and unscheduled payments of principal on the Mortgage Loans in Loan Group 1 and scheduled payments (other than Balloon Payments on the Mortgage Loans in Loan Group 2) of principal on all Mortgage Loans) will be paid sequentially to each Class of Certificates as and to the extent described in this prospectus supplement. See "Description of the Certificates -- Distributions."

     All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $317,179 to $25,919,852, and the average Cut-off Date Balance is $3,379,354.

     As of the Cut-off Date, the Mortgage Loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of Mortgage Rates..................  6.348% per annum to 10.375% per annum
Weighted Average Mortgage Rate...........  7.804% per annum
Range of Remaining Terms to Stated
  Maturity...............................  3 months to 171 months
Weighted Average Remaining Term to Stated
  Maturity...............................  93 months
Range of Remaining Amortization Terms....  33 months to 354 months
Weighted Average Remaining Amortization
  Term...................................  283 months
Range of Cut-off Date Loan-to-Value
  Ratios.................................  21.9% to 82.0%
Weighted Average Cut-off Date
  Loan-to-Value Ratio....................  67.4%
Range of Maturity Date Loan-to-Value
  Ratios of Balloon Loans................  19.1% to 80.4%
Weighted Average Maturity Date Loan-to-
  Value Ratio of Balloon Loans...........  58.38%
Range of Underwriting Debt Service
  Coverage Ratios........................  1.10x to 4.88x
Weighted Average Underwriting Debt
  Service Coverage Ratio.................  1.38x

     "Cut-off Date Loan-to-Value Ratio," "Maturity Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are each defined in Annex A to this prospectus supplement.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
California..................................................     132           35.8%
Nevada......................................................      27           10.6
Washington..................................................      37           10.4
Florida.....................................................      16            8.1
Arizona.....................................................      27            5.5

     The remaining Mortgaged Properties are located throughout 26 other states, with no more than 5.4% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     Set forth below are the number of Mortgaged Properties, and the approximate percentage of the Initial Pool Balance secured by such Mortgaged Properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES    BALANCE(1)
                                                              ----------   -------------
Multifamily.................................................     110           32.1%
Retail......................................................      80           26.2
Industrial..................................................      63           13.5
Office......................................................      42           13.2
Health Care.................................................      13            5.3
Mobile Home.................................................      13            3.2
Mini Storage................................................      19            2.7
Special Purpose.............................................      10            2.5
Hotel.......................................................       2            0.8
Mixed Use...................................................       1            0.3

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On the Trust Formation Date, the Mortgage Loan Seller, at the direction of the Depositor, transferred all of the Conduit Mortgage Loans and all of the Portfolio Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). In connection with such transfer, the Mortgage Loan Seller made certain representations and warranties regarding the characteristics of the Mortgage Loans so transferred by the Mortgage Loan Seller. As described in more detail later in this prospectus supplement, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to its Mortgage Loans or repurchase the affected Mortgage Loan. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loan; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus supplement.

     The Mortgage Loan Seller has sold its respective Mortgage Loans without recourse and will have no obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or replace Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The Master Servicer and, if circumstances require, the Special Servicer, will service and administer the Mortgage Loans pursuant to the Pooling Agreement (as defined below). See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the Master Servicer (including Master Servicing Fees) and the Special Servicer (including Standby Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage
Loans -- Servicing and Other Compensation and Payment of Expenses".

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering nine classes of Commercial Mortgage Pass-Through Certificates (collectively, the "Offered Certificates") as part of Series 1999-2, namely the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class X, Class B, Class C and Class D Certificates. As of the Delivery Date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate (the "Pass-Through Rate") indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the Offered Certificates (including the Class X Certificates) will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 1999-2 consists of a total of twenty-one classes of Certificates, the following twelve of which are not being offered through this prospectus supplement and the accompanying prospectus: Class A-1, Class E, Class F, Class G, Class H, Class J, Class K, Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV (collectively, the "Non-Offered Certificates"). The Pass-Through Rates applicable to each of the Class A-1, Class E, Class F, Class G, Class H, Class J and Class K Certificates for each Distribution Date are set forth on page S-70 hereof. None of the Class R-I, Class R-II, Class R-III, Class R-IIIU or Class R-IV Certificates (the "REMIC Residual Certificates") will have a Certificate Balance or a Notional Amount.

     The Offered Certificates and the Non-Offered Certificates will represent beneficial ownership interests in a trust created by NationsLink Funding Corporation. The trust's assets will primarily be 330 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

     The notional amount of the Class X Certificates will generally be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (the "Sequential Pay Certificates") outstanding from time to time. The notional amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal.

     The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate, over (2) the weighted average of the Pass-Through Rates applicable to all the Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date). The Pass-Through Rate on the Class X Certificates will be calculated without regard to any modification of the terms of any Mortgage Loan subsequent to the Trust Formation Date.

     See "Description of the Certificates -- Pass-Through Rates" and "-- Distributions" in this prospectus supplement.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans (but excluding Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. The Available Distribution Amount for either Loan Group for any Distribution Date generally is the total of all such payments or other collections on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date. The "Portfolio Senior Certificate Principal Distribution Amount" will be, with respect to Loan Group 2 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds, and REO Income on the Mortgage Loans in Loan Group 2. See "Description of the
Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A and Class X: Concurrently, from the Available Distribution Amount, pro rata, to interest on the Class A-1C, Class A-2C, Class A-1, Class A-2, Class A-3, Class A-4 and Class X Certificates.

     Second, Class A: Sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Portfolio Senior Certificate Principal Distribution Amount, until each such class is reduced to zero.

     Third, Class A: Sequentially, to the Class A-1C, Class A-2C, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order and without regard to Loan Group, the remaining funds available for distribution of principal, until each such class is reduced to zero.

     Fourth, Class A: To reimburse the Class A-1C, Class A-2C, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fifth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Sixth, Class C: To Class C in a manner analogous to the Class B allocations of the fifth step.

     Seventh, Class D: To Class D in a manner analogous to the Class B allocations of the fifth step.

     Finally, Class E, Class F, Class G, Class H, Class J, Class K, Class R-I, Class R-II, Class R-III, Class R-IIIU and Class R-IV: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second and Third above, in the aggregate, will be made pro rata among the Class A-1C, Class A-2C, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates when the Certificate Balances of the Subordinate Certificates have been reduced to zero and in any event on the final Distribution Date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each Class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement. If you invest in the Class X Certificates, you will not be entitled to distributions of principal on the Class X Certificates.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular Collection Period will be allocated to one or more of the classes of Offered Certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order. No principal payments or loan losses will be allocated to the Class X Certificates. However, the Notional Amount on the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of Certificates, the principal balances of which correspond to the Notional Amount of the Class X Certificates.

(FLOW CHART)

                  Class A Certificates, Class X Certificates*
                                        |
                              Class B Certificates
                                        |
                              Class C Certificates
                                        |
                              Class D Certificates
                                        |
      Class E, Class F, Class G, Class H, Class J and Class K Certificates

     *The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the Master Servicer or Special Servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the Master
            Servicer or the Trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The Master Servicer is required to advance (each, a "P&I Advance") delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a loan's regular interest rate. The Master Servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee and the Special Servicer's standby fee.

  B. Property Protection Advances

     The Master Servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Servicing Advances," and collectively with P&I Advances, "Advances").

  C. Interest on Advances

     The Master Servicer and the Trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class X Certificates will be offered in minimum denominations of $1,000,000 initial notional amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of Offered Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, the Master Servicer or any holder or holders (other than the Depositor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust and early retirement of the then-outstanding Certificates, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the
Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     An election will be made to treat a portion of the Trust as five separate REMICs -- REMIC I, REMIC II, REMIC III, REMIC IIIU and REMIC IV -- for federal income tax purposes. In the opinion of counsel, such portion of the Trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

          - Each class of Offered Certificates will constitute "regular interests" in one of the REMICs.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income thereon in accordance with the accrual method of accounting.

          - The Class X Certificates will, and one or more other classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Depositor expects that the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class X Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     THE CLASS B, CLASS C AND CLASS D CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER
SECTION III OF U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class X and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as those certificates are rated in one of the two highest rating categories by one or more rating agencies. The other classes of Offered Certificates will not constitute "mortgage related securities" within the meaning of SMMEA.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from DCR, S&P and Fitch (together, the "Rating Agencies"):

                                                              DCR   S&P   FITCH
                                                              ---   ---   -----
Class A-2...................................................  AAA   AAA    AAA
Class A-3...................................................  AAA   AAA    AAA
Class A-4...................................................  AAA   AAA    AAA
Class A-1C..................................................  AAA   AAA    AAA
Class A-2C..................................................  AAA   AAA    AAA
Class X.....................................................  AAA   AAAr   AAA
Class B.....................................................   AA    AA     AA
Class C.....................................................    A     A      A
Class D.....................................................  BBB   BBB    BBB

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates. In this regard, we note that S&P considered the claims-paying ratings of the Environmental Insurer in assigning its ratings to the Offered Certificates; accordingly, the downgrade, withdrawal or qualification of the ratings applicable to the Environmental Insurer could have a corresponding effect upon the ratings assigned to one or more classes of the Offered Certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the Pooling Agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The Special Servicer or an affiliate has purchased certain of the Non-Offered Certificates (including the Controlling Class discussed in this prospectus supplement under "Servicing of the Mortgage Loans -- General"). This could cause a conflict between the Special Servicer's duties to the Trust under the Pooling Agreement and its interest as a holder of a certificate. However, the Pooling Agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the Master Servicer, the Special Servicer or any affiliate of the Special Servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

YIELD CONSIDERATIONS

     The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

          - the Pass-Through Rate for such certificate;

          - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance or Notional Amount of the class of certificates to which such certificate belongs;

          - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the Certificate Balance or Notional Amount of, the class of certificates to which such certificate belongs;

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the class of certificates to which such certificate belongs; and

          - the extent to which Prepayment Premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     The yield to investors in the Class A-2, Class A-3 and Class A-4 Certificates will be sensitive to the rate and timing of receipt of principal in respect of the Portfolio Mortgage Loans, and the yield to investors in the Class A-1C and Class A-2C Certificates will be sensitive to the rate and timing of receipt of principal in respect of the Conduit Mortgage Loans.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. Because the Notional Amount of the Class X Certificates is equal to the aggregate of the Certificate Balances of the Sequential Pay Certificates outstanding from time to time, any payment of principal in respect of any Mortgage Loan that is applied in reduction of the Certificate Balance of any class of Sequential Pay Certificates will reduce such Notional Amount.

     In general, in the case of the Class X Certificates and any other class of offered certificates purchased at a premium, if principal payments on the Mortgage Loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any class of offered certificates purchased at a discount, if principal payments on the Mortgage Loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment Premiums, even if available and distributable on the Class X Certificates or other classes of offered certificates, may not be sufficient to offset fully any loss in yield on such class or classes of certificates attributable to the related prepayments of the Mortgage Loans.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Certificate Balances of the certificates with principal balances, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a Prepayment Premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

        - the terms of the mortgage loans;

        - the length of any prepayment lockout period;

        - the level of prevailing interest rates;

        - the availability of mortgage credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if the Mortgage Loan Seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

        - the aggregate amount of distributions on the offered certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related P&I Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for your certificates. While the Underwriter currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

YEAR 2000 DISRUPTIONS

     Servicers and Trustee. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The issue presented by the "year 2000 problem" is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the resulting disruptions in the collection or distribution of receipts or the mortgage loans could materially and adversely affect your investment.

     DTC. With respect to year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and interest payments, to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations, through which Certificateholders will hold their Certificates, as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (1) impress upon them the importance of these services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC has stated that it is in the process of developing these contingency plans as it deems appropriate.

     If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, payment to Certificateholders could be delayed or otherwise adversely affected.

     The forward-looking statements contained in this Year 2000 discussion should be read in conjunction with the continuing statement included in the fourth italicized paragraph on page S-18 of this prospectus supplement.

                      RISKS RELATED TO THE MORTGAGE LOANS

NATURE OF THE MORTGAGED PROPERTIES

     The Mortgaged Properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because multifamily and commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project.

     A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

          - the age, design and construction quality of the property;

          - perceptions regarding the safety, convenience and attractiveness of the property;

          - the proximity and attractiveness of competing properties;

          - the adequacy of the property's management and maintenance;

          - increases in operating expenses;

          - an increase in the capital expenditures needed to maintain the property or make improvements;

          - a decline in the financial condition of a major tenant;

          - an increase in vacancy rates; and

          - a decline in rental rates as leases are renewed or entered into with new tenants.

     Operation of a multifamily or commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as the imposition of rent control or stabilization laws in the case of multifamily rental properties, changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such lower rates would adversely affect borrower's funds from operations. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Tenant Matters" herein.

     Commercial properties represent security for 64.7% of the Initial Pool Balance. Lending on commercial properties is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Senior Housing/Health Care Properties", "-- Risks Particular to Hotels",
"-- Risks Particular to Office Properties", "-- Risks Particular to Mobile Home Park Properties" and "-- Risks Particular to Mini-Storage Facilities" below.

SEASONING OF THE PORTFOLIO MORTGAGE LOANS

     Many of the Portfolio Mortgage Loans are "seasoned" mortgage loans, having been outstanding between 12 months and 296 months. The weighted average time that the term Portfolio Mortgage Loans have been outstanding is 44 months. While seasoned mortgage loans have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example:

        - property values and the surrounding neighborhood may have changed dramatically since origination;

        - for most properties, no recent site inspections have been conducted to verify the condition of the mortgaged property;

        - origination standards may have been significantly different;

        - the market for any related businesses may have changed significantly from the time the mortgage loan was originated;

        - the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be significantly different than at origination, and debt service coverage ratios and tests established at origination may no longer by meaningful.

     Among other things, such factors make it difficult to estimate the current value on the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

     Further, some of the mortgage loans have experienced delinquencies, or been modified, since origination and accordingly have not been current during the full seasoning term.

MANAGEMENT

     The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates/business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

     There are 36 groups of Mortgaged Properties that have the same or related management. No such group represents security for more than 3.9% of the Initial Pool Balance.

BALLOON PAYMENTS

     Three hundred nine of the Mortgage Loans, which represent 95.4% of the Initial Pool Balance, will have substantial payments (that is, Balloon Payments) due at their respective stated maturities, in each case unless the Mortgage Loan is previously prepaid. One hundred fifty of the Balloon Loans, representing in the aggregate 45.7% of the Initial Pool Balance, will have Balloon Payments due during the period from January 2008 through May 2009.

     Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

          - the level of available mortgage rates;

          - the fair market value of the property;

          - the borrower's equity in the related property;

          - the financial condition of the borrower and operating history of the property;

          - tax laws;

          - prevailing economic conditions; and

          - the availability of credit for multifamily or commercial properties, as the case may be.

     See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" and "-- Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

RISKS PARTICULAR TO MULTIFAMILY PROPERTIES

     Multifamily properties secure 98 of the Mortgage Loans, representing 32.1% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a multifamily property, including:

          - the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

          - the location of the property (e.g., a change in the neighborhood over time);

          - the ability and willingness of management to provide adequate maintenance and insurance;

          - the types of services the property provides;

          - the property's reputation;

          - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          - the presence of competing properties;

          - adverse local or national economic conditions; and

          - state and local regulations.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 76 of the Mortgage Loans, representing 26.5% of the Initial Pool Balance.

     Several factors may adversely affect the value and successful operation of a retail property, including:

          - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

          - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

          - the quality and philosophy of management;

          - the attractiveness of the property to tenants and their customers or clients;

          - the public perception of the safety of customers at shopping malls and shopping centers; and

          - the need to make major repairs or improvements to satisfy the needs of major tenants.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

     Rite Aid Exposure. During the past several months, it has been reported that Rite Aid Corporation ("Rite Aid") has experienced earnings shortfalls and declining credit ratings, and become the subject of allegations of wrongdoing. Five of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, have Rite Aid as a significant tenant. Only one such Mortgage Loan, representing approximately 0.3% of the Initial Pool Balance, has Rite Aid as the sole tenant. With respect to these five loans (Loan Nos. 51019, 51327, 51484, 51516 and 3051141), the Mortgage Loan Seller has agreed to indemnify the Trust for the benefit of the holders of the Offered Certificates, per their respective entitlements, if any (as determined as described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement), for any Prepayment Premiums due, but not received, in the event of a payment default relating to Rite Aid under any of such Mortgage Loans. The total amount of this indemnification is limited to 10% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date.

RISKS PARTICULAR TO SENIOR HOUSING/HEALTH CARE PROPERTIES

     Properties operated as skilled nursing facilities or assisted living facilities secure 13 of the Mortgage Loans, which represent approximately 5.3% of the Initial Pool Balance. Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. To the extent dependent on patients whose fees are reimbursed by private insurers, such providers are also subject to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs.

     The failure of any such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing). A failure to be licensed also could bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot assure you that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses. Such party may have to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

     Nursing facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under considera-tion various proposals for national health care reform that could further limit those payments. Accordingly, we cannot predict whether payments under government reimbursement programs will be sufficient to fully reimburse the cost of caring for program beneficiaries. Any such insufficiency could adversely affect the net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 42 of the Mortgage Loans, representing approximately 13.2% of the Initial Pool Balance.

     A large number of factors may adversely affect the value of office properties, including:

         - the quality of an office building's tenants;

         - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

         - the desirability of the area as a business location; and

         - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 2 of the Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

         - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

         - the construction of competing hotels or resorts;

         - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

         - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

         - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

RISKS PARTICULAR TO MOBILE HOME PARK PROPERTIES

     Mobile home park properties ("Mobile Home Properties") secure 13 of the Mortgage Loans representing 3.2% of the Initial Pool Balance. Significant factors determining the value of Mobile Home Properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the Mobile Home Properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home Properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

RISKS PARTICULAR TO MINI-STORAGE FACILITIES

     Properties operated as mini-storage facilities secure 18 of the Mortgage Loans, representing security for approximately 2.7% of the Initial Pool Balance. Mini-storage (or self-storage) properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of mini-storage facilities to alternative uses generally requires substantial capital expenditures. Thus, if the operation of any of the mini-storage Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that mini-storage Mortgaged Property may be substantially less, relative to the amount owning on the Mortgage Loan, than would be the case if the mini-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a Mortgaged Property included an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties. We cannot assure you that all of the units included in the mini-storage Mortgaged Properties are free from hazardous substances, or that they will remain so in the future.

RISKS OF SUBORDINATE FINANCING

     The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed.

     Conduit Mortgage Loans. None of the Mortgaged Properties relating to Conduit Mortgage Loans are encumbered by secured subordinated debt. Although the Conduit Mortgage Loans generally either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Portfolio Mortgage Loans. We are aware that 13 of the mortgaged properties relating to the Portfolio Mortgage Loans, representing 3.6% of the Initial Pool Balance, were encumbered by subordinate debt as of the Cut-off Date. However, several of the Portfolio Mortgage Loans do not prohibit the related mortgagor from incurring subordinate debt in the future. In addition, one Portfolio Mortgage Loan, representing 0.3% of the Initial Pool Balance, is encumbered by a subordinate mortgage securing the performance of certain guarantee obligations. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

LIMITED RECOURSE

     If a default occurs under any Conduit Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. Even in the case of the Portfolio Mortgage Loans, of which 96.8% (by Cut-off Date principal balance) are recourse loans, and the very limited cases where recourse to a borrower is permitted by the loan documents relating to a Conduit Mortgage Loan, the Depositor has not undertaken an evaluation of the financial condition of such person.

ENVIRONMENTAL CONSIDERATIONS

     Conduit Mortgage Loans. An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged Properties relating to a Conduit Mortgage Loan during or after April 1997. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except such potentially material adverse conditions or circumstances as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" in this prospectus supplement. We cannot assure you, however, that such environmental assessments identified all environmental conditions and risks. Nor can we assure you that all recommended operations and maintenance plans recommended in environmental assessments have been or will continue to be implemented.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has represented and warranted in the Pooling Agreement with respect to each mortgaged property relating to a Portfolio Mortgage Loan that there are no material adverse environmental conditions existing at such mortgaged property at the Trust Formation Date. Any breach of such warranty will result in an obligation to repurchase the affected Portfolio Mortgage Loans, subject to a cure right as described under "-- Representations and Warranties; Repurchases". Although we are not aware of any such material adverse environmental conditions at the Trust Formation Date, we otherwise cannot assure you that no such conditions that would create a cure or repurchase obligation exist. Many of the Portfolio Mortgage Loans are seasoned loans originated during a time when it was not common practice for the originator of such loans to conduct environmental assessments in connection with the origination of mortgage loans.

     With respect to any material adverse conditions arising at such Mortgaged Property after the Trust Formation Date, the Trust Fund will have the limited benefit of an environmental insurance policy as described under Description of the Mortgage Pool -- Portfolio Loan Environmental Policy".

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described under "Description of the Mortgage Pool -- General" herein, the Mortgage Pool includes one set of Cross-Collateralized Mortgage Loans, which represents 3.9% of the Initial Pool Balance. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans (or any such Mortgage Loan with multiple Mortgaged Properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related Mortgaged Properties for certain sets of related Cross-Collateralized Mortgage Loans may be released from the lien of the applicable Mortgage under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     Certain related Cross-Collateralized Mortgage Loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

          (1) such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

          (2) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

          (1) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

          (2) recover payments made under that mortgage loan; or

          (3) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

RELATED PARTIES

     Certain groups of borrowers under the Mortgage Loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on Mortgage Loans representing more than 3.9% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

     In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws" in the accompanying prospectus.

     In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

GEOGRAPHIC CONCENTRATION

     A concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

         - 132 of the Mortgaged Properties, which constitute security for 35.8% of the Initial Pool Balance, are located in California.

         - 27 of the Mortgaged Properties, which constitute security for 10.6% of the Initial Pool Balance, are located in Nevada.

         - 37 of the Mortgaged Properties, which constitute security for 10.4% of the Initial Pool Balance, are located in Washington.

         - 16 of the Mortgaged Properties, which constitute security for 8.1% of the Initial Pool Balance, are located in Florida.

         - 27 of the Mortgaged Properties, which constitute security for 5.5% of the Initial Pool Balance, are located in Arizona.

     No more than 8.6% of Initial Pool Balance is secured by Mortgaged Properties located in any particular county in California.

SEISMIC RISKS

     The mortgaged properties relating to 92 of the Portfolio Mortgage Loans, representing 27.0% of the Initial Pool Balance, are located in California. In general, the Portfolio Mortgage Loans do not require earthquake insurance. Accordingly, the occurrence of an earthquake in California could result in losses for which there would be no insurance or other form of recovery. Seismic evaluations generally were not conducted in connection with the origination of the Portfolio Mortgage Loans. However, the Mortgage Loan Seller has obtained a seismic analysis as described under "Description of the Mortgage Pool -- Certain Underwriting Matters -- Seismic Reviews."

OTHER CONCENTRATIONS

     Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

         - 100 Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance.

         - The largest single Mortgage Loan, by Cut-off Date Balance, represents approximately 2.3% of the Initial Pool Balance, and the largest group of Cross-Collateralized Mortgage Loans, by Cut-off Date Balances, represents in the aggregate approximately 3.9% of the Initial Pool Balance.

         - The ten largest Mortgage Loans, or groups of Cross-Collateralized Mortgage Loans, have Cut-off Date
           Balances that represent in the aggregate approximately 16.0% of the Initial Pool Balance.

CHANGES IN CONCENTRATIONS

     As payments in respect of principal (including payments in the form of voluntary principal prepayments, Liquidation Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, Classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS

     Conduit Mortgage Loans. Approximately 79.5% of the Conduit Mortgage Loans (by Cut-off Date principal balance) generally permit defeasance only, and prohibit any voluntary principal prepayment until two or three months prior to the maturity date of the Mortgage Loan. The remaining approximately 20.5% of the Conduit Mortgage Loans permit voluntary principal prepayments during certain periods only upon the payment of a Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" in this prospectus supplement. Any Prepayment Premiums actually collected on the remaining Conduit Mortgage Loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a Prepayment Premium with such prepayment, will be distributed among the respective Classes of the REMIC Regular Certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any Prepayment Premium.

     Portfolio Mortgage Loans. Most of the Portfolio Mortgage Loans do not effectively prohibit principal prepayments either because they do not contain any prohibition or because the related Lock-Out Period has expired. However, 175 of the Portfolio Mortgage Loans, representing 53.2% of the Initial Pool Balance and 99.8% of the Cut-off Date principal balance of the Portfolio Mortgage Loans, require that any voluntary principal prepayment be accompanied by a Prepayment Premium. The formulas for determining the applicable Prepayment Premium differ widely among the mortgage loans. See "Description of the Mortgage
Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Prepayment Premiums actually collected on the mortgage loans will be distributed as described under "Description of the Certificates -- Distributions -- Prepayment Premiums" in this prospectus supplement.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and
"-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
Certificates -- Termination" in this prospectus supplement.

     Generally. Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     We also note the following with respect to Prepayment Premiums:

         - Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan.

         - The Special Servicer may waive a Prepayment Premium in connection with obtaining a pay-off of a defaulted Mortgage Loan.

         - No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller for a material breach of representation or warranty on the part of the Mortgage Loan Seller or any failure to deliver documentation relating thereto.

         - No Prepayment Premium will be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust.

         - No Prepayment Premium will be payable in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class.

     See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the Certificates -- Termination" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the Trust Fund were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code")), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust Fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders.

LEASEHOLD RISKS

     Six mortgage loans, representing approximately 1.9% of the Initial Pool Balance, are secured primarily by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

ZONING AND BUILDING CODE COMPLIANCE

     The Mortgage Loan Seller has not examined whether the use and operation of the mortgaged properties related to the Portfolio Mortgage Loans were in compliance with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such mortgaged properties at the time such mortgage loans were originated.

LIMITED INFORMATION

     Conduit Mortgage Loans. The information set forth in this prospectus supplement with respect to the Conduit Mortgage Loans is derived principally from one or more of the following sources:

         - A review of the available credit and legal files relating to the Mortgage Loans.

         - Inspections of the Mortgaged Properties related to the Conduit Mortgage Loans undertaken by or on behalf of the Mortgage Loan Seller.

         - Unaudited operating statements for the Mortgaged Properties related to the Conduit Mortgage Loans supplied by the borrowers.

         - Appraisals for the Mortgaged Properties related to the Conduit Mortgage Loans that generally were performed at origination (which appraisals were used in presenting information regarding the values of such Mortgaged Properties as of the Cut-off Date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only).

         - Information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the Conduit Mortgage Loans.

     Also, several Conduit Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. All of the Conduit Mortgage Loans were originated during the preceding 25 months.

     Portfolio Mortgage Loans. The information set forth in this prospectus supplement with respect to the Portfolio Mortgage Loans is derived principally from one or more of the following sources:

         - A partial review of the available credit and legal files relating to the Portfolio Mortgage Loans.

         - Inspections of the Mortgaged Properties related to the Portfolio Mortgage Loans undertaken by or on behalf of the originators of the Portfolio Mortgage Loans, and inspections of a sampling of the mortgaged properties conducted on behalf of the Mortgage Loan Seller.

         - Appraisals of the Mortgaged Properties related to the Portfolio Mortgage Loans that generally were performed at origination or other source documents or information provided by the Mortgage Loan Seller (appraisal values and compilations based on appraisals used in this prospectus supplement are based on such appraisals, documents and/or information).

         - Information supplied by entities from which the Mortgage Loan Seller acquired, or which currently service, certain of the Portfolio Mortgage Loans.

         - Broker price opinions.

     Because many of the Portfolio Mortgage Loans are seasoned loans, the information from many of these sources may be out of date and we cannot assure you that it is accurate or complete with respect to the Portfolio Mortgage Loans as they exist on the date hereof. We note that delinquency data on the Portfolio Mortgage Loans generally has been compiled only since approximately September 30, 1997. In addition, with only very limited exceptions, the Mortgage Loan Seller has not undertaken any inspection or other form of assessment of any Mortgaged Property. In particular, it has made no attempt to determine whether any Mortgaged Property related to the Portfolio Mortgage Loans is in compliance with applicable laws.

     As described in this prospectus supplement under "Representations and Warranties; Repurchases," the Mortgage Loan Seller has made certain representations and warranties about the Portfolio Mortgage Loans. While the Mortgage Loan Seller has no reason to believe that there is breach of representations or warranties with respect to any Portfolio Mortgage Loans, or that information in this prospectus supplement with respect to such mortgage loans is incorrect, a more complete review of mortgage files might have revealed such a breach or inaccuracy. Any material breach of representation or warranty, if not cured by the Mortgage Loan Seller, may require the Mortgage Loan Seller to repurchase the applicable Portfolio Mortgage Loan, having the same impact on certificateholders as a prepayment.

LITIGATION

     Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of 154 conventional, multifamily and commercial mortgage loans originated by NationsBank, N.A. (or its conduit participants) (the "Conduit Mortgage Loans"), representing 46.7% of the Mortgage Pool, and 176 conventional, multifamily and commercial loans originated by Bank of America NT&SA (or its predecessor institutions) (the "Portfolio Mortgage Loans" and, together with the Conduit Mortgage Loans, the "Mortgage Loans"), representing 53.3% of the Mortgage Pool. The Mortgage Loans have an aggregate Cut-off Date Balance of $1,115,186,748 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the prospectus. The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 1 will consist of the Conduit Mortgage Loans, and Loan Group 2 will consist of the Portfolio Mortgage Loans. The Portfolio Senior Certificate Principal Distribution Amount first will be paid sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates until the Certificate Balance of each such Class is reduced to zero.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of November 10, 1999 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (111 Mortgage Loans, representing 35.3% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel, a health care facility, an industrial building, a self storage facility or a theater (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (219 Mortgage Loans, representing 64.7% of the Initial Pool Balance).

     One set of Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. The set of related Cross-Collateralized Mortgage Loans represents 3.9% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     In general, with limited exception, the Conduit Mortgage Loans constitute nonrecourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in the case of the Portfolio Mortgage Loans (which generally do permit recourse to a borrower or a guarantor) and in the case of certain Conduit Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     One hundred thirty-two of the Mortgaged Properties, which constitute security for 35.8% of the Initial Pool Balance, are located in California; 27 of the Mortgaged Properties, which constitute security for 10.6% of the Initial Pool Balance, are located in Nevada; 37 of the Mortgaged Properties, which constitute security for 10.4% of the Initial Pool Balance, are located in Washington; 16 of the Mortgaged Properties, which constitute security for 8.1% of the Initial Pool Balance, are located in Florida; and 27 of the Mortgaged Properties, which constitute security for 5.5% of the Initial Pool Balance, are located in Arizona. The remaining Mortgaged Properties are located throughout 26 other states, with no more than 5.4% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. With the exception of 9 Portfolio Mortgage Loans, representing approximately 4.6% of the Initial Pool Balance, each of the Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date").

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.348% per annum to 10.375% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.804%. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

     One hundred sixty-seven Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 50.7% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). One hundred sixty-three Mortgage Loans (the "30/360 Mortgage Loans"), which represent 49.3% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Recourse. The Conduit Mortgage Loans are generally non-recourse loans, while the Portfolio Mortgage Loans are generally recourse loans.

     Most of the Portfolio Mortgage Loans, representing approximately 96.8% of such Mortgage Loans (by Cut-off Date principal balance) are recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Portfolio Mortgage Loan, the holder thereof may look to other assets of the borrower in addition to the related Mortgaged Property or Properties for satisfaction of any deficiency. Although most of the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken current evaluation of the financial condition of any such person. None of the Portfolio Mortgage Loans (or Conduit Mortgage Loans) is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. Several states have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Master Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Portfolio Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Portfolio Mortgage Loan secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

              RECOURSE TO THE BORROWER -- PORTFOLIO MORTGAGE LOANS

                                                                        % OF       WEIGHTED       WEIGHTED
                                          % OF                         INITIAL     AVERAGE        AVERAGED       WEIGHTED
RECOURSE TO THE          NUMBER OF      MORTGAGE   AGGREGATE CUT-OFF    POOL     UNDERWRITING   CUT-OFF DATE      AVERAGE
BORROWER               MORTGAGE LOANS    LOANS       DATE BALANCE      BALANCE       DSCR        LTV RATIO     MORTGAGE RATE
---------------        --------------   --------   -----------------   -------   ------------   ------------   -------------
Full.................       172           97.7%      $575,377,027        96.8%       1.42           62.9%          8.223%
None.................         3            1.7%        12,827,500         2.2%       1.54           55.8%          8.071%
Partial..............         1            0.6%         5,992,063         1.0%       1.23           64.4%          8.900%
                            ---          -----       ------------       -----        ----           ----           -----
Total/Wtd. Avg. .....       176          100.0%      $594,196,590       100.0%       1.42           62.8%          8.227%
                            ===          =====       ============       =====        ====           ====           =====

     Amortization of Principal. Three hundred nine Mortgage Loans, which represent 95.4% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Twenty-one Mortgage Loans, which represent 4.6% of the Initial Pool Balance, are fully amortizing loans.

     The original term to stated maturity of each Mortgage Loan was between 60 and 355 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 96 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 3 to 171 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 93 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 33 to 354 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 283 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments" in this prospectus supplement.

     Prepayment Provisions. All of the Conduit Mortgage Loans provided as of origination either (a) that voluntary prepayments were prohibited until a period generally two or three months before the final payment date of such Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods for the Conduit Mortgage Loans ranged from 1 month to 168 months, with a weighted average remaining Lock-out Period of 94 months. As of the Cut-off Date, the Open Period for each Conduit Mortgage Loan ranged from 2 months to 7 months prior to stated maturity with a weighted average Open Period of 4 months. Prepayment Premiums on the Conduit Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Conduit Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     Any Lock-Out Periods once applicable to the Portfolio Mortgage Loans have expired. Approximately 9 Portfolio Mortgage Loans have Open Periods that have not expired, which range from 1 to 75 months. Prepayment Premiums, to the extent applicable with respect to Portfolio Mortgage Loans, are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One-hundred thirty nine Conduit Mortgage Loans, representing 39.3% of the Initial Pool Balance and 84.2% of the Cut-off Date principal balance of the Conduit Mortgage Loans, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Trust Formation Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). None of the Portfolio Mortgage Loans provide for defeasance. The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- Risks Related to the Certificates -- Yield Considerations" in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans --

General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it: (1) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) exceeds the applicable threshold amount for such Rating Agency; and (2) shall have provided, at least five days prior to the granting of such waiver or consent, to any majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such majority Certificateholder of the Controlling Class and, in the case of the Master Servicer, with the Special Servicer. See "The Pooling and Servicing
Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     Rancho Palisades Apartments -- Portfolio Mortgage Loan

     The Loan. The Mortgage Loan (the "Rancho Palisades Apartments Loan"), which is secured by the first deed of trust on a garden apartment complex (the "Rancho Palisades Apartments") in Dallas, Texas, represents approximately 2.3% of the Initial Pool Balance. Originated on June 9, 1998, the Rancho Palisades Apartments Loan has a principal balance as of the Cut-off Date of $25,919,852. Rancho Palisades Apartments Loan was made to Rancho Palisades Partners (the "Rancho Palisades Borrower"), a single asset Texas Corporation which is owned by the Frankel Family Trust (84%) and Lakewood Land 5203 (16%).

     The Rancho Palisades Apartments Loan has a remaining term of 104 months and matures on July 1, 2008. The Rancho Palisades Apartments Loan may be prepaid prior to maturity; however a yield maintenance prepayment penalty will be applicable up to the maturity date. The Rancho Palisades Apartments Loan was originated as a ten year loan with a thirty year amortization period.

     Additional terms and escrows for the Rancho Palisades Apartments Loan are set forth in Annex A.

     The Property. The Rancho Palisades Apartments is a 562 unit luxury garden apartment complex with 497,080 total square footage. The subject is situated on
23.9 acres and is improved with twenty-two, three-story garden apartment buildings. The property, built in two phases; Phase I in 1991 and Phase II in 1992, was constructed with a wood frame and stucco exterior with tile covered roofs. Additional improvements include two clubhouse buildings totaling 11,804 square feet that contain a leasing office, business center, basketball half-court, racquetball court, weight room and social room facilities. Both phases have a swimming pool, tennis court, sand volleyball court, drive-through mail port and laundry rooms.

     Recourse Loan. The Rancho Palisades Apartments loan is full recourse to the borrower and Mr. Edward Frankel. Mr. Frankel has been a Bank of America (or its predecessor in interest) customer since 1965.

     Property Management. The Rancho Palisades property is managed by Management Support, an entity affiliated with the borrowing entity through common ownership. The company and its predecessors have over 30 years of property management experience. In the Dallas submarket, Management Support oversees 8 properties totaling 3,249 units. Overall, they manage 5,941 units located in Texas, Arizona and California.

     Operating History

                                                                        PARTIAL YEAR
                                                                        10 MTHS ENDED      ORIGINATOR'S
                                                       1997 ACTUAL   3/31/99, ANNUALIZED   UNDERWRITTEN
                                                       -----------   -------------------   ------------
EGI..................................................  $5,052,651        $5,038,700         $5,038,701
Expenses.............................................   2,238,898         2,226,924          2,423,020
                                                       ----------        ----------         ----------
NOI..................................................  $2,813,753        $2,811,776         $2,615,681
Cash Flow............................................  $2,570,793        $2,811,776         $2,475,181
                                                       ==========        ==========         ==========


Occupancy............................................         NAV                95%             90.33%
DSCR based on NOI....................................        1.38x             1.38x              1.28x
DSCR based on Cash Flow..............................        1.26x             1.38x              1.21x

     Bank of America Regional Headquarters Loan -- Conduit Mortgage Loan

     The Loan. The Mortgage Loan (the "Bank of America Regional Headquarters Loan"), which is secured by a first mortgage encumbering an office building (the "Bank of America Regional Headquarters") in Rancho Cordova, Sacramento County, California, represents approximately 2.2% of the Initial Pool Balance. The subject office building is 100% occupied by Bank of America with a lease maturity date of February 23, 2011. The loan-to-value ratio as of the maturity date is 59.2%. Each of DCR and S&P rates the sole tenant's corporate debt AA-, Moody's rates the sole tenant's corporate debt Aa2, and Fitch rates it AA. Originated on February 23, 1999, the Bank of America Regional Headquarters Loan has a principal balance as of the Cut-off Date of $24,328,468.

     The Bank of America Regional Headquarters Loan was made to BARC, LLC, a single-asset bankruptcy-remote Delaware limited liability company which is owned 100% by YCMC, LLC, an Ohio limited liability company. Ownership of YCMC, LLC consists of the following: the GFW Family Trust (74% and also a borrower principal), C. Frederick Wehba II (10% and also a borrower principal), Chad Wehba (7%), TPF Trust III (5%), Christian F. Wehba 1998 Trust (2%), and Cyle F. Wehba 1998 Trust (2%). Due to loan size, the subject financing includes a non-consolidation opinion, lock box, and an independent director.

     The borrower, BARC, LLC, acquired title to the subject property from the prior developer/landlord (Panattoni-Catlin) through a sale/assignment of the tenant's right to purchase option as contained in the lease. Prior to the assignment of the right to purchase option, the seller carved out an adjacent parcel and recorded a reciprocal easement agreement.

     The Bank of America Regional Headquarters Loan was originated on February 23, 1999 and matures on February 1, 2011. The Bank of America Regional Headquarters Loan may not be prepaid prior to December 1, 2010. The Bank of America Regional Headquarters Loan may be prepaid without a prepayment penalty during the two (2) months preceding the maturity date.

     Additional terms and escrows for the Bank of America Regional Headquarters Loan are set forth in Annex A.

     The Property. The Bank of America Regional Headquarters consists of a single-tenant 187,875 net rentable square foot build-to-suit office headquarters located on 10.94 acres at the southeast corner of Zinfandel Drive and White Rock Road in Rancho Cordova (Unincorporated), Sacramento County, California. The loan term is co-terminus with the twelve-year lease term. The subject improvements include a two-story Class "A" steel frame and concrete tilt-up office building. Construction on the center was completed in late 1997, and has been 100% occupied by the credit tenant ever since. Bank of America utilizes the facility as a regional headquarters, including a customer service, training, commercial banking, community banking, and processing center. The estimated remaining useful life of the facility is 40-45 years.

     Lock Box Account. The lender required a hard lock box for the loan term. The loan is serviced by L.J. Melody, and their agent is BancOne, which has a long-term unsecured debt rating of A+ by S&P. The account was established to capture all rents paid by the tenant and disbursed as follows by the lender: (1) monthly reserve deposit to the tax and insurance reserve account, if applicable;
(2) monthly payment amount to the debt service account for payment of principal & interest; (3) maintenance, repair or replacement reserve account(s), if any, as may be required pursuant to the loan agreement, (4) reimbursement of any amounts expended by the lender to insure that parking requirements under the related lease are complied with, if applicable, (5) any interest accruing at the default rate and late payment charges, if any, (6) provided no Event of Default has occurred and remains uncured, all amounts remaining in the Lockbox Account after deposits for items (1) through (5) shall be paid to or at the written direction of the borrower. While no reserves are currently being collected under the loan, the documents provide for springing reserves in the event of certain defaults by the borrower or under the lease. Consequently, those items have a place in the waterfall even though they may not currently be collected.

     On the first Business Day of each month, the agent shall withdraw all funds on deposit in the Lockbox Account from all collections received during the previous calendar month and disburse such funds in the order of priority mentioned in the above paragraph.

     Property Management. The Bank of America Regional Headquarters is managed by BFG Management Co., an affiliate of the borrower, which reportedly has 17 commercial properties and approximately 1,400,000 square feet under management.

     Operating History

                                                              APPRAISER'S   ORIGINATOR'S
                                                               ESTIMATE     UNDERWRITTEN
                                                              -----------   ------------
EGI.........................................................  $4,099,066     $4,099,066
Expenses....................................................  $1,275,855     $1,326,623
                                                              ----------     ----------
NOI.........................................................  $2,823,211     $2,772,443
Cash Flow...................................................  $2,823,211     $2,526,702
                                                              ==========     ==========
Occupancy...................................................        100%           100%
DSCR based on NOI...........................................       1.35x          1.33x
DSCR based on Cash Flow.....................................       1.35x          1.21x

Notes:

- Due to the Bank of America Regional Headquarters' change in lease terms from full service gross to triple net with the subject acquisition, the subject's financial history is not applicable.

- Tenant arranges and pays for all operating expenses directly with local providers, including taxes, insurance, janitorial, repairs & maintenance, roof repair, security, and trash removal. Despite actual lease terms, all market-derived operating expense estimates and their full reimbursement were underwritten to provide a cost estimate to operate the subject building on an on-going basis.

     Indian Hills and The Club Mira Lago Loans -- Conduit Mortgage Loans

     The Loans. The Mortgage Loans (the "Indian Hills Loan" and the "Club Mira Lago Loan"), are each secured by a first deed of trust on an apartment. Indian Hills is located in Las Vegas, Nevada and Club Mira Lago is located in Coral Springs, Florida. Each represents approximately 2.1% and 1.9% of the Initial Pool Balance, respectively. Both loans were originated on December 14, 1998. The Indian Hills Loan and the Club Mira Lago Loan have principal balances as of the Cut-off Date of $23,032,935 and $20,689,929 respectively. The Indian Hills Loan was made to Indian Hills, LLC and the Club Mira Lago Loan was made to Olen Residential Realty Encumbrance I Corp. Indian Hills, LLC is a single asset Nevada limited liability company and Olen Residential Realty Encumbrance I Corp is a single asset Florida corporation. Each is owned 100% by Olen Properties, Inc. Seller's counsel has provided both a satisfactory non-consolidation opinion and an opinion that the Borrower is a bankruptcy remote, special purpose entity with an independent director. The Indian Hills Loan and the Club Mira Lago Loan are cross-collateralized and cross-defaulted with each other.

     The Indian Hills Loan and the Club Mira Lago Loan have remaining terms of 110 months and mature on January 1, 2009. The Indian Hills Loan and the Club Mira Lago Loan may not be prepaid prior to, and including, October 1, 2008. However, the Indian Hills Loan and the Club Mira Lago Loan are subject to Defeasance with United States Treasury obligations beginning two years from the Trust Formation Date. The Indian Hills Loan and the Club Mira Lago Loan may be prepaid without the payment of a prepayment penalty during the three (3) months preceding the maturity date.

     Additional terms and escrows for Indian Hills Loan and the Club Mira Lago Loan are set forth in Annex A.

     The Properties. The property securing the Indian Hills Loan is a 484 unit apartment complex on 23 acres. It is located at 4550 Sahara Avenue in Las Vegas, Nevada which is about a mile west of the gambling strip. The tenant base at the property is over 70% professional or retiree with no concentration for any single employer. The complex was built in 1988. It consists of a building containing the club house and leasing office along with 60 buildings containing 192 one bedroom and 292 two bedroom apartment units. There are 436,620 net rentable square feet ("NRSF") with 484 covered parking spaces and 360 non-covered parking spaces. Project amenities include 3 swimming pools, 1 fitness centers, 2 lighted tennis courts, a full size basketball court, and picnic facilities. The units are large and have a full amenity package including full size washer/dryers, roman size bathtubs, microwaves, fireplaces in selected units, security systems, ceiling fans and patios or balconies.

     The property securing the Club Mira Lago Loan is a 304 unit apartment complex located in the southwestern portion of Coral Springs, Florida. Coral Springs is a bedroom community for Fort Lauderdale and Miami. Club Mira Lago was built in 1996. It consists of a building containing the club house and leasing office along with 26 buildings containing 16 one bedroom, 192 two bedroom and 96 three bedroom apartment units. The subject contains 377,440 NRSF on 15.69 acres with 600 open parking spaces. Project amenities include beach/boating access on a small lake, a swimming pool, clubhouse, fitness center, recreation room, and a recreation area of 2.73 acres containing 2 lighted tennis courts, a sand volley ball pit, a full basketball court, barbecue grills and picnic facilities. The units are spacious and have a full amenity package including full size washer/dryers, Roman size bathtubs, microwaves, ceiling fans, security systems, walk-in closets, and patios or balconies.

     Property Management. Both properties are managed by the Olen Properties, Corp. ("Olen Properties"), an entity that is affiliated to the borrowing entity through common ownership. Olen Properties owns Olen Residential Realty Corp which owns the Indian Hills borrower and the Club Mira Lago borrower. Olen Properties manages a total of 8,247 units in 28 apartment communities located in either Las Vegas, the Coral Springs vicinity of Florida or San Bernardino, California. Within Las Vegas alone, Olen Properties manages 17 communities comprising a total of 5,749 units. Olen Properties also manages 11 communities comprising 2,498 units in the Coral Springs vicinity of east Florida and one project in San Bernardino, California. Other managed properties include 3 million square feet of office and industrial space in Orange County, California. Olen Properties is not a third-party fee based management company and only exists to exclusively manage company owned real estate.

     Operating History-Indian Hills

                                                                1997         1998      ORIGINATOR'S
                                                               ACTUAL       ACTUAL     UNDERWRITTEN
                                                             ----------   ----------   ------------
EGI........................................................  $3,758,660   $3,971,327    $3,881,610
Expenses...................................................   1,126,957    1,124,968     1,282,662
                                                             ----------   ----------    ----------
NOI........................................................  $2,631,703   $2,846,359    $2,598,948
Cash Flow..................................................  $2,547,783   $2,743,531    $2,462,460
                                                             ==========   ==========    ==========
Occupancy..................................................        91.5%        94.4%         92.5%
DSCR based on NOI..........................................        1.39x        1.50x         1.37x
DSCR based on Cash Flow....................................        1.34x        1.44x         1.30x

     Operating History-The Club Mira Lago

                                                                1997         1998      ORIGINATOR'S
                                                               ACTUAL       ACTUAL     UNDERWRITTEN
                                                             ----------   ----------   ------------
EGI........................................................  $2,798,507   $3,774,827    $3,635,863
Expenses...................................................     885,719    1,122,659     1,394,407
                                                             ----------   ----------    ----------
NOI........................................................  $1,912,788   $2,652,168    $2,241,456
Cash Flow..................................................  $1,857,133   $2,582,838    $2,165,456
                                                             ==========   ==========    ==========
Occupancy..................................................        68.9%        93.1%         92.0%
DSCR based on NOI..........................................        1.12x        1.55x         1.31x
DSCR based on Cash Flow....................................        1.09x        1.51x         1.27x

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. As of the Cut-off Date, no Mortgage Loan will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 296 months prior to the Cut-off Date.

     Tenant Matters. One hundred fifty-two of the retail, office and industrial Mortgaged Properties, which represent security for 44.3% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The largest four concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.4%, 2.3%, 2.2%, and 2.0%, of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial

Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases. Six Mortgage Loans, which represent 1.9% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing

     Conduit Mortgage Loans. None of the Mortgaged Properties relating to Conduit Mortgage Loans are encumbered by secured subordinated debt. The Conduit Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property.

     Portfolio Mortgage Loans. We are aware that 13 of the mortgaged properties relating to the Portfolio Mortgage Loans, representing security for 3.6% of the Initial Pool Balance, are presently encumbered by subordinate debt. In addition, one Portfolio Mortgage Loan, representing 0.3% of the Initial Pool Balance, is encumbered by a subordinate mortgage securing the performance of certain guarantee obligations. However, several of the Portfolio Mortgage Loans do not prohibit the related mortgagor from incurring such subordinate debt in the future.

     Generally. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Health Care Properties. Thirteen Mortgage Loans, which represent 5.3% of the Initial Pool Balance, are secured by liens on health care properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

     Lender/Borrower Relationships. The Mortgage Loan Seller or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments

     Conduit Mortgage Loans. Each of the Mortgaged Properties related to a Conduit Mortgage Loan was subject to an environmental site assessment consisting of a "Phase I" or, in the case of certain Conduit Mortgage Loans having an initial principal balance under $1,000,000, a transaction screen or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, during or after June 1997. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except the potentially materially adverse conditions or circumstances as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in third-party clean-up agreements or the related Mortgage Loan documents.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has represented and warranted in the Pooling Agreement with respect to each Mortgaged Property relating to a Portfolio Mortgage Loan that there are no material adverse environmental conditions existing at such Mortgaged Property at the Trust Formation Date. Any breach of such warranty will result in an obligation to repurchase the affected Mortgage Loans, subject to a cure right as described under "-- Representations and Warranties; Repurchases". Although we are not aware of any material adverse environmental conditions with respect to the Portfolio Mortgage Loans, we otherwise cannot assure you that any such conditions do not exist. Some of the Portfolio Mortgage Loans are seasoned loans originated during a time when it was not required to conduct environmental assessments in connection with the origination of mortgage loans. As a result, in such cases no environmental assessments have been conducted.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Trust Formation Date, and will not be obligated to repurchase any Mortgage Loan due to any such condition. However, the Trust Fund will have the benefit of an environmental insurance policy as described under "-- Portfolio Loan Environmental Policy".

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable(i.e., not easily crumbled). In a few instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested for only at Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several

Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In the case of several of the Mortgaged Properties where the environmental site assessment recommended the repair or removal of ACM in poor condition, such repair or removal was not required in the related Mortgage Loan documents. In a few instances where related Mortgage Loan documents required ACM repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The environmental assessments revealed other adverse environmental conditions such as the existence of old or abandoned USTs needing replacement or removal, possible polychlorinated byphenyl materials in equipment on-site, and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. At certain Mortgaged Properties, a leaking UST has been, or is in the process of being, removed and cleanup is being undertaken with state oversight. In at least one such case, response costs are expected to be reimbursed by a state UST cleanup fund.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments

     Conduit Mortgage Loans. Inspections of each of the Mortgaged Properties relating to the Conduit Mortgage Loans were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Conduit Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Conduit Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has inspected, or caused to have been inspected, each of the Mortgaged Properties relating to the Portfolio Mortgage Loans at least once since January 1, 1997. Such inspections were performed by employees or third-party contractors of the Mortgage Loan Seller and did not include all the procedures that would be performed by a licensed engineer. While we cannot assure you that such scope was adequate to identify every possible defect, no such inspection revealed any condition existing at any Mortgaged Property relating to a Portfolio Mortgage Loan which would materially and adversely impair the value of such Mortgaged Property.

     Appraisals and Market Studies

     Conduit Mortgage Loans. An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Conduit Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). Such appraisal or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Portfolio Mortgage Loans. Most of the Portfolio Mortgage Loans are seasoned loans. At the time the Portfolio Mortgage Loans were originated it was the practice of the Mortgage Loan Seller for an independent appraiser or an appraiser then in its employ which, in either case, was either MAI or state certified, to perform an appraisal (or update an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of certain sets of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such sets). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property (except for appraisals conducted with respect to some of the Mortgaged Properties at the time of origination by appraisers then in the employ of Bank of America).

     Seismic Reviews.

     Conduit Mortgage Loans. With respect to any Conduit Mortgage Loan originated in California, a seismic study was performed in connection with the origination of such Conduit Mortgage Loan. Based on such studies, 5 Conduit Mortgage Loans, representing approximately 1.6% of the Initial Pool Balance, can expect at least one event that will cause at least a total property loss greater than 20% of the appraised value over the next 475 years.

     Portfolio Mortgage Loans. The Mortgage Loan Seller has, however, contracted with Risk Management Solutions, Inc. ("RMS") to perform a review of the Portfolio Mortgage Loans.

     RMS conducted an analysis of the potential property and default losses due to earthquakes for Mortgage Loans in the states of California, Oregon, and Washington. From this analysis, RMS concluded that 4 Mortgage Loans representing 1.0% of the pool can expect at least one event that will cause at least a total property loss greater than 20% of the appraised value over the next 475 years. Mobile Home Properties were not included in this analysis.

     The results are based on data provided by the Mortgage Loan Seller and compiled using IRAS(TM) (Insurance and Investment Risk Assessment System), a proprietary RMS computer risk assessment system. The system is based on scientific data, mathematical and empirical models, and the encoded experience of earthquake engineers, structural engineers, geologists, seismologists, and geotechnical specialists. As with any model of complex physical systems, particularly those with low frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic events may differ from the results of simulation analyses. Furthermore, the accuracy of the loss estimations presented above is largely dependent on the accuracy and quality of the information and data supplied to RMS by Bank of America NT&SA.

       Zoning and Building Code Compliance. The Mortgage Loan Seller has examined whether the use and operation of the Mortgaged Properties related to the Conduit Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller has made no such examination of the Mortgaged Properties related to the Portfolio Mortgage Loans. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but the Mortgage Loan Seller does not consider them to be material.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan Seller has determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full,

          (2) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan, or

          (3) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. The Mortgage Loans require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Mortgage Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Conduit Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Conduit Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months (or, in the case of a Mortgaged Property not having an elevator, for at least a six month period).

     In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance.

THE MORTGAGE LOAN SELLER

     The Mortgage Loan Seller is a national banking association. The principal office of the Mortgage Loan Seller is in Charlotte, North Carolina. The Mortgage Loan Seller was formed by the merger on July 23, 1999 of Bank of America, N.A. (known prior to July 5, 1999 as NationsBank, N.A.) and Bank of America NT&SA (the "Merger"). The Mortgage Loan Seller is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning the Mortgage Loan Seller has been provided by the Mortgage Loan Seller. Neither the Depositor nor Banc of America Securities LLC (the "Underwriter") makes any representation or warranty as to the accuracy or completeness of such information.

     The table below reflects accounting losses and recoveries for Bank of America NT&SA's commercial term real estate mortgage portfolio while the assets were recorded as loans. The loans in this pool were selected from this category of loans. The commercial term mortgage portfolio is a subset of a larger real estate category and as such is not separately disclosed. The numbers shown have been extracted from the larger portfolio using methods believed to be accurate.

            BANK OF AMERICA NT&SA COMMERCIAL TERM MORTGAGE PORTFOLIO
                         LOAN LOSS HISTORY (PRE-MERGER)

                                                                LOSS      RECOVERY    NET LOSS
                                                                % OF        % OF        % OF
                                                              PRINCIPAL   PRINCIPAL   PRINCIPAL
YEAR                                                           BALANCE     BALANCE     BALANCE
----                                                          ---------   ---------   ---------
1989........................................................    0.66%       0.82%       (0.16)%
1990........................................................    0.90%       0.28%        0.62%
1991........................................................    0.87%       0.15%        0.72%
1992........................................................    0.55%       0.11%        0.44%
1993........................................................    0.98%       0.35%        0.63%
1994........................................................    0.51%       0.27%        0.25%
1995........................................................    0.46%       0.15%        0.31%
1996........................................................    0.18%       0.11%        0.07%
1997........................................................    0.19%       0.06%        0.12%
1998........................................................    0.03%       0.04%       (0.01)%
3 Year Average..............................................    0.13%       0.07%        0.06%
5 Year Average..............................................    0.27%       0.13%        0.15%
10 Year Average.............................................    0.53%       0.23%        0.30%

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Trust Formation Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) assigned, sold and transferred the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller was required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan so assigned by the Mortgage Loan Seller:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee;

          (2) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (6) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

          (8) in those cases where applicable, the original or a copy of the related ground lease.

     Some or all of the Mortgage Loans were instead transferred to the Trustee by a Delaware business trust wholly owned by the Mortgage Loan Seller (the "NB Owner Trust"). With respect to such Mortgage Loans, the Mortgage Loan Seller has nevertheless made the representations and warranties described below under "-- Representations and Warranties; Repurchases" and, at the direction of such business trust, has been required to deliver the documents listed above.

     The Trustee is required to review the documents delivered thereto by the Mortgage Loan Seller (regardless whether so delivered at the direction of the Depositor or the NB Owner Trust) with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein) and any interest on any Advances. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, then the Mortgage Loan Seller, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The cure/repurchase obligations of the Mortgage Loan Seller will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

     The Pooling Agreement required that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Trust Formation Date at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Conduit Mortgage Loans. In the Pooling Agreement, the Mortgage Loan Seller represented and warranted with respect to the Conduit Mortgage Loans, as of the Trust Formation Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) the information set forth in the schedule of Conduit Mortgage Loans (the "Conduit Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of August 1, 1999 (the "Original Cut-off Date");

          (2) each Mortgage securing a Conduit Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Conduit Mortgage Loan and (e) if such Conduit Mortgage Loan is cross-collateralized with any other Conduit Mortgage Loan, the lien of the Mortgage for such other Conduit Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d), and (e) collectively, "Permitted Encumbrances");

          (3) the Mortgage(s) and Mortgage Note for each Conduit Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Conduit Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Conduit Mortgage Loan was as of the Original Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Conduit Mortgage Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) it has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) all insurance coverage required under each Mortgage securing a Conduit Mortgage Loan is in full force and effect with respect to the related Mortgaged Property;

          (9) at origination, each Conduit Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Conduit Mortgage Loan;

          (10) in connection with or subsequent to the origination of the related Conduit Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Conduit Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Conduit Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan);

          (12) the proceeds of each Conduit Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (13) the terms of the Mortgage Note and Mortgage(s) for each Conduit Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule;

          (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Conduit Mortgage Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

          (15) the related borrower's interest in each Mortgaged Property securing a Conduit Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (16) no Conduit Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and

          (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Conduit Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, the Mortgage Loan Seller has also made representations, among other things, concerning the priority and certain terms of ground leases securing Conduit Mortgage Loans, and certain terms of the mortgage loan documents and other characteristics relating to Mortgaged Properties that are health care facilities. The Mortgage Loan Seller has also represented and warranted, as of the Trust Formation Date, that, immediately prior to the transfer of the Conduit Mortgage Loans to the Trustee, the Mortgage Loan Seller or the NB Owner Trust had good and marketable title to, and was the sole owner of, each Conduit Mortgage Loan and had full right and authority to sell, assign and transfer such Conduit Mortgage Loan. The Mortgage Loan Seller has also represented with respect to each Conduit Mortgage Loan that the related Mortgage File contains an appraisal of the Mortgaged Property, and that such appraisal and the related appraisal satisfy the requirements of Title XI of the Federal Financial Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Conduit Mortgage Loan and such breach materially and adversely affects the value of such Conduit Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Conduit Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Conduit Mortgage

Loan (such possible additional cure period shall not apply on the event of a defect that causes the Conduit Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, including not meeting certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Conduit Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Conduit Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus.

     Portfolio Mortgage Loans. In the Pooling Agreement, the Mortgage Loan Seller represented and warranted with respect to the Portfolio Mortgage Loans, as of the Trust Formation Date or as of such earlier date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) The information set forth in the schedule of Portfolio Mortgage Loans (the "Portfolio Mortgage Loan Schedule") attached to the Pooling Agreement is true and correct in all material respects as of the Original Cut-off Date.

          (2) No Portfolio Mortgage Loan was as of the Original Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period. Such non-delinquent status with respect to principal and/or interest is not due to any advance made by the Mortgage Loan Seller.

          (3) Each Mortgage securing a Portfolio Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of delinquent real estate taxes and assessments or current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record,
     (c) rights of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (d) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect to such Portfolio Mortgage Loan and (e) if such Portfolio Mortgage Loan is cross-collateralized with any other Portfolio Mortgage Loan, the lien of the Mortgage for such other Portfolio Mortgage Loan (the exceptions set forth in the foregoing clauses (a), (b), (c), (d) and (e) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use of the related Mortgaged Property, or the ability of the related borrower to timely pay in full the principal and interest on the Portfolio Mortgage Loan. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in personal property.

          (4) The lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Portfolio Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances. The premiums under such title insurance policy have been paid, and to the Mortgage Loan Seller's actual knowledge, each title insurance policy is in full force and effect and no claims have been made under any title insurance policy.

          (5) To the best of the Mortgage Loan Seller's knowledge, it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note.

          (6) There is no valid offset, defense or counterclaim to any Portfolio Mortgage Loan.

          (7) It has not received actual notice that (a) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (b) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property.

          (8) At origination, each Portfolio Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Portfolio Mortgage Loan.

          (9) The proceeds of each Portfolio Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

          (10) The Mortgage(s) and Mortgage Note for each Portfolio Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Portfolio Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state antideficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles if equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (11) There is no material and adverse environmental condition or circumstance affecting the Mortgaged Property.

          (12) Except as contained in the related Mortgage File, the terms of the Mortgage Note and Mortgage(s) for each Portfolio Mortgage Loan have not been impaired, waived, altered or modified in any material respect.

          (13) Except as identified in the Pooling Agreement, there are no delinquent or unpaid taxes or assessments (including assessments payable in future installments), or other outstanding charges affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage.

          (14) The related borrower's interest in each Mortgaged Property securing a Portfolio Mortgage Loan consist of a fee simple and/or leasehold estate or interest in real property.

          (15) All escrow deposits (including capital improvements and environmental remediation reserves) relating to each Portfolio Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Pooling Agreement, the Mortgage Loan Seller has also made representations concerning, among other things, the priority and certain terms of ground leases securing Portfolio Mortgage Loans, and certain terms of the mortgage loan documents and characteristics of the Mortgaged Properties. The Mortgage Loan Seller has also represented and warranted, as of the Trust Formation Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Portfolio Mortgage Loan and had full right and authority to sell, assign and transfer such Portfolio Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the representations and warranties contained in the Pooling Agreement with respect to any Portfolio Mortgage Loan and such breach materially and adversely affects the value of such Portfolio Mortgage Loan or the interests of Certificateholders therein, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Portfolio Mortgage Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and the Mortgage Loan Seller has commenced and is diligently proceeding to cure such defect or breach within such 90 day period, the Mortgage Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Portfolio Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Portfolio Mortgage Loan not to constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, including not meeting certain Code-specified criteria with respect to required loan-to-value ratio, permissible index or customary prepayment penalties). In the event of discovery of a breach of the representation and warranty with respect to environmental conditions, the Mortgage Loan Seller will similarly have an opportunity to cure such breach. However, the breach will be deemed to have been cured if and only if the Special Servicer (or if the Mortgage Loan Seller shall be the Special Servicer, an independent party designated by the Master Servicer) shall have determined in good faith that (a) the Mortgage Loan Seller has either caused the condition that was the cause of such breach to be eliminated, or has established a reserve for the costs of remediating the condition that was the cause of such breach and has instituted a program which was reasonably expected to remediate such condition within two years after the program was instituted; (b) the estimated cost to cure is less than $5,000,000 and less than 50% of the then-outstanding principal balance of the loan after taking into account the increase in value attributable to any such reserve fund; and (c) retention of such Portfolio Mortgage Loan in the Mortgage Pool would not violate the Servicing Standard. None of the Master Servicer, the Special Servicer or the Trustee will be entitled to interest from the Trust on Advances made by it with respect to such Portfolio Mortgage Loan until any such environmental breach is cured.

     The foregoing cure/repurchase obligation of the Mortgage Loan Seller will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Portfolio Mortgage Loan in connection with a breach of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Portfolio Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller has been made as of the Trust Formation Date or such earlier date specifically provided for in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan due to the breach arising from events subsequent to the date which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted on the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

PORTFOLIO LOAN ENVIRONMENTAL POLICY

     As described above under "Representations and Warranties;
Repurchases -- Portfolio Mortgage Loans," with respect to each Portfolio Mortgage Loan, the Mortgage Loan Seller has represented and warranted that there are no material adverse environmental conditions on the related Mortgaged Properties as of the Trust Formation Date, and except to the extent such condition is covered by the Environmental Policy described below, the repurchase obligation described above (subject to the cure obligation also described above) is the sole remedy available to Certificateholders with respect to any such environmental condition arising on or prior to the Trust Formation Date.

     The Mortgage Loan Seller, in pursuing a cure or following its repurchase of a Portfolio Mortgage Loan with respect to any related Mortgaged Property as to which such an environmental condition arose prior to the

Trust Formation Date, may have the benefit of an environmental insurance policy (the "Environmental Policy") issued by Steadfast Insurance Company (the "Environmental Insurer"). The Trust Fund may also have the benefit of the Environmental Policy with respect to any such environmental condition covered by such Environmental Policy arising prior to or after the Trust Formation Date. If there is a default with respect to the related Mortgage Loan, the Environmental Policy provides coverage for adverse environmental conditions in an amount generally equal to the lesser of the outstanding principal balance of such Mortgage Loan or the estimated cleanup costs. The Environmental Policy is subject to coverage limits of $13,000,000 per occurrence and $130,000,000 in the aggregate. Because each of the Mortgage Loan Seller and the Trustee are named insureds under the Environmental Policy, claims paid to the Mortgage Loan Seller in respect of environmental conditions arising on or prior to the Delivery Date will reduce the remaining coverage available for claims by the Trustee (or the Servicer on its behalf), and vice versa.

     The Environmental Insurer is a member of the Zurich U.S. group of pooled companies, which has been assigned an "A+" rating from A.M. Best.

     The Environmental Policy relates only to Portfolio Mortgage Loans, and provides no coverage in respect of any mortgaged property relating to any Conduit Mortgage Loan.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (1) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower; (2) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (3) the Master Servicer's obligation to make Advances (as defined herein); (4) the Special Servicer's obligation to make Emergency Advances (as defined herein) or to direct the Master Servicer to make Servicing Advances (as defined herein); (5) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; and (6) the servicing of other mortgage loans by the Master Servicer or the Special Servicer, as the case may be.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (1) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;
(2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days; (3) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (4) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (6) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (7) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties; (9) the Special Servicer, the Master Servicer or the Trustee has made three consecutive P&I Advances (exclusive of P&I Advances with respect to Mortgage Loans not delinquent past their grace periods) regardless of reimbursement of such P&I Advances; (10) the Master Servicer has received actual knowledge that the related borrower is experiencing a hardship which will cause an inability to pay the Mortgage Loan or that the related borrower is at imminent risk of default of material terms of the Mortgage Loan; or (11) the related borrower has failed to pay when due any taxes, assessments, water or sewer rents, or other similar charges relating to or assessed against the Mortgaged Property, or upon the interest of the Mortgagee of the Mortgaged Property, which failure has continued unresolved for more than a period of time specified in the Pooling Agreement. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (3), (5),
     (6) and (7) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

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

          (y) with respect to the circumstances described in clause (4) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (8) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard makes a determination that such objection is not in the best interests of the Certificateholders. The Pooling Agreement requires that the approval process for the Asset Status Report not last longer than 60 days after the delivery of such report unless the Special Servicer determines in accordance with the Servicing Standard that a longer period is not inconsistent with the best interests of Certificateholders. Accordingly, if after 60 days (or such longer period) the Asset Status Report has not been approved by the Directing Certificateholder, the Special Servicer shall nevertheless implement the Asset Status Report or take such other actions with respect to the related Mortgage Loan as it deems appropriate in accordance with the Servicing Standard.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class K Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling Agreement, including the Servicing Standard, or the REMIC Provisions.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     ORIX Real Estate Capital Markets, LLC ("ORIX") or an affiliate thereof will act as the master servicer (the "Master Servicer") pursuant to the Pooling Agreement. ORIX is a Delaware limited liability company. ORIX manages a servicing portfolio of commercial and multifamily loans encompassing 10,874 assets with an aggregate principal balance, as of June 30, 1999, of approximately $28.5 billion, the collateral for which is located in 50 states, Puerto Rico, the District of Columbia, Canada, the Dominican Republic and the Virgin Islands. ORIX's servicing operations are located at 1717 Main Street, Dallas, Texas 75201. The Master Servicer will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents to directly service certain of the Mortgage Loans as long as they are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling Agreement. The Master Servicer's principal offices are located at 1717 Main Street, Dallas, Texas 75201.

     ORIX or an affiliate thereof is expected to act as the special servicer (the "Special Servicer") pursuant to the Pooling Agreement. As of June 30, 1999, ORIX served as the named Special Servicer on 63 securitized transactions encompassing 18,039 loans, with an aggregate principal balance of approximately $46.1 billion.

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by ORIX and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (3) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the

Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See " -- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law. The "Master Servicing Fee Rate" will range from .09075% to
 .29075% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of .13956% per annum as of the Cut-off Date. In the event that ORIX shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to Certificateholders. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan other than a Specially-Serviced Mortgage Loan (a "Non-Specially Serviced Mortgage Loan"), in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Non-Specially Serviced Mortgage Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at .020% per annum.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee, and will be payable by the Master Servicer out of its Master Servicing Fees received with respect to such Mortgage Loan (or be advanced if such fees are insufficient). The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general

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be payable with respect to each Corrected Mortgage Loan. As to each Corrected
Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement,
(ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (to the extent such Default Interest and/or late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). With respect to the Portfolio Mortgage Loans sub-serviced by the Mortgage Loan Seller, however, the Mortgage Loan Seller will be entitled to 75% of assumption, modification and extension fees collected and the Master Servicer will be entitled to the remaining 25% of such fees. The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Mortgage Loans (except for Specially Serviced Mortgage Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Mortgage Loan after it has become a

Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will only be required to make Servicing Advances if such a Servicing Advance must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (each such Servicing Advance, an "Emergency Advance"). The Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made as an Emergency Advance thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Servicing Advances other than Emergency Advances will be made by the Master Servicer. However, the Special Servicer is obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties that it fails to timely request the Master Servicer to make. The Special Servicer will, with limited exception as described in the preceding sentence, be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance). The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within five business days of the Master Servicer's receipt of such request.

     If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for one more business day, the Trustee will be required to make such Servicing Advance.

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2000, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's, as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such certificate) and that on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers require it to report, in which case such exceptions and errors shall be so reported.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2000, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (i) with limited exception, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) in the case of substitutions of collateral only, the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates; and

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

In addition, assumptions of Non-Specially Serviced Mortgage Loans will also require the consent of the Special Servicer. Notwithstanding clauses (i) through
(v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Mortgage Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If such Certificateholder(s) has (have) not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Mortgage Loan Seller, the holder of any Certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Mortgage Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Mortgage Loan. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I, REMIC II, REMIC III, REMIC IIIU or REMIC IV to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2000, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000 or greater than or equal to 2% of the then current aggregate principal balance of the Mortgage Pool, at least once every year), provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, as described in the following sentence, the Special Servicer. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and annually thereafter so long as it is a Specially Serviced Mortgage Loan. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor originally issued its Commercial Mortgage Pass-Through Certificates, Series 1999-2 (the "Certificates") on August 17, 1999 (the "Trust Formation Date"), pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Mortgage Loan Seller (the "Original Pooling Agreement"). Interests in the trust established by the Original Pooling Agreement corresponding to the Class A-1 Certificates and the Offered Certificates were issued to the Mortgage Loan Seller in partial consideration for the Mortgage Loans. On October 14, 1999 (the "First Amendment Date"), the Mortgage Loan Seller transferred interests corresponding to the Class A-1 and Class X Certificates to the Depositor, the Depositor transferred such interests to the Trustee in exchange for the Class A-1 and Class X Certificates, and the Original Pooling Agreement was amended and restated in accordance with its terms to enable the issuance of the Class A-1 and Class X Certificates (the Original Pooling Agreement, as so amended and restated, is referred to in this prospectus supplement as the "First Amended Pooling Agreement"). On and as of November 23, 1999 (the "Delivery Date"), the Mortgage Loan Seller will transfer interests corresponding to the Offered Certificates to the Depositor, the Depositor will transfer such interests to the Trustee in exchange for the Offered Certificates, and the First Amended Pooling Agreement will be amended and restated in accordance with its terms to enable the issuance of the Offered Certificates. The First Amended Pooling Agreement, as so amended and restated, is referred to in this prospectus supplement as the "Pooling Agreement".

     The Offered Certificates, together with the Non-Offered Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account (see "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of twenty-one classes (each, a "Class") to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-1C Certificates and the Class A-2C Certificates (collectively, the "Class A Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class K Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and
(iv) the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates, the Class R-IIIU Certificates and the Class R-IV Certificates (collectively, the "REMIC Residual Certificates"). Only the Class X, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class A-1, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the REMIC Residual Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Non-Offered Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Sequential Pay Certificates will have the following Certificate Balances or Notional Amount, as the case may be, (in each case, subject to a variance of plus or minus 5%):

                                         CERTIFICATE        APPROXIMATE PERCENT    APPROXIMATE
                                          BALANCE OR                OF               CREDIT
               CLASS                  NOTIONAL AMOUNT(1)      POOL BALANCE(1)      SUPPORT(1)
               -----                  ------------------    -------------------    -----------
Class A-1...........................    $    167,062,105          14.98%             27.17%
Class A-2...........................    $     84,648,789           7.59%             27.17%
Class A-3...........................    $    232,000,439          20.80%             27.17%
Class A-4...........................    $    110,485,256           9.91%             27.17%
Class A-1C..........................    $    103,960,279           9.32%             27.17%
Class A-2C..........................    $    114,048,463          10.23%             27.17%
Class X.............................    $  1,115,186,747             N/A                N/A
Class B.............................    $     56,107,669           5.03%             22.14%
Class C.............................    $     44,886,135           4.02%             18.11%
Class D.............................    $     67,329,203           6.04%             12.07%
Class E.............................    $     16,832,300           1.51%             10.57%
Class F.............................    $     56,107,669           5.03%              5.53%
Class G.............................    $      8,416,150           0.75%              4.78%
Class H.............................    $     22,443,067           2.01%              2.77%
Class J.............................    $      2,805,383           0.25%              2.52%
Class K.............................    $     28,053,840           2.52%                N/A

---------------------

     (1) As of the Cut-off Date.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and

Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See "-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional amount ("Notional Amount") equal to the aggregate of the Certificate Balances of all of the Classes of Sequential Pay Certificates outstanding from time to time.

     No class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, and Class B Certificates will, for any Distribution Date, at all times, be equal to the rate set forth on the cover of this prospectus supplement. However, the Pass-Through Rates of the Class A-3, Class A-4, Class A-2C and Class B Certificates will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date.

     The Pass-Through Rates for the Class C and Class D Certificates for the December 1999 Distribution Date will equal approximately 7.6626% and 7.6626% per annum, respectively. The Pass-Through Rates applicable to the Class C and Class D Certificates for each subsequent Distribution Date will, in general, equal the Weighted Average Net Mortgage Rate.

     The Pass-Through Rate applicable to the Class X Certificates for the December 1999 Distribution Date will equal approximately 0.7398%. The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate, over (ii) the weighted average of the Pass-Through Rates applicable to the Sequential Pay Certificates for such Distribution Date (weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date), such that the interest accrued at such Pass-Through Rate on the Notional Amount of the Class X Certificates will, in general, equal the sum of the amounts by which interest accrued at the Weighted Average Net Mortgage Rate on an amount equal to the Certificate Balance of each Class of Sequential Pay Certificates exceeds the interest accrued at the applicable Pass-Through Rate on such Class.

     The Pass-Through Rate applicable to the Class A-1, Class E, Class F, Class G, Class H, Class J and Class K Certificates will, for any Distribution Date, be equal to 6.478%, 6.320%, 5.000%, 5.000%, 6.000%, 6.000% and 6.000% per annum, respectively.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate (including the Standby Fee rate) and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Trust Formation Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate, and adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account"). As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Mortgage Rates for the Mortgage Loans ranged from 6.205% per annum to 10.232% per annum, with a weighted average Net Mortgage Rate of 7.663% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 10th day of each month or, if any such 10th day is not a business day, the next succeeding business day.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in December 1999. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

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     The Available Distribution Amount.  With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     The Available Distribution Amount for any Distribution Date will also include any interest or other income earned on funds in the Interest Reserve Account (if any) and, for the Distribution Date occurring in each March, the related Withheld Amounts as described below under "-- Interest Reserve Account." However, with respect to any Distribution Date occurring in each February, and in any January of a year that is not a leap year, the Available Distribution Amount for any such Distribution Date will not include the related Withheld Amount.

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) concurrently from the Available Distribution Amount, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof until the Certificate Balances thereof have been reduced to zero, an amount up to the Portfolio Senior Certificate Principal Distribution Amount (as defined herein) for such Distribution Date;

          (3) sequentially, to the Class A-1C, Class A-2C, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, an amount up to the remaining portion of the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (2) until the Certificate Balance of each such Class is reduced to zero;

          (4) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (5) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) and (3) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (28) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23) and (26) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Non-Specially Serviced Mortgage Loan, calculated at 0.020% per annum, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: pro rata among the Classes of REMIC Regular Certificates, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Portfolio Senior Certificate Principal Distribution Amount" will be, with respect to Loan Group 2, and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents scheduled payments, Balloon Payments, Principal Prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds, and income received in connection with the operation of an REO Property ("REO Income").

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1C, Class A-2C, Class B, Class C and Class D Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1C, Class A-2C, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during the related Collection Period will be distributed by the Trustee to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected on such principal prepayments during the related Prepayment Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class E, Class F, Class G, Class H, Class J or Class K Certificates. Instead, after the Certificate Balances of the Class A-1C, Class A-2C, Class B, Class C and Class D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans in Loan Group 1 will be distributed to the holders of the Class X Certificates. Similarly, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans in Group 2 will be distributed to holders of the Class X Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

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     Treatment of REO Properties.  Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Standby Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage

Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences --
REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

INTEREST RESERVE ACCOUNT

     The Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. Amounts on deposit in the Interest Reserve Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Interest Reserve Account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (other than the portion thereof corresponding to the Standby Fee), Liquidation Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer and the Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected on the related Mortgage Loan (but only if such items accrued after such Mortgage Loan became a Specially Serviced Mortgage
Loan) and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Within 60 days (or within such longer period as the Special Servicer is diligently and in good faith proceeding to obtain such) after the earliest of
(i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined by the Special Servicer and verified by the Master Servicer as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date and as of each Determination Date thereafter) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the 60-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and, subject to verification by the Master Servicer, report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to provide or make available, either in electronic format or by first-class mail, to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information set forth below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;
     (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;
     (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; and (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the third Business Day prior to each Distribution Date, and the Trustee is to provide or make available, either in electronic format or by first-class mail to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriter and any party to the Pooling Agreement via the Trustee's Website or,
(ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies, the Underwriter and parties to the Pooling Agreement will not be required to provide such certification:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the end of the Collection Period for the related Distribution Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property and (ii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer; provided however, that such information may be shown as part of the reports described above and other Commercial Mortgage Securities Association ("CMSA") form reports in lieu of in a separate report.

     In addition, on the Business Day prior to each Distribution Date, the Master Servicer will deliver to the Trustee, the Special Servicer and the Rating Agencies a list of all Mortgage Loans the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans based on criteria described in the Pooling Agreement.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Following the end of each calendar quarter, commencing with the calendar quarter ended March 31, 2000, within 105 days (or 180 days, in the case of annual operating information) of receipt by the Master Servicer, as to Non-Specially Serviced Mortgage Loans, and within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual or quarterly operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, will, based upon such operating statements or rent rolls prepare (or, if previously prepared, update) the written analysis of the operations (the "Operating Statement Analysis Report"), and the Special Servicer will remit each Operating Statement Analysis Report prepared by it or the related data fields, together with the underlying operating statements and rent rolls, to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer. Certain information in each Operating Statement Analysis Report will be normalized using standard CMSA methodology as modified from time to time. All Operating Statement Analysis Reports and worksheets showing computations made to normalize annual net cash flow and debt service coverage numbers ("Operating Statement Analysis Worksheets") will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward copies thereof to the Trustee, the Directing Certificateholder, each Rating Agency requesting such copies and, upon written request any Certificateholder, or to the extent the Trustee or a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the Servicer Reports on the Trustee's Website. The Trustee's Website will be located at "www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file and CMSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95.0% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5.0% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus. ORIX Real Estate Capital Markets, LLC is the initial holder of one or more classes of the Non-Offered Certificates, and continues to be the holder of one or more classes of the Non-Offered Grade Certificates; as such, it is entitled to Voting Rights.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly-owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services, including administration of the Trust Fund, at its offices in Columbia, Maryland. Such office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York City located at 3 New York Plaza, New York, New York 10004. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) a corporation, bank or banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt is rated not less than "AA" by Fitch, "A" by DCR and AA by S&P (or such lower rating as would not result, as confirmed in writing by each Rating Agency, in a qualification, downgrade or withdrawal of any of the then current ratings assigned by such Rating Agency to the Certificates). As of December 31, 1998, Wells Fargo & Company, of which the Trustee is a direct, wholly-owned subsidiary, had assets of over $200 billion. See "The Pooling and Servicing Agreements -- The Trustee", "-- Duties of the Trustee", "-- Certain Matters Regarding the Trustee" and "-- Resignation and Removal of the Trustee" in the accompanying prospectus.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. The yield to maturity on the Class A-1C and Class A-2C Certificates is sensitive to the rate and timing of Principal Prepayments and other unscheduled collections on the Mortgage Loans in Loan Group 1 (including collections made in connection with liquidations of such Mortgage Loans due to defaults, casualties or condemnations affecting such Mortgage Loans and purchases of such Mortgage Loans out of the Trust Fund). Similarly, the yield to maturity on the Class A-2, Class A-3 and Class A-4 Certificates is sensitive to the rate and timing of Principal Prepayments and other unscheduled collections on the Mortgage Loans in Loan Group 2 (including collections made in connection with liquidations of such Mortgage Loans due to defaults, casualties, or condemnations affecting such Mortgage Loans and purchases of such Mortgage Loans out of the Trust Fund).

     Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Mortgage Rates on the Mortgage Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Mortgage Loans with relatively higher Mortgage Rates amortize and/or prepay faster than Mortgage Loans with relatively lower Mortgage Rates. See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool" herein and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate Certificate Balances of the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1C and Class A-2C Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net

Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay out of certain net cash flow from the related Mortgaged Property.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). The columns headed "Scenario 1," "Scenario 2," "Scenario 3," "Scenario 4," "Scenario 5" and "Scenario 6" in the following tables assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, and, in the case of the Conduit Mortgage Loans only, during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the following CPRs:

                                      SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                                      ----------   ----------   ----------   ----------   ----------   ----------
Portfolio Mortgage Loans............     0.00%        3.00%        4.50%        6.00%        7.50%         9.00%
Conduit Mortgage Loans..............     0.00%        0.00%        0.00%        0.00%        0.00%         0.00%

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A but with balances adjusted to reflect their projected balances as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off Date, and the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, commencing in December 1999, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, in the case of the Conduit Mortgage Loans, yield maintenance period ("YMP"), if any, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix) no Prepayment Interest

Shortfalls are incurred and all Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 20th day of each month, commencing in December 1999, and (xii) the Offered Certificates are settled on November 30, 1999 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%       97.25%
November 20, 2002...................    100.00%       98.96%       75.95%       53.66%       32.07%       11.17%
November 20, 2003...................    100.00%       50.49%       22.98%        0.00%        0.00%        0.00%
November 20, 2004...................     61.38%        0.00%        0.00%        0.00%        0.00%        0.00%
November 20, 2005...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      5.19         4.02         3.52         3.15         2.88         2.65

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2002...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2003...................    100.00%      100.00%      100.00%       98.81%       89.69%       81.00%
November 20, 2004...................    100.00%       98.38%       87.43%       77.15%       67.51%       58.47%
November 20, 2005...................     83.21%       61.36%       51.63%       42.63%       34.33%       26.67%
November 20, 2006...................     27.14%       12.79%        6.54%        0.86%        0.00%        0.00%
November 20, 2007...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      6.55         6.16         5.95         5.70         5.43         5.15

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
            THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2002...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2003...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2004...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2005...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2006...................    100.00%      100.00%      100.00%      100.00%       90.97%       81.13%
November 20, 2007...................     90.36%       70.82%       62.52%       55.08%       48.43%       42.49%
November 20, 2008...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      8.54         8.33         8.20         8.07         7.93         7.78

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-1C CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................     94.40%       94.40%       94.40%       94.40%       94.40%       94.40%
November 20, 2001...................     88.26%       88.26%       88.26%       88.26%       88.26%       88.26%
November 20, 2002...................     81.66%       81.66%       81.66%       81.66%       81.66%       81.66%
November 20, 2003...................     71.32%       71.32%       71.32%       71.32%       71.32%       71.32%
November 20, 2004...................     59.83%       59.83%       59.83%       59.83%       59.83%       59.83%
November 20, 2005...................     50.88%       50.88%       50.88%       50.88%       50.88%       50.88%
November 20, 2006...................     40.32%       40.32%       40.32%       40.32%       40.32%       40.32%
November 20, 2007...................     19.92%       19.92%       19.92%       19.92%       19.92%       19.92%
November 20, 2008...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      5.50         5.50         5.50         5.50         5.50         5.50

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
           THE CLASS A-2C CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2002...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2003...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2004...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2005...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2006...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2007...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2008...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      8.59         8.59         8.59         8.59         8.59         8.59

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS B CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2002...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2003...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2004...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2005...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2006...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2007...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2008...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      8.92         8.91         8.90         8.90         8.90         8.90

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
               CLASS C CERTIFICATES UNDER THE SPECIFIED SCENARIOS
  (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2002...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2003...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2004...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2005...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2006...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2007...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2008...................     94.61%       81.10%       75.49%       70.55%       66.20%       62.37%
November 20, 2009...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      9.09         9.07         9.06         9.05         9.05         9.04

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS D CERTIFICATES UNDER THE SPECIFIED SCENARIOS (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

                                                                CPR PREPAYMENT SCENARIO
                                      ---------------------------------------------------------------------------
                DATE                  SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5   SCENARIO 6
                ----                  ----------   ----------   ----------   ----------   ----------   ----------
Delivery Date.......................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2000...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2001...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2002...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2003...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2004...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2005...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2006...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2007...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2008...................    100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
November 20, 2009...................      0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life (years).......      9.16         9.15         9.15         9.14         9.14         9.14

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the CPRs specified for each Scenario below based on the Maturity Assumptions, except that with respect to the collection of Prepayment Premiums it was assumed, as specifically indicated in a particular table, that 0% or 100% of any Prepayment Premium is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of the Class X Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, without accrued interest.

                                               SCENARIO 1   SCENARIO 2   SCENARIO 3   SCENARIO 4   SCENARIO 5
                                               ----------   ----------   ----------   ----------   ----------
Portfolio Mortgage Loans
     During YMP..............................      6.00%        6.00%        6.00%        6.00%        6.00%
     During Fixed Penalty/Open Period........      0.00%       25.00%       50.00%       75.00%      100.00%
Conduit Mortgage Loans
     During YMP..............................      0.00%        0.00%        0.00%        0.00%        0.00%
     During Fixed Penalty/Open Period........      0.00%       25.00%       50.00%       75.00%      100.00%

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
       OF THE CLASS X CERTIFICATES (0% COLLECTION OF PREPAYMENT PREMIUMS) (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

       ASSUMED                                                  CPR PREPAYMENT SCENARIO
      PURCHASE                 ------------------------------------------------------------------------------------------
        PRICE                  SCENARIO 1          SCENARIO 2          SCENARIO 3          SCENARIO 4          SCENARIO 5
      --------                 ----------          ----------          ----------          ----------          ----------
      3.15462%                     7.39%              7.12%               6.95%               6.83%               6.54%

                        PRE-TAX YIELD TO MATURITY (CBE)
      OF THE CLASS X CERTIFICATES (100% COLLECTION OF PREPAYMENT PREMIUMS) (PREPAYMENTS LOCKED OUT THROUGH LOP ON ALL MORTGAGE LOANS AND YMP ON CONDUIT
                                MORTGAGE LOANS)

       ASSUMED                                                  CPR PREPAYMENT SCENARIO
      PURCHASE                 ------------------------------------------------------------------------------------------
        PRICE                  SCENARIO 1          SCENARIO 2          SCENARIO 3          SCENARIO 4          SCENARIO 5
      --------                 ----------          ----------          ----------          ----------          ----------
      3.15462%                    11.84%             11.56%              11.37%              11.25%              10.98%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to fund the Trust and enable the Trust's purchase of the Mortgage Loans from the Mortgage Loan Seller as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, five separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I", "REMIC II", "REMIC III", "REMIC IIIU" and "REMIC IV", respectively. The assets of REMIC I include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II, REMIC III, REMIC IIIU and REMIC IV consist of certain uncertificated "regular interests" in a numerically preceding REMIC and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the Offered Certificates evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC IV, and (ii) the REMIC Residual Certificates represent the sole class of "residual interests" in the related REMICs. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will continue to qualify as a REMIC and REMIC IIIU and REMIC IV will qualify as REMICs under the Code. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The Startup Day of REMIC I and REMIC II is the Trust Formation Date. The Startup Day of REMIC III is October 14, 1999. The Startup Day of REMIC IIIU and REMIC IV is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and
"-- Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the accompanying prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates the Prepayment Assumption will be 0% CPR as to the Conduit Mortgage Loans and 6% CPR as to the Portfolio Mortgage Loans. See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become distributable to such beneficial owners.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property, including residences for persons under health care. As of the Cut-off Date, 32.1%, 5.3% and 3.2% of the Initial Pool Balance were Mortgage Loans secured by multifamily properties, health care properties and mobile home community properties, respectively. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO

Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation
Section 2510.3-101).

     The U.S. Department of Labor issued to NationsBank Corporation (predecessor in interest to Bank of America Corporation) an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 93-31 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC), and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C and Class X Certificates (collectively, the "Senior Offered Certificates").

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Senior Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Senior Offered Certificate must not be subordinated to the rights and interests evidenced by the other Certificates. Third, such Senior Offered Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's Investors Service, Inc. ("Moody's"), Fitch, S&P or DCR. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Offered Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Senior Offered Certificates be rated not lower than "AAA" by DCR, "AAA" (or "AAAr" in the case of the Class X Certificates) by S&P, and "AAA" by Fitch. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Senior Offered Certificates. A fiduciary of a Plan contemplating purchasing a Senior Offered Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Offered Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Offered Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, S&P or DCR for at least one year prior to the Plan's acquisition of a Senior Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Offered Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Senior Offered Certificates in the initial issuance of Senior Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Offered Certificates by a Plan and (iii) the continued holding of Senior Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Senior Offered Certificates in the initial issuance of Senior Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Offered Certificates by a Plan and (3) the continued holding of Senior Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Senior Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     The characteristics of the Class B, Class C and Class D Certificates do not meet the requirements of the Exemption. Accordingly, the Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Sections I and III of PTCE 95-60 or
Section 401(c) of ERISA, as discussed in "Certain ERISA Considerations -- Insurance Company General Accounts" in the accompanying prospectus.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Class A-2, Class A-3, Class A-4, Class A-1C, Class A-2C, Class X and the Class B Certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one or more Rating Agencies. None of the other Offered Certificates will constitute "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Banc of America Securities LLC (the "Underwriter") (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 104% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     The Underwriter has agreed in the Underwriting Agreement to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and/or Fitch IBCA, Inc. ("Fitch; and, together with S&P and DCR, the "Rating Agencies"):

CLASS                                                        DCR     S&P     FITCH
-----                                                        ----    ----    -----
Class A-2................................................    AAA     AAA      AAA
Class A-3................................................    AAA     AAA      AAA
Class A-4................................................    AAA     AAA      AAA
Class A-1C...............................................    AAA     AAA      AAA
Class A-2C...............................................    AAA     AAA      AAA
Class X..................................................    AAA     AAAr     AAA
Class B..................................................     AA      AA      AA
Class C..................................................     A       A        A
Class D..................................................    BBB     BBB      BBB

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in June 20, 2031 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amounts upon which interest is calculated with respect to the Class X Certificates are subject to reduction in connection with each reduction in the Certificate Balance of a Class of Sequential Pay Certificates, whether as a result of principal payments or the allocation of Realized Losses. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of such Notional Amounts, but only the obligation to pay interest timely on such Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, we note that S&P considered the claims-paying ratings of the Environmental Insurer in assigning its ratings to the Offered Certificates; accordingly, the downgrade, withdrawal or qualification of the ratings applicable to the Environmental Insurer could have a corresponding effect on the ratings assigned to one or more Classes of the Offered Certificates. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by DCR, S&P and/or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                      ----
30/360 Basis.....................   S-36, S-90
30/360 Mortgage Loans............         S-36
Accrued Certificate Interest.....         S-75
ACMs.............................         S-45
Actual/360 Basis.................         S-36
Actual/360 Mortgage Loans........         S-36
Additional Trust Fund Expenses...         S-79
Administrative Fee Rate..........    S-70, A-1
Administrative Fees..............         S-86
Advances.........................   S-15, S-63
Annual Debt Service..............          A-1
Appraisal Reduction Amount.......         S-81
Appraisal Value..................          A-1
Asset Status Report..............         S-59
Assumed Monthly Payment..........         S-76
Available Distribution Amount....   S-12, S-72
Balloon..........................          A-1
Balloon Loan.....................         S-37
Balloon Payment..................         S-37
Bank of America Regional
  Headquarters...................         S-40
Bank of America Regional
  Headquarters Loan..............         S-40
Base Interest Fraction...........         S-77
Beds.............................          A-5
Cash Flow........................          A-1
CBE..............................         S-94
Certificate Balance..............         S-69
Certificate Owner................   S-69, S-84
Certificate Registrar............         S-69
Certificateholders...............         S-11
Certificates.....................         S-68
Class............................         S-68
Class A Certificates.............         S-68
Class X Certificates.............         S-68
Club Mira Lago Loan..............         S-41
Code.............................         S-33
Collateral Substitution
  Deposit........................         S-38
Collection Period................         S-71
Commercial Loan..................         S-35
Commercial Mortgaged Property....         S-35
Conduit Mortgage Loan Schedule...         S-52
Conduit Mortgage Loans...........    S-9, S-35
Controlling Class................         S-59
Controlling Class
  Certificateholder..............         S-59
Corrected Mortgage Loan..........         S-58
Cross-Collateralized Mortgage
  Loans..........................         S-35
CMSA.............................         S-83

                                      PAGE
                                      ----
Cut-off Date.....................         S-35
Cut-off Date Balance.............    S-9, S-35
Cut-off Date Loan-to-Value
  Ratio..........................          A-2
Cut-off Date LTV.................          A-2
Cut-off Date LTV Ratio...........          A-2
DCR..............................   S-4, S-101
Default Interest.................         S-62
Defeasance.......................          A-2
Defeasance Lock-Out Period.......         S-38
Defeasance Option................         S-38
Definitive Certificate...........         S-69
Delinquent Loan Status Report....         S-83
Depositor........................          S-8
Delivery Date....................         S-68
Determination Date...............    S-9, S-71
Directing Certificateholder......         S-59
Discount Rate....................          A-2
Distributable Certificate
  Interest.......................         S-75
Distribution Date................         S-71
Distribution Date Statement......         S-82
DTC..............................   S-15, S-69
Due Date.........................         S-36
Emergency Advance................         S-63
Environmental Insurer............         S-57
Environmental Policy.............         S-57
ERISA............................         S-97
Excluded Plan....................         S-99
Exemption-Favored Party..........         S-97
Exemption........................         S-97
Expenses.........................          A-1
FIRREA...........................         S-47
First Amended Pooling
  Agreement......................         S-68
First Amendment Date.............         S-68
Fitch............................        S-101
Free.............................          A-2
Form 8-K.........................         S-56
Fully Amortizing.................          A-2
GAAP.............................          A-2
Grtr.............................          A-2
Historical Loan Modification
  Report.........................         S-83
Historical Loss Report...........         S-83
Indian Hills Loan................         S-41
Initial Pool Balance.............    S-9, S-35
Int. Rate Diff...................          A-2
Interest Reserve Account.........         S-79
Interested Person................         S-66
Leasable Square Footage..........          A-4
Liquidation Fee..................         S-62

                                      PAGE
                                      ----
Liquidation Fee Rate.............         S-62
Loan Group.......................          S-9
Lock-out Period..................         S-37
LOP..............................         S-90
MAI..............................         S-47
Major Tenants....................         S-43
Master Servicer..................    S-8, S-60
Master Servicer Remittance
  Date...........................         S-79
Master Servicing Fee.............         S-61
Master Servicing Fee Rate........         S-61
Maturity.........................          A-4
Maturity Assumptions.............         S-90
Maturity Date....................          A-4
Maturity Date Balance............          A-4
Maturity Date Loan-to-Value
  Ratio..........................          A-2
Maturity Date LTV................          A-2
Merger...........................         S-49
Mobile Home Properties...........         S-27
Modified Mortgage Loan...........         S-81
Money Market Rate................          A-4
Monthly Discount Rate............          A-3
Monthly Payments.................         S-36
Moody's..........................         S-98
Mortgage.........................         S-35
Mortgage Loan Seller.............          S-8
Mortgage Loans...................    S-9, S-35
Mortgage Note....................         S-35
Mortgage Pool....................          S-9
Mortgage Rate....................         S-36
Mortgaged Property...............         S-35
Most Recent DSCR.................          A-4
Most Recent End Date.............          A-4
Most Recent Expenses.............          A-4
Most Recent Cash Flow............          A-4
Most Recent Revenues.............          A-4
Multifamily Loan.................         S-35
Multifamily Mortgaged Property...         S-35
NB Owner Trust...................         S-51
Negative Adjustment..............         S-96
Net Aggregate Prepayment Interest
  Shortfall......................         S-75
Net Mortgage Rate................         S-70
Net Rentable Area(SF)............          A-4
NRSF.............................         S-42
Nonrecoverable Advances..........         S-80
Nonrecoverable P&I Advance.......         S-80
Nonrecoverable Servicing
  Advance........................         S-63
Non-Offered Certificates.........   S-12, S-68
Non-Specially Serviced Mortgage
  Loan...........................         S-61

                                      PAGE
                                      ----
Norwest Bank.....................         S-86
Notional Amount..................         S-70
Occupancy Percent................          A-4
Occupancy %......................          A-4
Offered Certificates.............   S-11, S-68
Olen Properties..................         S-43
Open Period......................         S-37
Operating Statement Analysis
  Report.........................         S-84
Operating Statement Analysis
  Worksheets.....................         S-84
Original Cut-off Date............         S-52
Original Pooling Agreement.......         S-68
ORIX.............................         S-60
Participants.....................         S-69
Party in Interest................         S-99
Pass-Through Rate................         S-12
Permitted Encumbrances...........   S-52, S-54
Permitted Investments............         S-61
P&I Advance......................   S-15, S-79
Plan.............................         S-97
Plan Assets......................         S-97
Pooling Agreement................         S-68
Portfolio Mortgage Loan
  Schedule.......................         S-54
Portfolio Mortgage Loans.........    S-9, S-35
Portfolio Senior Certificate
  Principal Distribution
  Amount.........................         S-76
Pre-Merger Bank of America
  Portfolio......................         A-31
Prepayment Interest Excess.......         S-61
Prepayment Interest Shortfall....         S-61
Prepayment Premium...............         S-37
Prepayment Premium Period........         S-37
Principal Distribution Amount....         S-76
PTE..............................         S-97
Purchase Price...................         S-51
Rancho Palisades Apartments......         S-39
Rancho Palisades Apartments
  Loan...........................         S-39
Rancho Palisades Borrower........         S-39
Rated Final Distribution Date....        S-101
Rating Agencies..................  S-17, S-101
Realized Losses..................         S-78
Record Date......................         S-71
Reimbursement Rate...............         S-80
Related Loans....................          A-4
Related Proceeds.................         S-63
Release Date.....................         S-38
REMIC............................         S-95
REMIC Administrator..............         S-86
REMIC I..........................         S-95
REMIC II.........................         S-95
REMIC III........................         S-95

                                      PAGE
                                      ----
REMIC IIIU.......................         S-95
REMIC IV.........................         S-95
REMIC Regular Certificates.......         S-68
REMIC Residual Certificates......   S-12, S-68
REO Extension....................         S-66
REO Income.......................         S-76
REO Property.....................         S-57
REO Status Report................         S-83
REO Tax..........................         S-96
Required Appraisal Date..........         S-81
Required Appraisal Loan..........         S-81
Restricted Group.................         S-98
Revenues.........................          A-1
Rite Aid.........................         S-26
RMS..............................         S-48
Rooms............................          A-5
Senior Certificates..............         S-68
Senior Offered Certificates......         S-98
Sequential Pay Certificates......   S-12, S-68
Servicer Reports.................         S-83
Servicing Advances...............   S-15, S-63
Servicing Standard...............         S-57
Servicing Transfer Event.........         S-57
Settlement Date..................         S-91
Similar Law......................         S-99
SMMEA............................         S-16
S&P..............................   S-4, S-101
Special Servicer.................    S-8, S-60
Special Servicer Loan Status
  Report.........................         S-83
Special Servicing Fee............         S-61
Special Servicing Fee Rate.......         S-61
Specially Serviced Mortgage
  Loan...........................         S-57
Standby Fee......................         S-61
Stated Principal Balance.........         S-71
Subordinate Certificates.........         S-73

                                      PAGE
                                      ----
Sub-Servicer.....................         S-60
Sub-Servicing Agreement..........         S-60
Sub-Servicing Fee Rate...........          A-1
Successor Servicer Retained
  Fee............................         S-61
Trailing Cash Flow...............          A-5
Trailing Date....................          A-4
Trailing DSCR....................          A-4
Trailing Expenses................          A-5
Trailing Revenues................          A-5
Trust............................         S-68
Trust Formation Date.............         S-68
Trust Fund.......................         S-68
Trustee Fee......................         S-86
Underwriter......................  S-49, S-100
Underwriting Agreement...........        S-100
Underwriting Cash Flow...........          A-5
Underwriting Debt Service
  Coverage Ratio.................          A-5
Underwriting DSCR................          A-5
Units............................          A-5
UPB..............................          A-5
UST..............................         S-45
U/W Cash Flow....................          A-5
U/W DSCR.........................          A-5
U/W Expenses.....................          A-5
U/W Reserves.....................          A-6
U/W Reserves Per Unit............          A-6
U/W Revenues.....................          A-5
Voting Rights....................         S-85
Weighted Average Net Mortgage
  Rate...........................         S-70
Withheld Amount..................         S-79
Workout Fee......................         S-61
Workout Fee Rate.................         S-62
YM...............................          A-6
YMP..............................         S-90

                                                                         ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriter, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate") and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than the health care related and hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (C) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; (D) for the hotel and Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees. Examples of expenses in the case of health care Mortgaged Properties include routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

          In certain cases, Trailing Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Trailing Expenses, Most Recent Expenses or U/W Expenses to reflect normalized Trailing Cash Flow, Most Recent Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

          6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

          8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

          9. "FREE" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          10. "Fully Amortizing" means fully amortizing Mortgage Loan.

          11. "Grtr" means "the greater of".

          12. "Int. Rate Diff." refers to the Interest Rate Differential method of calculation of a yield maintenance premium (or, in the case of Type 4A and Type 4B, refers to a present value method of calculation as described below). The various types of methods applicable to the Mortgage Loans are described below. For purposes of the Maturity Assumptions, it has been assumed for all cases that the prepaid amount constitutes a full prepayment.

          Prepayment premiums under Type 1A and Type 1B Interest Rate Differential methods are generally equal to the product obtained by multiplying (a) the amount of principal balance being prepaid, times (b) the difference obtained by (i) in the case of Type 1A, subtracting from the Mortgage Rate the Discount Rate or (ii) in the case of Type 1B, subtracting from the Initial Reference Rate set forth on page A-7 the Money Market Rate, times (c) the present value factor calculated using the following formula:

                                         (-n)
                                  1-(1+r)
                                ----------------
                                       r

     where r is equal to the Discount Rate or the Money Market Rate, as the case may be (depending on the type of Mortgage Loan as described above), and n is equal to the number of years (or fraction thereof) remaining between the prepayment date and the maturity date. (In the case of Loan Number 1202811, the difference described in clause (b) above is obtained by subtracting from the Mortgage Rate the Money Market Rate.)

          Prepayment premiums under Type 2A, Type 2B and Type 2C Interest Rate Differential methods are generally calculated as the difference between the Initial Reference Rate and the Discount Rate times the applicable Prepayment Fee Factor, times the principal amount of the loan being prepaid to the extent that the Initial Reference Rate set forth on Page A-7 is greater than the Discount Rate.

          The Prepayment Factors applicable during particular periods during the term of a Mortgage Loan are set forth below for each of Type 2A, Type 2B and Type 2C (linear interpolation should be used for months falling in between the factor schedules):

INT. RATE DIFF. (TYPE 2A)
          Period...............     0     3     6     9    12    24    36    48    60    84   120    240    360
                                 ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----
          Rate.................  0.00  0.26  0.49  0.71  0.94  1.80  2.70  3.40  4.20  5.60  7.40  11.60  14.00
          INT. RATE DIFF. (TYPE
            2B)
          Period...............     0    12    24    36    48    60    84   120   240   360
                                 ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
          Rate.................  0.00  0.90  1.70  2.40  3.10  3.70  4.70  5.90  7.90  8.60
          INT. RATE DIFF. (TYPE
            2C)
          Period...............     0     3     6     9    12    24    36    48    60    84   120    240    360
                                 ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  -----  -----
          Rate.................  0.00  0.21  0.36  0.52  0.67  1.30  1.90  2.50  3.10  4.30  5.90  10.30  13.10

          Prepayment Premiums under Type 3A, Type 3B, Type 3C and Type 3D Interest Rate Differential methods are generally equal to the product obtained by multiplying (a) the amount of principal balance being prepaid, times (b) the difference obtained by (i) in the case of Type 3A (other than Loan Number 3102282), subtracting from the Mortgage Rate either (A) the Discount Rate, if the remaining term is more than 5 years, or (B) the Money Market Rate, if the remaining term of the Mortgage Loan is 5 years or less, or (iii) in the case of Type 3B, Type 3C, Type 3D and Loan Number 3102282, subtracting from the Mortgage Rate the Discount Rate, times (c) the present value factor calculated using the following formula:

                                           (-n)
                                1-(1+(r+k))
                               -----------------
                                      r+k

     where r is equal to the Discount Rate or the Money Market Rate, as the case may be (depending on the remaining term of the Mortgage Loan as described above), n is equal to the number of years (or fraction thereof) remaining between the prepayment date and the maturity date and k is equal to zero basis points, if the Money Market Rate is used, and 25 basis points (in the case of Type 3A), 50 basis points (in the case of Type 3B), 200 basis points (in the case of Type 3C) or 225 basis points (in the case of Type
     3D), if the Discount Rate is used.

          Prepayment Premiums under Type 4A and Type 4B are generally equal to the product of (a) the amount of principal being prepaid (expressed as a percentage of the principal balance outstanding assuming no prepayments have been made) and (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or Anticipated Repayment Date (including any Balloon Payment) determined by discounting such payments at (i) in the case of Type 4A, the "Monthly Discount Rate" and (ii) in the case of Type 4B, the treasury rate plus 25 basis points, if the remaining term of the Mortgage Loan is more than 5 years, or the Money Market Rate, if the remaining term of the Mortgage Loan is 5 years or less, less (for Type 4A and Type 4B) the amount of principal being prepaid. The term "Monthly Discount Rate" means the rate which, when compounded monthly, is equivalent to the Discount Rate or the Money Market Rate, as applicable.

          In all cases, a Prepayment Premium will be collected only to the extent the Interest Rate Differential is positive.

          In addition, for purposes of simplification given the complexity of the applicable formulas in the related loan documents, the discount rate and interest rate differential for Loan Number 3102282 refers to the treasury rate plus 25 basis points, and for Loan Number 3036670 refers to the treasury rate plus 50 basis points. Further, it has been assumed that no Prepayment Premium will be collected at all with respect to Loan Number 3010717, 3049228, 3024635, 3024643, and 3041589.

          13. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

          14. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date.

          15. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity, assuming no prepayments, defaults or extensions.

          16. "Money Market Rate" means, with respect to a Mortgage Loan and for purposes of the Maturity Assumptions, (a) if the remaining term of the Mortgage Loan is more than 5 years, the Discount Rate and (b) if the remaining term of the Mortgage Loan is 5 years or less, the money market rate quoted by Bank of America, N.A., in its principal office in San Francisco for certificates of deposit of $100,000. This definition is solely for purposes for the Maturity Assumptions; the money market rate applicable to the calculation of a Prepayment Premium for any particular Mortgage Loan will be determined as required by the applicable loan documents.

          17. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          18. "Most Recent End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          19. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          20. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          21. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          22. "Trailing Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Trailing Date" with respect to such Mortgage Loan.

          23. "Trailing DSCR" means, with respect to any Mortgage Loan, (a) the Trailing Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

          24. "Trailing Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Trailing Revenues less Trailing Expenses, Trailing capital expenditures and Trailing tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Trailing Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Trailing Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

          25. "Type 1A", "Type 1B", "Type 2A", "Type 2B", "Type 2C", "Type 3A", "Type 3B", "Type 3C", "Type 3D", "Type 4A" and "Type 4B": See "Int. Rate Diff." above in this Annex A.

          26. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          27. "Units" "Rooms" and "Beds" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

          28. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

          29. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          30. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          31. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms or Beds, as applicable.

          32. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

The table below sets forth the Initial Reference Rate associated with Mortgage Loans that require an Initial Reference Rate for the computation of prepayment premiums.

LOAN NUMBER                                                   INITIAL REFERENCE RATE
-----------                                                   ----------------------
1792761.....................................................           5.54%
1794353.....................................................           5.18%
1794478.....................................................           5.86%
1794569.....................................................           5.42%
1795863.....................................................           5.77%
1796705.....................................................           6.07%
1796796.....................................................           6.13%
1865195.....................................................           4.43%
1865559.....................................................           5.80%
1867084.....................................................           5.66%
3014594.....................................................           5.99%
3022530.....................................................           6.30%
3024635.....................................................           5.42%
3024643.....................................................           5.50%
3032034.....................................................           6.38%
3032406.....................................................           6.04%
3033792.....................................................           6.37%
3039450.....................................................           5.68%
3039914.....................................................           5.99%
3040482.....................................................           5.55%
3041399.....................................................           5.90%
3041589.....................................................           6.15%
3043346.....................................................           5.62%
3043486.....................................................           5.47%
3046208.....................................................           5.49%
3048741.....................................................           5.57%
3049228.....................................................           5.73%
3057932.....................................................           5.51%
3058575.....................................................           5.45%
4538179.....................................................           5.69%
4538229.....................................................           6.64%
4538864.....................................................           6.31%
4539961.....................................................           5.87%
4540332.....................................................           6.15%
4540613.....................................................           6.00%
4540878.....................................................           6.15%
4544128.....................................................           6.40%
4544748.....................................................           6.36%
4544987.....................................................           6.08%
4545786.....................................................           6.13%
4547279.....................................................           6.50%
4547840.....................................................           6.63%
4547972.....................................................           5.41%
4549193.....................................................           5.62%
8317463.....................................................           5.66%

           Loan
Sequence  Number                    Property Name                               Property Address
--------  -------  ---------------------------------------------------  ------------------------------------
   C1      51113   Indian Hills Apartments                              4550 West Sahara Ave.
   C2      51384   Club Mira Lago Apartments                            1060 Coral Ridge Drive
                   Sub-Total Crossed Loans

   P3     3055209  Rancho Palisades Apartments                          4849 Frankford Road
   C4      50372   Gessner Apartments Portfolio                         6005, 6425, 6525 South Gessner Road
   C5      50389   Sheldon Palms Apartments                             8802 Brennan Circle
   P6     3102126  Pioneer Ridge Apartments                             Highway 213 & Meyers Road
   C7      51482   South Point Apartments                               221 Verot School Road

  P8A     3102282  Birnamwood Apartments                                3500 NE 17th Drive
  P8B     3102282  Southridge Apartments                                4954 Liberty Road SE
  P8C     3102282  Spring Mountain Apartments                           664 Taybin Road NW
  P8D     3102282  Hermitage Apartments                                 1001 Hermitage Way SE
   P8     3102282  SIMA Multifamily Portfolio (Roll-Up)

   C9      51047   San Michele Apartments                               5800 Lake Mead Blvd.
  P10     3008489  American River Commons Apartments                    2366 American River Drive
  C11      50523   Tenaya Palms Apartments                              7413 West Russell Road
  P12     3010212  Quail Tree Apartments                                7100 W Alexander Rd

  C13A     51024   L8 - Goldfarb Apartments-107-111 E. Springfield Ave  107-111 E. Springfield Ave.
  C13B     51024   L8 - Goldfarb Apartments-405 E. Stoughton St.        405 E. Stoughton St.
  C13C     51024   L8 - Goldfarb Apartments-608 E. White St.            608 E. White St.
  C13D     51024   L8 - Goldfarb Apartments-402 S. Fifth St.            402 S. Fifth St.
  C13E     51024   L8 - Goldfarb Apartments-402 N. Gregory St.          402 N. Gregory St.
  C13      51024   L8 - Goldfarb Apartments (Roll-Up)

  C14      50822   Woodglen Apartments                                  1800 E. Aroma Drive
  P15     3007648  Saratoga Palms                                       3850 South Mountain Vista St.
  P16     3014594  Walnut Square Apartments Complex                     3894-3964 Walnut Avenue, et al
  P17     3102233  Crystal Lake Apartments                              10500 SE 26th Avenue
  P18     3009024  River Park Apartments                                2575 West 24th Street
  P19     3013216  Warren Coronado Apartments                           6230 Indian School Road NE
  P20     3047925  Shoreline Plaza Apartments                           2500 Dickerson Road

  P21A    4540332  Wood River Park Apartments                           16510 Centerfield Drive
  P21B    4540332  Tudor Park Apartments                                4611 Juneau Street
  P21C    4540332  Russian Jack Apartments                              1540 Russian Jack Drive
  P21     4540332  Gold Belt Multifamily Portfolio (Roll-Up)

  C22A     50292   Woodside Village Apartments                          1889 East State Road 44
  C22B     50292   Fayette Apartments                                   3100 Waterloo Road
  C22C     50292   Vantage Point Apartments                             2701 Iowa Avenue
  C22      50292   Fayette/Vantage Point/Woodside Village (Roll-Up)

  P23     3102076  Quail Hill Apartments                                12375 Mt. Jefferson Terrace
  P24     3040078  Heritage Oaks Apartments                             4033 McClain Way
  P25     1865195  Trailside Apartments                                 4801 - 24th Avenue NE
  P26     3012580  Oak Park Apartments                                  1325 Massachusetts Avenue
  C27      50402   Veranda Apartments                                   5704 W. Thomas Rd.
  C28      50985   Mansions South Apartments                            3507 North Service Road
  P29     3013273  Warren Inn Apartments                                5000 Denton Highway
  P30     3016060  Viking Villas Apartments                             1500 East Viking Road
  C31      51514   Heritage Trace Apartments                            3602 Campbell Road
  P32     3018421  Mulberry Hollow Apartments                           3540 S. Swenson Street
  P33     3011269  Amberwood Garden Apartments                          26100 Gading Road
  P34     3101144  Barclay Village Apartments                           775 Cascade Avenue
  P35     3016565  Garden Hill Apartments                               31 Lassen Way
  P36     4544748  Cedar Meadows Apartments                             8560 West Peoria Avenue
  P37     3015872  Tamarack Pointe Villas                               330 West Central Avenue

           Loan
Sequence  Number                    Property Name                              County           City
--------  -------  ---------------------------------------------------    -----------------  --------------
   C1      51113   Indian Hills Apartments                                Clark              Las Vegas
   C2      51384   Club Mira Lago Apartments                              Broward            Coral Springs
                   Sub-Total Crossed Loans

   P3     3055209  Rancho Palisades Apartments                            Collin County      Dallas
   C4      50372   Gessner Apartments Portfolio                           Harris             Houston
   C5      50389   Sheldon Palms Apartments                               Hillsborough       Tampa
   P6     3102126  Pioneer Ridge Apartments                               Clackamas          Oregon City
   C7      51482   South Point Apartments                                 Lafayette          Lafayette

  P8A     3102282  Birnamwood Apartments                                  Multnomah          Gresham
  P8B     3102282  Southridge Apartments                                  Marion             Salem
  P8C     3102282  Spring Mountain Apartments                             Polk               Salem
  P8D     3102282  Hermitage Apartments                                   Marion             Salem
   P8     3102282  SIMA Multifamily Portfolio (Roll-Up)

   C9      51047   San Michele Apartments                                 Clark              Las Vegas
  P10     3008489  American River Commons Apartments                      Sacramento         Sacramento
  C11      50523   Tenaya Palms Apartments                                Clark              Las Vegas
  P12     3010212  Quail Tree Apartments                                  Clark              Las Vegas

  C13A     51024   L8 - Goldfarb Apartments-107-111 E. Springfield Ave    Champaign          Champaign
  C13B     51024   L8 - Goldfarb Apartments-405 E. Stoughton St.          Champaign          Champaign
  C13C     51024   L8 - Goldfarb Apartments-608 E. White St.              Champaign          Champaign
  C13D     51024   L8 - Goldfarb Apartments-402 S. Fifth St.              Champaign          Champaign
  C13E     51024   L8 - Goldfarb Apartments-402 N. Gregory St.            Champaign          Urbana
  C13      51024   L8 - Goldfarb Apartments (Roll-Up)

  C14      50822   Woodglen Apartments                                    Los Angeles        West Covina
  P15     3007648  Saratoga Palms                                         Clark              Las Vegas
  P16     3014594  Walnut Square Apartments Complex                       Ventura            Simi Valley
  P17     3102233  Crystal Lake Apartments                                Clackamas          Milwaukie
  P18     3009024  River Park Apartments                                  Yuma               Yuma
  P19     3013216  Warren Coronado Apartments                             Bernalillo         Albuquerque
  P20     3047925  Shoreline Plaza Apartments                             Washoe             Reno

  P21A    4540332  Wood River Park Apartments                             NAP                Eagle River
  P21B    4540332  Tudor Park Apartments                                  NAP                Anchorage
  P21C    4540332  Russian Jack Apartments                                NAP                Anchorage
  P21     4540332  Gold Belt Multifamily Portfolio (Roll-Up)

  C22A     50292   Woodside Village Apartments                            Fayette            Connorsville
  C22B     50292   Fayette Apartments                                     Fayette            Connorsville
  C22C     50292   Vantage Point Apartments                               Fayette            Connorsville
  C22      50292   Fayette/Vantage Point/Woodside Village (Roll-Up)

  P23     3102076  Quail Hill Apartments                                  Clackamas          Lake Oswego
  P24     3040078  Heritage Oaks Apartments                               Sacramento         Carmichael
  P25     1865195  Trailside Apartments                                   King               Seattle
  P26     3012580  Oak Park Apartments                                    Riverside          Riverside
  C27      50402   Veranda Apartments                                     Maricopa           Phoenix
  C28      50985   Mansions South Apartments                              Cleveland          Moore
  P29     3013273  Warren Inn Apartments                                  Tarrant            Haltom City
  P30     3016060  Viking Villas Apartments                               Clark              Las Vegas
  C31      51514   Heritage Trace Apartments                              City               Newport News
  P32     3018421  Mulberry Hollow Apartments                             Clark              Las Vegas
  P33     3011269  Amberwood Garden Apartments                            Alameda            Hayward
  P34     3101144  Barclay Village Apartments                             Clackamas          Oregon City
  P35     3016565  Garden Hill Apartments                                 Santa Cruz         Watsonville
  P36     4544748  Cedar Meadows Apartments                               Maricopa           Peoria
  P37     3015872  Tamarack Pointe Villas                                 Orange             Brea

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                              Admini-
                                              Cut-off       Maturity                          strative      Sub-
                   Property      Original      Date           Date       Loan     Mortgage      Fee       Servicing
State  Zip Code      Type        Balance      Balance       Balance      Type       Rate       Rate(i)    Fee Rate
-----  --------   -----------  -----------  -----------   -----------  -------    --------    --------    ---------
 NV     89102     Multifamily  $23,200,000  $23,032,935   $20,396,360  Balloon      7.251%       0.093%       0.050%
 FL     33071     Multifamily   20,840,000   20,689,929    18,321,558  Balloon      7.251%       0.093%       0.050%
                               -----------  -----------   -----------
                                44,040,000   43,722,864    38,717,918

 TX     75287     Multifamily   26,300,000   25,919,852    22,462,056  Balloon      6.720%       0.143%       0.100%
 TX     77036     Multifamily   13,385,000   13,279,355    11,759,274  Balloon      7.210%       0.143%       0.100%
 FL     33615     Multifamily   12,700,000   12,481,772    11,157,294  Balloon      7.220%       0.103%       0.060%
 OR     97034     Multifamily   11,737,500   11,282,875    10,314,052  Balloon      8.000%       0.143%       0.100%
 LA     70508     Multifamily   10,200,000   10,139,434     8,880,928  Balloon      6.840%       0.143%       0.100%

 OR     97030     Multifamily
 OR     97306     Multifamily
 OR     97304     Multifamily
 OR     97302     Multifamily
                                 9,800,000    9,245,031     7,931,526  Balloon      7.970%       0.143%       0.100%

 NV     89108     Multifamily    9,300,000    9,206,339     8,104,834  Balloon      6.900%       0.143%       0.100%
 CA     95825     Multifamily    8,500,000    8,104,769     7,309,436  Balloon      8.250%       0.143%       0.100%
 NV     89113     Multifamily    6,450,000    6,349,443     5,700,285  Balloon      7.470%       0.163%       0.120%
 NV     89129     Multifamily    6,200,000    5,879,127     5,355,994  Balloon      9.750%       0.143%       0.100%

 IL     61820     Multifamily
 IL     61820     Multifamily
 IL     61820     Multifamily
 IL     61820     Multifamily
 IL     61801     Multifamily
                                 5,192,523    5,136,130     4,485,062  Balloon      6.570%       0.143%       0.100%

 CA     91791     Multifamily    5,175,000    5,103,876     4,520,401  Balloon      6.980%       0.143%       0.100%
 NV     89121     Multifamily    5,200,000    4,993,571     4,592,336  Balloon      8.250%       0.143%       0.100%
 CA     93063     Multifamily    5,000,000    4,839,503     4,207,169  Balloon      8.050%       0.143%       0.100%
 OR     97222     Multifamily    5,000,000    4,691,913     4,003,117  Balloon      7.550%       0.143%       0.100%
 AZ     85364     Multifamily    4,700,000    4,434,676     4,002,689  Balloon      7.250%       0.143%       0.100%
 NM     87110     Multifamily    4,700,000    4,293,120     3,256,808  Balloon      7.990%       0.143%       0.100%
 NV     89503     Multifamily    4,300,000    4,197,890     3,449,460  Balloon      7.625%       0.143%       0.100%

 AK     99577     Multifamily
 AK     99503     Multifamily
 AK     99508     Multifamily
                                 4,350,000    4,153,721     3,561,876  Balloon      8.625%       0.143%       0.100%

 IN     47331     Multifamily
 IN     47331     Multifamily
 IN     47331     Multifamily
                                 4,166,653    4,131,865     3,726,537  Balloon      7.740%       0.193%       0.150%

 OR     97035     Multifamily    4,350,000    4,075,792     4,016,153  Balloon      7.900%       0.143%       0.100%
 CA     95608     Multifamily    4,125,000    4,051,542     3,818,217  Balloon      7.880%       0.143%       0.100%
 WA     98105     Multifamily    4,300,000    3,933,631     3,774,925  Balloon      7.250%       0.143%       0.100%
 CA     92507     Multifamily    4,000,000    3,839,777     3,673,586  Balloon      7.410%       0.143%       0.100%
 AZ     85031     Multifamily    3,560,000    3,500,646     3,389,298  Balloon      7.350%       0.143%       0.100%
 OK     73160     Multifamily    3,500,000    3,463,267     2,727,578  Balloon      7.350%       0.143%       0.100%
 TX     76117     Multifamily    3,791,800    3,442,710     2,599,993  Balloon      7.650%       0.143%       0.100%
 NV     89119     Multifamily    3,500,000    3,380,757     3,064,748  Balloon      7.875%       0.143%       0.100%
 VA     23602     Multifamily    3,370,000    3,354,393     2,970,921  Balloon      7.345%       0.143%       0.100%
 NV     89109     Multifamily    3,500,000    3,345,337     2,860,856  Balloon      8.370%       0.143%       0.100%
 CA     94544     Multifamily    3,470,000    3,326,627     3,008,909  Balloon      7.375%       0.143%       0.100%
 OR     97045     Multifamily    3,700,000    3,323,001     2,996,796  Balloon      8.000%       0.143%       0.100%
 CA     95076     Multifamily    3,400,000    3,305,139     3,017,257  Balloon      8.500%       0.143%       0.100%
 AZ     85345     Multifamily    3,300,000    3,173,500     2,705,835  Balloon      8.500%       0.143%       0.100%
 CA     92621     Multifamily    3,037,500    2,952,999     2,706,977  Balloon      8.750%       0.143%       0.100%

                                 Net                 First     Interest
                   Property    Mortgage     Note    Payment    Accrual
State  Zip Code      Type        Rate       Date      Date     Method
-----  --------   -----------  --------   --------  --------   --------
 NV     89102     Multifamily    7.158%   12/14/98    2/1/99    ACT/360
 FL     33071     Multifamily    7.158%   12/14/98    2/1/99    ACT/360



 TX     75287     Multifamily    6.577%    6/9/98     8/1/98     30/360
 TX     77036     Multifamily    7.067%   12/1/98     1/1/99    ACT/360
 FL     33615     Multifamily    7.117%   11/20/97    1/1/98    ACT/360
 OR     97034     Multifamily    7.857%    9/8/95    11/1/95     30/360
 LA     70508     Multifamily    6.697%   2/18/99     4/1/99    ACT/360

 OR     97030     Multifamily
 OR     97306     Multifamily
 OR     97304     Multifamily
 OR     97302     Multifamily
                                 7.827%   12/4/95     2/1/96     30/360

 NV     89108     Multifamily    6.757%    9/4/98    11/1/98    ACT/360
 CA     95825     Multifamily    8.107%   7/17/95     9/1/95     30/360
 NV     89113     Multifamily    7.307%   12/19/97    2/1/98    ACT/360
 NV     89129     Multifamily    9.607%   12/5/94     1/5/95    ACT/360

 IL     61820     Multifamily
 IL     61820     Multifamily
 IL     61820     Multifamily
 IL     61820     Multifamily
 IL     61801     Multifamily
                                 6.427%    9/9/98    11/1/98    ACT/360

 CA     91791     Multifamily    6.837%   4/29/98     6/1/98    ACT/360
 NV     89121     Multifamily    8.107%    6/5/95     8/1/95     30/360
 CA     93063     Multifamily    7.907%    3/1/96     6/1/96     30/360
 OR     97222     Multifamily    7.407%   11/1/95     1/1/96     30/360
 AZ     85364     Multifamily    7.107%   8/17/95    10/1/95     30/360
 NM     87110     Multifamily    7.847%   1/16/96     4/1/96     30/360
 NV     89503     Multifamily    7.482%    2/6/98     4/1/98     30/360

 AK     99577     Multifamily
 AK     99503     Multifamily
 AK     99508     Multifamily
                                 8.482%   5/31/96     8/1/96     30/360

 IN     47331     Multifamily
 IN     47331     Multifamily
 IN     47331     Multifamily
                                 7.547%   11/23/98   12/1/98    ACT/360

 OR     97035     Multifamily    7.757%   8/30/95    10/1/95     30/360
 CA     95608     Multifamily    7.737%   10/1/97   11/15/97     30/360
 WA     98105     Multifamily    7.107%   7/30/94     9/1/94     30/360
 CA     92507     Multifamily    7.267%   12/19/95    2/1/96     30/360
 AZ     85031     Multifamily    7.207%   11/10/97    1/1/98    ACT/360
 OK     73160     Multifamily    7.207%   7/29/98     9/1/98    ACT/360
 TX     76117     Multifamily    7.507%   1/18/96     3/1/96     30/360
 NV     89119     Multifamily    7.732%   4/25/96     6/1/96     30/360
 VA     23602     Multifamily    7.202%   3/31/99     5/1/99    ACT/360
 NV     89109     Multifamily    8.227%   7/12/96    9/10/96     30/360
 CA     94544     Multifamily    7.232%   11/13/95    1/1/96     30/360
 OR     97045     Multifamily    7.857%   7/15/93     9/1/93     30/360
 CA     95076     Multifamily    8.357%   6/24/96     8/1/96     30/360
 AZ     85345     Multifamily    8.357%   10/29/96    1/1/97     30/360
 CA     92621     Multifamily    8.607%    5/8/96     7/1/96     30/360

         ORIGINAL     ORIGINAL                    REMAINING
         TERM TO    AMORTIZATION                   TERM TO                    CROSS-                  LOCKOUT
MONTHLY  MATURITY       TERM         SEASONING    MATURITY    MATURITY    COLLATERALIZED   RELATED   EXPIRATION
PAYMENT  (MONTHS)   (MONTHS)(ii)     (MONTHS)     (MONTHS)      DATE          LOANS         LOANS       DATE
-------- --------   -------------    ---------    ---------   --------    --------------   -------   ----------
$158,281      120      360              10            110       1/1/09           Yes(1)     Yes(A)     10/1/08
 142,180      120      360              10            110       1/1/09           Yes(1)     Yes(A)     10/1/08


 170,057      120      360              16            104       7/1/08            No         No
  90,946      120      360              11            109      12/1/08            No         No       11/30/02
  86,378      120      360              23             97      12/1/07            No         No       11/30/01
  86,126      120      360              49             71      10/1/05            No         No
  66,768      120      360               8            112       3/1/09            No         No        12/1/08





  75,443      120      300              46             74       1/1/06            No         No

  61,250      120      360              13            107      10/1/08            No         No         6/1/08
  64,934      120      336              51             69       8/1/05            No         No
  44,967      120      360              22             98       1/1/08            No         No       12/31/01
  55,251      120      300              59             61      12/5/04            No         No






  33,060      120      360              13            107      10/1/08            No         No         6/1/08

  34,360      120      360              18            102       5/1/08            No         No        4/30/02
  39,066      120      360              52             68       7/1/05            No         No
  36,863      144      360              42            102       5/1/08            No         No
  37,112      120      300              47             73      12/1/05            No         No
  31,858      120      360              50             70       9/1/05            No         No
  39,283      120      240              44             76       3/1/06            No         No
  32,127      120      300              20            100       3/1/08            No         No




  35,446      120      300              40             80       7/1/06            No         No




  30,040      110      350              12             98       1/1/08            No         No       12/31/01

  33,286       60      300              50             10       9/1/00            No         No
  29,923       84      360              24             60     10/15/04            No         No
  31,255       84      300              63             21       8/1/01            No         No
  27,722       84      360              46             38       1/2/03            No         No
  24,527       60      360              23             37      12/1/02            No         No       11/30/99
  24,114      180      360              15            165       8/1/13            No         No        3/31/13
  30,895      120      240              45             75       2/1/06            No         No
  25,353      120      360              42             78       5/1/06            No         No
  23,207      120      360               7            113       4/1/09            No         No         1/1/09
  27,877      120      300              39             81      8/10/06            No         No
  23,966      120      360              47             73      12/1/05            No         No
  28,557      120      300              75             45       8/1/03            No         No
  26,143      120      360              40             80       7/1/06            No         No
  26,572      120      300              35             85      12/1/06            No         No
  23,885      120      360              41             79       6/1/06            No         No

MONTHLY
PAYMENT   PREPAYMENT PENALTY DESCRIPTION (MONTHS)                     YIELD MAINTENANCE TYPE
--------  ---------------------------------------                     ----------------------
$158,281      LO(117)/OPEN(3)/DEF                                 NAP
 142,180      LO(117)/OPEN(3)/DEF                                 NAP


 170,057      YM(120)                                             Int. Rate Diff. (Type 3A)
  90,946      LO(48)GTR1%PPMTorYM(66)/OPEN(6)                     Int. Rate Diff. (Type 1A)
  86,378      LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)                   Int. Rate Diff. (Type 1A)
  86,126      $250+YM(120)                                        Int. Rate Diff. (Type 3A)
  66,768      LO(117)/OPEN(3)/DEF                                 NAP





  75,443      $250+YM(120)                                        Int. Rate Diff. (Type 3A)

  61,250      LO(116)/OPEN(4)/DEF                                 NAP
  64,934      YM(120)                                             Int. Rate Diff. (Type 3A)
  44,967      LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)                   Int. Rate Diff. (Type 1A)
  55,251      $250+YM(60)OPEN(60)                                 Int. Rate Diff. (Type 3C)






  33,060      LO(116)/OPEN(4)/DEF                                 NAP

  34,360      LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEF               Int. Rate Diff. (Type 1A)
  39,066      $250+YM(120)                                        Int. Rate Diff. (Type 1A)
  36,863      YM(144)                                             Int. Rate Diff. (Type 1B)
  37,112      $250+YM(120)                                        Int. Rate Diff. (Type 3A)
  31,858      $250+YM(120)                                        Int. Rate Diff. (Type 1A)
  39,283      YM(120)                                             Int. Rate Diff. (Type 3A)
  32,127      $250+YM(120)                                        Int. Rate Diff. (Type 1A)




  35,446      YM(120)                                             Int. Rate Diff. (Type 2A)




  30,040      LO(37)/GRTR1%PPMTorYM(66)/OPEN(7)                   Int. Rate Diff. (Type 1A)

  33,286      $250+YM(60)                                         Int. Rate Diff. (Type 3A)
  29,923      YM(84)                                              Int. Rate Diff. (Type 3A)
  31,255      YM(84)                                              Int. Rate Diff. (Type 2A)
  27,722      $250+YM(84)                                         Int. Rate Diff. (Type 1A)
  24,527      LO(24)/GRTR1%PPMTorYM(12)/2%(12)/1%(6)/OPEN(6)      Int. Rate Diff. (Type 1A)
  24,114      LO(175)/OPEN(5)/DEF                                 NAP
  30,895      YM(120)                                             Int. Rate Diff. (Type 3A)
  25,353      $250+YM(120)                                        Int. Rate Diff. (Type 1A)
  23,207      LO(117)/OPEN(3)/DEF                                 NAP
  27,877      YM(120)                                             Int. Rate Diff. (Type 3A)
  23,966      $250+YM(120)                                        Int. Rate Diff. (Type 1A)
  28,557      YM(120)                                             Int. Rate Diff. (Type 3A)
  26,143      $250+YM(120)                                        Int. Rate Diff. (Type 1A)
  26,572      YM(120)                                             Int. Rate Diff. (Type 2A)
  23,885      $250+YM(120)                                        Int. Rate Diff. (Type 1A)

                                                                                                   CUT-OFF                TOTAL
                                                                                                    DATE                  UNITS/
  SE-      LOAN                                                            APPRAISAL    APPRAISAL    LTV     YEAR BUILT/  ROOM/
QUENCE    NUMBER               PROPERTY NAME                                 VALUE        DATE      RATIO    RENOVATED     BED
------   --------              -------------                              -----------   ---------  -------   -----------  ------
C1        51113     Indian Hills Apartments                               $29,000,000     10/5/98     79%           1988    484
C2        51384     Club Mira Lago Apartments                              28,000,000     10/8/98     74%           1996    304
                                                                          ===========
                                                                           57,000,000

P3       3055209    Rancho Palisades Apartments                            37,000,000      5/5/98     70%           1991    562
C4        50372     Gessner Apartments Portfolio                           21,000,000    10/15/98     63%      1976/1995    810
C5        50389     Sheldon Palms Apartments                               16,500,000      1/1/98     76%           1997    312
P6       3102126    Pioneer Ridge Apartments                               15,150,000     5/18/95     74%           1993    296
C7        51482     South Point Apartments                                 12,750,000      1/2/99     80%           1983    384

P8A      3102282    Birnamwood Apartments                                                                           1971    201
P8B      3102282    Southridge Apartments                                                                           1977    128
P8C      3102282    Spring Mountain Apartments                                                                      1979    103
P8D      3102282    Hermitage Apartments                                                                            1979     60
P8       3102282    SIMA Multifamily Portfolio (Roll-Up)                   14,975,000    10/30/95     62%                   492

C9        51047     San Michele Apartments                                 12,200,000     6/16/98     75%           1997    216
P10      3008489    American River Commons Apartments                      13,800,000      6/6/95     59%      1972/1994    300
C11       50523     Tenaya Palms Apartments                                 8,140,000    10/28/97     78%           1996    136
P12      3010212    Quail Tree Apartments                                   9,230,000    11/16/94     64%           1994    226

C13A      51024     L8 - Goldfarb Apartments-107-111 E. Springfield Ave                                             1940     64
C13B      51024     L8 - Goldfarb Apartments-405 E. Stoughton St.                                                   1972     12
C13C      51024     L8 - Goldfarb Apartments-608 E. White St.                                                       1987     12
C13D      51024     L8 - Goldfarb Apartments-402 S. Fifth St.                                                       1987     10
C13E      51024     L8 - Goldfarb Apartments-402 N. Gregory St.                                                     1996      8
C13       51024     L8 - Goldfarb Apartments (Roll-Up)                      6,600,000      6/4/98     78%                   106

C14       50822     Woodglen Apartments                                     7,720,000      1/8/98     66%           1979    134
P15      3007648    Saratoga Palms                                          7,630,000     4/28/95     65%           1989    152
P16      3014594    Walnut Square Apartments Complex                        7,400,000     12/7/95     65%           1980    100
P17      3102233    Crystal Lake Apartments                                 6,540,000     9/25/95     72%           1987    150
P18      3009024    River Park Apartments                                   6,350,000     7/11/95     70%           1986    176
P19      3013216    Warren Coronado Apartments                             12,880,000     9/29/95     33%           1972    506
P20      3047925    Shoreline Plaza Apartments                              6,720,000    12/15/97     62%           1978    254

P21A     4540332    Wood River Park Apartments                                                                      1985     63
P21B     4540332    Tudor Park Apartments                                                                           1986     42
P21C     4540332    Russian Jack Apartments                                                                         1985     42
P21      4540332    Gold Belt Multifamily Portfolio (Roll-Up)               5,800,000     10/9/95     72%                   147

C22A      50292     Woodside Village Apartments                                                                1973/1982    100
C22B      50292     Fayette Apartments                                                                              1971     50
C22C      50292     Vantage Point Apartments                                                                        1980     46
C22       50292     Fayette/Vantage Point/Woodside Village (Roll-Up)        6,400,000    12/15/97     65%                   196

P23      3102076    Quail Hill Apartments                                   5,800,000     6/16/95     70%      1976/1994    136
P24      3040078    Heritage Oaks Apartments                                6,050,000     8/12/97     67%           1989    110
P25      1865195    Trailside Apartments                                    6,120,000      6/6/94     64%      1960/1989    120
P26      3012580    Oak Park Apartments                                     4,860,000     11/8/95     79%      1987/1996    170
C27       50402     Veranda Apartments                                      4,450,000     10/6/97     79%           1985    156
C28       50985     Mansions South Apartments                               5,550,000     5/29/98     62%      1974/1997    146
P29      3013273    Warren Inn Apartments                                   7,875,000     8/25/95     44%           1983    452
P30      3016060    Viking Villas Apartments                                5,750,000      3/6/96     59%           1985    153
C31       51514     Heritage Trace Apartments                               4,440,000     2/15/99     76%           1973    200
P32      3018421    Mulberry Hollow Apartments                              5,970,000     5/15/96     56%           1973    176
P33      3011269    Amberwood Garden Apartments                             4,600,000     8/18/95     72%           1930     73
P34      3101144    Barclay Village Apartments                              5,400,000     1/18/93     62%           1987    146
P35      3016565    Garden Hill Apartments                                  5,000,000     4/24/96     66%           1986     80
P36      4544748    Cedar Meadows Apartments                                4,900,000     8/24/96     65%      1985/1996    144
P37      3015872    Tamarack Pointe Villas                                  3,700,000     3/20/96     80%           1995     48

                                                                            SF/                     LOAN
                                                                            UNIT/       NET      BALANCE PER
  SE-      LOAN                                                             ROOM/    RENTABLE      SF/UNIT/
QUENCE    NUMBER               PROPERTY NAME                                BED      AREA (SF)    ROOM/BED
------   --------              -------------                                -----    ---------   -----------
C1        51113     Indian Hills Apartments                                 Units     436,744      $47,589
C2        51384     Club Mira Lago Apartments                               Units     357,376       68,059



P3       3055209    Rancho Palisades Apartments                             Units     497,080       46,121
C4        50372     Gessner Apartments Portfolio                            Units     589,710       16,394
C5        50389     Sheldon Palms Apartments                                Units     305,832       40,006
P6       3102126    Pioneer Ridge Apartments                                Units     303,592       38,118
C7        51482     South Point Apartments                                  Units     293,312       26,405

P8A      3102282    Birnamwood Apartments                                   Units     201,440
P8B      3102282    Southridge Apartments                                   Units      90,128
P8C      3102282    Spring Mountain Apartments                              Units      81,279
P8D      3102282    Hermitage Apartments                                    Units      38,600
P8       3102282    SIMA Multifamily Portfolio (Roll-Up)                    Units     411,447       18,791

C9        51047     San Michele Apartments                                  Units     172,176       42,622
P10      3008489    American River Commons Apartments                       Units     257,789       27,016
C11       50523     Tenaya Palms Apartments                                 Units     130,600       46,687
P12      3010212    Quail Tree Apartments                                   Units     117,680       26,014

C13A      51024     L8 - Goldfarb Apartments-107-111 E. Springfield Ave     Units      51,370
C13B      51024     L8 - Goldfarb Apartments-405 E. Stoughton St.           Units      11,677
C13C      51024     L8 - Goldfarb Apartments-608 E. White St.               Units       9,892
C13D      51024     L8 - Goldfarb Apartments-402 S. Fifth St.               Units       9,604
C13E      51024     L8 - Goldfarb Apartments-402 N. Gregory St.             Units       7,600
C13       51024     L8 - Goldfarb Apartments (Roll-Up)                      Units      89,598       48,454

C14       50822     Woodglen Apartments                                     Units     111,216       38,089
P15      3007648    Saratoga Palms                                          Units     126,312       32,852
P16      3014594    Walnut Square Apartments Complex                        Units     118,476       48,395
P17      3102233    Crystal Lake Apartments                                 Units     125,025       31,279
P18      3009024    River Park Apartments                                   Units     136,448       25,197
P19      3013216    Warren Coronado Apartments                              Units     235,833        8,484
P20      3047925    Shoreline Plaza Apartments                              Units     100,330       16,527

P21A     4540332    Wood River Park Apartments                              Units      58,331
P21B     4540332    Tudor Park Apartments                                   Units      26,834
P21C     4540332    Russian Jack Apartments                                 Units      26,856
P21      4540332    Gold Belt Multifamily Portfolio (Roll-Up)               Units     112,021       28,257

C22A      50292     Woodside Village Apartments                             Units      76,364
C22B      50292     Fayette Apartments                                      Units      39,070
C22C      50292     Vantage Point Apartments                                Units      39,020
C22       50292     Fayette/Vantage Point/Woodside Village (Roll-Up)        Units     154,454       21,081

P23      3102076    Quail Hill Apartments                                   Units      99,440       29,969
P24      3040078    Heritage Oaks Apartments                                Units      88,178       36,832
P25      1865195    Trailside Apartments                                    Units      86,532       32,780
P26      3012580    Oak Park Apartments                                     Units     122,878       22,587
C27       50402     Veranda Apartments                                      Units      95,592       22,440
C28       50985     Mansions South Apartments                               Units     132,080       23,721
P29      3013273    Warren Inn Apartments                                   Units     208,121        7,617
P30      3016060    Viking Villas Apartments                                Units      67,907       22,096
C31       51514     Heritage Trace Apartments                               Units     179,148       16,772
P32      3018421    Mulberry Hollow Apartments                              Units     171,200       19,008
P33      3011269    Amberwood Garden Apartments                             Units      62,070       45,570
P34      3101144    Barclay Village Apartments                              Units     133,626       22,760
P35      3016565    Garden Hill Apartments                                  Units      57,986       41,314
P36      4544748    Cedar Meadows Apartments                                Units     127,872       22,038
P37      3015872    Tamarack Pointe Villas                                  Units      41,922       61,521

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                          U/W                                 MOST
           OCCUPANCY                                                      CASH                     U/W       RECENT
OCCUPANCY    AS OF           U/W             U/W             U/W          FLOW         U/W      RESERVES      END
 PERCENT     DATE          REVENUES       EXPENSES        CASH FLOW       DSCR      RESERVES    PER UNIT      DATE
 -------     ----          --------       --------        ---------       ----      --------    --------      ----
  94%      11/30/98      $3,881,610      $1,282,662      $2,462,460       1.30      $136,488    $282.00     12/31/98
  93%      11/30/98       3,635,863       1,394,407       2,165,456       1.27        76,000     250.00     12/31/98


  95%        5/4/98       5,038,701       2,423,020       2,475,181       1.21       140,500     250.00      3/31/99
  95%      12/31/98       4,025,052       2,190,845       1,628,467       1.49       205,740     254.00     12/31/98
  95%       9/30/98       2,202,942         857,718       1,298,424       1.25        46,800     150.00     12/31/98
  90%       3/21/99       2,422,404       1,022,588       1,325,816       1.28        74,000     250.00     12/31/98
  85%        2/8/99       2,267,387       1,105,966       1,084,621       1.35        76,800     200.00     12/31/98

  86%      12/29/98
  94%      12/30/98
  91%      12/29/98
  100%     12/28/98
                          2,695,369       1,365,304       1,197,015       1.32       133,050     270.43     12/31/98

  93%      12/31/98       1,532,554         602,968         897,186       1.22        32,400     150.00     12/31/98
  95%       1/31/99       2,160,989       1,059,185       1,026,804       1.32        75,000     250.00      4/30/98
  93%       3/23/98       1,095,591         420,131         651,660       1.21        23,800     175.00     12/31/98
  99%        2/9/99       1,267,974         454,297         757,677       1.14        56,000     247.79     12/31/98

  83%        3/9/99
  83%        3/9/99
  100%       3/9/99
  100%       3/9/99
  100%       3/9/99
                            912,521         329,571         525,381       1.32        57,569     543.10     12/31/98

  98%       9/15/98       1,044,580         488,974         515,406       1.25        40,200     300.00     12/31/98
  98%      12/20/98         990,253         404,346         547,907       1.17        38,000     250.00     12/31/98
  99%       1/27/99       1,119,752         398,869         695,883       1.57        25,000     250.00     12/31/98
  95%        2/3/99       1,086,108         499,772         548,836       1.23        37,500     250.00     12/31/98
  100%      1/31/99       1,173,541         466,460         663,081       1.73        44,000     250.00     12/31/98
  98%       4/20/99       2,079,118       1,181,637         770,981       1.64       126,500     250.00     12/31/98
  100%       2/9/99       1,211,331         577,537         570,294       1.48        63,500     250.00     12/31/98

  98%      12/25/98
  98%      12/25/98
  93%      12/25/98
                          1,186,713         558,001         591,962       1.39        36,750     250.00     12/31/98

  90%       12/4/98
  98%       12/4/98
  99%       12/4/98
                            975,024         446,335         486,353       1.35        42,336     216.00     12/31/98

  96%       4/12/99       1,058,352         399,439         624,913       1.56        34,000     250.00     12/31/98
  98%       3/22/99         877,246         368,681         481,065       1.34        27,500     250.00     12/31/98
  99%        3/1/99       1,018,722         427,733         560,989       1.50        30,000     250.00     12/31/98
  97%       1/24/99         976,392         427,853         497,539       1.50        51,000     300.00     12/31/98
  97%       4/20/99         759,949         345,281         372,236       1.26        42,432     272.00     12/31/98
  86%        8/4/98       1,198,608         629,389         494,759       1.71        74,460     510.00     12/31/98
  NAV           NAV       2,101,010       1,195,856         792,154       2.14       113,000     250.00     12/31/98
  89%      12/22/98         784,459         336,297         409,912       1.35        38,250     250.00     12/31/98
  91%        3/3/99         905,512         507,731         348,181       1.25        49,600     248.00     12/31/98
  90%       1/18/99       1,193,125         690,781         458,344       1.37        44,000     250.00     12/31/98
  100%       1/1/99         709,386         312,185         378,951       1.32        18,250     250.00     12/31/98
  95%      12/28/98       1,030,982         467,040         527,442       1.54        36,500     250.00     12/31/98
  100%      2/28/99         774,596         340,611         413,985       1.32        20,000     250.00     12/31/98
  94%       2/11/99         920,373         426,405         457,968       1.44        36,000     250.00     12/31/98
  100%       2/1/99         525,532         178,727         334,805       1.17        12,000     250.00     12/31/98



                                                                                  MOST         2ND
                                                                                 RECENT        MOST
                OCCUPANCY         MOST           MOST             MOST            CASH        RECENT
OCCUPANCY         AS OF          RECENT         RECENT           RECENT           FLOW         END
 PERCENT          DATE          REVENUES       EXPENSES        CASH FLOW          DSCR         DATE
 -------        --------        --------       --------        ---------          ----        ------
    94%         11/30/98      $3,971,327      $1,124,968      $2,743,531          1.44      12/31/97
    93%         11/30/98       3,774,827       1,122,659       2,582,838          1.51      12/31/97


    95%           5/4/98       5,038,700       2,226,924       2,811,776          1.38      12/31/97
    95%         12/31/98       4,017,464       1,915,898       2,071,385          1.90      12/31/97
    95%          9/30/98       2,175,105         847,111       1,327,994          1.28      12/31/97
    90%          3/21/99       2,422,404         916,490       1,505,914          1.46      12/31/97
    85%           2/8/99       2,450,935       1,170,691       1,113,593          1.39      12/31/97
u
    86%         12/29/98
    94%         12/30/98
    91%         12/29/98
   100%         12/28/98
                               2,695,368       1,178,497       1,415,755          1.56

    93%         12/31/98       1,458,372         559,767         894,428          1.22
    95%          1/31/99       2,160,989         894,627       1,266,362          1.63       4/30/97
    93%          3/23/98       1,130,162         392,586         737,576          1.37      12/31/97
    99%           2/9/99       1,267,974         414,760         742,364          1.12      12/31/97

    83%           3/9/99
    83%           3/9/99
   100%           3/9/99
   100%           3/9/99
   100%           3/9/99
                                 907,453         325,763         581,690          1.47      12/31/97

    98%          9/15/98       1,088,781         369,351         677,437          1.64      12/31/97
    98%         12/20/98         990,253         395,860         559,427          1.19      12/31/97
    99%          1/27/99       1,128,446         318,540         809,906          1.83      12/31/97
    95%           2/3/99       1,086,109         499,800         484,287          1.09      12/31/97
   100%          1/31/99       1,180,903         407,783         773,120          2.02       6/30/97
    98%          4/20/99       2,175,477       1,096,000       1,038,049          2.20      12/31/97
   100%           2/9/99       1,224,010         502,108         708,910          1.84      12/31/97

    98%         12/25/98
    98%         12/25/98
    93%         12/25/98
                               1,196,248         545,453         650,795          1.53

    90%          12/4/98
    98%          12/4/98
    99%          12/4/98
                                 950,715         407,918         513,659          1.42      12/31/97

    96%          4/12/99       1,058,352         388,466         617,898          1.55      12/31/97
    98%          3/22/99         874,032         344,446         529,586          1.47      12/31/97
    99%           3/1/99       1,018,722         425,227         593,495          1.58      12/31/97
    97%          1/24/99         976,391         411,097         533,656          1.60      12/31/97
    97%          4/20/99         799,854         399,997         317,231          1.08      12/31/97
    86%           8/4/98       1,203,473         608,848         577,380          2.00      12/31/96
   NAV               NAV       2,214,035       1,137,943       1,006,402          2.71      12/31/97
    89%         12/22/98         795,739         317,670         473,522          1.56      12/31/97
    91%           3/3/99         907,805         493,971         353,164          1.27      12/31/97
    90%          1/18/99       1,195,250         601,920         593,330          1.77      12/31/97
   100%           1/1/99         709,386         305,626         376,683          1.31      12/31/97
    95%         12/28/98       1,037,574         441,230         553,739          1.62
   100%          2/28/99         789,997         335,273         432,919          1.38      12/31/97
    94%          2/11/99         920,374         392,523         527,851          1.66      12/31/97
   100%           2/1/99         532,115         166,076         366,039          1.28      12/31/97

                                                                     2nd
                                                                    Most
                            2nd            2nd           2nd       Recent
            Occupancy      Most           Most           Most       Cash
Occupancy     As of       Recent         Recent         Recent      Flow
 Percent      Date       Revenues       Expenses      Cash Flow     DSCR
 -------      ----       --------       --------      ---------     ----
  94%      11/30/98     $3,758,660     $1,126,957     $2,547,783    1.34
  93%      11/30/98      2,798,507        885,719      1,857,113    1.09


  95%        5/4/98      5,052,651      2,238,898      2,570,793    1.26
  95%      12/31/98      3,299,726      1,821,607      1,366,071    1.25
  95%       9/30/98      1,144,817        566,212        578,605    0.56
  90%       3/21/99      2,359,949      1,007,373      1,352,576    1.31
  85%        2/8/99      2,388,202      1,128,779        905,965    1.13

  86%      12/29/98
  94%      12/30/98
  91%      12/29/98
  100%     12/28/98


  93%      12/31/98
  95%       1/31/99      2,083,489        887,971      1,195,518    1.53
  93%       3/23/98        947,268        437,369        464,311    0.86
  99%        2/9/99      1,224,883        235,547        989,336    1.49

  83%        3/9/99
  83%        3/9/99
  100%       3/9/99
  100%       3/9/99
  100%       3/9/99
                           836,320        283,783        552,537    1.39

  98%       9/15/98        790,605        370,879         90,940    0.22
  98%      12/20/98        999,238        405,338        572,504    1.22
  99%       1/27/99      1,091,860        335,984        755,876    1.71
  95%        2/3/99      1,067,365        453,606        516,272    1.16
  100%      1/31/99      1,150,528        352,709        797,819    2.09
  98%       4/20/99      2,130,947      1,028,295      1,093,079    2.32
  100%       2/9/99      1,196,380        555,997        627,582    1.63

  98%      12/25/98
  98%      12/25/98
  93%      12/25/98


  90%       12/4/98
  98%       12/4/98
  99%       12/4/98
                           837,567        392,992        444,575    1.23

  96%       4/12/99      1,058,895        371,635        618,547    1.55
  98%       3/22/99        838,112        357,151        480,961    1.34
  99%        3/1/99        980,642        389,179        591,463    1.58
  97%       1/24/99        933,898        402,180        516,219    1.55
  97%       4/20/99        593,119        279,859        257,229    0.87
  86%        8/4/98        703,730        691,297         12,433    0.04
  NAV           NAV      2,087,369      1,094,194        915,233    2.47
  89%      12/22/98        807,312        303,771        494,437    1.63
  90%       1/18/99        908,439        487,726        342,776    1.23
  91%        3/3/99      1,235,968        981,837        254,131    0.76
  95%      12/28/98
  100%       1/1/99        670,681        296,480        347,636    1.21
  100%      2/28/99        779,707        319,554        441,875    1.41
  94%       2/11/99        844,522        413,640        430,882    1.35
  100%       2/1/99        521,375        138,542        382,833    1.34


                                                                                                             Second       Second
                                                         Largest     Largest                     Second      Largest      Largest
                                            Largest       Tenant     Tenant                      Largest     Tenant       Tenant
           Occupancy                         Tenant        % of       Lease                      Tenant       % of         Lease
Occupancy    As of                           Leased       Total      Expira-    Second Largest   Leased       Total       Expira-
 Percent      Date        Largest Tenant       SF           SF        tion          Tenant         SF          SF          tion
 -------      ----        --------------       --           --        ----          ------         --          --          ----
  94%      11/30/98
  93%      11/30/98


  95%        5/4/98
  95%      12/31/98
  95%       9/30/98
  90%       3/21/99
  85%        2/8/99

  86%      12/29/98
  94%      12/30/98
  91%      12/29/98
  100%     12/28/98


  93%      12/31/98
  95%       1/31/99
  93%       3/23/98
  99%        2/9/99

  83%        3/9/99
  83%        3/9/99
  100%       3/9/99
  100%       3/9/99
  100%       3/9/99


  98%       9/15/98
  98%      12/20/98
  99%       1/27/99
  95%        2/3/99
  100%      1/31/99
  98%       4/20/99
  100%       2/9/99

  98%      12/25/98
  98%      12/25/98
  93%      12/25/98


  90%       12/4/98
  98%       12/4/98
  99%       12/4/98


  96%       4/12/99
  98%       3/22/99
  99%        3/1/99
  97%       1/24/99
  97%       4/20/99
  86%        8/4/98
  NAV           NAV
  89%      12/22/98
  90%       1/18/99
  91%        3/3/99
  95%      12/28/98
  100%       1/1/99
  100%      2/28/99
  94%       2/11/99
  100%       2/1/99

  SE-     LOAN
QUENCE   NUMBER                      PROPERTY NAME                                               PROPERTY ADDRESS
------  --------  --------------------------------------------------------   ------------------------------------------------------
  P38   3021714   Balfour Place Apartments                                   2300 Harvard Way
  P39   3044039   Desert Garden Apartments                                   1720 West Bonanza Road
  C40    50731    Border City Mills                                          2 Weaver Street
  P41   3014289   Empire Terrace Apartments                                  12825 60th Lane South
  P42   1201383   The Park Manor Apartments                                  29405 - 29499 Rancho California Road
  C43    51082    Cinnamon Tree Apartments                                   1285 N. Freedom Blvd
  C44    51290    Fletcher Valley Apartments                                 8320-8328 Fanita Dr.
  P45   3016037   Sierra Vista Square Apartments                             920 Sierra Vista Drive
  C46    51462    College Terrace Apartments II                              155 College Court
  C47    51208    Loma Linda Gardens                                         2925 North Greenfield Rd.
  C48    51279    Silver Tree Apartments                                     4336 North 35th Ave.
  P49   3035128   Warren House Apartments                                    2269 Eastern Boulevard
  C50    51032    Westwood Apartments                                        7842 Everett Ave
  C51    51446    Ross Tower Apartments                                      1602 N. Ross Street
  P52   3010428   Pueblo Village Apartments                                  1768-1989 Butte Street

  C53A   51496    Greenbrier And Village Oaks Apartments-Greenbrier Apts     8535 Greenbrier Drive
  C53B   51496    Greenbrier And Village Oaks Apartments-Village Oaks Apts   8011 N. New Braunfels Ave.
  C53    51496    Greenbrier And Village Oaks Apartments (Roll-Up)

  P54   3036670   Gilman Terrace Apartments II                               2572 Gilman Drive West
  P55   3034980   Warren House East Apartments                               2911 East Indian School Road
  C56    51490    Scottsdale Serrento Apartments                             8145 East Camelback Road
  P57   3012309   Saratoga Palms at Diamond Head                             522 North Lamb Boulevard
  P58   3034733   Warren House/Terrace II Apts.                              1900 and 2000 Reservoir Road
  P59   3021334   Weddington Apartments                                      15370 Weddington Street
  C60    51054    Spanish Garden Apartments                                  3029 North Rockwell Ave.
  C61    51517    Camelot West Apartments                                    2625 N. Andrews Avenue
  P62   3019882   Juniper Court Apartments                                   1803 South Juniper Street
  C63    51485    Oceana Apartments                                          13520 Kornblum Avenue
  C64    51477    El Caballero Apartments                                    13724 Chadron Avenue
  C65    51461    College Terrace Apartments I                               1155 North Sierra Street
  C66    50378    Buckhead Gardens Apts                                      22, 24, & 43 Peachtree Ave. N.E.
  P67   3037876   Warren Village Mobile                                      6427 Airport Blvd
  P68   3037868   Warren Inn (Mobile)                                        6501 Airport Boulevard
  C69    51345    Drake Plaza Apartments                                     3301 - 3325  Olive Street
  P70   3014420   The Courtyard Apartments                                   1111 South San Jose Street
  P71   3016698   Maryland Gardens Apartments                                4529 West Ocotillo Road
  P72   1796796   Upstairs/Downstairs Apartments                             4238 & 4542 18th Avenue NE
  C73    50401    Colbath Apartments                                         4528-4536 Colbath
  C74    51031    Stonewood Apartments                                       7510 East 85th Terrace
  P75   3034998   Park Thomas Apartments                                     1819 East Thomas Road
  C76    50995    232 Front Street                                           232 Front Street
  P77   3013232   Autumn Woods Apartments                                    5151 S. Utica Avenue
  P78   3036001   Newport 40                                                 4160 124th Avenue S.E.
  P79   2092443   2121-2127 Fillmore Street                                  2121-2127 Fillmore Street
  P80   3015682   Regents Apartments                                         1260 Havenhurst Drive
  C81    51463    Fairview Apartments                                        1205 24th Street Northwest
  C82    51100    Mission Manor Apartments                                   4125 Thompson
  C83    51476    Peach Tree Apartments                                      1150 N. Wilmington Blvd.
  C84    51489    Highland Square Apartments                                 3937-39,4007-09 Briggs Ave & 3938-40,4008-10 Lewis Ave
  C85    51479    Carousel Apartments                                        2929 Justina Rd.
  C86    51505    Casa Del Valle Apartments                                  349 South Union Road
  C87    51270    1346 W. Jarvis Apartments                                  1346 West Jarvis Ave.
  C88    51478    Madison Square Apartments                                  23035 Madison Street
  C89    51486    Kelvin Square Apartments                                   7248 Kelvin Avenue
  C90    51467    Brynwood Apartments                                        15400 Highway #65 N.E.
  C91    51451    Riata Court Apartments                                     2875 East Sixth Street
  C92    51466    Park Place Apartments                                      201 & 301 17th Avenue N.E.
  C93    51464    Countryside Court Apartments                               1940-1941 Countryside Drive
  C94    51226    Edgewood Apartments                                        120 5th St. NW

  SE-     LOAN
QUENCE   NUMBER                      PROPERTY NAME                               COUNTY         CITY
------  --------  --------------------------------------------------------    ------------   -------------
  P38   3021714   Balfour Place Apartments                                    Washoe         Reno
  P39   3044039   Desert Garden Apartments                                    Clark          Las Vegas
  C40    50731    Border City Mills                                           Bristol        Fall River
  P41   3014289   Empire Terrace Apartments                                   King           Seattle
  P42   1201383   The Park Manor Apartments                                   Riverside      Temecula
  C43    51082    Cinnamon Tree Apartments                                    Utah           Provo
  C44    51290    Fletcher Valley Apartments                                  San Diego      Santee
  P45   3016037   Sierra Vista Square Apartments                              Clark County   Las Vegas
  C46    51462    College Terrace Apartments II                               Washoe         Reno
  C47    51208    Loma Linda Gardens                                          Maricopa       Phoenix
  C48    51279    Silver Tree Apartments                                      Maricopa       Phoenix
  P49   3035128   Warren House Apartments                                     Montgomery     Montgomery
  C50    51032    Westwood Apartments                                         Wyandotte      Kansas City
  C51    51446    Ross Tower Apartments                                       Orange         Santa Ana
  P52   3010428   Pueblo Village Apartments                                   Elko           Wendover

  C53A   51496    Greenbrier And Village Oaks Apartments-Greenbrier Apts      Bexar          San Antonio
  C53B   51496    Greenbrier And Village Oaks Apartments-Village Oaks Apts    Bexar          San Antonio
  C53    51496    Greenbrier And Village Oaks Apartments (Roll-Up)

  P54   3036670   Gilman Terrace Apartments II                                King           Seattle
  P55   3034980   Warren House East Apartments                                Maricopa       Phoenix
  C56    51490    Scottsdale Serrento Apartments                              Maricopa       Scottsdale
  P57   3012309   Saratoga Palms at Diamond Head                              Clark          Las Vegas
  P58   3034733   Warren House/Terrace II Apts.                               Pulaski        Little Rock
  P59   3021334   Weddington Apartments                                       Los Angeles    Los Angeles
  C60    51054    Spanish Garden Apartments                                   Oklahoma       Bethany
  C61    51517    Camelot West Apartments                                     Broward        Wilton Manors
  P62   3019882   Juniper Court Apartments                                    Canyon         Nampa
  C63    51485    Oceana Apartments                                           Los Angeles    Hawthorne
  C64    51477    El Caballero Apartments                                     Los Angeles    Hawthorne
  C65    51461    College Terrace Apartments I                                Washoe         Reno
  C66    50378    Buckhead Gardens Apts                                       Fulton         Atlanta
  P67   3037876   Warren Village Mobile                                       Mobile         Mobile
  P68   3037868   Warren Inn (Mobile)                                         Mobile         Mobile
  C69    51345    Drake Plaza Apartments                                      St. Charles    St. Louis
  P70   3014420   The Courtyard Apartments                                    Maricopa       Mesa
  P71   3016698   Maryland Gardens Apartments                                 Maricopa       Glendale
  P72   1796796   Upstairs/Downstairs Apartments                              King           Seattle
  C73    50401    Colbath Apartments                                          Los Angeles    Sherman Oaks
  C74    51031    Stonewood Apartments                                        Jackson        Kansas City
  P75   3034998   Park Thomas Apartments                                      Maricopa       Phoenix
  C76    50995    232 Front Street                                            New York       Manhattan
  P77   3013232   Autumn Woods Apartments                                     Tulsa          Tulsa
  P78   3036001   Newport 40                                                  King           Bellevue
  P79   2092443   2121-2127 Fillmore Street                                   San Francisco  San Francisco
  P80   3015682   Regents Apartments                                          Los Angeles    W.Hollywood
  C81    51463    Fairview Apartments                                         Kandiyohi      Willmar
  C82    51100    Mission Manor Apartments                                    Wyandotte      Kansas City
  C83    51476    Peach Tree Apartments                                       Los Angeles    Wilmington
  C84    51489    Highland Square Apartments                                  Erie           Erie
  C85    51479    Carousel Apartments                                         Duval          Jacksonville
  C86    51505    Casa Del Valle Apartments                                   San Joaquin    Manteca
  C87    51270    1346 W. Jarvis Apartments                                   Cook           Chicago
  C88    51478    Madison Square Apartments                                   Los Angeles    Torrance
  C89    51486    Kelvin Square Apartments                                    Los Angeles    Los Angeles
  C90    51467    Brynwood Apartments                                         Anoka          Ham Lake
  C91    51451    Riata Court Apartments                                      Pima           Tucson
  C92    51466    Park Place Apartments                                       Waseca         Waseca
  C93    51464    Countryside Court Apartments                                Swift          Benson
  C94    51226    Edgewood Apartments                                         Itasca         Cohasset

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                           ADMINI-
                                           CUT-OFF     MATURITY                           STRATIVE     SUB-       NET
                  PROPERTY     ORIGINAL      DATE       DATE         LOAN      MORTGAGE     FEE      SERVICING  MORTGAGE
STATE  ZIP CODE     TYPE       BALANCE     BALANCE     BALANCE       TYPE        RATE      RATE(i)   FEE RATE     RATE
-----  --------  -----------  ----------  ----------  ----------   ----------  --------   ---------  ---------  --------
 NV     89502    Multifamily  $3,000,000  $2,810,496  $2,110,275    Balloon     8.490%      0.143%     0.100%     8.347%
 NV     89106    Multifamily   2,870,000   2,795,968   2,309,797    Balloon     7.750%      0.143%     0.100%     7.607%
 MA      2720    Multifamily   2,800,000   2,759,241   2,447,001    Balloon     7.010%      0.143%     0.100%     6.867%
 WA     98178    Multifamily   2,750,000   2,653,853   2,412,304    Balloon     8.000%      0.143%     0.100%     7.857%
 CA     92591    Multifamily   6,000,000   2,568,203          Fully  Amortizing 9.125%      0.143%     0.100%     8.982%
 UT     84604    Multifamily   2,618,000   2,552,183   1,782,348    Balloon     6.850%      0.143%     0.100%     6.707%
 CA     92071    Multifamily   2,520,000   2,491,758   2,168,238    Balloon     6.430%      0.143%     0.100%     6.287%
 NV     89109    Multifamily   2,600,000   2,481,634   2,137,194    Balloon     8.625%      0.143%     0.100%     8.482%
 NV     89503    Multifamily   2,490,000   2,473,289   2,184,226    Balloon     7.170%      0.143%     0.100%     7.027%
 AZ     85016    Multifamily   2,475,000   2,445,682   2,152,916    Balloon     6.836%      0.143%     0.100%     6.693%
 AZ     85017    Multifamily   2,400,000   2,372,608   3,060,250    Balloon     6.348%      0.143%     0.100%     6.205%
 AL     36101    Multifamily   2,500,000   2,370,344   1,737,782    Balloon     7.940%      0.143%     0.100%     7.797%
 KS     66112    Multifamily   2,350,000   2,324,797   2,052,782    Balloon     7.000%      0.143%     0.100%     6.857%
 CA     92706    Multifamily   2,300,000   2,273,825   1,858,964    Balloon     7.250%      0.143%     0.100%   7.10700%
 NV     89883    Multifamily   2,495,541   2,245,930   2,008,784    Balloon     7.500%      0.143%     0.100%     7.357%

 TX     78209    Multifamily
 TX     78209    Multifamily
                               2,250,000   2,226,855   1,563,890    Balloon     7.415%      0.143%     0.100%     7.272%

 WA     98102    Multifamily   2,350,000   2,192,324   2,116,444    Balloon     8.875%      0.143%     0.100%     8.732%
 AZ     85016    Multifamily   2,200,000   2,085,083   1,523,727    Balloon     7.940%      0.143%     0.100%     7.797%
 AZ     85251    Multifamily   2,000,000   1,987,838   1,736,853    Balloon     6.744%      0.143%     0.100%     6.601%
 NV     89110    Multifamily   2,050,000   1,928,036   1,644,445    Balloon     7.625%      0.143%     0.100%     7.482%
 AR     72227    Multifamily   2,000,000   1,896,276   1,390,227    Balloon     7.940%      0.143%     0.100%     7.797%
 CA     91411    Multifamily   1,925,000   1,872,857   1,687,018    Balloon     7.875%      0.143%     0.100%     7.732%
 OK     73008    Multifamily   1,900,000   1,869,684   1,225,509    Balloon     7.280%      0.183%     0.140%     7.097%
 FL     33311    Multifamily   1,875,000   1,868,496   1,668,610    Balloon     7.710%      0.143%     0.100%     7.567%
 ID     83686    Multifamily   1,930,000   1,866,883   1,682,969    Balloon     7.750%      0.143%     0.100%     7.607%
 CA     90250    Multifamily   1,880,000   1,866,719   1,639,305    Balloon     6.940%      0.143%     0.100%     6.797%
 CA     90250    Multifamily   1,864,000   1,851,207   1,630,885    Balloon     7.070%      0.143%     0.100%     6.927%
 NV     89503    Multifamily   1,840,000   1,827,651   1,614,046    Balloon     7.170%      0.143%     0.100%     7.027%
 GA     30305    Multifamily   1,840,000   1,810,943   1,631,172    Balloon     7.580%      0.143%     0.100%     7.437%
 AL     36608    Multifamily   1,900,000   1,801,315   1,319,508    Balloon     8.030%      0.143%     0.100%     7.887%
 AL     36608    Multifamily   1,900,000   1,801,315   1,319,508    Balloon     8.030%      0.143%     0.100%     7.887%
 MO     63103    Multifamily   1,800,000   1,788,857   1,412,321    Balloon     7.525%      0.143%     0.100%     7.382%
 AZ     85202    Multifamily   1,884,000   1,782,290   1,523,011    Balloon     8.000%      0.143%     0.100%     7.857%
 AZ     85301    Multifamily   1,850,000   1,765,068   1,516,908    Balloon     8.500%      0.143%     0.100%     8.357%
 WA     98105    Multifamily   1,890,000   1,733,675   1,684,075    Balloon     8.500%      0.143%     0.100%     8.357%
 CA     91423    Multifamily   1,750,000   1,718,734   1,530,685    Balloon     7.050%      0.143%     0.100%     6.907%
 MO     64138    Multifamily   1,650,000   1,632,305   1,441,315    Balloon     7.000%      0.143%     0.100%     6.857%
 AZ     85016    Multifamily   1,700,000   1,611,200   1,177,424    Balloon     7.940%      0.143%     0.100%     7.797%
 NY     10038    Multifamily   1,600,000   1,580,492   1,387,078    Balloon     6.710%      0.143%     0.100%     6.567%
 OK     74105    Multifamily   1,711,300   1,553,750   1,173,419    Balloon     7.650%      0.143%     0.100%     7.507%
 WA     98006    Multifamily   1,260,000   1,551,460   1,157,563    Balloon     8.400%      0.143%     0.100%     8.257%
 CA     94115    Multifamily   1,650,000   1,529,674   1,481,386    Balloon     9.000%      0.143%     0.100%     8.857%
 CA     90046    Multifamily   1,600,000   1,523,675   1,291,547    Balloon     7.875%      0.143%     0.100%     7.732%
 MN     56201    Multifamily   1,476,000   1,467,308   1,324,301    Balloon     8.085%      0.143%     0.100%     7.942%
 KS     66103    Multifamily   1,460,000   1,436,874   1,166,089    Balloon     6.850%      0.143%     0.100%     6.707%
 CA     90744    Multifamily   1,350,000   1,340,526   1,178,088    Balloon     6.970%      0.143%     0.100%     6.827%
 PA     16504    Multifamily   1,200,000   1,195,213   1,083,613    Balloon     8.305%      0.143%     0.100%     8.162%
 FL     32277    Multifamily   1,175,000   1,168,297   1,048,835    Balloon     7.875%      0.143%     0.100%     7.732%
 CA     95337    Multifamily   1,035,000   1,030,748     922,763    Balloon     7.800%      0.143%     0.100%     7.657%
 IL     60626    Multifamily   1,000,000     988,876     869,838    Balloon     6.840%      0.143%     0.100%     6.697%
 CA     90505    Multifamily     900,000     893,649     784,876    Balloon     6.945%      0.143%     0.100%     6.802%
 CA     91306    Multifamily     900,000     893,500     782,699    Balloon     6.840%      0.143%     0.100%     6.697%
 MN     55304    Multifamily     800,000     792,246     663,497    Balloon     8.135%      0.143%     0.100%     7.992%
 AZ     85716    Multifamily     770,000     765,105     685,801    Balloon     7.775%      0.143%     0.100%     7.632%
 MN     56093    Multifamily     760,000     755,718     684,652    Balloon     8.260%      0.143%     0.100%     8.117%
 MN     56215    Multifamily     672,000     665,637     559,289    Balloon     8.260%      0.143%     0.100%     8.117%
 MN     55721    Multifamily     650,000     643,714     574,251    Balloon     7.442%      0.143%     0.100%     7.299%

                                             FIRST    INTEREST
                  PROPERTY        NOTE      PAYMENT    ACCRUAL
STATE  ZIP CODE     TYPE          DATE       DATE      METHOD
-----  --------  -----------    --------    -------   --------
 NV     89502    Multifamily     11/1/96     1/1/97    30/360
 NV     89106    Multifamily    12/11/97     2/1/98    30/360
 MA      2720    Multifamily     3/20/98     5/1/98   ACT/360
 WA     98178    Multifamily     2/29/96     5/1/96    30/360
 CA     92591    Multifamily     7/21/94     9/1/94    30/360
 UT     84604    Multifamily     9/18/98    11/1/98   ACT/360
 CA     92071    Multifamily     9/11/98    11/1/98   ACT/360
 NV     89109    Multifamily     4/19/96     7/1/96    30/360
 NV     89503    Multifamily     1/11/99     3/1/99   ACT/360
 AZ     85016    Multifamily     7/20/98     9/1/98   ACT/360
 AZ     85017    Multifamily      9/4/98    11/1/98   ACT/360
 AL     36101    Multifamily      8/1/97    10/1/97   ACT/360
 KS     66112    Multifamily     8/14/98    10/1/98   ACT/360
 CA     92706    Multifamily    12/14/98     2/1/99   ACT/360
 NV     89883    Multifamily     11/1/95    12/1/95    30/360

 TX     78209    Multifamily
 TX     78209    Multifamily
                                 4/16/99     6/1/99   ACT/360

 WA     98102    Multifamily     6/25/90     7/1/90   ACT/360
 AZ     85016    Multifamily     7/23/97     9/1/97   ACT/360
 AZ     85251    Multifamily      2/1/99     4/1/99   ACT/360
 NV     89110    Multifamily    12/13/95     2/1/96    30/360
 AR     72227    Multifamily     7/23/97     9/1/97   ACT/360
 CA     91411    Multifamily    11/22/96     1/1/97    30/360
 OK     73008    Multifamily     8/21/98    10/1/98   ACT/360
 FL     33311    Multifamily      4/6/99     6/1/99   ACT/360
 ID     83686    Multifamily     8/13/96    10/1/96    30/360
 CA     90250    Multifamily      1/7/99     3/1/99   ACT/360
 CA     90250    Multifamily      1/7/99     3/1/99   ACT/360
 NV     89503    Multifamily     1/11/99     3/1/99   ACT/360
 GA     30305    Multifamily    11/24/97     1/1/98   ACT/360
 AL     36608    Multifamily      8/1/97    10/1/97    30/360
 AL     36608    Multifamily      8/1/97    10/1/97    30/360
 MO     63103    Multifamily     1/12/99     3/1/99   ACT/360
 AZ     85202    Multifamily     3/25/96     5/1/96    30/360
 AZ     85301    Multifamily     5/17/96     7/1/96    30/360
 WA     98105    Multifamily     3/17/94     5/1/94    30/360
 CA     91423    Multifamily    11/14/97     1/1/98   ACT/360
 MO     64138    Multifamily     8/14/98    10/1/98   ACT/360
 AZ     85016    Multifamily     7/23/97     9/1/97   ACT/360
 NY     10038    Multifamily     7/16/98     9/1/98   ACT/360
 OK     74105    Multifamily     1/16/96     3/1/96    30/360
 WA     98006    Multifamily      1/2/87     3/1/87    30/360
 CA     94115    Multifamily     5/27/94     8/1/94    30/360
 CA     90046    Multifamily     7/31/96     9/1/96    30/360
 MN     56201    Multifamily    12/21/98     2/1/99   ACT/360
 KS     66103    Multifamily     9/18/98    11/1/98   ACT/360
 CA     90744    Multifamily      1/7/99     3/1/99   ACT/360
 PA     16504    Multifamily     2/18/99     4/1/99   ACT/360
 FL     32277    Multifamily     1/14/99     3/1/99   ACT/360
 CA     95337    Multifamily     3/11/99     5/1/99   ACT/360
 IL     60626    Multifamily     8/26/98    10/1/98   ACT/360
 CA     90505    Multifamily      1/7/99     3/1/99   ACT/360
 CA     91306    Multifamily      1/7/99     3/1/99   ACT/360
 MN     55304    Multifamily    12/21/98     2/1/99   ACT/360
 AZ     85716    Multifamily    12/21/98     2/1/99   ACT/360
 MN     56093    Multifamily    12/21/98     2/1/99   ACT/360
 MN     56215    Multifamily    12/21/98     2/1/99   ACT/360
 MN     55721    Multifamily      8/5/98    10/1/98   ACT/360

              ORIGINAL    ORIGINAL                  REMAINING
              TERM TO    AMORTIZATION                TERM TO                  CROSS-                          LOCKOUT
 MONTHLY      MATURITY     TERM          SEASONING  MATURITY    MATURITY  COLLATERALIZED      RELATED        EXPIRATION
 PAYMENT      (MONTHS)  (MONTHS)(II)      (MONTHS)  (MONTHS)      DATE        LOANS            LOANS            DATE
 -------      --------  -------------    ---------  ---------   --------  --------------      -------        ----------
$26,016        120        240               35         85       12/1/06          No              No
 21,678        120        300               22         98        1/1/08          No              No
 18,647        120        360               19        101        4/1/08          No              No            3/31/02
 20,144        120        360               43         77        4/1/06          No              No
 88,291         96         96               63         33        8/1/02          No              No
 20,062        120        240               13        107       10/1/08          No              No            5/31/08
 15,812        120        360               13        107       10/1/08          No              No             8/1/08
 21,145        120        300               41         79        6/1/06          No              No
 16,851        120        360                9        111        2/1/09          No              Yes(B)        12/2/08
 16,195        120        360               15        105        8/1/08          No              No             6/1/08
 14,931        120        360               13        107       10/1/08          No              No             8/1/08
 20,900        119        240               26         93        8/1/07          No              No
 15,635        120        360               14        106        9/1/08          No              Yes(C)         5/1/08
 16,625        120        300               10        110        1/1/09          No              No            11/1/08
 20,120         84        240               48         36      10/31/02          No              No



 18,009        120        240                6        114        5/1/09          No              No             2/1/09

 18,698        144        360              113         31        6/1/02          No              No            5/31/93
 18,423        120        240               27         93        8/1/07          No              Yes(D)
 12,964        120        360                8        112        3/1/09          No              No           12/30/08
 15,316        120        300               46         74        1/1/06          No              No
 16,720        120        240               27         93        8/1/07          No              Yes(D)
 13,956        120        360               35         85       12/1/06          No              Yes(E)
 13,770        180        300               14        166        9/1/13          No              Yes(F)        4/30/13
 13,381        120        360                6        114        5/1/09          No              No             2/1/09
 13,792        120        360               38         82        9/1/06          No              No
 12,432        120        360                9        111        2/1/09          No              Yes(G)        12/2/08
 12,489        120        360                9        111        2/1/09          No              Yes(G)        12/2/08
 12,452        120        360                9        111        2/1/09          No              Yes(B)        12/2/08
 12,966        120        360               23         97       12/1/07          No              No           11/30/01
 15,860        119        240               26         93        8/1/07          No              Yes(H)
 15,860        119        240               26         93        8/1/07          No              Yes(H)
 12,617        180        360                9        171        2/1/14          No              Yes(C)        11/1/13
 14,513        120        300               43         77        4/1/06          No              No
 14,897        120        300               41         79        6/1/06          No              No
 15,219         84        300               67         17        4/1/01          No              No
 11,702        120        360               23         97       12/1/07          No              No           11/30/01
 10,977        120        360               14        106        9/1/08          No              Yes(C)         5/1/08
 14,236        120        240               27         93        8/1/07          No              Yes(D)
 10,335        120        360               15        105        8/1/08          No              No            3/31/08
 13,944        120        240               45         75        2/1/06          No              No
 14,215        240        360              153         87        2/1/07          No              No            1/31/88
 13,847         84        300               64         20        7/1/01          No              No
 12,215        120        300               39         81        8/1/06          No              Yes(E)
 10,918        120        360               10        110        1/1/09          No              Yes(I)        11/1/08
 10,180        120        300               13        107       10/1/08          No              No            5/31/08
  8,954        120        360                9        111        2/1/09          No              Yes(G)        12/2/08
  9,062        120        360                8        112        3/1/09          No              Yes(I)       12/30/08
  8,520        120        360                9        111        2/1/09          No              No            11/1/08
  7,451        120        360                7        113        4/1/09          No              No            1/30/09
  6,546        120        360               14        106        9/1/08          No              No             7/2/08
  5,955        120        360                9        111        2/1/09          No              Yes(G)        12/2/08
  5,891        120        360                9        111        2/1/09          No              Yes(G)        12/2/08
  6,246        120        300               10        110        1/1/09          No              Yes(I)        11/1/08
  5,530        120        360               10        110        1/1/09          No              No            11/1/08
  5,715        120        360               10        110        1/1/09          No              Yes(I)        11/1/08
  5,303        120        300               10        110        1/1/09          No              Yes(I)        11/1/08
  4,519        120        360               14        106        9/1/08          No              No             7/2/08


PREPAYMENT PENALTY DESCRIPTION (MONTHS)                  YIELD MAINTENANCE TYPE
--------------------------------------                   ----------------------
YM(120)                                                 Int. Rate Diff. (Type 3A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(48)/GRTR1%PPMT or YM(66)/OPEN(6)                     Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(96)                                             Int. Rate Diff. (Type 1A)
LO(115)/OPEN(5)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
YM(119)                                                 Int. Rate Diff. (Type 3A)
LO(116)/OPEN(4)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
$250+YM(84)                                             Int. Rate Diff. (Type 1A)



LO(117)/OPEN(3)/DEF                                     NAP

OPEN(24)/LO(12)/GRTR1%PPMT or YM(107)/OPEN(1)           Int. Rate Diff. (Type 3B)
YM(120)                                                 Int. Rate Diff. (Type 3A)
LO(117)/OPEN(3)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 3A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(175)/OPEN(5)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(48)/GRTR1%PPMT or YM(66)/OPEN(6)                     Int. Rate Diff. (Type 1A)
YM(119)                                                 Int. Rate Diff. (Type 3A)
YM(119)                                                 Int. Rate Diff. (Type 3A)
LO(177)/OPEN(3)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(84)                                                  Int. Rate Diff. (Type 2A)
LO(48)/GRTR1%PPMT or YM(66)/OPEN(6)                     Int. Rate Diff. (Type 1A)
LO(116)/OPEN(4)/DEF                                     NAP
YM(120)                                                 Int. Rate Diff. (Type 3A)
LO(115)/OPEN(5)/DEF                                     NAP
YM(120)                                                 Int. Rate Diff. (Type 3A)
(iii)                                                   Int. Rate Diff. (Type 1A)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(118)/OPEN(2)/DEF                                     NAP
LO(115)/OPEN(5)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP

                                                                                                      CUT-OFF
                                                                                                        DATE
            LOAN                                                                 APPRAISAL  APPRAISAL   LTV      YEAR BUILT/
SEQUENCE  NUMBER           PROPERTY NAME                                           VALUE      DATE      RATIO     RENOVATED
--------  ------           -------------                                         ---------  --------- -------    ---------
  P38    3021714     Balfour Place Apartments                                   $7,635,000   9/6/96      37%       1973
  P39    3044039     Desert Garden Apartments                                    4,600,000   4/24/97     61%     1975/1996
  C40     50731      Border City Mills                                           3,580,000  11/12/97     77%     1873/1989
  P41    3014289     Empire Terrace Apartments                                   3,830,000   2/6/96      69%       1987
  P42    1201383     The Park Manor Apartments                                   8,500,000   7/6/94      30%       1986
  C43     51082      Cinnamon Tree Apartments                                    3,770,000   6/22/98     68%       1965
  C44     51290      Fletcher Valley Apartments                                  3,150,000   6/29/98     79%       1980
  P45    3016037     Sierra Vista Square Apartments                              4,950,000   1/18/96     50%     1980/1993
  C46     51462      College Terrace Apartments II                               3,400,000   9/15/98     73%       1996
  C47     51208      Loma Linda Gardens                                          3,300,000   6/11/98     74%       1970
  C48     51279      Silver Tree Apartments                                      3,000,000   7/7/98      79%       1986
  P49    3035128     Warren House Apartments                                     5,860,700   4/30/97     40%       1979
  C50     51032      Westwood Apartments                                         3,200,000   5/27/98     73%       1960
  C51     51446      Ross Tower Apartments                                       4,000,000   8/7/98      57%       1986
  P52    3010428     Pueblo Village Apartments                                   5,000,000   8/2/95      45%       1988


  C53A    51496      Greenbrier And Village Oaks Apartments-Greenbrier Apts                                        1967
  C53B    51496      Greenbrier And Village Oaks Apartments-Village Oaks Apts                                      1967
  C53     51496      Greenbrier And Village Oaks Apartments (Roll-Up)            3,215,000   9/24/98     69%


  P54    3036670     Gilman Terrace Apartments II                                3,325,000   1/15/90     66%       1990
  P55    3034980     Warren House East Apartments                                4,300,000   4/2/97      48%       1968
  C56     51490      Scottsdale Serrento Apartments                              9,090,000   8/14/98     22%       1978
  P57    3012309     Saratoga Palms at Diamond Head                              2,760,000   11/7/95     70%       1991
  P58    3034733     Warren House/Terrace II Apts.                               6,000,000   4/16/97     32%       1975
  P59    3021334     Weddington Apartments                                       2,570,000  10/22/96     73%       1972
  C60     51054      Spanish Garden Apartments                                   2,850,000   6/3/98      66%     1968/1997
  C61     51517      Camelot West Apartments                                     2,500,000   2/16/99     75%     1966/1972
  P62    3019882     Juniper Court Apartments                                    2,550,000   7/8/96      73%       1977
  C63     51485      Oceana Apartments                                           2,350,000  10/13/98     79%       1972
  C64     51477      El Caballero Apartments                                     2,330,000  10/13/98     79%       1972
  C65     51461      College Terrace Apartments I                                2,600,000   9/15/98     70%       1993
  C66     50378      Buckhead Gardens Apts                                       2,300,000   9/24/97     79%     1957/1997
  P67    3037876     Warren Village Mobile                                       4,077,000   5/9/97      44%       1975
  P68    3037868     Warren Inn (Mobile)                                         3,833,000   5/9/97      47%     1984/1992
  C69     51345      Drake Plaza Apartments                                      2,300,000  10/20/98     78%     1905/1988
  P70    3014420     The Courtyard Apartments                                    2,650,000   3/6/96      67%     1973/1995
  P71    3016698     Maryland Gardens Apartments                                 2,880,000   3/18/96     61%       1983
  P72    1796796     Upstairs/Downstairs Apartments                              2,700,000   1/13/94     64%       1976
  C73     50401      Colbath Apartments                                          2,540,000   8/28/97     68%     1978/1996
  C74     51031      Stonewood Apartments                                        2,450,000   5/27/98     67%     1973/1997
  P75    3034998     Park Thomas Apartments                                      2,900,000   4/2/97      56%     1966/1996
  C76     50995      232 Front Street                                            2,115,000   5/6/98      75%     1900/1997
  P77    3013232     Autumn Woods Apartments                                     2,400,000   8/31/95     65%       1973
  P78    3036001     Newport 40                                                  2,590,000   1/7/97      60%       1981
  P79    2092443     2121-2127 Fillmore Street                                   2,950,000   9/27/93     52%     1910/1977
  P80    3015682     Regents Apartments                                          2,200,000   7/23/96     69%       1961
  C81     51463      Fairview Apartments                                         1,845,000   8/2/98      80%       1978
  C82     51100      Mission Manor Apartments                                    1,825,000   8/5/98      79%       1975
  C83     51476      Peach Tree Apartments                                       1,875,000  10/21/98     71%       1987
  C84     51489      Highland Square Apartments                                  1,500,000   9/11/98     80%       1952
  C85     51479      Carousel Apartments                                         1,500,000  11/30/98     78%     1963/1993
  C86     51505      Casa Del Valle Apartments                                   1,535,000   1/28/99     67%       1983
  C87     51270      1346 W. Jarvis Apartments                                   1,250,000   5/8/98      79%       1922
  C88     51478      Madison Square Apartments                                   1,150,000  10/20/98     78%       1969
  C89     51486      Kelvin Square Apartments                                    1,200,000   11/5/98     74%       1977
  C90     51467      Brynwood Apartments                                         1,000,000   9/16/98     79%     1978/1992
  C91     51451      Riata Court Apartments                                      1,175,000   9/15/98     65%       1997
  C92     51466      Park Place Apartments                                         960,000   9/9/98      79%       1977
  C93     51464      Countryside Court Apartments                                  840,000   9/2/98      79%       1978
  C94     51226      Edgewood Apartments                                           890,000   7/1/98      72%       1997

                                                                                 TOTAL        SF/                           LOAN
                                                                                 UNITS/       UNIT/          NET         BALANCE PER
            LOAN                                                                 ROOM/        ROOM/        RENTABLE       SF/UNIT/
SEQUENCE  NUMBER           PROPERTY NAME                                         BED          BED          AREA (SF)      ROOM/BED
--------  ------           -------------                                         ---          ---          ---------     -----------
  P38    3021714     Balfour Place Apartments                                    220          Units        200,964       $ 12,775
  P39    3044039     Desert Garden Apartments                                    148          Units        109,400         18,892
  C40     50731      Border City Mills                                           106          Units        102,367         26,031
  P41    3014289     Empire Terrace Apartments                                    94          Units         74,592         28,232
  P42    1201383     The Park Manor Apartments                                   400          Units        269,800          6,421
  C43     51082      Cinnamon Tree Apartments                                     65          Units         66,184         39,264
  C44     51290      Fletcher Valley Apartments                                   72          Units         44,856         34,608
  P45    3016037     Sierra Vista Square Apartments                              174          Units         77,850         14,262
  C46     51462      College Terrace Apartments II                                22          Units         26,400        112,422
  C47     51208      Loma Linda Gardens                                          130          Units         93,084         18,813
  C48     51279      Silver Tree Apartments                                       98          Units         59,152         24,210
  P49    3035128     Warren House Apartments                                     244          Units        126,320          9,715
  C50     51032      Westwood Apartments                                         168          Units        144,720         13,838
  C51     51446      Ross Tower Apartments                                       105          Units         74,690         21,655
  P52    3010428     Pueblo Village Apartments                                   124          Units         88,600         18,112


  C53A    51496      Greenbrier And Village Oaks Apartments-Greenbrier Apts       63          Units         52,900
  C53B    51496      Greenbrier And Village Oaks Apartments-Village Oaks Apts     64          Units         51,750
  C53     51496      Greenbrier And Village Oaks Apartments (Roll-Up)            127          Units        104,650         17,534


  P54    3036670     Gilman Terrace Apartments II                                 42          Units         37,725         52,198
  P55    3034980     Warren House East Apartments                                257          Units        135,101          8,113
  C56     51490      Scottsdale Serrento Apartments                              188          Units        149,374         10,574
  P57    3012309     Saratoga Palms at Diamond Head                               56          Units         47,536         34,429
  P58    3034733     Warren House/Terrace II Apts.                               223          Units        114,215          8,503
  P59    3021334     Weddington Apartments                                        50          Units         38,736         37,457
  C60     51054      Spanish Garden Apartments                                    70          Units         55,800         26,710
  C61     51517      Camelot West Apartments                                      67          Units         51,276         27,888
  P62    3019882     Juniper Court Apartments                                     96          Units         72,000         19,447
  C63     51485      Oceana Apartments                                            81          Units         46,404         23,046
  C64     51477      El Caballero Apartments                                      84          Units         44,598         22,038
  C65     51461      College Terrace Apartments I                                 19          Units         21,683         96,192
  C66     50378      Buckhead Gardens Apts                                        50          Units         31,800         36,219
  P67    3037876     Warren Village Mobile                                       196          Units        239,340          9,190
  P68    3037868     Warren Inn (Mobile)                                         226          Units         88,060          7,970
  C69     51345      Drake Plaza Apartments                                       85          Units         63,375         21,045
  P70    3014420     The Courtyard Apartments                                    112          Units         62,944         15,913
  P71    3016698     Maryland Gardens Apartments                                 120          Units         84,808         14,709
  P72    1796796     Upstairs/Downstairs Apartments                               19          Units         30,024         91,246
  C73     50401      Colbath Apartments                                           22          Units         28,866         78,124
  C74     51031      Stonewood Apartments                                         87          Units         76,024         18,762
  P75    3034998     Park Thomas Apartments                                      193          Units         75,598          8,348
  C76     50995      232 Front Street                                              8          Units          8,704        197,562
  P77    3013232     Autumn Woods Apartments                                     120          Units         99,936         12,948
  P78    3036001     Newport 40                                                   40          Units         36,088         38,787
  P79    2092443     2121-2127 Fillmore Street                                    16          Units         13,612         95,605
  P80    3015682     Regents Apartments                                           34          Units         37,331         44,814
  C81     51463      Fairview Apartments                                          72          Units         49,000         20,379
  C82     51100      Mission Manor Apartments                                     96          Units         66,135         14,967
  C83     51476      Peach Tree Apartments                                        89          Units         42,800         15,062
  C84     51489      Highland Square Apartments                                   56          Units         42,000         21,343
  C85     51479      Carousel Apartments                                          92          Units         76,480         12,699
  C86     51505      Casa Del Valle Apartments                                    45          Units         30,936         22,906
  C87     51270      1346 W. Jarvis Apartments                                    34          Units         27,800         29,085
  C88     51478      Madison Square Apartments                                    16          Units         15,083         55,853
  C89     51486      Kelvin Square Apartments                                     41          Units         22,877         21,793
  C90     51467      Brynwood Apartments                                          50          Units         20,590         15,845
  C91     51451      Riata Court Apartments                                       16          Units         15,120         47,819
  C92     51466      Park Place Apartments                                        48          Units         29,080         15,744
  C93     51464      Countryside Court Apartments                                 34          Units         29,300         19,578
  C94     51226      Edgewood Apartments                                          18          Units         15,552         35,762

                                     ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                  U/W                             MOST
           OCCUPANCY                                              CASH                  U/W      RECENT         MOST
 OCCUPANCY   AS OF         U/W          U/W           U/W         FLOW     U/W        RESERVES    END          RECENT
  PERCENT    DATE        REVENUES     EXPENSES     CASH FLOW      DSCR   RESERVES     PER UNIT    DATE        REVENUES
  -------    ----        --------     --------     ---------      ----   --------     --------    ----        --------


     93%    12/31/98    $1,450,834    $664,958    $  730,876      2.34   $ 55,000     $250.00    12/31/98    $1,450,834
    100%      2/2/99       760,731     335,126       388,605      1.49     37,000      250.00     1/30/99       806,045
     98%     12/1/98       797,651     491,542       279,609      1.25     26,500      250.00    12/31/98       814,972
     99%    12/31/98       701,248     310,868       366,880      1.52     23,500      250.00    12/31/98       701,248
     97%      3/1/99     1,991,264     606,896     1,284,368      1.21    100,000      250.00    12/31/98     1,991,264
     99%     1/20/99       564,944     228,623       313,031      1.30     23,290      358.31    12/31/98       641,583
    100%     7/31/98       453,491     196,780       242,311      1.28     14,400      200.00    12/31/98       440,579
     87%     1/27/99       869,234     516,328       309,406      1.22     43,500      250.00    12/31/98       869,030
     99%     12/1/98       338,730      79,336       252,794      1.25      6,600      300.00    12/31/98       329,099
     95%    12/22/98       764,656     489,661       242,495      1.25     32,500      250.00    12/31/98       758,858
    100%     1/31/99       502,271     234,837       238,328      1.33     29,106      297.00    12/31/98       488,055
     92%     1/14/97     1,446,412     751,260       634,152      2.53     61,000      250.00    12/31/98     1,515,678
     98%     2/25/99       758,295     481,015       235,280      1.25     42,000      250.00    12/31/98       792,830
    100%    11/30/98       660,258     269,745       358,115      1.80     32,398      308.55    12/31/98       700,452
     69%      2/9/99       580,610     268,276       281,334      1.17     31,000      250.00    12/31/98       621,083

     98%      2/1/99
     95%      2/1/99
                           695,987     371,646       291,541      1.35     32,800      258.27    12/31/98       652,470

     98%      2/1/99       394,805     137,463       245,792      1.10     11,550      275.00     6/30/98       394,805
     96%     1/14/97     1,153,447     764,571       324,626      1.47     64,250      250.00    12/31/98     1,212,214
     95%     7/30/98     1,371,055     557,867       759,563      4.88     53,625      285.24    12/31/98     1,349,819
    100%      2/9/99       386,250     168,309       203,941      1.11     14,000      250.00    12/31/98       386,251
     95%     1/14/97     1,063,012     555,186       452,076      2.25     55,750      250.00    12/31/98     1,120,356
     98%      1/1/99       381,027     164,698       203,829      1.22     12,500      250.00    12/31/98       381,028
     89%      8/4/98       732,492     343,696       360,796      2.18     28,000      400.00    12/31/98       650,818
     94%     3/29/99       454,887     237,557       201,920      1.26     15,410      230.00    12/31/98       480,658
     99%    12/31/98       451,047     214,205       212,842      1.29     24,000      250.00    12/31/98       451,047
     95%     11/2/98       464,236     216,311       227,464      1.52     20,461      252.60    12/31/98       472,658
     98%    11/12/98       468,645     210,411       232,474      1.55     25,760      306.67    12/31/98       472,065
    100%     12/1/98       269,802      77,166       186,936      1.25      5,700      300.00    12/31/98       270,474
     98%    12/31/98       371,706     162,269       201,937      1.30      7,500      150.00    12/31/98       371,362
     98%     1/14/97     1,067,553     558,759       459,794      2.42     49,000      250.00    12/31/98     1,119,143
     76%     1/14/97     1,309,289     627,567       625,222      3.29     56,500      250.00    12/31/98     1,377,959
     97%    12/28/98       416,388     202,264       189,995      1.25     24,129      283.87    12/31/98       398,639
    100%      1/1/99       483,241     236,458       218,783      1.26     28,000      250.00    12/31/98       483,241
     99%     5/30/98       614,460     290,381       294,079      1.65     30,000      250.00    12/31/98       645,510
    100%      3/1/99       441,047     180,016       251,531      1.38      9,500      500.00    12/31/98       441,048
    100%    12/29/98       293,370     102,943       185,917      1.32      4,510      205.00    12/31/98       305,977
     96%     2/25/99       432,372     245,119       165,503      1.26     21,750      250.00    12/31/98       437,641
    100%     1/14/97       827,188     545,062       233,876      1.37     48,250      250.00    12/31/98       869,366
    100%      7/1/98       222,551      41,209       179,742      1.45      1,600      200.00    12/31/98       204,099
     98%      2/1/99       535,333     258,033       247,300      1.48     30,000      250.00    12/31/98       558,810
    100%     3/25/99       377,551     136,094       231,457      1.36     10,000      250.00    12/31/98       377,551
    100%     1/29/99       393,440     104,801       276,513      1.66      5,156      322.25    12/31/98       404,846
    100%      1/1/99       331,097     138,759       183,838      1.25      8,500      250.00    12/31/98       331,097
     89%      9/1/98       367,076     169,271       179,805      1.37     18,000      250.00    12/31/98       372,427
     96%     8/11/98       429,178     242,067       160,999      1.32     26,112      272.00    12/31/98       425,447
     97%    11/12/98       425,470     240,943       164,250      1.53     20,277      227.83    12/31/98       441,649
     95%     12/1/98       295,043     142,490       136,454      1.25     16,099      287.48    12/31/98       297,697
     96%      1/5/99       387,965     237,148       127,817      1.25     23,000      250.00    12/31/98       380,972
    100%     3/12/99       249,887     119,865       118,772      1.33     11,250      250.00    12/31/98       249,972
     97%     3/17/99       225,666     106,886       106,693      1.36     12,087      355.50    12/31/98       212,509
     96%    11/12/98       169,706      61,075       101,147      1.42      7,484      467.75    12/31/98       174,901
    100%    11/12/98       221,005      90,507       118,886      1.68     11,612      283.22    12/31/98       235,162
    100%     11/1/98       269,808     138,896       118,412      1.58     12,500      250.00    12/31/98       275,930
     94%      2/9/99       149,040      50,512        93,728      1.41      4,800      300.00    12/31/98       134,516
     83%      3/1/99       182,442      84,408        86,034      1.25     12,000      250.00    12/31/98       208,230
     94%    10/31/98       145,398      51,343        85,555      1.34      8,500      250.00    12/31/98       142,890
     94%     1/14/99       121,298      45,208        72,130      1.33      3,960      220.00


                          MOST     2ND
                         RECENT    MOST
   MOST        MOST       CASH    RECENT
  RECENT      RECENT      FLOW     END
 EXPENSES    CASH FLOW    DSCR     DATE
 --------   ----------    ----     ----

 $628,999   $  720,378    2.31
  295,521      510,524    1.96    7/31/97
  445,699      346,422    1.55   12/31/97
  276,927      378,466    1.57   12/31/97
  445,333    1,545,931    1.46   12/31/97
  299,919      341,664    1.42   12/31/97
  203,109      216,641    1.14   12/31/97
  504,092      364,938    1.44   12/31/97
   77,506      251,593    1.24
  470,939      237,468    1.22   12/31/97
  227,736      235,803    1.32   12/31/97
  676,136      814,175    3.25   12/31/97
  457,590      335,240    1.79   12/31/97
  214,869      485,583    2.43   12/31/97
  238,246      382,837    1.59   12/31/97



  317,258      271,596    1.26   12/31/97

  116,682      278,123    1.24   12/31/97
  718,430      446,748    2.02   12/31/97
  519,819      704,626    4.53   12/31/97
  165,237      221,014    1.20   12/31/97
  503,224      617,132    3.08   12/31/97
  161,918      200,319    1.20   12/31/97
  285,799      365,019    2.21
  207,152      246,782    1.54   12/31/97
  194,497      208,218    1.26   12/31/97
  166,532      300,645    2.02   12/31/97
  158,876      288,314    1.92   12/31/97
   76,942      193,532    1.30   12/31/97
  140,170      228,558    1.47   12/31/97
  524,659      586,846    3.08   12/31/97
  558,275      774,791    4.07   12/31/97
  198,116      200,523    1.32
  236,832      174,210    1.00   12/31/97
  259,658      360,802    2.02
  168,051      272,997    1.49   12/31/97
   87,767      199,062    1.42   12/31/97
  238,783      198,858    1.51   12/31/97
  495,401      345,193    2.02   12/31/97
   34,713      169,386    1.37
  237,602      307,759    1.84   12/31/97
  127,932      249,619    1.46   12/31/97
   94,582      310,264    1.87   12/31/97
  106,929      153,682    1.05   12/31/97
  164,679      207,748    1.59   12/31/97
  243,632       54,272    0.44   12/31/97
  209,159      223,770    2.08   12/31/97
  117,871      165,426    1.52   12/31/97
  245,107      135,865    1.33   12/31/97
  111,457      123,745    1.38   12/31/97
   99,225      102,074    1.30
   42,160      119,742    1.68   12/31/97
   73,395      157,662    2.23   12/31/97
  131,750      144,180    1.92   12/31/97
   29,498      105,018    1.58   12/31/97
   83,057      125,173    1.83   12/31/97
   49,293       93,597    1.47   12/31/97


                                     2ND                                                                              SECOND  SECOND
                                    MOST                                     LARGEST LARGEST                  SECOND LARGEST LARGEST
    2ND        2ND        2ND      RECENT                            LARGEST  TENANT TENANT                  LARGEST  TENANT  TENANT
   MOST       MOST       MOST       CASH                              TENANT  % OF    LEASE                   TENANT   % OF   LEASE
  RECENT     RECENT     RECENT      FLOW                              LEASED  TOTAL  EXPIRA-  SECOND LARGEST  LEASED  TOTAL EXPIRA-
 REVENUES   EXPENSES  CASH FLOW     DSCR    LARGEST TENANT              SF     SF     TION        TENANT        SF      SF    TION
 --------   --------  ---------     ----    --------------              --     --     ----        ------        --      --    ----

$  770,639  $233,171  $  537,468    2.07
   732,951   507,519     215,368    0.96
   649,185   289,305     346,005    1.43
 1,633,941   426,907   1,207,034    1.14
   537,944   220,389     247,757    1.03
   425,181   173,364     218,552    1.15
   877,889   491,765     386,124    1.52

   652,534   473,888     177,926    0.92
   445,083   205,798     239,285    1.34
 1,481,362   755,399     699,595    2.79
   643,168   372,333    -643,146   -3.43
   508,274   233,852     261,644    1.31
   716,118   271,610     444,508    1.84



   665,636   344,692     259,296    1.20

   374,690   121,653     253,037    1.13  Jeff Rizzuto, David O'Leary  1,800   5%  6/30/00  Michael Felicetty   1,300   3%      MTM
 1,168,071   724,560     402,316    1.82
 1,318,904   511,357     671,721    4.32
   294,940   128,074     148,232    0.81
 1,053,477   524,063     529,414    2.64
   363,800   149,896     165,848    0.99

   459,445   218,241     189,652    1.18
   432,855   219,460     166,707    1.01
   451,235   175,494     261,120    1.75
   455,617   162,949     270,334    1.80
   277,720    64,977     212,743    1.42
   269,854   121,750    -251,627   -1.62
 1,081,154   552,819     513,956    2.70
 1,376,815   476,478     871,035    4.58

   473,716   217,032     215,201    1.24

   409,218   151,576     257,642    1.41
   182,083    78,436      99,951    0.71
   266,024   178,238      87,786    0.67
   807,735   493,203     285,838    1.67

   541,506   252,929     263,220    1.57
   342,007   123,875     218,132    1.28
   381,201    92,931     288,270    1.73  Pastry Associates            1,717  13%  9/30/00  Cielo Boutique, Inc. 1,475  11%  6/30/01
   321,636   117,566     163,269    1.11
   271,046   117,019     121,027    0.92
   314,646   200,881     -18,124   -0.15
   425,676   211,779     197,274    1.84
   297,140   135,278     161,862    1.49
   356,905   198,628      96,374    0.94
   253,444   118,898     134,546    1.50

   158,389    35,372     117,124    1.64
   221,938    85,639     128,332    1.82
   272,908   138,297     134,611    1.80
    23,796     3,739      20,057    1.21
   172,705    44,856     127,849    1.86
   141,127    44,574      96,553    1.52


  SE-     LOAN
QUENCE   NUMBER          PROPERTY NAME                        PROPERTY ADDRESS                  COUNTY             CITY
------   ------          -------------                        ----------------                  ------             ----
  C95    51420   Evergreen Apartments                  1337 24th St., NW                       Kandiyohi         Willmar
  C96    51487   Crenshire Villa Apartments            810 Crenshaw Blvd.                      Los Angeles       Los Angeles
  C97    51459   Highlander Apartments                 801 E. 2nd Street                       Meeker            Litchfield
  C98    51441   Village Apartments                    6434 East Cave Creek Road               Maricopa          Cave Creek
  C99    51278   South Hill Village Shopping Center    120-31st Ave. SE                        Pierce            Puyallup

 C100A   51321   SLJ Realty Portfolio-Raritan NJ       Routes 28 & 202, Somerville Circle      Somerset          Raritan
 C100B   51321   SLJ Realty Portfolio-Jamaica NY       162-24 Jamaica Avenue                   Queens            Jamaica
 C100C   51321   SLJ Realty Portfolio-Fulton St        376 Fulton Street                       Kings             Brooklyn
 C100D   51321   SLJ Realty Portfolio-Union NJ         2706 Route 22 E                         Union             Union
 C100E   51321   SLJ Realty Portfolio-Flatbush Ave     2600 Flatbush Avenue                    Kings             Brooklyn
 C100    51321   SLJ Realty Portfolio (Roll-Up)

 P101  3023470   De Anza Country Shopping Center       7700-7840 & 7720 Limonite Avenue        Riverside         Riverside
 C102    50233   Summerhill Plaza Shopping Center      7501-7581 West Lake Mead Boulevard      Clark             Las Vegas
 P103  3011459   Downtown Centre                       876-894 Marsh St.& 879-899 Higuera St.  San Luis Obispo   San Luis Obispo
 P104  1200963   Las Posas Plaza                       98 Daily Drive                          Ventura           Camarillo
 C105    50791   K-Mart Plaza - Durham, NC             2004 Avondale Drive                     Durham            Durham
 C106    51292   Mesa Shores Shopping Center           2154 East Baseline Road                 Maricopa          Mesa
 P107  3016292   Bouquet Canyon Plaza                  26501-26547 Bouquet Canyon Road         Los Angeles       Santa Carita
 P108  3019775   Home Depot/Parkside Center            Lots 1&2 Sierra Executive Centre Unit 3  Washoe            Reno
 C109    51044   University Plaza Shopping Center      3429-3519 University Ave.               Peoria            Peoria
 C110    51330   Woodlawn Shopping Center              8700 Richmond Highway                   Fairfax           Alexandria
 P111  3011889   Sante Fe Springs Promenade            11442-11570 E. Telegraph Road           Los Angeles       Santa Fe Springs
 P112  3008539   H. K. Valley Shopping Center          17607-17643 Sherman Way                 Los Angeles       Reseda
 P113  3021508   Best Buy Plaza                        3900 Tyler Street                       Riverside         Riverside
 C114    51163   Town & Country Plaza                  13714-13820 SW 152nd St.                Dade              Miami
 C115    51162   Miller West Plaza                     14702-14792 SW 56th St.                 Dade              Miami
 C116    51171   Third Street Plaza Shopping Center    1170 Third St. South                    Collier           Naples
 C117    50976   Pine Lake Plaza                       10400 Griffin Road                      Broward           Cooper City
 C118    51498   Glenwood Crossings Shopping Center    2701 18th Street                        Kenosha           Kenosha
 C119    50991   Monterey Plaza Shopping Center        201 Southwest Monterey Rd.              Martin            Stuart
 C120    50885   Paducah Towne Center                  3200 Irvin Cobb Drive                   McCracken         Paducah
 C121    50154   Dolphin Plaza Shopping Center         17161-17239 NW 27th Ave.                Dade              Miami
 C122    50311   University Square Shopping Center     3136 E. Tenth Street                    Pitt              Greenville

 C123A   51144   Tri State # 1                         3220 North Main Street                  Tarrant           Fort Worth
 C123B   51144   Tri State # 3                         6900 Camp Bowie Boulevard               Tarrant           Fort Worth
 C123    51144   Tri State # 1 & # 3 (Roll-Up)

 P124  4549193   Barkley Village                       2915-2950 Newmarket Street              Whatcom           Bellingham
 C125    50916   Royal Oaks of Bloomingdale            3210 Lithia Pinecrest Rd                Hillsborough      Brandon
 P126  1201300   McGrath Court Retail Center           7051-7095 Clairemont Mesa Boulevard     San Diego         San Diego
 C127    51306   Best Buy Building                     19929 Rinaldi Street                    Los Angeles       Northridge
 P128  3021920   Foothill Ranch Marketplace            26741, 26761, 26771, 26781 & 26795      Orange            Foothill Ranch
                                                         Portola Parkway
 P129  3041399   Ironwood Square - Phase III           202-206 Ironwood Drive                  Kootenai County   Coeur D'Alene
 C130    51437   Shops At England Run                  736 Warrenton Road (Highway 17)         Stafford          Fredericksburg
 C131    51484   Fairfield Square Shopping Center      2831 South Main Street                  Guilford          High Point
 P132  3009370   Greentree Village Shopping Center     1800 South Milton Rd.                   Coconino County   Flagstaff
 C133    51449   Perimeter Oaks Shopping Center        3262-3274 Inner Perimeter Drive         Lowndes           Valdosta
 C134    51327   Gower-Gulch Center                    6100 - 6134 West Sunset Blvd            Los Angeles       Los Angeles
 P135  3009040   Willow Glen Plaza                     1120-1130 Bird Avenue                   Santa Clara       San Jose
 P136  3054277   SRO Center                            3904, 3908, 3920 Meridian Street        Whatcom           Bellingham
 C137    51052   Tukwila Park Shopping Center          640-690 Strander Blvd.                  King              Tukwila
 C138    51516   Rite Aid-Alpine                       1661 Alpine Blvd.                       San Diego         Alpine
 C139    51216   San Miguel Plaza                      3003 S. St. Francis Drive at Zia Road   Santa Fe          Santa Fe
 C140    51335   Kids "R" Us                           2745 NE 193rd Street                    Dade              Aventura
 C141    51450   Brea Village Shopping Center          1001-1039 E. Imperial Highway           Orange            Brea
 C142    51002   Spring Hope Commons Shopping Center   603 E. Nash St.                         Nash              Spring Hope
 C143    51005   Warren Corners Shopping Center        U.S.Highway 158                         Warren            Warrenton
 C144    51508   500 State Street                      500 - 510 State Street                  Santa Barbara     Santa Barbara

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                                                              ADMINI-
                                                 CUT-OFF        MATURITY                                      STRATIVE     SUB-
          ZIP       PROPERTY        ORIGINAL      DATE            DATE                LOAN        MORTGAGE      FEE     SERVICING
STATE    CODE         TYPE          BALANCE      BALANCE        BALANCE               TYPE          RATE       RATE(I)   FEE RATE
-----    ----         ----          -------      -------        -------               ----          ----       -------   --------
  MN    56201     Multifamily    $   615,000   $   608,972    $   509,199           Balloon          8.075%    0.143%     0.100%
  CA    90005     Multifamily        600,000       597,390        532,134           Balloon          7.585%    0.143%     0.100%
  MN    55355     Multifamily        552,000       546,773        459,417           Balloon          8.260%    0.143%     0.100%
  AZ    85331     Multifamily        500,000       484,756                      Fully Amortizing     7.650%    0.143%     0.100%
  WA    98374        Retail       12,750,000    12,615,460     11,051,113           Balloon          6.697%    0.143%     0.100%

  NJ     8896        Retail
  NY    11432        Office
  NY    11201        Retail
  NJ     7083        Retail
  NY    11234        Retail
                                  12,000,000    11,881,525      9,774,186           Balloon          7.515%    0.143%     0.100%

  CA    92509        Retail       12,000,000    11,389,244      9,770,004           Balloon          7.980%    0.143%     0.100%
  NV    89106        Retail       11,500,000    11,339,680     10,279,762           Balloon          7.940%    0.148%     0.105%
  CA    93401        Retail       11,500,000    10,803,864      9,195,028           Balloon          7.500%    0.143%     0.100%
  CA    93010        Retail       12,000,000    10,650,301      5,347,640           Balloon          9.040%    0.143%     0.100%
  NC    27704        Retail        9,800,000     9,672,179      8,609,609           Balloon          7.200%    0.143%     0.100%
  AZ    85204        Retail        8,588,000     8,503,499      7,504,121           Balloon          7.000%    0.143%     0.100%
  CA    91355        Retail        8,360,000     7,970,562      6,869,483           Balloon          8.590%    0.143%     0.100%
  NV    89502        Retail        8,187,568     7,601,005      6,686,697           Balloon          7.450%    0.143%     0.100%
  IL    61604        Retail        7,300,000     7,216,567      6,329,413           Balloon          6.720%    0.143%     0.100%
  VA    22309        Retail        6,575,000     6,534,062      5,815,799           Balloon          7.500%    0.143%     0.100%
  CA    90670        Retail        6,720,000     6,349,575      5,483,685           Balloon          8.375%    0.143%     0.100%
  CA    91406        Retail        6,200,000     5,851,749      5,128,612           Balloon          8.875%    0.143%     0.100%
  CA    92504        Retail        6,200,000     5,825,728      4,434,685           Balloon          9.125%    0.143%     0.100%
  FL    33177        Retail        5,500,000     5,399,525      2,340,971           Balloon          7.275%    0.143%     0.100%
  FL    33185        Retail        5,300,000     5,203,179      2,255,844           Balloon          7.275%    0.143%     0.100%
  FL    34102        Retail        5,000,000     4,956,739      4,395,803           Balloon          7.250%    0.143%     0.100%
  FL    33328        Retail        5,000,000     4,947,155      4,332,947           Balloon          6.690%    0.143%     0.100%
  WI    53140        Retail        4,827,000     4,806,900      4,463,035           Balloon          7.750%    0.143%     0.100%
  FL    34994        Retail        4,500,000     4,447,646      3,949,192           Balloon          7.160%    0.143%     0.100%
  KY    42003        Retail        4,450,000     4,407,633      3,902,589           Balloon          7.140%    0.143%     0.100%
  FL    33056        Retail        4,415,400     4,349,016      4,143,674           Balloon          8.140%    0.143%     0.100%
  NC    27858        Retail        4,381,403     4,348,981      3,490,520           Balloon          7.780%    0.143%     0.100%

  TX    76106        Retail
  TX    76107        Retail
                                   4,250,000     4,215,163      3,718,364           Balloon          7.050%    0.143%     0.100%

  WA    98226        Retail        4,200,000     4,125,299      3,433,443           Balloon          8.375%    0.143%     0.100%
  FL    33511        Retail        4,160,000     4,108,761      3,627,925           Balloon          6.920%    0.143%     0.100%
  CA    92111        Retail        4,900,000     3,941,168                      Fully Amortizing    10.250%    0.143%     0.100%
  CA    91326        Retail        3,915,000     3,884,266      3,408,386           Balloon          6.875%    0.143%     0.100%
  CA    92610        Retail        4,300,000     3,817,327                      Fully Amortizing     8.575%    0.143%     0.100%
  ID    83814        Retail        3,600,000     3,510,625      2,915,826           Balloon          8.000%    0.143%     0.100%
  VA    22406        Retail        3,525,000     3,501,765      3,098,459           Balloon          7.250%    0.143%     0.100%
  NC    27263        Retail        3,400,000     3,380,071      3,026,580           Balloon          7.760%    0.143%     0.100%
  AZ    86001        Retail        3,300,000     3,112,348      2,713,884           Balloon          8.625%    0.143%     0.100%
  GA    30320        Retail        3,000,000     2,981,390      2,678,366           Balloon          7.875%    0.143%     0.100%
  CA    90028        Retail        3,000,000     2,972,495      2,620,493           Balloon          7.000%    0.143%     0.100%
  CA    95125        Retail        3,150,000     2,967,640      2,582,843           Balloon          8.500%    0.143%     0.100%
  WA    98226        Retail        3,000,000     2,949,586      2,394,250           Balloon          7.430%    0.143%     0.100%
  WA    98188        Retail        2,950,000     2,901,838      2,377,283           Balloon          7.150%    0.143%     0.100%
  CA    91903        Retail        2,800,000     2,788,187      2,490,370           Balloon          7.701%    0.143%     0.100%
  NM    87505        Retail        2,800,000     2,769,706      2,460,406           Balloon          7.223%    0.143%     0.100%
  FL    33180        Retail        2,775,000     2,712,787      1,723,084           Balloon          7.250%    0.143%     0.100%
  CA    92821        Retail        2,700,000     2,683,251      2,410,530           Balloon          7.875%    0.143%     0.100%
  NC    27882        Retail        2,700,000     2,652,093      2,143,629           Balloon          6.670%    0.143%     0.100%
  NC    27589        Retail        2,550,000     2,505,524      2,030,931           Balloon          6.770%    0.143%     0.100%
  CA    93101        Retail        2,473,500     2,464,700      2,196,370           Balloon          7.620%    0.143%     0.100%


                                         NET                       FIRST      INTEREST
           ZIP       PROPERTY         MORTGAGE       NOTE         PAYMENT      ACCRUAL
 STATE    CODE         TYPE             RATE         DATE          DATE        METHOD
 -----    ----         ----             ----         ----          ----        ------
  MN     56201     Multifamily         7.932%      12/11/98        2/1/99      ACT/360
  CA     90005     Multifamily         7.442%        3/1/99        5/1/99      ACT/360
  MN     55355     Multifamily         8.117%      12/21/98        2/1/99      ACT/360
  AZ     85331     Multifamily         7.507%      12/16/98        2/1/99      ACT/360
  WA     98374       Retail            6.554%       8/31/98       11/1/98      ACT/360

  NJ      8896       Retail
  NY     11432       Office
  NY     11201       Retail
  NJ      7083       Retail
  NY     11234       Retail
                                       7.372%       1/14/99        3/1/99      ACT/360

  CA     92509       Retail            7.837%       6/18/96       8/10/96      ACT/360
  NV     89106       Retail            7.792%      12/30/97        2/1/98      ACT/360
  CA     93401       Retail            7.357%       11/8/95        2/1/96       30/360
  CA     93010       Retail            8.897%        7/1/94      11/15/94       30/360
  NC     27704       Retail            7.057%       4/30/98        6/1/98      ACT/360
  AZ     85204       Retail            6.857%       9/15/98       11/1/98      ACT/360
  CA     91355       Retail            8.447%        6/8/95        7/1/95       30/360
  NV     89502       Retail            7.307%        9/1/95      10/15/95      ACT/360
  IL     61604       Retail            6.577%       8/26/98       10/1/98      ACT/360
  VA     22309       Retail            7.357%        1/4/99        3/1/99      ACT/360
  CA     90670       Retail            8.232%       12/7/95        2/1/96       30/360
  CA     91406       Retail            8.732%       7/19/95        9/1/95       30/360
  CA     92504       Retail            8.982%      11/15/96        1/1/97       30/360
  FL     33177       Retail            7.132%      12/11/98        2/1/99      ACT/360
  FL     33185       Retail            7.132%      12/11/98        2/1/99      ACT/360
  FL     34102       Retail            7.107%      10/30/98       12/1/98      ACT/360
  FL     33328       Retail            6.547%        9/1/98       11/1/98      ACT/360
  WI     53140       Retail            7.607%       3/12/99        5/1/99      ACT/360
  FL     34994       Retail            7.017%       6/30/98        8/1/98      ACT/360
  KY     42003       Retail            6.997%       9/11/98       11/1/98      ACT/360
  FL     33056       Retail            7.997%       9/19/97       11/1/97      ACT/360
  NC     27858       Retail            7.637%      12/11/98        1/1/99      ACT/360

  TX     76106       Retail
  TX     76107       Retail
                                       6.907%       11/2/98        1/1/99      ACT/360

  WA     98226       Retail            8.232%        5/9/96        6/1/96       30/360
  FL     33511       Retail            6.777%       6/24/98        8/1/98      ACT/360
  CA     92111       Retail           10.107%       6/30/94        9/1/94       30/360
  CA     91326       Retail            6.732%       12/8/98        2/1/99      ACT/360
  CA     92610       Retail            8.432%       11/1/96       12/1/96       30/360
  ID     83814       Retail            7.857%      12/10/97        2/1/98       30/360
  VA     22406       Retail            7.107%        1/4/99        3/1/99      ACT/360
  NC     27263       Retail            7.617%       1/29/99        3/1/99      ACT/360
  AZ     86001       Retail            8.482%       8/29/95       10/1/95       30/360
  GA     30320       Retail            7.732%      12/23/98        2/1/99      ACT/360
  CA     90028       Retail            6.857%       9/23/98       12/1/98      ACT/360
  CA     95125       Retail            8.357%       8/22/95       10/1/95       30/360
  WA     98226       Retail            7.287%       7/27/98       10/1/98       30/360
  WA     98188       Retail            7.007%       8/31/98       10/1/98      ACT/360
  CA     91903       Retail            7.558%       3/31/99        5/1/99      ACT/360
  NM     87505       Retail            7.080%       7/24/98        9/1/98      ACT/360
  FL     33180       Retail            7.107%      12/29/98        2/1/99      ACT/360
  CA     92821       Retail            7.732%      11/20/98        2/1/99      ACT/360
  NC     27882       Retail            6.527%       8/31/98       10/1/98      ACT/360
  NC     27589       Retail            6.627%       8/31/98       10/1/98      ACT/360
  CA     93101       Retail            7.477%       4/19/99        6/1/99      ACT/360


         ORIGINAL    ORIGINAL               REMAINING
         TERM TO   AMORTIZATION              TERM TO                  CROSS-                LOCKOUT
MONTHLY  MATURITY      TERM      SEASONING   MATURITY    MATURITY COLLATERALIZED  RELATED  EXPIRATION
PAYMENT  (MONTHS)  (MONTHS)(II)   (MONTHS)   (MONTHS)      DATE       LOANS        LOANS      DATE
-------  --------  ------------   --------   --------      ----       -----        -----      ----

$  4,777    120         300          10         110       1/1/09        No         Yes(I)    11/1/08
   4,230    120         360           7         113       4/1/09        No          No       1/30/09
   4,356    120         300          10         110       1/1/09        No         Yes(I)    11/1/08
   4,710    180         180          10         170       1/1/14        No          No       11/1/13
  82,248    120         360          13         107      10/1/08        No          No        8/1/08






  88,796    120         300           9         111       2/1/09        No          No       11/1/08

  92,153    121         300          40          81      8/10/06        No          No
  83,902    120         360          22          98       1/1/08        No          No      12/31/01
  84,984    120         300          46          74       1/1/06        No          No
 108,276    180         240          60         120     10/15/09        No          No
  66,521    120         360          18         102       5/1/08        No         Yes(J)    4/30/02
  57,136    120         360          13         107      10/1/08        No          No        6/2/08
  67,825    131         300          53          78       5/1/06        No         Yes(K)
  61,836    106         279          49          57      7/15/04        No          No
  47,202    120         360          14         106       9/1/08        No          No       4/30/08
  45,973    120         360           9         111       2/1/09        No         Yes(L)    9/30/08
  53,451    120         300          46          74       1/1/06        No          No
  51,501    120         300          51          69       8/1/05        No          No
  56,191    120         240          35          85      12/1/06        No          No
  43,554    180         240          10         170       1/1/14        No         Yes(M)     9/1/13
  41,970    180         240          10         170       1/1/14        No         Yes(M)     9/1/13
  34,109    120         360          12         108      11/1/08        No          No        7/1/08
  32,231    120         360          13         107      10/1/08        No          No       5/31/08
  34,581     92         360           7          85     12/31/06        No          No       9/30/06
  30,424    120         360          16         104       7/1/08        No          No       2/29/08
  30,026    120         360          13         107      10/1/08        No          No       10/1/02
  32,831     84         360          25          59      10/1/04        No          No       9/30/00
  31,685    171         351          11         160       3/1/13        No          No       2/28/06



  28,418    120         360          11         109      12/1/08        No         Yes(F)    8/31/08

  33,466    145         300          42         103       6/1/08        No          No
  27,453    120         360          16         104       7/1/08        No         Yes(J)    6/30/02
  53,408    180         180          63         117       8/1/09        No          No
  25,719    120         360          10         110       1/1/09        No         Yes(N)    10/2/08
  42,533    180         180          36         144      11/1/11        No          No      10/31/99
  27,785    120         300          22          98       1/1/08        No          No
  24,047    120         360           9         111       2/1/09        No         Yes(L)    9/30/08
  24,382    120         360           9         111       2/1/09        No          No       11/1/08
  26,851    120         300          50          70       9/1/05        No          No
  21,752    120         360          10         110       1/1/09        No          No       10/1/08
  19,959    120         360          12         108      11/1/08        No          No        9/1/08
  25,365    120         300          50          70       9/1/05        No          No
  22,033    120         300          14         106       9/1/08        No          No
  21,133    120         300          14         106       9/1/08        No          No       4/30/08
  19,965    120         360           7         113       4/1/09        No          No        2/1/09
  19,050    120         360          15         105       8/1/08        No          No        6/1/08
  23,037    120         216          10         110       1/1/09        No          No       10/1/08
  19,577    120         360          10         110       1/1/09        No         Yes(O)    11/1/08
  18,518    120         300          14         106       9/1/08        No         Yes(P)    4/30/08
  17,650    120         300          14         106       9/1/08        No         Yes(P)    4/30/08
  17,499    120         360           6         114       5/1/09        No          No        3/1/09


PREPAYMENT PENALTY DESCRIPTION (MONTHS)                  YIELD MAINTENANCE TYPE
---------------------------------------                  ----------------------

LO(118)/OPEN(2)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(178)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP






LO(117)/OPEN(3)/DEF                                     NAP

YM(121)                                                 Int. Rate Diff. (Type 3A)
LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)                       Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 3A)
YM(180)                                                 Int. Rate Diff. (Type 3A)
LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEF                   Int. Rate Diff. (Type 1A)
LO(116)/OPEN(4)/DEF                                     NAP
OPEN(11)/YM(120)                                        Int. Rate Diff. (Type 3A)
$250+YM(106)                                            Int. Rate Diff. (Type 1A)
LO(115)/OPEN(5)/DEF                                     NAP
LO(115)/OPEN(5)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(176)/OPEN(4)/DEF                                     NAP
LO(176)/OPEN(4)/DEF                                     NAP
LO(116)/OPEN(4)/DEF                                     NAP
LO(115)/OPEN(5)/DEF                                     NAP
LO(89)/OPEN(3)/DEF                                      NAP
LO(115)/OPEN(5)/DEF                                     NAP
LO(48)/GRTR1%PPMTorYM(66)/OPEN(6)/DEF                   Int. Rate Diff. (Type 1A)
LO(35)/GRTR1%PPMTorYM(42)/OPEN(7)                       Int. Rate Diff. (Type 1A)
LO(86)/GRTR1%PPMTorYM(78)/OPEN(7)                       Int. Rate Diff. (Type 1A)



LO(116)/OPEN(4)/DEF                                     NAP

OPEN(25)/YM(120)                                        Int. Rate Diff. (Type 2A)
LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)/DEF                   Int. Rate Diff. (Type 1A)
$250+YM(180)                                            Int. Rate Diff. (Type 1A)
LO(117)/OPEN(3)/DEF                                     NAP
LO(36)/$250+YM(142)/OPEN(2)                             Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 2A)
LO(115)/OPEN(5)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(117)/OPEN(3)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$500+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(115)/OPEN(5)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(115)/OPEN(5)/DEF                                     NAP
LO(115)/OPEN(5)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP


                                                                              CUT-OFF               TOTAL     SF/
                                                                               DATE                 UNITS/   UNIT/
  SE-    LOAN                                            APPRAISAL  APPRAISAL   LTV   YEAR BUILT/   ROOM/    ROOM/
QUENCE  NUMBER        PROPERTY NAME                        VALUE       DATE    RATIO   RENOVATED     BED      BED
------  ------        --------------                       -----       ----    -----   ---------     ---      ---

 C95      51420   Evergreen Apartments                  $ 1,080,000    9/2/98    56%        1973        37   Units
 C96      51487   Crenshire Villa Apartments              1,080,000   10/2/98    55%        1991        17   Units
 C97      51459   Highlander Apartments                     690,000    9/2/98    79%        1978        24   Units
 C98      51441   Village Apartments                      1,850,000   10/9/98    26%        1984        48   Units
 C99      51278   South Hill Village Shopping Center     17,000,000   7/16/98    74%        1995   141,997   SF

C100A     51321   SLJ Realty Portfolio-Raritan NJ                                           1991    27,843   SF
C100B     51321   SLJ Realty Portfolio-Jamaica NY                                           1930    36,250   SF
C100C     51321   SLJ Realty Portfolio-Fulton St                                            1920    16,830   SF
C100D     51321   SLJ Realty Portfolio-Union NJ                                             1986    11,800   SF
C100E     51321   SLJ Realty Portfolio-Flatbush Ave                                         1965    10,800   SF
 C100     51321   SLJ Realty Portfolio (Roll-Up)         17,600,000   7/28/98    68%               103,523   SF

 P101   3023470   De Anza Country Shopping Center        15,600,000   4/11/96    73%        1979   223,742   SF
 C102     50233   Summerhill Plaza Shopping Center       16,300,000  12/18/97    70%        1997    91,339   SF
 P103   3011459   Downtown Centre                        14,500,000   9/26/95    75%        1993    81,064   SF
 P104   1200963   Las Posas Plaza                        16,180,000   6/12/94    66%   1966/1987   128,028   SF
 C105     50791   K-Mart Plaza - Durham, NC              11,800,000   1/31/98    82%   1971/1991   234,478   SF
 C106     51292   Mesa Shores Shopping Center            10,735,000    8/1/98    79%        1984   107,379   SF
 P107   3016292   Bouquet Canyon Plaza                   12,000,000   4/11/95    66%        1995   101,800   SF
 P108   3019775   Home Depot/Parkside Center             10,900,000    2/1/95    70%        1993   114,943   SF
 C109     51044   University Plaza Shopping Center        9,150,000   6/24/98    79%   1966/1989   130,195   SF
 C110     51330   Woodlawn Shopping Center                8,500,000  10/21/98    77%   1973/1998   109,690   SF
 P111   3011889   Sante Fe Springs Promenade              9,600,000   10/2/95    66%   1952/1992   114,446   SF
 P112   3008539   H. K. Valley Shopping Center            9,000,000    6/1/95    65%        1994    68,793   SF
 P113   3021508   Best Buy Plaza                          8,500,000    9/1/96    69%        1995    88,508   SF
 C114     51163   Town & Country Plaza                    8,800,000   9/15/98    61%        1991    94,180   SF
 C115     51162   Miller West Plaza                       7,800,000   9/15/98    67%        1990    87,722   SF
 C116     51171   Third Street Plaza Shopping Center      6,700,000    8/1/98    74%        1989    53,779   SF
 C117     50976   Pine Lake Plaza                         6,950,000    6/4/98    71%   1988/1998   106,107   SF
 C118     51498   Glenwood Crossings Shopping Center      6,250,000   12/1/98    77%        1992    77,594   SF
 C119     50991   Monterey Plaza Shopping Center          5,800,000    4/3/98    77%   1976/1997   102,090   SF
 C120     50885   Paducah Towne Center                    6,100,000   3/13/98    72%   1970/1995   126,110   SF
 C121     50154   Dolphin Plaza Shopping Center           6,360,000   6/20/97    68%        1991    96,191   SF
 C122     50311   University Square Shopping Center       5,500,000   8/22/97    79%   1987/1997    67,893   SF

C123A     51144   Tri State # 1                                                        1964/1996   102,385   SF
C123B     51144   Tri State # 3                                                        1964/1997    45,490   SF
 C123     51144   Tri State # 1 & # 3 (Roll-Up)           5,700,000    8/1/98    74%               147,875   SF

 P124   4549193   Barkley Village                         5,600,000    2/1/98    74%        1996    44,233   SF
 C125     50916   Royal Oaks of Bloomingdale              5,200,000    5/2/98    79%        1989    89,272   SF
 P126   1201300   McGrath Court Retail Center             7,670,000   6/15/94    51%        1991    48,736   SF
 C127     51306   Best Buy Building                       5,200,000  11/10/98    75%        1998    45,174   SF
 P128   3021920   Foothill Ranch Marketplace              8,250,000    2/1/97    46%        1993    42,086   SF
 P129   3041399   Ironwood Square - Phase III             5,300,000   12/1/97    66%        1996    43,914   SF
 C130     51437   Shops At England Run                    4,700,000  10/23/98    75%        1993    59,850   SF
 C131     51484   Fairfield Square Shopping Center        4,550,000  12/18/98    74%   1966/1994    70,809   SF
 P132   3009370   Greentree Village Shopping Center       4,650,000    7/5/95    67%        1979    51,200   SF
 C133     51449   Perimeter Oaks Shopping Center          4,000,000  11/18/98    75%        1998    34,700   SF
 C134     51327   Gower-Gulch Center                      4,700,000   7/28/95    63%   1976/1997    35,415   SF
 P135   3009040   Willow Glen Plaza                       4,200,000   7/17/98    71%        1990    27,820   SF
 P136   3054277   SRO Center                              4,590,000    6/2/98    64%        1990    42,389   SF
 C137     51052   Tukwila Park Shopping Center            3,790,000    7/6/98    77%        1985    29,979   SF
 C138     51516   Rite Aid-Alpine                         3,550,000    1/1/99    79%        1999    16,320   SF
 C139     51216   San Miguel Plaza                        3,500,000   11/5/98    79%        1998    26,600   SF
 C140     51335   Kids "R" Us                             3,700,000  10/26/98    73%        1991    27,600   SF
 C141     51450   Brea Village Shopping Center            4,400,000   9/25/98    61%        1978    40,964   SF
 C142     51002   Spring Hope Commons Shopping Center     3,400,000    6/1/98    78%        1997    47,950   SF
 C143     51005   Warren Corners Shopping Center          3,130,000    6/1/98    80%        1997    45,400   SF
 C144     51508   500 State Street                        3,650,000   10/1/98    68%   1927/1989    17,937   SF


              LOAN
   NET    BALANCE PER
RENTABLE    SF/UNIT/
AREA (SF)   ROOM/BED
---------   --------

  31,450     $16,495
  14,050      35,141
  19,000      22,782
  33,600      10,099
 141,997          89

  27,843
  36,250
  16,830
  11,800
  10,800
 103,523         115

 223,742          51
  91,339         124
  81,064         133
 128,028          83
 234,478          41
 107,379          79
 101,800          78
 114,943          66
 130,195          55
 109,690          60
 114,446          55
  68,793          85
  88,508          66
  94,180          57
  87,722          59
  53,779          92
 106,107          47
  77,594          62
 102,090          44
 126,110          35
  96,191          45
  67,893          64

 102,385
  45,490
 147,875          29

  44,233          93
  89,272          46
  48,736          81
  45,174          86
  42,086          91
  43,914          80
  59,850          59
  70,809          48
  51,200          61
  34,700          86
  35,415          84
  27,820         107
  42,389          70
  29,979          97
  16,320         171
  26,600         104
  27,600          98
  40,964          66
  47,950          55
  45,400          55
  17,937         137

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                              U/W
                OCCUPANCY                                                     CASH                     U/W
  OCCUPANCY       AS OF          U/W           U/W             U/W            FLOW      U/W          RESERVES
   PRESENT        DATE          REVENUES     EXPENSES       CASH FLOW         DSCR     RESERVES      PER UNIT
   -------        ----          --------     --------       ---------         ----     --------      --------
       73%      11/18/98      $  228,845     $ 115,592      $  104,003         1.81   $ 9,250      $   250.00
      100%      12/31/98         150,228        56,928          89,050         1.75     4,250          250.00
      100%       11/2/98         113,781        38,269          67,512         1.29     8,000          333.33
      100%       10/1/98         288,601       159,324         114,877         2.03    14,400          300.00
      100%       8/20/98       2,034,581       532,683       1,441,118         1.46    14,200            0.10

      100%       9/30/98
      100%       9/30/98
      100%       9/30/98
      100%       9/30/98
      100%       9/30/98
                               2,222,745       709,214       1,390,648         1.31    15,686            0.15

       90%      12/31/98       1,919,712       424,778       1,355,110         1.23    55,936            0.25
       98%      12/31/98       1,827,435       346,292       1,423,314         1.41    10,961            0.12
      100%        1/1/99       1,769,455       478,793       1,210,247         1.19    16,213            0.20
      100%       2/12/99       2,291,904       542,411       1,636,934         1.26    32,007            0.25
       99%       3/24/99       1,420,687       360,175       1,001,972         1.26    23,448            0.10
       89%       12/1/98       1,379,785       347,829         961,097         1.40    19,035            0.18
       85%      12/31/98       1,400,214       349,728         984,781         1.21    20,360            0.20
      100%        2/1/99       1,289,605       258,196         959,887         1.29    22,989            0.20
       98%       9/11/98       1,078,008       284,445         706,108         1.25    42,964            0.33
       89%        2/4/99         921,252       159,108         700,267         1.27    21,938            0.20
       96%        3/1/99       1,292,993       350,930         846,058         1.32    28,612            0.25
      100%        4/1/99       1,193,532       364,565         766,379         1.24    17,198            0.25
      100%      12/31/98         998,020       178,258         772,366         1.15    17,702            0.20
      100%       12/4/98       1,183,117       405,868         715,654         1.37    18,838            0.20
      100%      11/30/98       1,053,766       367,570         632,806         1.26    17,544            0.20
       92%       9/30/98       1,189,648       635,640         512,399         1.25    14,251            0.26
       95%       9/30/98         919,812       355,112         517,067         1.34    15,916            0.15
      100%      12/31/98         760,403       227,505         499,390         1.20    15,519            0.20
       95%       3/26/99         773,911       242,323         483,380         1.32    15,314            0.15
       99%       12/1/98         791,672       235,677         488,559         1.36    18,917            0.15
       88%       2/28/99         924,421       353,008         520,785         1.32    14,388            0.15
      100%       12/7/98         631,101        94,139         520,974         1.37    10,182            0.15


      100%        6/1/99
       93%        6/1/99
                                 718,908       225,292         426,294         1.25    27,204            0.18

       98%       5/20/99         698,035       175,807         491,963         1.23     8,847            0.20
       93%        3/1/99         735,396       283,786         422,692         1.28     8,927            0.10
       93%        3/1/99       1,077,072       281,287         753,697         1.18     9,747            0.20
      100%      11/18/98         495,516        88,919         386,106         1.25     6,770            0.15
      100%       1/25/99       1,151,128       323,727         788,384         1.54     8,417            0.20
      100%       3/24/99         564,124       128,858         405,415         1.22     8,783            0.20
       94%      11/18/98         546,089       123,065         385,630         1.34    11,970            0.20
       96%      12/31/98         508,378       104,323         375,956         1.29    14,162            0.20
      100%        1/1/99         646,600       202,277         403,506         1.25    12,800            0.25
      100%      12/18/98         425,560        81,217         326,530         1.25     3,470            0.10
       98%       9/11/98         650,220       257,123         350,884         1.47    17,708            0.50
      100%       2/11/99         511,166       138,354         354,144         1.16     5,564            0.20
      100%      12/31/98         490,133       130,366         335,083         1.27     8,478            0.20
       95%        9/2/98         476,146       119,987         322,085         1.27     7,495            0.25
      100%       1/28/99         319,133         9,383         308,743         1.29     1,007            0.06
      100%      12/31/98         363,412        62,416         288,100         1.26     2,660            0.10
      100%      12/10/98         356,927         7,157         348,390         1.26     1,380            0.05
       98%        3/1/99         517,234       139,320         325,783         1.39    10,241            0.25
      100%       11/1/98         386,346        72,579         296,823         1.34     7,193            0.15
      100%        4/1/99         341,442        56,552         269,481         1.27     6,810            0.15
      100%       10/6/98         382,556       104,614         262,503         1.25     4,484            0.25


                                                                                                   MOST              2nd
  MOST                                                                                            RECENT             MOST
 RECENT                   MOST                     MOST                   MOST                     CASH             RECENT
  END                    RECENT                   RECENT                 RECENT                    FLOW              END
  DATE                  REVENUES                 EXPENSES               CASH FLOW                  DSCR              DATE
  ----                  --------                 --------               ---------                  ----             ------
12/31/98              $   226,684              $ 137,662              $    89,022                  1.55            12/31/97
12/31/98                  156,234                 45,946                  105,988                  2.09            12/31/97
12/31/98                  114,759                 35,578                   79,181                  1.51            12/31/97
12/31/98                  301,203                130,330                  170,873                  3.02            12/31/97
12/31/98                1,971,861                212,070                1,656,352                  1.68            12/31/97


12/31/98                2,511,841                553,346                1,958,495                  1.84            12/31/97

12/31/98                2,142,081                414,442                1,700,041                  1.54            12/31/97
12/31/98                1,829,603                333,574                1,462,533                  1.45
12/31/98                1,953,606                391,774                1,561,832                  1.53            12/31/97
12/31/98                2,467,200                534,176                1,933,024                  1.49            12/31/97
12/31/98                  854,434                265,544                  559,835                  0.70            12/31/97
12/31/98                  891,623                340,840                  513,761                  0.75
12/31/98                1,443,681                376,828                1,066,853                  1.31            12/31/97
12/31/98                1,249,421                194,805                1,054,616                  1.42            12/31/97
12/31/98                1,031,205                253,658                  753,487                  1.33            12/31/97
12/31/98                  837,869                111,460                  726,409                  1.32            12/31/97
12/31/98                1,282,608                286,520                  996,088                  1.55            12/31/97
12/31/98                1,379,246                332,353                1,046,893                  1.69            12/31/97
12/31/98                  998,010                128,357                  869,653                  1.29
12/31/98                1,272,660                545,861                  724,128                  1.39            12/31/97
12/31/98                1,206,220                459,237                  746,983                  1.48            12/31/97
12/31/98                1,175,597                615,807                  512,759                  1.25            12/31/97
12/31/98                  685,207                190,703                  415,322                  1.07            12/31/97
12/31/98                  793,770                205,067                  586,825                  1.41            12/31/97
12/31/98                  807,082                257,256                   -3,432                 -0.01            12/31/97
12/31/98                  812,610                210,461                  602,149                  1.67            12/31/97
12/31/98                  909,483                315,524                  593,959                  1.51            12/31/97
12/31/97                  276,840                 80,253                  196,587                  0.52            12/31/96




12/31/98                  740,765                249,861                  377,339                  1.11            12/31/97

12/31/98                  657,966                172,643                  485,323                  1.21
12/31/97                  661,862                277,053                  370,873                  1.13            12/31/96
12/31/98                1,077,072                279,859                  797,213                  1.24

12/31/98                1,262,341                300,931                  953,755                  1.87            12/31/97
12/31/98                  660,259                188,022                  472,237                  1.42            12/31/97
12/31/98                  631,206                101,063                  530,143                  1.84            12/31/97
12/31/98                  529,033                100,113                  428,920                  1.47            12/31/97
12/31/98                  718,444                188,837                  499,019                  1.55            12/31/97

12/31/98                  698,311                252,112                  390,471                  1.63            12/31/97
12/31/98                  506,918                108,530                  398,388                  1.31            12/31/97
12/31/98                  554,038                125,961                  378,324                  1.43            12/31/97
12/31/98                  455,487                119,057                  319,094                  1.26            12/31/97


12/31/98                  322,356                 10,171                  312,185                  1.13            12/31/97
12/31/98                  589,761                113,941                  449,214                  1.91            12/31/97

12/31/98                  304,014                 66,318                  236,630                  1.12            12/31/97
12/31/98                  418,055                100,740                  287,612                  1.37            12/31/97

                                            2ND
                                            MOST                                                        LARGEST         LARGEST
      2ND            2ND           2ND     RECENT                                           LARGEST     TENANT          TENANT
      MOST           MOST         MOST      CASH                                             TENANT       % OF           LEASE
     RECENT         RECENT       RECENT     FLOW                                             LEASED      TOTAL          EXPIRA-
    REVENUES       EXPENSES     CASH FLOW   DSCR         LARGEST TENANT                        SF          SF             TION
    --------       --------     ---------   ----         --------------                     -------    --------        ---------
 $   243,641    $  161,492   $   82,149     1.43
     153,895        51,423       93,738     1.85
     108,498        34,084       47,014     0.90
     295,902       106,585      130,242     2.30
   1,756,668       443,977    1,227,218     1.24       G.I. Joes, Inc.                          52,300      37%          9/30/17

                                                       The Wiz                                  27,843     100%         12/31/00
                                                       New York City                            25,879      71%          6/30/05
                                                       The Wiz                                  16,830     100%         12/31/07
                                                       Party City                               11,800     100%          8/31/06
                                                       Sam Ash                                  10,000      93%          6/30/03
   2,365,169       388,576    1,976,593     1.86       The Wiz                                  27,843      27%         12/31/00

   2,070,302       390,712    1,654,446     1.50       K-Mart                                   88,596      40%         10/31/06
                                                       Gold's Gym                               32,000      35%         12/31/12
   1,573,271         7,448    1,565,823     1.54       DTC Cinema                               27,500      34%         12/31/09
   2,481,156       562,254    1,918,902     1.48       Ralphs Grocery Company                   28,845      23%          5/31/07
   1,057,739       401,490      656,249     0.82       K-Mart                                   94,500      40%          8/31/03
                                                       Michael's Arts & Crafts                  20,000      19%          4/30/13
   1,467,109       298,068      847,941     1.04       Best Buy                                 45,000      44%          1/31/11
   1,268,163       142,215    1,106,958     1.49       Home Depot USA, Inc.                    104,543      91%          1/31/14
     963,904       265,978      696,742     1.23       Flemings (Thompsons Food Basket)         59,500      46%          4/30/12
     820,226       107,025      706,080     1.28       Food Lion                                33,000      30%          5/31/16
   1,204,513       267,441      937,072     1.46       Jax Market                               20,884      18%         10/31/12
   1,140,403       346,442      793,961     1.28       H. K. Market                             30,868      45%         12/31/06
                                                       Best Buys                                58,420      66%          1/31/16
   1,218,231       521,721      681,509     1.30       Sedano's Supermarket                     22,632      24%           2/1/13
   1,079,891       325,562      754,329     1.50       Sedano Super Market                      23,000      26%          6/30/00
   1,223,794       565,058      593,037     1.45       Prudential Bache                          6,056      11%          6/30/00
     538,640       169,843      357,660     0.92       Albertson's                              53,653      51%          5/19/18
     837,932       240,548      594,654     1.43       Sentry Super Saver                       45,000      58%         12/31/06
     655,451       266,186     -222,290    -0.61       Gold's Gym Fitness                       31,640      31%          9/30/01
     666,325       232,090      434,235     1.21       Silk Tree Factory                        36,093      29%          8/31/06
     867,568       388,365      479,204     1.22       Winn Dixie                               46,440      48%          5/22/11
     276,994        59,136      217,858     0.57       Food Lion                                42,600      63%         12/18/16

                                                       Winn Dixie                               41,719      41%          9/27/10
                                                       Big Lots                                 23,300      51%          1/31/03
     501,612       130,769      344,312     1.01       Winn Dixie                               41,719      28%          9/27/10

                                                       Merrill Lynch                             5,579      12%           3/1/07
     590,498       243,856      302,729     0.92       Winn Dixie                               46,422      52%          1/17/10
                                                       Soup and Salad Systems                    8,500      17%          8/31/11
                                                       Best  Buy                                45,174     100%         11/19/18
   1,177,171       320,553      757,618     1.48       Blockbuster Videos, Inc.                  5,000      12%          9/30/06
     402,046       172,849      229,197     0.69       Staples                                  23,964      55%          2/29/12
     644,930       112,107      531,623     1.84       Food Lion                                33,000      55%         12/14/13
     563,548        95,249      463,614     1.58       Food Lion                                34,456      49%          8/23/14
     713,553       215,923      497,630     1.54       Greentree Three Theaters                 12,708      25%          8/16/03
                                                       Fashion Bug                               7,000      20%          9/30/08
     435,707       203,373      232,334     0.97       Rite Aid                                 16,520      47%          5/31/07
     512,117       106,282      405,835     1.33       Walgreens Corporation                    14,000      50%          7/31/30
     549,201       135,647      398,720     1.51       Ross Stores, Inc.                        26,630      63%          1/31/01
     395,070       115,501      279,569     1.10       Southland Corp (7-11)                     3,425      11%          3/31/06
                                                       Rite Aid                                 16,320     100%         12/31/18
                                                       Office Max                               23,500      88%          9/15/13
     318,852         3,689      315,163     1.14       Kids 'R' Us                              27,600     100%          1/31/17
     537,396       110,712      418,869     1.78       N.O.C. Sports Rehabilitation              4,500      11%         12/31/01
                                                       Food Lion                                29,000      60%          4/30/18
      77,677         8,691       66,986     1.27       Food Lion                                29,000      64%          9/16/17
     407,903        99,012      308,391     1.47       English Learning Center                   8,000      45%          8/31/01



                                                                    SECOND                   SECOND
                                               SECOND               LARGEST                  LARGEST
                                               LARGEST              TENANT                   TENANT
                                               TENANT               % OF                      LEASE
SECOND LARGEST                                 LEASED               TOTAL                    EXPIRA-
    TENANT                                       SF                  SF                       TION
--------------                                 ------              -------                   --------
Office Depot                                    32,383               23%                      9/30/10


DynCorp Property Management                      6,250               17%                      6/30/03


Sovereign Motors                                   800                7%                     12/31/03
New York City                                   25,879               25%                      6/30/05

Family Fitness Center                           18,000                8%                      5/31/11
Dolphin Court Salon                              7,507                8%                      5/31/08
Barnes and Noble                                17,474               22%                      6/30/05
Las Posas Emporium Hallmark                      8,236                6%                     11/30/01
Winn Dixie                                      49,770               21%                       5/1/18
Gold's Gym                                      27,792               26%                      2/28/09
Petco                                           20,000               20%                      1/31/06
Tower Records                                   10,400                9%                       6/1/15
Dunham's Sports                                 33,800               26%                      1/31/09
Shops of Mt. Vernon                             10,917               10%                      9/30/00
Griffith Drugs                                  11,250               10%                     10/31/01
Korea Garden Restaurant                          3,983                6%                      3/31/03
Office Depot                                    30,088               34%                      9/30/11
Sedano's Pharmacy                                7,260                8%                       2/1/13
Blockbuster Video                                7,545                9%                      7/31/00
Samples of Naples, Inc                           3,500                7%                     12/31/01
Churchill's Restaurant                           5,850                6%                      4/30/06
Walgreens                                       12,544               16%                     11/30/12
Realtor Association                              7,095                7%                     12/31/04
Consolidated                                    26,875               21%                      1/31/07
Foot Locker (Venator)                            6,720                7%                      1/31/08
Revco Discount Drug Centers, Inc.               10,722               16%                     10/31/17

Family Dollar                                   10,125               10%                     12/31/03
Hancock Fabrics                                 13,000               29%                      2/28/08
Big Lots                                        23,300               16%                      1/31/03

Mutual Travel, Inc.                              3,600                8%                      12/1/02
Rite Aid                                         6,720                8%                      1/14/00
Wunderland                                       5,345               11%                      6/30/00

Crown Pacific Physicians A.M.C                   4,000               10%                      3/31/01
Mongolian Barbecue                               3,250                7%                     11/20/01
CVS Drugstore (REVCO)                            8,450               14%                      12/3/03
Kerr Drug                                        8,640               12%                     11/22/04
Mountain Sports                                  6,020               12%                     12/31/99
The Craft Store                                  7,000               20%                      9/30/03
Amagi Restaurant                                 4,800               14%                      1/31/02
The Yung Fashion                                 2,830               10%                          NAV
Village Lighting                                 5,110               12%                          NAV
Express Station Hobbies                          3,320               11%                      3/31/03

GNC                                              1,581                6%                      9/15/03

Macbeth Stained Glass                            3,000                7%                      2/28/01
Dollar General                                   7,500               16%                      2/28/03
Dollar General                                   7,200               16%                      7/31/02
Something's Fishy                                4,647               26%                      6/30/14

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


  SE-     LOAN
QUENCE   NUMBER           PROPERTY NAME                           PROPERTY ADDRESS
------   ------           -------------                           ----------------

  C145    51507      Arts Industria Center                       415 S. Cedros Ave.
  C146    51494      Harbor Place                                602-666 South Harbor Blvd.
  P147   3046620     Victory Plaza Shopping Center               13003-13075 Victory Blvd
  C148    51389      Towne Point Shopping Center                 3921 Twin Pines Rd
  P149   3033792     Las Vegas Discount Golf & Tennis            4211 Paradise Road
  C150    51510      NationsBank Branch - Ft. Lauderdale         1745 E. Sunrise Blvd.
  C151    51333      OfficeMax Building - Phoenix, AZ            9th Street and Bell Road
  C152    50864      Hardin Village Shopping Center              2960 Eldorado Parkway
  P153   3022746     Barnes & Noble Booksellers                  1400 Biddle Road
  P154   1201185     Dollinger Central                           201-11 Central Avenue
  P155   1794569     Salmon Creek Shopping Center                12919 N.E. Highway 99
  P156   3013471     Petrini's Rheem Valley Shopping Center      594 Moraga Road
  P157   3041589     Mission Village Center                      32151 Camino Capistrano
  C158    51140      Maple Wood Plaza                            850 Lake Ave.
  P159   3056140     Crossroads at Hacienda Shopping Center      4501 Hopyard Road
  P160   3056132     Crossroads at Hacienda Shopping Center      4747 Hopyard Road
  P161   3051141     Barnsdall Square Shopping Center            1607-1637 N. Vermont Ave. & 4730-4738 Hollywood Blvd.
  P162   3000932     Wild West Shopping Center                   115-159 West Shaw Avenue
  C163    51276      Western Dental Plaza                        1124 West Olive Ave
  C164    51475      Northome Shopping Center                    1550 West Larpenteur Avenue
  C165    51492      KMS Retail Center                           550 West Bell Road
  C166    51361      Harbor Plaza Shopping Center                11315 South Figueroa Street
  C167    51370      Harding Atlantic Shopping Center            6151-6191 Atlantic Ave.
  C168    51439      Towne Square Shopping Center                901 N. Pecos Rd.
  C169    51469      Arlington Square                            3243-3297 Arlington Avenue
  C170    51483      Sag Harbor Shopping Cove                    64-82 Main Street
  C171    51468      Victoria Village Shopping Center            7270 Victoria Park Lane
  C172    51432      Prince & Fairview Shopping Center           901-935 West Prince Rd
  C173    51452      El Camino Retail                            1615 North El Camino Real
  C174    51433      Clothestime Retail Building                 630 Irving Street

 P175A   3011970     Crockett Container Corporation              9211 Norwalk Boulevard
 P175B   3011970     Crockett Container Corporation              6211 Descanso Circle
 P175C   3011970     Crockett Container Corporation              120 East Ross Street
  P175   3011970     Crockett Industrial Portfolio (Roll-Up)

  C176    50919      1/2 Price Distribution Center               9202 F Street
  P177   3000908     Charter Business Park                       3641-3851 Charter Park Drive
  C178    51187      Tyco Warehouse                              750 Central Avenue
  P179   3038361     Lakepoint/Ignacio Business Park             90 and 105 Digital Drive
  P180   3021458     San Tomas Business Centre                   2060 Walsh Avenue
  C181    50944      7777 West Side Ave.                         7777 West Side Ave.
  P182   3033032     Zidell Valve Corporation                    10600 Corporate Drive
  C183    51186      Nokia Office Warehouse Building             975 West NASA Blvd.
  P184   2088680     Amdahl Building                             415 Oakmead Parkway
  P185   3032760     Bancroft Building                           0690 S.W. Bancroft Street
  P186   3000890     Jersey Business Park                        10700 Jersey Boulevard
  P187   3054947     Condor Pacific Industries                   31829 La Tienda Drive
  P188   3023538     Vista Paints                                2000-2040 E. Orangethorpe Avenue

 C189A    51448      Santoli Commerce Center-Phase I             5525 South Valley View Blvd. & 3855 West Diablo Drive
 C189B    51448      Santoli Commerce Center-Phase II            5585 South Valley View Blvd.
  C189    51448      Santoli Commerce Center (Roll-Up)

  P190   3006681     Trojan Battery Company                      12380 Clark Street
  P191   3011426     4240 Hollis Street                          4240 Hollis Street
  P192   3032406     Airport Office Park                         2000 South Frontage Road
  P193   3011921     Fabrica International Building              2801 Pullman Street
  P194   4540878     Performance Radiator                        2705 & 2619 South Tacoma Way & 3016 South Fife St.




  SE-     LOAN
QUENCE   NUMBER            PROPERTY NAME                      COUNTY            CITY
------   ------            -------------                      ------            ----
 C145    51507      Arts Industria Center                    San Diego         Solana Beach
 C146    51494      Harbor Place                             Orange            Santa Ana
 P147   3046620     Victory Plaza Shopping Center            Los Angeles       N. Hollywood
 C148    51389      Towne Point Shopping Center              Not Applicable    Portsmouth
 P149   3033792     Las Vegas Discount Golf & Tennis         Clark             Las Vegas
 C150    51510      NationsBank Branch - Ft. Lauderdale      Broward           Ft. Lauderdale
 C151    51333      OfficeMax Building - Phoenix, AZ         Maricopa          Phoenix
 C152    50864      Hardin Village Shopping Center           Collin            McKinney
 P153   3022746     Barnes & Noble Booksellers               Jackson           Medford
 P154   1201185     Dollinger Central                        Los Angeles       Glendale
 P155   1794569     Salmon Creek Shopping Center             Clark             Vancouver
 P156   3013471     Petrini's Rheem Valley Shopping Center   Contra Costa      Moraga
 P157   3041589     Mission Village Center                   Orange            San Juan Capistrano
 C158    51140      Maple Wood Plaza                         Monroe            Rochester
 P159   3056140     Crossroads at Hacienda Shopping Center   Alameda           Pleasanton
 P160   3056132     Crossroads at Hacienda Shopping Center   Alameda           Pleasanton
 P161   3051141     Barnsdall Square Shopping Center         Los Angeles       Hollywood
 P162   3000932     Wild West Shopping Center                Fresno            Clovis
 C163    51276      Western Dental Plaza                     Merced            Merced
 C164    51475      Northome Shopping Center                 Ramsey            Falco Heights
 C165    51492      KMS Retail Center                        Maricopa          Phoenix
 C166    51361      Harbor Plaza Shopping Center             Los Angeles       Los Angeles
 C167    51370      Harding Atlantic Shopping Center         Los Angeles       Long Beach
 C168    51439      Towne Square Shopping Center             Clark             Las Vegas
 C169    51469      Arlington Square                         Riverside         Riverside
 C170    51483      Sag Harbor Shopping Cove                 Suffolk           Sag Harbor
 C171    51468      Victoria Village Shopping Center         San Bernadino     Rancho Cucamonga
 C172    51432      Prince & Fairview Shopping Center        Pima              Tucson
 C173    51452      El Camino Retail                         Orange            San Clemente
 C174    51433      Clothestime Retail Building              San Francisco     San Francisco

P175A   3011970     Crockett Container Corporation           Los Angeles       Santa Fe Springs
P175B   3011970     Crockett Container Corporation           Orange            Buena Park
P175C   3011970     Crockett Container Corporation           Imperial          El Centro
 P175   3011970     Crockett Industrial Portfolio (Roll-Up)

 C176    50919      1/2 Price Distribution Center            Douglas           Omaha
 P177   3000908     Charter Business Park                    Santa Clara       San Jose
 C178    51187      Tyco Warehouse                           Will              University Park
 P179   3038361     Lakepoint/Ignacio Business Park          Marin             Novato
 P180   3021458     San Tomas Business Centre                Santa Clara       Santa Clara
 C181    50944      7777 West Side Ave.                      Hudson            North Bergen
 P182   3033032     Zidell Valve Corporation                 Fort Bend County  Stafford
 C183    51186      Nokia Office Warehouse Building          Brevard           Melbourne
 P184   2088680     Amdahl Building                          Santa Clara       Sunnyvale
 P185   3032760     Bancroft Building                        Multnomah         Portland
 P186   3000890     Jersey Business Park                     San Bernardino    Rancho Cucamonga
 P187   3054947     Condor Pacific Industries                Los Angeles       Westlake Village
 P188   3023538     Vista Paints                             Orange            Fullerton

C189A    51448      Santoli Commerce Center-Phase I
C189B    51448      Santoli Commerce Center-Phase II         Clark             Las Vegas
 C189    51448      Santoli Commerce Center (Roll-Up)        Clark             Las Vegas

 P190   3006681     Trojan Battery Company                   Los Angeles       Santa Fe Springs
 P191   3011426     4240 Hollis Street                       Alameda           Emeryville
 P192   3032406     Airport Office Park                      NAP               Anchorage
 P193   3011921     Fabrica International Building           Orange            Santa Ana
 P194   4540878     Performance Radiator                     Pierce            Tacoma




         ZIP        PROPERTY                         CUT-OFF           MATURITY
STATE    CODE         TYPE         ORIGINAL           DATE              DATE            LOAN
-----    ----         ----          BALANCE          BALANCE           BALANCE          TYPE
                                    -------          -------           -------          ----
   CA    92075       Retail        $2,469,000       $2,454,437        $2,022,280       Balloon
   CA    92704       Retail         2,300,000        2,288,972         2,045,252       Balloon
   CA    91606       Retail         2,300,000        2,253,046         1,874,498       Balloon
   VA    23703       Retail         2,300,000        2,233,839         2,019,705       Balloon
   NV    89102       Retail         2,250,000        2,236,197         1,897,051       Balloon
   FL    33304       Retail         2,240,000        2,218,388         1,367,706       Balloon
   AZ    85022       Retail         2,137,500        2,121,651         1,873,124       Balloon
   TX    75070       Retail         2,135,000        2,111,884         1,875,915       Balloon
   OR    77504       Retail         2,275,000        2,047,048                     Fully Amortizing
   CA    91203       Retail         2,100,000        1,962,801         1,761,460       Balloon
   WA    98665       Retail         1,875,000        1,781,589         1,782,090       Balloon
   CA    94556       Retail         1,866,000        1,746,605         1,537,406       Balloon
   CA    92807       Retail         1,866,000        1,693,997                     Fully Amortizing
   NY    14613       Retail         1,725,000        1,681,310           740,012       Balloon
   CA    94588       Retail         1,750,000        1,681,310                     Fully Amortizing
   CA    94588       Retail         1,750,000        1,656,837                     Fully Amortizing
   CA    90027       Retail         1,750,000        1,650,198         1,233,727       Balloon
   CA    93612       Retail         1,850,000        1,611,075         1,312,350       Balloon
   CA    95340       Retail         1,627,500        1,526,052         1,418,007       Balloon
   MN    55113       Retail         1,540,000        1,037,220         1,272,089       Balloon
   AZ    85023       Retail         1,494,800          957,815         1,232,098       Balloon
   CA    90061       Retail         1,045,000          934,228           933,000       Balloon
   CA    90805       Retail           965,000          925,386           861,575       Balloon
   NV    89101       Retail           950,000          826,803           673,205       Balloon
   CA    92506       Retail           931,000          800,441           833,455       Balloon
   NY    11963       Retail           834,360          592,374          689,207       Balloon
   CA    91739       Retail           805,000          544,407           724,858       Balloon
   AZ    85705       Retail           610,000          317,179                     Fully Amortizing
   CA    92672       Retail           550,000                            452,794       Balloon
   CA    94122       Retail           320,000                            265,452       Balloon

   CA    90670     Industrial
   CA    90620     Industrial
   CA    92243     Industrial
                                    8,500,000        8,008,575         6,904,165       Balloon

   NE    68127     Industrial       6,750,000        6,638,970         5,493,172       Balloon
   CA    95136     Industrial       6,000,000        5,673,177         5,104,374       Balloon
   IL    60466     Industrial       5,430,000        5,391,487         4,781,693       Balloon
   CA    94949     Industrial       5,200,000        4,695,505         4,584,882       Balloon
   CA    94050     Industrial       4,700,000        4,527,345         3,863,924       Balloon
   NJ     7047     Industrial       4,550,000        4,469,988         3,593,206       Balloon
   TX    77477     Industrial       4,000,000        3,935,724         3,174,340       Balloon
   FL    32901     Industrial       3,704,000        3,661,847         3,082,961       Balloon
   CA    94088     Industrial       3,825,000        3,594,687         3,433,615       Balloon
   OR    97201     Industrial       3,700,000        3,550,038         2,536,656       Balloon
   CA    91730     Industrial       3,562,500        3,321,504         2,930,882       Balloon
   CA    91362     Industrial       3,500,000        3,306,552                     Fully Amortizing
   CA    92631     Industrial       3,300,000        3,113,462         2,673,957       Balloon

   NV    89118     Industrial
   NV    89118     Industrial
                                    3,119,000        3,097,311         2,752,432       Balloon

   CA    90670     Industrial       3,700,000        3,061,696                     Fully Amortizing
   CA    94608     Industrial       3,200,000        3,021,178         2,847,331       Balloon
   AK    99501     Industrial       3,000,000        2,921,269         2,444,998       Balloon
   CA    92705     Industrial       3,000,000        2,819,675         2,631,739       Balloon
   WA    98409     Industrial       2,750,000        2,638,271         2,233,506       Balloon



                                            ADMINI-
                                           STRATIVE     SUB-       NET                 FIRST    INTEREST
         ZIP        PROPERTY     MORTGAGE    FEE      SERVICING  MORTGAGE     NOTE    PAYMENT    ACCRUAL
STATE    CODE         TYPE         RATE     RATE(I)   FEE RATE     DATE       DATE      DATE     METHOD
-----    ----         ----         ----     -------   --------     ----       ----      ----     ------

   CA    92075       Retail       7.670%    0.143%     0.100%     7.527%    4/13/99     6/1/99     ACT/360
   CA    92704       Retail       7.660%    0.143%     0.100%     7.517%    1/21/99     4/1/99     ACT/360
   CA    91606       Retail       8.250%    0.143%     0.100%     8.107%    1/13/97     5/1/98      30/360
   VA    23703       Retail       7.920%    0.143%     0.100%     7.777%    12/16/98    2/1/99     ACT/360
   NV    89102       Retail       8.750%    0.143%     0.100%     8.607%    6/20/97     8/1/97      30/360
   FL    33304       Retail       7.500%    0.143%     0.100%     7.357%    4/29/99     6/1/99     ACT/360
   AZ    85022       Retail       7.125%    0.143%     0.100%     6.982%    12/11/98    2/1/99     ACT/360
   TX    75070       Retail       7.220%    0.143%     0.100%     7.077%    7/23/98     9/1/98     ACT/360
   OR    77504       Retail       8.780%    0.143%     0.100%     8.637%    1/2/97      3/1/97      30/360
   CA    91203       Retail       9.500%    0.143%     0.100%     9.357%    7/25/94     10/1/94     30/360
   WA    98665       Retail       8.500%    0.143%     0.100%     8.357%    10/7/93     12/1/93     30/360
   CA    94556       Retail       8.500%    0.143%     0.100%     8.357%    2/14/96     4/1/96      30/360
   CA    92807       Retail       8.800%    0.143%     0.100%     8.657%    10/10/97    2/1/98      30/360
   NY    14613       Retail       7.400%    0.143%     0.100%     7.257%    12/22/98    2/1/99     ACT/360
   CA    94588       Retail       7.220%    0.143%     0.100%     7.077%    8/18/98     12/1/98     30/360
   CA    94588       Retail       7.220%    0.143%     0.100%     7.077%    8/18/98     12/1/98     30/360
   CA    90027       Retail       8.625%    0.143%     0.100%     8.482%    3/13/98     5/1/98     ACT/360
   CA    93612       Retail       8.750%    0.143%     0.100%     8.607%    12/27/94    3/1/95      30/360
   CA    95340       Retail       6.891%    0.143%     0.100%     6.748%    9/1/98      11/1/98    ACT/360
   MN    55113       Retail       8.000%    0.143%     0.100%     7.857%    1/4/99      3/1/99     ACT/360
   AZ    85023       Retail       7.900%    0.143%     0.100%     7.757%    3/16/99     5/1/99     ACT/360
   CA    90061       Retail       7.875%    0.143%     0.100%     7.732%    10/21/98    12/1/98   ACT/360
   CA    90805       Retail       7.875%    0.143%     0.100%     7.732%    10/27/98    12/1/98   ACT/360
   NV    89101       Retail       8.000%    0.143%     0.100%     7.857%    12/18/98    2/1/99     ACT/360
   CA    92506       Retail       7.990%    0.143%     0.100%     7.847%    12/1/98     2/1/99     ACT/360
   NY    11963       Retail       8.000%    0.143%     0.100%     7.857%    1/22/99     3/1/99     ACT/360
   CA    91739       Retail       8.240%    0.143%     0.100%     8.097%    12/1/98     2/1/99     ACT/360
   AZ    85705       Retail       8.000%    0.143%     0.100%     7.857%    12/31/98    2/1/99     ACT/360
   CA    92672       Retail       7.875%    0.143%     0.100%     7.732%    12/16/98    2/1/99     ACT/360
   CA    94122       Retail       8.150%    0.143%     0.100%     8.007%    1/13/99     3/1/99     ACT/360

   CA    90670     Industrial
   CA    90620     Industrial
   CA    92243     Industrial
                                  8.000%    0.143%     0.100%     7.857%    10/20/95    1/1/96     30/360

   NE    68127     Industrial     7.470%    0.143%     0.100%     7.327%    7/15/98     9/1/98    ACT/360
   CA    95136     Industrial    10.180%    0.143%     0.100%    10.037%    12/21/94    2/1/95     30/360
   IL    60466     Industrial     7.316%    0.143%     0.100%     7.173%    12/30/98    2/1/99    ACT/360
   CA    94949     Industrial     7.875%    0.143%     0.100%     7.732%    3/1/94      4/1/94     30/360
   CA    94050     Industrial     8.625%    0.143%     0.100%     8.482%    12/16/96    2/1/97     30/360
   NJ     7047     Industrial     7.260%    0.143%     0.100%     7.117%    8/26/98     10/1/98   ACT/360
   TX    77477     Industrial     7.220%    0.143%     0.100%     7.077%    9/21/98     11/1/98    30/360
   FL    32901     Industrial     7.250%    0.143%     0.100%     7.107%    12/18/98    2/1/99    ACT/360
   CA    94088     Industrial     9.130%    0.143%     0.100%     8.987%    11/16/92    2/1/93     30/360
   OR    97201     Industrial     7.470%    0.143%     0.100%     7.327%    12/22/97    2/15/98    30/360
   CA    91730     Industrial     8.625%    0.143%     0.100%     8.482%    12/23/94    2/1/95     30/360
   CA    91362     Industrial     7.210%    0.143%     0.100%     7.067%    5/14/98     7/1/98     30/360
   CA    92631     Industrial     7.750%    0.143%     0.100%     7.607%    4/5/96      6/10/96   ACT/360


   NV    89118     Industrial
   NV    89118     Industrial
                                  7.400%    0.143%     0.100%     7.257%    12/24/98    2/1/99    ACT/360
   CA    90670     Industrial     9.225%    0.143%     0.100%     9.082%    4/4/95      6/1/95     30/360
   CA    94608     Industrial     8.410%    0.143%     0.100%     8.267%    9/29/95     12/1/95    30/360
   AK    99501     Industrial     8.250%    0.143%     0.100%     8.107%    10/1/97     12/1/97    30/360
   CA    92705     Industrial     7.550%    0.143%     0.100%     7.407%    11/21/95    2/1/96     30/360
   WA    98409     Industrial     8.110%    0.143%     0.100%     7.967%    6/13/96     7/1/96     30/360

           ORIGINAL     ORIGINAL                    REMAINING
           TERM TO    AMORTIZATION                   TERM TO                    CROSS-                     LOCKOUT
MONTHLY    MATURITY       TERM         SEASONING    MATURITY     MATURITY    COLLATERALIZED    RELATED    EXPIRATION
PAYMENT    (MONTHS)   (MONTHS)(ii)     (MONTHS)     (MONTHS)       DATE          LOANS          LOANS        DATE
--------   --------   -------------    ---------    ---------   ----------   --------------    -------    ----------

$18,520      120          300               6          114      05/01/2009         No             No      02/01/2009
 16,335      120          360               8          112      03/01/2009         No           Yes(O)    12/30/2008
 18,134      120          300              19          101      04/01/2008         No             No
 16,384      117          360              10          107      10/01/2008         No             No      05/31/2008
 18,909      120          300              28           92      07/01/2007         No             No
 17,856      147          246               6          141      08/01/2011         No             No      05/01/2011
 14,401      120          360              10          110      01/01/2009         No           Yes(N)    10/02/2008
 14,521      120          360              15          105      08/01/2008         No             No      07/31/2001
 22,778      180          180              33          147      02/01/2012         No             No
 18,348      120          300              62           58      09/01/2004         No           Yes(K)
 16,105       84          300              72           12      11/01/2000         No           Yes(Q)
 15,098      120          300              44           76      03/01/2006         No             No
 18,705      180          180              22          158      01/01/2013         No             No
 13,791      180          240              10          170      01/01/2014         No             No      09/01/2013
 15,946      180          180              12          168      11/01/2013         No           Yes(R)
 15,946      180          180              12          168      11/01/2013         No           Yes(R)
 17,290       84          180              19           65      04/01/2005         No             No
 16,362      120          240              57           63      02/01/2005         No             No
 10,709      120          360              13          107      10/01/2008         No             No      08/01/2008
 11,886      120          300               9          111      02/01/2009         No             No      12/02/2008
 11,438      120          300               7          113      04/01/2009         No             No      01/01/2009
  7,577      120          360              12          108      11/01/2008         No           Yes(S)    09/01/2008
  6,997      120          360              12          108      11/01/2008         No           Yes(S)    09/01/2008
  7,946      120          240              10          110      01/01/2009         No             No      11/01/2008
  6,825      120          360              10          110      01/01/2009         No           Yes(T)    11/01/2008
  6,440      120          300               9          111      02/01/2009         No             No      11/01/2008
  6,042      120          360              10          110      01/01/2009         No           Yes(T)    11/01/2008
  5,829      180          180              10          170      01/01/2014         No             No      11/01/2013
  4,200      120          300              10          110      01/01/2009         No             No      11/01/2008
  2,502      120          300               9          111      02/01/2009         No             No      12/02/2008




 65,604      119          300              47           72      11/01/2005         No             No

 49,750      120          300              15          105      08/01/2008         No             No      03/31/2008
 55,285      120          300              58           62      01/01/2005         No             No
 37,286      120          360              10          110      01/01/2009         No             No      10/01/2008
 39,705       81          300              68           13      11/30/2000         No             No
 38,230      120          300              34           86      01/01/2007         No             No
 33,408      120          288              14          106      09/01/2008         No             No      05/01/2008
 28,835      120          300              13          107      10/01/2008         No             No
 26,773      109          300              10           99      02/01/2008         No             No      11/01/2007
 31,135      120          360              82           38      01/01/2003         No             No
 29,739      120          240              21           99      01/01/2008         No             No
 28,998      120          300              58           62      01/01/2005         No             No
 31,871      180          180              17          163      06/01/2013         No             No
 24,803      120          300              42           78      05/10/2006         No             No



 21,595      120          360              10          110      01/01/2009         No             No      10/01/2008

 38,025      180          180              54          126      05/01/2010         No             No
 25,573       84          300              48           36      11/01/2002         No             No
 23,654      120          300              24           96      11/01/2007         No             No
 22,267       84          300              46           38      01/01/2003         No             No
 21,426      126          300              41           85      12/01/2006         No             No


MONTHLY
PAYMENT           PREPAYMENT PENALTY DESCRIPTION (MONTHS)            YIELD MAINTENANCE TYPE
-------           ---------------------------------------            ----------------------
$18,520                  LO(117)/OPEN(3)/DEF                      NAP
 16,335                  LO(117)/OPEN(3)/DEF                      NAP
 18,134                  $250+YM(120)                             Int. Rate Diff. (Type 1A)
 16,384                  LO(112)/OPEN(5)/DEF                      NAP
 18,909                  YM(120)                                  Int. Rate Diff. (Type 1B)
 17,856                  LO(144)/OPEN(3)/DEF                      NAP
 14,401                  LO(117)/OPEN(3)/DEF                      NAP
 14,521                  (iv)                                     Int. Rate Diff. (Type 1A)
 22,778                  $250+YM(180)                             Int. Rate Diff. (Type 1A)
 18,348                  YM(120)                                  Int. Rate Diff. (Type 3A)
 16,105                  YM(84)                                   Int. Rate Diff. (Type 2B)
 15,098                  $250+YM(120)                             Int. Rate Diff. (Type 1A)
 18,705                  YM(180)                                  Int. Rate Diff. (Type 1B)
 13,791                  LO(176)/OPEN(4)/DEF                      NAP
 15,946                  YM(180)                                  Int. Rate Diff. (Type 3A)
 15,946                  YM(180)                                  Int. Rate Diff. (Type 3A)
 17,290                  YM(84)                                   Int. Rate Diff. (Type 3A)
 16,362                  $250+YM(120)                             Int. Rate Diff. (Type 1A)
 10,709                  LO(118)/OPEN(2)/DEF                      NAP
 11,886                  LO(118)/OPEN(2)/DEF                      NAP
 11,438                  LO(117)/OPEN(3)/DEF                      NAP
  7,577                  LO(118)/OPEN(2)/DEF                      NAP
  6,997                  LO(118)/OPEN(2)/DEF                      NAP
  7,946                  LO(118)/OPEN(2)/DEF                      NAP
  6,825                  LO(118)/OPEN(2)/DEF                      NAP
  6,440                  LO(117)/OPEN(3)/DEF                      NAP
  6,042                  LO(118)/OPEN(2)/DEF                      NAP
  5,829                  LO(178)/OPEN(2)/DEF                      NAP
  4,200                  LO(118)/OPEN(2)/DEF                      NAP
  2,502                  LO(118)/OPEN(2)/DEF                      NAP




 65,604                  $250+YM(117)/OPEN(2)           Int. Rate Diff. (Type 1A)

 49,750                  LO(115)/OPEN(5)/DEF            NAP
 55,285                  $250+YM(120)                   Int. Rate Diff. (Type 1A)
 37,286                  LO(117)/OPEN(3)/DEF            NAP
 39,705                  YM(81)                         Int. Rate Diff. (Type 3A)
 38,230                  $250+YM(120)                   Int. Rate Diff. (Type 1A)
 33,408                  LO(116)/OPEN(4)/DEF            NAP
 28,835                  YM(120)                        Int. Rate Diff. (Type 1A)
 26,773                  LO(106)/OPEN(3)/DEF            NAP
 31,135                  YM(120)                        Int. Rate Diff. (Type 3A)
 29,739                  $250+YM(120)                   Int. Rate Diff. (Type 1A)
 28,998                  $250+YM(120)                   Int. Rate Diff. (Type 1A)
 31,871                  YM(180)                        Int. Rate Diff. (Type 3A)
 24,803                  YM(120)                        Int. Rate Diff. (Type 3A)



 21,595                  LO(118)/OPEN(2)/DEF            NAP

 38,025                  YM(180)                        Int. Rate Diff. (Type 3A)
 25,573                  $250+YM(84)                    Int. Rate Diff. (Type 1A)
 23,654                  YM(120)                        Int. Rate Diff. (Type 2A)
 22,267                  YM(84)                         Int. Rate Diff. (Type 3A)
 21,426                  OPEN(6)/YM(120)                Int. Rate Diff. (Type 2A)

                                                                                                   CUT-OFF                 TOTAL
                                                                                                    DATE                   UNITS/
  SE-      LOAN                                                            APPRAISAL    APPRAISAL    LTV    YEAR BUILT/    ROOM/
QUENCE    NUMBER               PROPERTY NAME                                 VALUE        DATE      RATIO   RENOVATED       BED
------    ------               -------------                              -----------   ---------  -------  -----------    ------
  C145    51507      Arts Industria Center                                $ 3,650,000     2/10/99     67%      1998         18,200
  C146    51494      Harbor Place                                           3,300,000     9/26/98     69%      1980         31,571
  P147   3046620     Victory Plaza Shopping Center                          5,000,000     9/16/97     45%    1977/1996     104,165
  C148    51389      Towne Point Shopping Center                            3,000,000     8/26/98     75%      1988         59,027
  P149   3033792     Las Vegas Discount Golf & Tennis                       2,900,000     4/14/97     77%      1997         12,928
  C150    51510      NationsBank Branch - Ft. Lauderdale                    2,800,000     2/22/99     79%      1991         5,270
  C151    51333      OfficeMax Building - Phoenix, AZ                       2,850,000     12/1/98     74%      1998         23,952
  C152    50864      Hardin Village Shopping Center                         2,850,000     3/20/98     74%      1997         18,960
  P153   3022746     Barnes & Noble Booksellers                             3,750,000     12/3/96     55%      1996         24,915
  P154   1201185     Dollinger Central                                      2,720,000      6/1/94     72%      1993         12,338
  P155   1794569     Salmon Creek Shopping Center                           3,263,000     7/15/93     56%      1980         49,410
  P156   3013471     Petrini's Rheem Valley Shopping Center                 2,500,000    12/27/95     71%      1986         39,254
  P157   3041589     Mission Village Center                                 4,100,000     8/21/97     43%    1973/1998      39,480
  C158    51140      Maple Wood Plaza                                       2,325,000     12/1/98     73%    1990/1998      25,842
  P159   3056140     Crossroads at Hacienda Shopping Center                 2,800,000      7/8/98     60%      1989          9,740
  P160   3056132     Crossroads at Hacienda Shopping Center                 2,600,000      7/8/98     65%      1989         11,048
  P161   3051141     Barnsdall Square Shopping Center                       5,400,000      8/1/97     31%      1964         41,205
  P162   3000932     Wild West Shopping Center                              2,560,000    10/17/94     64%    1982/1995      38,425
  C163    51276      Western Dental Plaza                                   2,170,000     7/22/98     74%    1980/1997      12,257
  C164    51475      Northome Shopping Center                               2,200,000     9/29/98     69%    1946/1968      61,542
  C165    51492      KMS Retail Center                                      2,200,000     1/15/99     67%      1998         12,000
  C166    51361      Harbor Plaza Shopping Center                           1,650,000     5/25/98     63%      1989         10,325
  C167    51370      Harding Atlantic Shopping Center                       1,290,000     5/20/98     74%      1989         13,796
  C168    51439      Towne Square Shopping Center                           1,980,000    10/15/98     47%      1985         21,739
  C169    51469      Arlington Square                                       1,330,000     6/30/98     70%      1977         19,958
  C170    51483      Sag Harbor Shopping Cove                               1,200,000      9/1/98     69%      1979         5,654
  C171    51468      Victoria Village Shopping Center                       1,150,000     7/11/98     70%      1990         13,342
  C172    51432      Prince & Fairview Shopping Center                      1,300,000     9/22/98     46%      1979         26,710
  C173    51452      El Camino Retail                                         975,000    10/15/98     56%    1977/1992      10,464
  C174    51433      Clothestime Retail Building                              690,000     8/21/98     46%      1913         2,470

 P175A   3011970     Crockett Container Corporation                                                            1979        197,690
 P175B   3011970     Crockett Container Corporation                                                            1975        123,485
 P175C   3011970     Crockett Container Corporation                                                            1965        136,900
  P175   3011970     Crockett Industrial Portfolio (Roll-Up)               12,730,000      7/6/95     63%                  458,075

  C176    50919      1/2 Price Distribution Center                          9,350,000      4/3/98     71%    1972/1984     266,371
  P177   3000908     Charter Business Park                                 12,000,000      2/1/99     47%      1987        133,435
  C178    51187      Tyco Warehouse                                         7,000,000      3/1/99     77%    1981/1998     186,560
  P179   3038361     Lakepoint/Ignacio Business Park                        7,780,000     11/5/93     60%      1993         73,179
  P180   3021458     San Tomas Business Centre                              6,150,000    10/31/96     74%      1975         78,945
  C181    50944      7777 West Side Ave.                                    6,160,000      7/1/98     73%    1968/1969     126,630
  P182   3033032     Zidell Valve Corporation                               5,900,000     6/17/98     67%      1995        182,303
  C183    51186      Nokia Office Warehouse Building                        4,630,000     7/22/98     79%      1998         60,000
  P184   2088680     Amdahl Building                                        5,100,000     9/15/92     70%    1977/1988      60,000
  P185   3032760     Bancroft Building                                      5,900,000      9/2/97     60%    1966/1997      57,319
  P186   3000890     Jersey Business Park                                   4,750,000    11/23/94     70%      1988        107,568
  P187   3054947     Condor Pacific Industries                              6,250,000     4/13/98     53%    1970/1993      72,000
  P188   3023538     Vista Paints                                           4,980,000      2/8/96     63%      1981        134,984

 C189A    51448      Santoli Commerce Center-Phase I                                                           1996         34,200
 C189B    51448      Santoli Commerce Center-Phase II                                                          1998         34,364
  C189    51448      Santoli Commerce Center (Roll-Up)                      4,775,000    10/23/98     65%                   68,564

  P190   3006681     Trojan Battery Company                                 5,770,000     1/19/95     53%      1982        161,450
  P191   3011426     4240 Hollis Street                                     4,650,000     7/26/95     65%   1930's/1988     55,537
  P192   3032406     Airport Office Park                                    5,010,000     9/12/97     58%      1984         56,463
  P193   3011921     Fabrica International Building                         4,015,000     8/24/95     70%      1978        106,524
  P194   4540878     Performance Radiator                                   3,715,000     8/31/96     71%      1996         73,147


                                                                            SF/                     LOAN
                                                                            UNIT/       NET      BALANCE PER
  SE-      LOAN                                                             ROOM/    RENTABLE      SF/UNIT/
QUENCE    NUMBER               PROPERTY NAME                                BED      AREA (SF)    ROOM/BED
------   --------              -------------                                -----    ---------   -----------
  C145    51507      Arts Industria Center                                   SF        18,200        $135
  C146    51494      Harbor Place                                            SF        31,571          73
  P147   3046620     Victory Plaza Shopping Center                           SF       104,165          22
  C148    51389      Towne Point Shopping Center                             SF        59,027          38
  P149   3033792     Las Vegas Discount Golf & Tennis                        SF        12,928         173
  C150    51510      NationsBank Branch - Ft. Lauderdale                     SF         5,270         421
  C151    51333      OfficeMax Building - Phoenix, AZ                        SF        23,952          89
  C152    50864      Hardin Village Shopping Center                          SF        18,960         111
  P153   3022746     Barnes & Noble Booksellers                              SF        24,915          82
  P154   1201185     Dollinger Central                                       SF        12,338         159
  P155   1794569     Salmon Creek Shopping Center                            SF        49,410          37
  P156   3013471     Petrini's Rheem Valley Shopping Center                  SF        39,254          45
  P157   3041589     Mission Village Center                                  SF        39,480          44
  C158    51140      Maple Wood Plaza                                        SF        25,842          66
  P159   3056140     Crossroads at Hacienda Shopping Center                  SF         9,740         173
  P160   3056132     Crossroads at Hacienda Shopping Center                  SF        11,048         152
  P161   3051141     Barnsdall Square Shopping Center                        SF        41,205          40
  P162   3000932     Wild West Shopping Center                               SF        38,425          43
  C163    51276      Western Dental Plaza                                    SF        12,257         131
  C164    51475      Northome Shopping Center                                SF        61,542          25
  C165    51492      KMS Retail Center                                       SF        12,000         124
  C166    51361      Harbor Plaza Shopping Center                            SF        10,325         100
  C167    51370      Harding Atlantic Shopping Center                        SF        13,796          69
  C168    51439      Towne Square Shopping Center                            SF        21,739          43
  C169    51469      Arlington Square                                        SF        19,958          46
  C170    51483      Sag Harbor Shopping Cove                                SF         5,654         146
  C171    51468      Victoria Village Shopping Center                        SF        13,342          60
  C172    51432      Prince & Fairview Shopping Center                       SF        26,710          22
  C173    51452      El Camino Retail                                        SF        10,464          52
  C174    51433      Clothestime Retail Building                             SF         2,470         128

 P175A   3011970     Crockett Container Corporation                          SF       197,690
 P175B   3011970     Crockett Container Corporation                          SF       123,485
 P175C   3011970     Crockett Container Corporation                          SF       136,900
  P176   3011970     Crockett Industrial Portfolio (Roll-Up)                 SF       458,075          17

  C177    50919      1/2 Price Distribution Center                           SF       266,371          25
  P178   3000908     Charter Business Park                                   SF       133,435          43
  C178    51187      Tyco Warehouse                                          SF       186,560          29
  P179   3038361     Lakepoint/Ignacio Business Park                         SF        73,179          64
  P180   3021458     San Tomas Business Centre                               SF        78,945          57
  C181    50944      7777 West Side Ave.                                     SF       126,630          35
  P182   3033032     Zidell Valve Corporation                                SF       182,303          22
  C183    51186      Nokia Office Warehouse Building                         SF        60,000          61
  P184   2088680     Amdahl Building                                         SF        60,000          60
  P185   3032760     Bancroft Building                                       SF        57,319          62
  P186   3000890     Jersey Business Park                                    SF       107,568          31
  P187   3054947     Condor Pacific Industries                               SF        72,000          46
  P188   3023538     Vista Paints                                            SF       134,984          23

 C189A    51448      Santoli Commerce Center-Phase I                         SF        34,200
 C189B    51448      Santoli Commerce Center-Phase II                        SF        34,364
  C189    51448      Santoli Commerce Center (Roll-Up)                       SF        68,564          45

  P190   3006681     Trojan Battery Company                                  SF       161,450          19
  P191   3011426     4240 Hollis Street                                      SF        55,537          54
  P192   3032406     Airport Office Park                                     SF        56,463          52
  P193   3011921     Fabrica International Building                          SF       106,524          26
  P194   4540878     Performance Radiator                                    SF        73,147          36


                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                          U/W                         MOST
           OCCUPANCY                                     CASH                U/W     RECENT
OCCUPANCY    AS OF       U/W        U/W        U/W       FLOW     U/W      RESERVES    END
 PERCENT     DATE      REVENUES   EXPENSES   CASH FLOW   DSCR   RESERVES   PER UNIT    DATE
---------  ---------   --------   --------   ---------   ----   --------   --------   ------
  100%       3/11/99   $ 425,034  $104,979    $ 289,705  1.30   $2,730      $0.15
   96%        3/1/99     375,122   100,130      251,300  1.28    5,124       0.16     12/31/98
  100%       12/1/98     799,652   224,192      505,634  2.32   26,041       0.25     12/31/98
  100%      11/24/98     373,648    95,987      246,327  1.25   14,629       0.25     12/31/97
  100%      12/31/98     359,830    51,734      293,237  1.29    2,586       0.20
  100%       3/17/99     295,080     7,167      287,386  1.34      527       0.10     12/31/98
  100%        4/1/99     283,292    61,412      210,144  1.22    2,395       0.10
  100%        3/1/99     348,004    94,026      237,830  1.36    2,844       0.15
  100%       2/11/99     367,482    18,374      333,075  1.22    4,983       0.20     12/31/98
  100%        2/2/99     330,794    71,885      245,868  1.12    2,468       0.20     12/31/98
   98%       10/1/98     465,416   121,776      314,989  1.63   12,353       0.25      9/30/98
  100%        3/8/99     352,555   109,308      222,415  1.23    9,814       0.25     12/31/98
   98%        1/1/99     627,139   231,215      366,155  1.63    9,870       0.25     12/31/98
   93%       12/1/98     295,371    71,340      207,238  1.25    5,725       0.22     12/31/98
  100%       2/22/99     244,753    12,238      223,239  1.17    1,948       0.20
  100%       2/22/99     234,853    11,743      213,529  1.12    2,210       0.20
  100%        2/8/99     659,521   226,842      399,312  1.92   10,301       0.25     12/31/98
   84%       1/31/99     407,978   109,004      270,718  1.38    9,606       0.25     12/31/98
  100%        6/5/98     236,326    49,019      175,505  1.37    3,160       0.26
   93%      11/30/98     455,067   204,743      192,752  1.35   18,563       0.30     12/31/97
  100%       5/31/99     242,288    62,132      171,578  1.25    3,100       0.26
   92%      12/31/98     190,642    57,828      122,561  1.35    3,607       0.35     12/31/98
   93%       1/28/99     194,538    57,865      126,535  1.51    2,763       0.20     12/31/98
   96%      10/31/98     276,909    92,995      162,189  1.70    3,261       0.15     12/31/98
   80%       3/17/99     219,175    79,346      120,877  1.48    4,660       0.23     12/31/98
  100%       11/2/98     166,162    58,941       99,897  1.29    1,256       0.22     12/31/98
   93%      10/16/98     160,888    52,791       94,364  1.30    1,819       0.14     12/31/98
  100%       9/30/98     182,644    68,748       91,011  1.30    6,669       0.25     12/31/98
  100%       3/15/99     117,993    43,195       63,345  1.26    2,093       0.20     12/31/98
  100%       1/13/99      54,527    13,522       38,393  1.28      371       0.15     12/31/97

  100%       2/17/99
  100%       2/17/99
  100%       2/17/99
                       1,611,772    80,589    1,293,418  1.64   91,615       0.20

  100%       1/30/99     903,727    49,478      760,123  1.27   53,314       0.20
  100%        4/1/99   1,319,269   308,877      909,569  1.37   26,687       0.20     12/31/98
  100%        3/1/99     685,450    29,891      608,919  1.36   46,640       0.25
  100%      11/16/98   1,174,882   387,535      686,576  1.44   14,636       0.20     12/31/98
   99%        2/8/99   1,148,913   488,668      552,474  1.20   15,789       0.20     12/31/98
  100%       8/26/98     839,097   303,300      529,465  1.32    6,332       0.05     12/31/98
  100%       2/28/97     513,000    25,650      428,312  1.24   27,345       0.15     12/31/98
  100%        2/1/98     454,800    59,292      391,308  1.22    4,200       0.07     12/31/98
  100%       12/1/87     523,797    26,190      459,282  1.23   12,000       0.20     12/31/98
  100%       3/26/99     704,102   155,120      487,747  1.37   11,464       0.20     12/31/98
   94%        1/1/99     699,925   191,504      447,486  1.29   21,514       0.20     12/31/98
  100%        2/1/98     628,959    31,448      548,124  1.43   14,400       0.20      1/30/99
  100%      12/31/98     496,620    24,831      393,793  1.32   26,997       0.20

   97%       12/4/98
  100%       12/4/98
                         521,928   101,922      388,836  1.50    6,856       0.10     12/31/98
  100%       4/19/99     697,464    34,873      582,132  1.28   32,290       0.20

   91%        3/3/99     649,516   152,449      452,261  1.47   11,107       0.20     12/31/98
  100%        4/6/99     696,075   149,571      461,392  1.63   12,846       0.23     12/31/98
  100%       8/24/95     435,471    23,169      350,922  1.31   21,305       0.20     12/31/98
  100%       3/19/99     396,310    41,162      323,474  1.26   10,972       0.15     12/31/98



                                                                     MOST           2ND
                                                                    RECENT          MOST
            OCCUPANCY     MOST           MOST          MOST          CASH          RECENT
OCCUPANCY     AS OF      RECENT         RECENT        RECENT         FLOW           END
 PERCENT      DATE      REVENUES       EXPENSES     CASH FLOW        DSCR           DATE
---------   ---------   --------       --------      ---------       ------         ------
  100%       3/11/99
   96%        3/1/99     $  398,178     $ 87,670     $297,068         1.52          12/31/97
  100%       12/1/98        835,094      202,226      606,344         2.79          12/31/97
  100%      12/31/98        399,437       77,992      313,878         1.60          12/31/96
  100%      11/24/98
  100%       3/17/99        248,760        3,560      245,200         1.14          12/31/97
  100%        4/1/99
  100%        3/1/99
  100%       2/11/99        367,482                   367,482         1.34          12/31/97
  100%        2/2/99        367,968       66,163      301,805         1.37          12/31/97
   98%       10/1/98        504,237       98,505      405,732         2.10
  100%        3/8/99        396,861      103,560      293,301         1.62          12/31/97
   98%        1/1/99        682,058      232,020      442,514         1.97          12/31/97
   93%       12/1/98        219,432       53,694      162,246         0.98          12/31/97
  100%       2/22/99
  100%       2/22/99
  100%        2/8/99        571,016      207,910      359,210         1.73          12/31/97
   84%       1/31/99        409,050      103,499      305,551         1.56          12/31/97
  100%        6/5/98
   93%      11/30/98        452,494      239,759       81,412         0.57          12/31/96
  100%       5/31/99
   92%      12/31/98        239,712       29,344      210,368         2.31
   93%       1/28/99        181,420       38,253      121,438         1.45          12/31/97
   96%      10/31/98        286,487       62,758      220,609         2.31          12/31/97
   80%       3/17/99        192,670       96,911       93,609         1.14          12/31/97
  100%       11/2/98        165,760       52,630      111,430         1.44
   93%      10/16/98        192,491       53,150      139,342         1.92          12/31/97
  100%       9/30/98        201,650       76,768      123,725         1.77          12/31/97
  100%       3/15/99        155,749       30,053      124,851         2.48          12/31/97
  100%       1/13/99         50,433        4,321       46,112         1.54          12/31/96

  100%       2/17/99
  100%       2/17/99
  100%       2/17/99


  100%       1/30/99
  100%        4/1/99      1,340,127      290,282    1,049,845         1.58          12/31/97
  100%        3/1/99
  100%      11/16/98      1,251,286      380,635      842,719         1.77
   99%        2/8/99      1,192,799      437,518      755,281         1.65          12/31/97
  100%       8/26/98        741,055                   741,055         1.85
  100%       2/28/97        540,000                   540,000         1.56          12/31/97
  100%        2/1/98        446,512       61,719      384,793         1.20
  100%       12/1/87        581,997                   581,997         1.56
  100%       3/26/99        623,885      126,617      497,268         1.39          12/31/97
   94%        1/1/99        693,509      178,608      480,022         1.38          12/31/97
  100%        2/1/98        649,080                   649,080         1.70          12/31/97
  100%      12/31/98

   97%       12/4/98
  100%       12/4/98
                            464,503      101,221      353,471         1.36          12/31/97

  100%       4/19/99
   91%        3/3/99        644,836      142,130      394,028         1.28          12/31/97
  100%        4/6/99        731,631      144,105      543,544         1.91           8/31/97
  100%       8/24/95        458,391        1,395      456,996         1.71
  100%       3/19/99        423,984       24,711      399,273         1.55          12/31/97


                                     2ND
                                    MOST                                            LARGEST  LARGEST
    2ND        2ND        2ND      RECENT                                   LARGEST  TENANT  TENANT
   MOST       MOST       MOST       CASH                                     TENANT  % OF     LEASE
  RECENT     RECENT     RECENT      FLOW                                     LEASED  TOTAL   EXPIRA-
 REVENUES   EXPENSES  CASH FLOW     DSCR    LARGEST TENANT                     SF     SF      TION
 --------   --------  ---------     ----    --------------                  ------- -------  -------
                                            Sassaby/Estee Lauder              4,900   27%    11/30/02
$  421,283  $ 79,344  $  341,939    1.74    Furniture City                    7,100   22%    11/30/02
   816,029   199,718     602,561    2.77    Lucky's Grocery Store            31,117   30%    11/30/02
   365,966   118,685     242,113    1.23    Food Lion                        29,000   50%     9/30/08
                                            Las Vegas Discount Golf/Tennis   12,928  100%      NAP
   248,790     3,744     245,046    1.14    NationsBank                       5,270  100%     7/31/11
                                            Office Max                       23,952  100%     1/31/14
                                            Partyland                         4,250   22%     5/31/03
   367,482               367,482    1.34    Barnes & Noble                   24,915  100%     4/30/11
   365,752    72,075     293,677    1.33    Busybody                          4,000   32%      NAV
                                            Salmon Creek Thriftway #636      25,497   52%     1/31/00
   364,062   100,100     263,962    1.46    Apple Market                     29,654   76%     2/18/11
   653,002   216,342     430,841    1.92    Thrifty/Payless (Ground Lease)                     5/1/08
   208,343    47,186     161,157    0.97    Eckerd Drug                      12,272   47%     6/30/10
                                            Sweet Tomatoes                    7,907   81%     2/28/10
                                            Blockbuster Video                 6,722   61%     8/31/00
   563,965   142,713     415,024    2.00    Rite Aid                         15,180   37%     12/4/13
   394,282    98,018     296,264    1.51    Golden Corral                     8,400   22%     11/4/11
                                            Western Dental Services, Inc.     3,741   31%     7/31/13
   451,118   207,430     207,974    1.46    Falcon Bowl                      11,417   19%     6/30/01
                                            Hollywood Video                   6,480   54%      1/5/09
                                            Chief Auto Parts                  4,000   39%     5/31/04
   107,205    31,665      75,540    0.90    Mini Market                       2,505   18%     8/31/07
   275,092    79,211     177,940    1.87    Point After Lounge                4,600   21%     2/28/03
   214,493    74,296     140,197    1.71    Dentists Office                   2,108   11%    10/31/03
                                            Java Nation                       1,197   21%     4/30/00
   168,866    50,513     108,928    1.50    Mr. C's Pizza                     3,240   24%     9/30/02
   192,013    57,657     132,699    1.90    Auto Zone                         7,000   26%     1/31/01
    78,497    32,404      43,917    0.87    Ocean Hair & Nails                1,548   16%     9/30/00
    50,847     4,926      45,921    1.53    Clothestime                       2,470  100%     5/31/01

                                            Inland Paperboard & Packaging   197,690  100%     8/31/05
                                            Inland Paperboard & Packaging   123,485  100%     8/31/05
                                            Inland Paperboard & Packaging   136,900  100%     8/31/05
                                            Inland Paperboard & Packaging   197,690   43%     8/31/05

                                            1/2 Price                       185,570   70%     2/28/13
 1,317,795   298,374   1,019,421    1.54    Fox Factory                      27,727   21%     7/31/00
                                            Grinnell Corporation            186,560  100%    10/27/13
                                            Harding Lawson Assoc.            65,184   89%     10/3/03
 1,112,051   404,092     681,045    1.48    MACS Lab                          5,918    8%     4/30/00
                                            Production Resource Group       126,630  100%     7/31/12
   540,000               540,000    1.56    Zidell Valve Corporation        182,303  100%     2/28/07
                                            Nokia Mobile Phones, Inc.        60,000  100%     2/17/08
                                            Amdahl Corporation               60,000  100%     2/28/03
   496,697   131,494     365,203    1.02    Group Mackenzie                  25,091   44%     4/30/03
   660,469   173,334     449,473    1.29    Cal Trans                         5,568    5%    10/31/00
   420,000               420,000    1.10    Condor Pacific Industries        72,000  100%     1/31/13
                                            Vista Paint Corporation         134,984  100%     2/28/06

                                            Har-Bro Construction              4,200   12%     2/28/00
                                            Office Furniture Outlet          17,182   50%     4/30/03
   278,728    68,490     204,286    0.79    Office Furniture Outlet          17,182   25%     4/30/03

                                            Trojan Battery Co.              161,450  100%      NAP
   739,139   118,834     619,200    2.02    Semifreddi Bakery                19,800   36%     2/28/05
   746,495   136,371     610,124    2.15    University of Alaska                NAV   NAV      NAV
                                            Fabrica International           106,524  100%    10/31/99
   402,809    16,855     385,954    1.50    Performance Radiator Warehouse      NAV   NAV     9/14/01

                                             SECOND    SECOND
                                     SECOND LARGEST    LARGEST
                                    LARGEST  TENANT    TENANT
                                     TENANT   % OF     LEASE
    SECOND LARGEST                   LEASED  TOTAL     EXPIRA-
        TENANT                         SF      SF       TION
    --------------                  ------- -------    -------
   McCulley Group                       2,590   14%  11/30/03
   McDonalds Corp                       4,156   13%    5/8/06
   Sav-On Drug Store                   25,500   24%   7/21/02
   Landmark Communications             11,339   19%  12/11/03


   Rice Lovers                          3,000   16%   2/28/03

   Barbeques Galore                     3,500   28%   6/30/01
   Round Table Pizza                    3,651    7%   9/30/00
   Linda Evans                          6,000   15%  11/30/99
   Pic-N-Sav                           14,850   38%    1/1/05
   Rent-Way, Inc                        6,000   23%   3/31/05
   Una Mas Restaurants, Inc.            1,833   19%    4/1/03
   Copymat of Pleasanton                1,851   17%   1/31/00
   Robert Beyda                         3,850    9%    3/1/00
   Tuesday Morning                      6,000   16%   1/15/04
   Leslie's Pools                       3,001   24%  10/31/03
   Stone Fabrics                        7,520   12%   1/31/02
   Leslie's Pool Mart                   3,600   30%  11/30/09
   A & D Mini Mart                      2,500   24%   1/31/08
   Laundromat                           2,400   17%   3/31/12
   7-Eleven Southland Corp.             2,939   14%   5/31/01
   JK Kim Tae Kwon Do                   2,080   10%   6/12/02
   Harbor Music Shoppe                  1,008   18%   3/31/03
   Village Mini-Mart                    1,850   14%   6/30/03
   Iron Traditions                      4,060   15%     NAV
   Jeannes Carpet                       1,420   14%     MTM





   Inland Paperboard & Packaging      136,900   30%   8/31/05

   Coleman Powermate                   81,000   30%    3/1/03
   Dynatec                              5,087    4%  10/31/99

   Womack International                 5,790    8%  12/15/00
   Helio Medical Supplies               5,458    7%     NAV




   Entercom Inc.                       13,668   24%   9/30/12

   Jack Freeman                         2,916    3%   5/31/01



   Apple Vending                        2,200    6%   3/31/00
   Superior Moulding                    8,591   25%   1/11/02
   Superior Moulding                    8,591   13%   1/11/02

   W.W. Grainger                       15,040   27%   11/7/99
   Kennecott Minerals                   7,450   13%   8/31/00

   Performance Radiator Shop              NAV  NAV    9/30/07

  SE-     LOAN
QUENCE   NUMBER               PROPERTY NAME                       PROPERTY ADDRESS                   COUNTY            CITY
------   ------               -------------                       ----------------                   ------            ----
  P195   2093268     Valley North Business Park              2401,2501 W. Behrend Drive             Maricopa        Phoenix
  C196    51392      325 Exterior Street                     325 Exterior Street                    Bronx           Bronx
  P197   3057932     Northwestern Polytechnic University     105-119 Fourier Avenue                 Alameda         Fremont
  P198   1204346     Warner Fairview Business Park           2300 - 2320 S. Fairview, et al.        Orange          Santa Ana
  P199   3009883     Industry West Industrial Park           200-272 South 5th Avenue               Los Angeles     Industry
  C200    51326      Hampton Commerce Center                 1323 W. Pembroke Ave. and  5, 6 & 10   Hampton City    Hampton
                                                               Lockwood Drive
  P201   3025343     4880 West Rosecrans Avenue              4880 West Rosecrans Avenue             Los Angeles     Hawthorne
  P202   3058575     Ledtronics                              23105 Kashiwa Court                    Los Angeles     Torrance

 P203A   3034873     Whitman Road Warehouses                 2355 Whitman Road                      Contra Costa    Concord
 P203B   3034873     Whitman Road Warehouses                 2350 Whitman Road                      Contra Costa    Concord
  P203   3034873     Hofmann Industrial Portfolio
                       (Roll-Up)
  P204   3014958     Avioan Business Center                  1865-1963 Del Amo Boulevard            Los Angeles     Torrance
  P205   1201136     Valencia Industrial Center              25371-95 Rye Canyon Road               Los Angeles     Santa Clarita
  C206    51194      Van Nuys Airport Business Center        16735-45 Saticoy St.                   Los Angeles     Los Angeles
  P207   3011632     Seaview Business Park                   1010-1060 Calle Cordillera             Orange          San Clemente
  C208    51247      Technology Drive Industrial             170 Technology Dr.                     Orange          Irvine
  C209    51280      1400 Dell Avenue Building               1400 Dell Ave.                         Santa Clara     Campbell
  P210   3032786     Tromley Industrial Building             12505 S.W. Herman Road                 Washington      Tualatin
  C211    51337      2500-2520 Park Central                  2500-2520 Park Central Boulevard       Dekalb          Decatur
  P212   4538179     Coeur d'Alenes Co. & Stock Steel        East 3900 Broadway Avenue              Spokane         Spokane
                       Metal Fabrication Bldg
  P213   3021284     250 W. Artesia Boulevard                250 W. Artesia Boulevard               Los Angeles     Compton
  P214   2034692     1-31 North Salsipuedes Street           1-31 North Salsipuedes Street          Santa Barbara   Santa Barbara
  P215   3007127     14402 Franklin Avenue                   14402 Franklin Avenue                  Orange          Tustin
  P216   4538229     Puget Sound Tire Building               402 & 412 Lund Road                    King            Auburn
  P217   3039914     Span-O-Matic, Inc.                      825 Columbia Street                    Orange          Brea
  P218   3009974     Watt-Eighty Business Park               3325-3437 Myrtle Avenue                Sacramento      North Highlands
  P219   4538864     Slope Indicator Company                 3450 Monte Villa Parkway               Snohomish       Bothell
  P220   1795863     Newport Shores Office/Warehouse         3220, 3240, 3260 118th Avenue S.E.     King            Bellvue
  P221   1201326     6231, 6241 Yarrow Drive                 6231, 6241 Yarrow Drive                San Diego       Carlsbad
  P222   3006491     25620 Rye Canyon Road                   25620 Rye Canyon Road                  Los Angeles     Santa Clarita
  P223   3039450     Ross Industrial Park                    1050 N.W. Maryland Avenue              Lewis           Chehalis
  P224   3074754     Chicago Avenue Business Center          2023 & 2025 Chicago Avenue             Riverside       Riverside
  C225    51193      Walmar Industrial Center                5600-5760 Ayala Avenue                 Los Angeles     Irwindale
  P226   3001211     View Engineering, Inc.                  1650 - 1720 Voyager Drive              Ventura         Simi Valley
  P227   3101367     Montgomery Ward Distribution Warehouse  5905 N Marine Drive                    Multnomah       Portland
  P228   4547279     Freshmark Foods Building                22613 76th Avenue South                King            Kent
  C229    51454      Airpark Trade Center                    15023 N 73rd St.                       Maricopa        Scottsdale
  C230    51470      Raintree Commerce Center                8150 E. Raintree Dr.                   Maricopa        Scottsdale
  C231    51314      Huntwood Ave. Light Industrial          25377 & 25385 Huntwood Ave.            Alameda         Hayward
  C232    51506      North American Cable Building           227 S. River Street                    Kane            Aurora
  C233    51438      One Industrial Building                 1 Industrial Street                    San Francisco   San Francisco
  C234    51503      Bank of America Regional Headquarters   10850 White Rock Rd.                   Sacramento      Rancho Cordova
  C235    51332      101 Ygnacio Plaza                       101 Ygnacio Valley Road                Contra Costa    Walnut Creek
  C236    50987      Three Palms Center                      2141-2151 Alternate A1A                Palm Beach      Jupiter
  P237   3012937     Waterfront Plaza                        500 Airport Boulevard                  San Mateo       Burlingame
  P238   3026820     Water Court Office Buildings            850-920 Hampshire Road                 Ventura         Thousand Oaks
  P239   3054939     Executive Park                          6753-6773 West Charleston Boulevard    Clark           Las Vegas
  P240   1202811     300 Hamilton Building                   300 Hamilton Avenue                    Santa Clara     Palo Alto
  C241    51040      Journal Square Plaza I                  1 Journal Square Plaza                 Hudson          Jersey City
  P242   4539961     Lakes Medical Plaza                     11311 Bridgeport Way SW                Pierce          Tacoma
  P243   1203637     High Bluff - Del Mar                    12555 High Bluff Drive                 San Diego       San Diego
  P244   4547972     Percival Plaza                          606 & 626 Columbia Street, & 601 N.    Thurston        Olympia
                                                               Capital Way
  P245   1794478     Richland Medical Center & Pharmacy      NE Corner of Swift Blvd & Goethels Ave Benton          Richland
  P246   3007754     12700 Ventura Boulevard                 12700 Ventura Boulevard                Los Angeles     Studio City
  C247    51019      2002 Avenue U                           2002 Avenue U                          Kings           Brooklyn
  P248   3038502     American Radio Systems Building         1071 West Shaw Avenue                  Fresno          Fresno
  C249    51037      Double Eagle Office Building            101 East Town Place                   St. Johns       St. Augustine
  P250   3010717     Riverpark                               6122-6166 West Sahara Avenue           Clark County    Las Vegas
  C251    51168      Village Square Office Building          9510 West Sahara Ave                   Clark           Las Vegas

                                   ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                                                         ADMINI-
                                                CUT-OFF        MATURITY                                  STRATIVE    SUB-
          ZIP       PROPERTY      ORIGINAL       DATE            DATE          LOAN           MORTGAGE     FEE     SERVICING
STATE    CODE         TYPE        BALANCE       BALANCE        BALANCE         TYPE             RATE     RATE(1)   FEE RATE
-----    ----       --------      --------      -------        --------        ----           --------   --------  ---------
 AZ      85027     Industrial   $ 2,800,000   $ 2,583,121    $ 2,509,891       Balloon          8.250%    0.143%     0.100%
 NY      10451     Industrial     2,500,000     2,474,151      1,899,282       Balloon          7.250%    0.143%     0.100%
 CA      94539     Industrial     2,500,000     2,470,359      2,185,455       Balloon          7.750%    0.143%     0.100%
 CA      92074     Industrial     2,600,000     2,417,479      2,143,266       Balloon          8.750%    0.143%     0.100%
 CA      91746     Industrial     2,520,000     2,382,583      2,248,218       Balloon          8.580%    0.143%     0.100%
 VA      23661     Industrial     2,400,000     2,362,593      1,961,521       Balloon          7.725%    0.143%     0.100%
 CA      90250     Industrial     2,400,000     2,306,434      1,911,643       Balloon          7.250%    0.143%     0.100%
 CA      90505     Industrial     2,137,500     2,110,893      1,858,572       Balloon          7.500%    0.143%     0.100%

 CA      94518     Industrial
 CA      94518     Industrial
                                  2,175,000     2,101,786      1,940,587       Balloon          8.460%    0.143%     0.100%

 CA      90501     Industrial     2,250,000     2,079,843      1,602,982       Balloon          8.750%    0.143%     0.100%
 CA      91355     Industrial     2,200,000     2,061,268      1,996,131       Balloon          9.750%    0.143%     0.100%
 CA      91406     Industrial     2,050,000     2,027,315      1,796,967       Balloon          7.128%    0.143%     0.100%
 CA      92674     Industrial     2,100,000     1,987,706      1,720,076       Balloon          8.500%    0.143%     0.100%
 CA      92618     Industrial     2,000,000     1,977,111      1,733,805       Balloon          6.714%    0.143%     0.100%
 CA      95008     Industrial     2,000,000     1,966,902      1,584,723       Balloon          6.598%    0.143%     0.100%
 OR      97062     Industrial     2,000,000     1,946,297      1,611,688       Balloon          7.800%    0.143%     0.100%
 GA      30035     Industrial     1,880,000     1,868,338      1,678,444       Balloon          7.875%    0.143%     0.100%
 WA      99202     Industrial     1,950,000     1,831,579      1,372,995       Balloon          8.500%    0.143%     0.100%
 CA      90220     Industrial     1,900,000     1,822,481      1,555,918       Balloon          8.500%    0.143%     0.100%
 CA      93101     Industrial     1,870,000     1,782,029      1,367,612       Balloon          9.875%    0.143%     0.100%
 CA      92680     Industrial     1,875,000     1,770,403      1,528,123       Balloon          8.250%    0.143%     0.100%
 WA      98001     Industrial     1,800,000     1,721,083      1,493,213       Balloon          9.000%    0.143%     0.100%
 CA      92621     Industrial     1,745,000     1,712,955      1,659,951       Balloon          7.950%    0.143%     0.100%
 CA      95660     Industrial     1,850,000     1,683,958      1,296,907       Balloon          8.375%    0.143%     0.100%
 WA      98021     Industrial     1,761,000     1,674,855      1,448,227       Balloon          8.625%    0.143%     0.100%
 WA      98005     Industrial     1,813,200     1,665,481      1,621,852       Balloon          8.750%    0.143%     0.100%
 CA      92009     Industrial     1,800,000     1,658,064      1,598,268       Balloon          8.250%    0.143%     0.100%
 CA      91355     Industrial     1,700,000     1,601,763      1,410,256       Balloon          9.000%    0.143%     0.100%
 WA      98532     Industrial     1,625,000     1,591,286      1,332,394       Balloon          8.500%    0.143%     0.100%
 CA      92507     Industrial     1,625,000     1,561,963                  Fully Amortizing     7.230%    0.143%     0.100%
 CA      91706     Industrial     1,535,000     1,517,719      1,351,827       Balloon          7.296%    0.143%     0.100%
 CA      93063     Industrial     1,593,750     1,511,212      1,507,516       Balloon         10.375%    0.143%     0.100%
 OR      97217     Industrial     2,750,000     1,475,213                  Fully Amortizing     7.690%    0.143%     0.100%
 WA      98035     Industrial     1,600,000     1,441,783                  Fully Amortizing     8.500%    0.143%     0.100%
 AZ      85260     Industrial     1,187,544     1,180,402      1,063,371       Balloon          8.000%    0.143%     0.100%
 AZ      85260     Industrial     1,014,350     1,008,249        908,287       Balloon          8.000%    0.143%     0.100%
 CA      94544     Industrial       975,000       961,939        791,036       Balloon          7.375%    0.143%     0.100%
 IL      60506     Industrial       731,000       724,837        532,178       Balloon          8.770%    0.143%     0.100%
 CA      94124     Industrial       500,000       495,031        413,105       Balloon          8.000%    0.143%     0.100%
 CA      95670       Office      24,550,000    24,328,468     18,341,279       Balloon          7.040%    0.143%     0.100%
 CA      94596       Office      10,500,000    10,406,468      9,201,605       Balloon          7.125%    0.143%     0.100%
 FL      33477       Office       9,000,000     8,910,198      7,851,702       Balloon          6.940%    0.143%     0.100%
 CA      94010       Office       7,600,000     7,219,871      7,064,064       Balloon          8.625%    0.143%     0.100%
 CA      91360       Office       7,200,000     6,665,557      3,589,425       Balloon          7.740%    0.143%     0.100%
 NV      89102       Office       6,510,000     6,377,337      5,205,185       Balloon          7.500%    0.143%     0.100%
 CA      94301       Office       6,800,000     5,992,063      5,623,061       Balloon          8.900%    0.143%     0.100%
 NJ       7306       Office       5,575,000     5,512,138      4,841,575       Balloon          6.780%    0.113%     0.070%
 WA      98499       Office       4,830,000     4,388,649      4,111,791       Balloon          7.625%    0.143%     0.100%
 CA      92130       Office       4,550,000     4,094,146      3,861,474       Balloon         10.375%    0.143%     0.100%
 WA      98501       Office       3,678,550     3,573,079      2,949,997       Balloon          7.600%    0.143%     0.100%
 WA      99352       Office       4,200,000     3,510,575      3,093,449       Balloon          8.000%    0.143%     0.100%
 CA      91604       Office       3,475,000     3,160,770      2,878,907       Balloon          9.000%    0.143%     0.100%
 NY      11229       Office       3,000,000     2,969,140      2,632,846       Balloon          7.180%    0.143%     0.100%
 CA      93711       Office       3,000,000     2,916,557      2,439,579       Balloon          8.160%    0.143%     0.100%
 FL      32092       Office       2,724,800     2,697,167      2,372,737       Balloon          6.870%    0.143%     0.100%
 NV      89102       Office       2,800,000     2,584,121      2,488,217       Balloon          8.000%    0.143%     0.100%
 NV      89117       Office       2,587,500     2,568,026      2,263,647       Balloon          7.060%    0.143%     0.100%


                                   NET                  FIRST     INTEREST
           ZIP       PROPERTY    MORTGAGE     NOTE     PAYMENT     ACCRUAL
 STATE    CODE         TYPE        RATE       DATE      DATE       METHOD
 -----    ----       --------    --------     ----     -------    --------
  AZ      85027     Industrial    8.107%     6/28/94    8/1/94    ACT/360
  NY      10451     Industrial    7.107%     1/15/99    3/1/99    ACT/360
  CA      94539     Industrial    7.607%     6/10/98    8/1/98     30/360
  CA      92074     Industrial    8.607%     10/4/94   12/1/94     30/360
  CA      91746     Industrial    8.437%     9/21/95   12/1/95     30/360
  VA      23661     Industrial    7.582%      1/5/99    3/1/99    ACT/360
  CA      90250     Industrial    7.107%      2/7/97    4/1/97     30/360
  CA      90505     Industrial    7.357%     6/23/98    8/1/98     30/360

  CA      94518     Industrial
  CA      94518     Industrial
                                  8.317%      3/7/97    4/1/97     30/360

  CA      90501     Industrial    8.607%     3/28/96    5/1/96     30/360
  CA      91355     Industrial    9.607%      8/8/94   10/1/94     30/360
  CA      91406     Industrial    6.985%     6/10/98    9/1/98    ACT/360
  CA      92674     Industrial    8.357%     12/8/95    2/1/96     30/360
  CA      92618     Industrial    6.571%      8/4/98   10/1/98    ACT/360
  CA      95008     Industrial    6.455%      9/8/98   11/1/98    ACT/360
  OR      97062     Industrial    7.657%    11/12/97    1/1/98     30/360
  GA      30035     Industrial    7.732%    12/17/98    2/1/99    ACT/360
  WA      99202     Industrial    8.357%    11/12/96   12/1/96     30/360
  CA      90220     Industrial    8.357%    10/15/96   12/1/96     30/360
  CA      93101     Industrial    9.732%     3/10/97    5/1/97     30/360
  CA      92680     Industrial    8.107%    11/20/95    1/1/96     30/360
  WA      98001     Industrial    8.857%     5/31/95    7/1/95     30/360
  CA      92621     Industrial    7.807%     9/26/97   11/1/97     30/360
  CA      95660     Industrial    8.232%    11/20/95    1/1/96     30/360
  WA      98021     Industrial    8.482%     8/29/95   10/1/95     30/360
  WA      98005     Industrial    8.607%     1/31/94    4/1/94     30/360
  CA      92009     Industrial    8.107%     7/25/94    9/1/94     30/360
  CA      91355     Industrial    8.857%     5/12/95    7/1/95     30/360
  WA      98532     Industrial    8.357%     2/24/98    4/1/98     30/360
  CA      92507     Industrial    7.087%    10/15/98   12/1/98     30/360
  CA      91706     Industrial    7.153%     6/23/98    8/1/98    ACT/360
  CA      93063     Industrial    10.232%    1/18/95    3/1/95     30/360
  OR      97217     Industrial    7.547%     3/21/94    5/1/94     30/360
  WA      98035     Industrial    8.357%     2/18/97    4/1/97     30/360
  AZ      85260     Industrial    7.857%    12/18/98    2/1/99    ACT/360
  AZ      85260     Industrial    7.857%    12/22/98    2/1/99    ACT/360
  CA      94544     Industrial    7.232%     9/16/98   12/1/98    ACT/360
  IL      60506     Industrial    8.627%     4/19/99    6/1/99    ACT/360
  CA      94124     Industrial    7.857%    12/14/98    2/1/99    ACT/360
  CA      95670       Office      6.897%     2/23/99    4/1/99    ACT/360
  CA      94596       Office      6.982%     10/5/98   12/1/98    ACT/360
  FL      33477       Office      6.797%      9/2/98   11/1/98    ACT/360
  CA      94010       Office      8.482%      2/8/96    4/1/96     30/360
  CA      91360       Office      7.597%      3/3/97    5/1/97     30/360
  NV      89102       Office      7.357%     5/19/98    7/1/98     30/360
  CA      94301       Office      8.757%     8/19/94   10/1/94     30/360
  NJ      7306        Office      6.667%     8/27/98   10/1/98    ACT/360
  WA      98499       Office      7.482%    10/16/95   12/1/95     30/360
  CA      92130       Office      10.232%    9/16/94   11/1/94     30/360
  WA      98501       Office      7.457%     10/1/97   12/1/97     30/360
  WA      99352       Office      7.857%     11/1/94    1/1/95     30/360
  CA      91604       Office      8.857%     8/11/95   10/1/95     30/360
  NY      11229       Office      7.037%     8/20/98   10/1/98    ACT/360
  CA      93711       Office      8.017%     9/15/97   11/1/97     30/360
  FL      32092       Office      6.727%      9/8/98   11/1/98    ACT/360
  NV      89102       Office      7.857%     7/18/94    9/1/94     30/360
  NV      89117       Office      6.917%    12/31/98    2/1/99    ACT/360


           ORIGINAL    ORIGINAL              REMAINING
           TERM TO   AMORTIZATION             TERM TO                CROSS-                LOCKOUT
MONTHLY    MATURITY      TERM      SEASONING MATURITY  MATURITY  COLLATERALIZED RELATED   EXPIRATION
PAYMENT    (MONTHS)  (MONTHS) (II)  (MONTHS) (MONTHS)    DATE        LOANS       LOANS       DATE
-------    --------  -------------  -------- --------    ----        -----       -----       ----

$ 22,077       82         300          64       18      5/1/01         No          No
  18,070      140         300           9      131     10/1/10         No          No        7/1/10
  17,910      120         360          16      104      7/1/08         No          No
  21,364      120         300          60       60     11/1/04         No          No
  20,428       84         300          48       36     11/1/02         No          No
  19,666       84         240           9       75      2/1/06         No          No       11/1/05
  17,397      120         300          32       88      3/1/07         No          No
  14,946      120         360          16      104      7/1/08         No          No



  17,455       84         300          32       52      3/1/04         No          No

  19,883      120         240          43       77      4/1/06         No          No
  19,605       84         300          62       22      9/1/01         No          No
  13,815      120         360          15      105      8/1/08         No          No        5/2/08
  16,892      120         300          46       74      1/1/06         No          No
  12,924      120         360          14      106      9/1/08         No          No        7/2/08
  13,627      120         300          13      107     10/1/08         No          No        8/1/08
  15,172      120         300          23       97     12/1/07         No          No
  13,631      120         360          10      110      1/1/09         No          No       10/1/08
  16,925      122         240          36       86      1/1/07         No          No
  15,280      120         300          36       84     11/1/06         No          No
  17,891      120         240          31       89      4/1/07         No          No
  14,783      120         300          47       73     12/1/05         No          No
  15,106      131         300          53       78      5/1/06         No          No
  12,743       60         360          25       35     10/1/02         No          No
  15,909      120         240          47       73     12/1/05         No          No
  14,329      126         300          50       76      3/1/06         No          No
  14,907       84         300          68       16      3/1/01         No          No
  14,198       84         300          63       21      8/1/01         No          No
  14,266      120         300          53       67      6/1/05         No          No
  13,085      120         300          20      100      3/1/08         No          No
  14,816      180         180          12      168     11/1/13         No          No
  10,519      120         360          16      104      7/1/08         No          No        3/2/08
  14,906       60         300          57        3      2/1/00         No          No
  32,916      121         121          67       54      5/1/04         No          No
  15,756      180         180          32      148      3/1/12         No          No
   8,714      120         360          10      110      1/1/09         No         Yes(U)    11/1/08
   7,443      120         360          10      110      1/1/09         No         Yes(U)    11/1/08
   7,126      120         300          12      108     11/1/08         No          No        9/1/08
   6,469      120         240           6      114      5/1/09         No          No        3/1/09
   3,859      120         300          10      110      1/1/09         No          No       11/1/08
 174,141      143         300           8      135      2/1/11         No          No       12/2/10
  70,740      120         360          12      108     11/1/08         No          No        9/1/08
  59,515      120         360          13      107     10/1/08         No          No        6/1/08
  61,767       60         300          44       16      3/1/01         No          No
  61,807      144         216          31      113      4/1/09         No          No
  48,108      120         300          17      103      6/1/08         No          No
  60,745       84         240          62       22      9/1/01         No          No
  36,271      120         360          14      106      9/1/08         No          No       4/30/08
  34,974       84         300          48       36     11/1/02         No          No
  45,045       84         240          61       23     10/1/01         No          No
  27,432      120         300          24       96     11/1/07         No          No
  29,318      118         300          59       59     9/30/04         No          No
  31,265       84         240          50       34      9/1/02         No          No
  20,323      120         360          14      106      9/1/08         No          No       2/28/08
  23,473      120         300          25       95     10/1/07         No          No
  17,891      120         360          13      107     10/1/08         No          No       5/31/08
  21,726       84         300          63       21      8/1/01         No          No
  17,319      120         360          10      110      1/1/09         No          No       10/1/08


PREPAYMENT PENALTY DESCRIPTION (MONTHS)                  YIELD MAINTENANCE TYPE
---------------------------------------                  ----------------------

YM(82)                                                  Int. Rate Diff. (Type 3A)
LO(137)/OPEN(3)/DEF                                     NAP
YM(120)                                                 Int. Rate Diff. (Type 1B)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(84)                                                  Int. Rate Diff. (Type 3A)
LO(81)/OPEN(3)/DEF                                      NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 1B)



$250+YM(84)                                             Int. Rate Diff. (Type 1A)

$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
LO(117)/OPEN(3)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(117)/OPEN(3)/DEF                                     NAP
OPEN(2)/YM(120)                                         Int. Rate Diff. (Type 2A)
YM(120)                                                 Int. Rate Diff. (Type 3A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
OPEN(11)/YM(120)                                        Int. Rate Diff. (Type 2A)
YM(60)                                                  Int. Rate Diff. (Type 1B)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
OPEN(6)/YM(120)                                         Int. Rate Diff. (Type 2A)
YM(84)                                                  Int. Rate Diff. (Type 2A)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 2A)
YM(180)                                                 Int. Rate Diff. (Type 3A)
LO(116)/OPEN(4)/DEF                                     NAP
$250+YM(60)                                             Int. Rate Diff. (Type 1A)
YM(121)                                                 Int. Rate Diff. (Type 3A)
YM(180)                                                 Int. Rate Diff. (Type 2C)
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(141)/OPEN(2)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(116)/OPEN(4)/DEF                                     NAP
$250+YM(60)                                             Int. Rate Diff. (Type 1A)
YM(144)                                                 Int. Rate Diff. (Type 3A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
LO(115)/OPEN(5)/DEF                                     NAP
YM(84)                                                  Int. Rate Diff. (Type 2A)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 2A)
YM(118)                                                 Int. Rate Diff. (Type 2B)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
LO(113)/OPEN(7)/DEF                                     NAP
YM(120)                                                 Int. Rate Diff. (Type 3A)
LO(115)/OPEN(5)/DEF                                     NAP
$2000+YM(84)                                            Int. Rate Diff. (Type 3D)
LO(117)/OPEN(3)/DEF                                     NAP


                                                                                                   CUT-OFF               TOTAL
                                                                                                     DATE                UNITS/
  SE-    LOAN                                                                 APPRAISAL  APPRAISAL   LTV   YEAR BUILT/   ROOM/
QUENCE  NUMBER          PROPERTY NAME                                           VALUE       DATE    RATIO   RENOVATED     BED
------  ------          -------------                                           -----       ----    -----   ---------     ---

 P195   2093268   Valley North Business Park                                 $ 4,000,000    4/6/94    65%   1981/1992   143,880
 C196     51392   325 Exterior Street                                          3,400,000  11/27/98    73%   1930/1987    29,562
 P197   3057932   Northwestern Polytechnic University                          3,300,000   3/12/98    75%        1986    36,328
 P198   1204346   Warner Fairview Business Park                                3,800,000   8/25/94    64%        1978   129,172
 P199   3009883   Industry West Industrial Park                                3,450,000   8/16/95    69%        1988    87,229
 C200     51326   Hampton Commerce Center                                      3,460,000  10/27/98    68%   1983/1996    78,600
 P201   3025343   4880 West Rosecrans Avenue                                   3,310,000   12/3/96    70%        1979    83,154
 P202   3058575   Ledtronics                                                   2,850,000    6/5/98    74%        1980    63,660

 P203A  3034873   Whitman Road Warehouses                                                                        1976    38,209
 P203B  3034873   Whitman Road Warehouses                                                                        1974    44,690
 P203   3034873   Hofmann Industrial Portfolio (Roll-Up)                       3,570,000   1/30/97    59%                82,899

 P204   3014958   Avioan Business Center                                       3,720,000    3/9/96    56%        1988    64,949
 P205   1201136   Valencia Industrial Center                                   3,210,000   6/28/94    64%        1979    81,809
 C206     51194   Van Nuys Airport Business Center                             2,950,000   2/11/98    69%        1989    47,910
 P207   3011632   Seaview Business Park                                        2,900,000   11/1/95    69%        1991    53,720
 C208     51247   Technology Drive Industrial                                  3,850,000   6/22/98    51%        1990    51,232
 C209     51280   1400 Dell Avenue Building                                    2,950,000   7/31/98    67%        1974    24,039
 P210   3032786   Tromley Industrial Building                                  3,000,000   9/15/97    65%        1986    73,800
 C211     51337   2500-2520 Park Central                                       2,550,000  11/23/98    73%        1975   113,520
 P212   4538179   Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.     2,600,000   11/1/96    70%   1966/1996    93,337
 P213   3021284   250 W. Artesia Boulevard                                     2,620,000    5/2/96    70%        1985    72,164
 P214   2034692   1-31 North Salsipuedes Street                                5,300,000   1/17/97    34%        1930   208,382
 P215   3007127   14402 Franklin Avenue                                        4,950,000   8/31/98    36%        1979    75,600
 P216   4538229   Puget Sound Tire Building                                    2,600,000   12/1/95    66%        1995    58,795
 P217   3039914   Span-O-Matic, Inc.                                           2,800,000   9/23/97    61%        1989    50,331
 P218   3009974   Watt-Eighty Business Park                                    2,800,000   9/21/95    60%        1987    62,621
 P219   4538864   Slope Indicator Company                                      3,535,000    1/1/96    47%        1995    36,890
 P220   1795863   Newport Shores Office/Warehouse                              2,620,000  12/14/93    64%        1988    29,219
 P221   1201326   6231, 6241 Yarrow Drive                                      2,500,000   6/17/94    66%        1977    80,340
 P222   3006491   25620 Rye Canyon Road                                        2,360,000   3/16/95    68%        1991    49,825
 P223   3039450   Ross Industrial Park                                         2,100,000   12/1/97    76%        1997    35,040
 P224   3074754   Chicago Avenue Business Center                               2,500,000   9/14/98    62%        1986    77,251
 C225     51193   Walmar Industrial Center                                     2,150,000    3/9/98    71%        1986    55,230
 P226   3001211   View Engineering, Inc.                                       1,875,000   12/8/94    81%        1982    40,799
 P227   3101367   Montgomery Ward Distribution Warehouse                       6,600,000  12/21/93    22%        1979   299,732
 P228   4547279   Freshmark Foods Building                                     2,160,000   2/11/97    67%   1985/1987    42,932
 C229     51454   Airpark Trade Center                                         1,800,000   9/14/98    66%        1985    26,367
 C230     51470   Raintree Commerce Center                                     1,400,000  10/15/98    72%        1985    16,112
 C231     51314   Huntwood Ave. Light Industrial                               1,580,000    8/7/98    61%        1961    44,056
 C232     51506   North American Cable Building                                1,035,000  12/18/98    70%   1921/1970    89,092
 C233     51438   One Industrial Building                                        980,000  10/26/98    51%        1989     9,290
 C234     51503   Bank of America Regional Headquarters                       31,000,000  12/15/98    78%        1997   187,875
 C235     51332   101 Ygnacio Plaza                                           14,000,000   3/22/99    74%        1986    77,700
 C236     50987   Three Palms Center                                          11,850,000    9/1/98    75%        1990    86,324
 P237   3012937   Waterfront Plaza                                            11,300,000   12/6/95    64%   1978/1994    98,610
 P238   3026820   Water Court Office Buildings                                11,900,000  12/27/96    56%   1971/1990   168,322
 P239   3054939   Executive Park                                               9,300,000    4/2/98    69%        1987    50,981
 P240   1202811   300 Hamilton Building                                        9,300,000   5/27/94    64%   1964/1983    35,546
 C241     51040   Journal Square Plaza I                                       7,000,000    7/2/98    79%        1984    52,600
 P242   4539961   Lakes Medical Plaza                                          5,350,000    6/1/96    82%        1989    38,128
 P243   1203637   High Bluff - Del Mar                                         6,600,000   7/19/94    62%        1987    72,706
 P244   4547972   Percival Plaza                                               4,970,000   5/14/97    72%        1950    51,332
 P245   1794478   Richland Medical Center & Pharmacy                           5,500,000    9/1/94    64%        1994    35,971
 P246   3007754   12700 Ventura Boulevard                                      4,950,000   6/30/95    64%        1988    46,899
 C247     51019   2002 Avenue U                                                4,000,000   6/23/98    74%   1996/1997    17,529
 P248   3038502   American Radio Systems Building                              4,250,000   9/15/97    69%   1974/1997    34,807
 C249     51037   Double Eagle Office Building                                 4,325,000    6/1/98    62%        1997    31,166
 P250   3010717   Riverpark                                                    4,830,000   2/29/96    54%        1990    35,357
 C251     51168   Village Square Office Building                               3,450,000   11/1/98    74%        1997    19,779


 SF/                      LOAN
UNIT/       NET        BALANCE PER
ROOM/    RENTABLE       SF/UNIT/
 BED     AREA (SF)      ROOM/BED
 ---     ---------      --------

  SF      143,880          $18
  SF       29,562           84
  SF       36,328           68
  SF      129,172           19
  SF       87,229           27
  SF       78,600           30
  SF       83,154           28
  SF       63,660           33

  SF       38,209
  SF       44,690
  SF       82,899           25

  SF       64,949           32
  SF       81,809           25
  SF       47,910           42
  SF       53,720           37
  SF       51,232           39
  SF       24,039           82
  SF       73,800           26
  SF      113,520           16
  SF       93,337           20
  SF       72,164           25
  SF      208,382            9
  SF       75,600           23
  SF       58,795           29
  SF       50,331           34
  SF       62,621           27
  SF       36,890           45
  SF       29,219           57
  SF       80,340           21
  SF       49,825           32
  SF       35,040           45
  SF       77,251           20
  SF       55,230           27
  SF       40,799           37
  SF      299,732            5
  SF       42,932           34
  SF       26,367           45
  SF       16,112           63
  SF       44,056           22
  SF       89,092            8
  SF        9,290           53
  SF      187,875          129
  SF       77,700          134
  SF       86,324          103
  SF       98,610           73
  SF      168,322           40
  SF       50,981          125
  SF       35,546          169
  SF       52,600          105
  SF       38,128          115
  SF       72,706           56
  SF       51,332           70
  SF       35,971           98
  SF       46,899           67
  SF       17,529          169
  SF       34,807           84
  SF       31,166           87
  SF       35,357           73
  SF       19,779          130

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS




                                                                 U/W                                      MOST
             OCCUPANCY                                           CASH                       U/W          RECENT
OCCUPANCY      AS OF          U/W          U/W          U/W      FLOW         U/W         RESERVES        END
 PERCENT       DATE         REVENUES     EXPENSES     CASH FLOW  DSCR      RESERVES       PER UNIT        DATE
 -------       ----         --------     --------     ---------  ----      --------       --------        ----
    100%       1/1/99        $928,208     $361,183     $493,253  1.86        $28,776        $0.20        12/31/98
    100%      11/30/98        290,000       12,178      271,910  1.25          5,912         0.20
    100%       2/10/99        384,174      103,396      256,947  1.20          7,673         0.21        12/31/97
    96%        2/1/99         837,245      381,369      392,376  1.53         25,834         0.20        12/31/98
    98%        1/12/99        587,256      156,279      390,058  1.59         17,446         0.20        12/31/98
    100%      12/10/98        427,087       62,583      316,220  1.34         15,720         0.20        12/31/98
    100%       2/12/99        341,269       47,259      251,335  1.20         16,631         0.20        12/31/98
    100%       5/15/98        312,062       15,603      254,698  1.42         12,732         0.20        12/31/98

    96%        2/12/99
    100%       2/12/99
                              400,509      120,904      240,278  1.15         16,580         0.20        12/31/98

    100%      12/31/98        442,048      101,033      305,521  1.28         12,990         0.20        12/31/98
    100%       6/1/98         508,273      172,031      296,460  1.26         16,362         0.20        12/31/97
    100%       2/9/99         382,005      135,960      215,469  1.30         11,498         0.24        12/31/98
    98%        3/1/99         545,432      176,881      334,433  1.65          8,058         0.15        12/31/98
    100%       4/26/99        329,480       79,269      232,327  1.50          7,685         0.15        12/31/98
    100%       3/11/99        293,465       44,219      231,203  1.41          3,606         0.15        12/31/98
    100%       2/9/99         274,050       13,874      224,733  1.23         14,760         0.20        12/31/98
    100%      12/10/98        383,017      113,765      215,420  1.32         22,704         0.20        12/31/98
    100%       2/2/99         672,026       33,601      573,766  2.83         18,667         0.20
    100%       3/29/99        342,779       18,065      287,144  1.57         14,433         0.20        12/31/98
    100%       2/1/99       1,113,966      294,078      555,731  2.59         41,676         0.20        12/31/98
    100%      12/31/98        253,109       14,160      196,987  1.11         15,120         0.20        12/31/98
    100%       2/3/99         250,800       12,540      212,285  1.17          8,819         0.15
    100%       2/20/99        257,440       12,872      219,371  1.43         10,066         0.20        12/31/98
    87%       12/28/98        504,548      168,276      249,047  1.30         15,655         0.25        12/31/98
    100%      12/31/98        228,042       11,402      190,950  1.11          6,101         0.17
    100%       1/18/99        361,519       98,666      245,139  1.37          5,844         0.20        12/31/98
    66%        5/6/99         366,798       83,649      239,219  1.40         16,068         0.20        12/31/98
    100%       2/9/99         322,654       72,764      225,152  1.32          7,474         0.15        12/31/98
    86%        2/10/99        256,490       62,933      177,073  1.13          5,256         0.15
    82%        3/1/99         398,321      154,567      207,650  1.17         15,450         0.20        12/31/98
    100%       3/11/99        282,393       71,231      176,528  1.40          5,502         0.10        12/31/98
    100%       4/18/99        297,669       14,883      239,086  1.34          8,160         0.20        12/31/98
    100%      10/27/78        595,563       30,602      447,949  1.13         59,946         0.20
    100%       1/20/98        293,577       52,876      218,541  1.16          8,586         0.20        12/31/98
    95%        2/1/99         218,988       59,770      135,935  1.30          5,273         0.20        12/31/98
    100%       10/1/98        180,526       55,402      115,329  1.29          1,740         0.11        12/31/98
    100%       9/15/98        167,099       39,776      113,197  1.32          6,608         0.15        12/31/98
    100%       4/22/99        185,283       46,759       98,731  1.27         22,273         0.25        12/31/98
    100%       12/2/98         89,650       19,556       62,628  1.35          1,394         0.15        12/31/98
    100%       2/17/99      4,099,066    1,326,623    2,526,702  1.21         18,788         0.10
    100%       3/1/99       2,019,274      889,706    1,015,027  1.20         11,655         0.15        12/31/98
    90%        7/31/98      1,586,093      544,057      906,716  1.27         19,855         0.23        12/31/98
    99%        1/1/99       2,180,006      739,433    1,192,272  1.61         24,653         0.25        11/30/98
    98%       12/31/98      2,550,823      921,274    1,282,053  1.73         40,664         0.24        12/31/98
    100%       12/1/98      1,094,497      348,225      639,074  1.11         12,745         0.25        12/31/98
    100%       2/8/99       1,393,246      398,921      893,559  1.23          8,887         0.25        12/31/98
    100%       8/24/98      1,138,488      535,533      554,700  1.27         15,780         0.30        12/31/98
    85%        2/1/99         813,733      242,369      489,406  1.17          9,532         0.25        12/31/98
    94%       12/31/98      1,478,336      452,048      864,285  1.60         18,177         0.25        12/31/98
    85%        1/25/99        784,498      286,782      404,924  1.23         10,831         0.21        12/31/98
    100%       2/22/99        788,495      286,579      434,542  1.24          7,194         0.20        12/31/98
    100%       2/25/99        893,673      386,195      430,692  1.15         11,725         0.25        12/31/98
    100%       7/30/98        523,448      179,776      324,864  1.33          2,629         0.15        12/31/98
    100%       3/11/97        462,222       49,979      403,541  1.43          8,702         0.25         6/30/98
    100%       3/19/99        504,914      184,536      268,369  1.25          4,675         0.15        12/31/98
    65%        1/1/99         583,802      142,532      377,339  1.45          7,071         0.20        12/31/98
    100%      12/11/98        394,682      108,352      260,021  1.25          4,005         0.20


                                      MOST     2ND
                                     RECENT    MOST
   MOST         MOST         MOST     CASH    RECENT
  RECENT       RECENT       RECENT    FLOW     END
 REVENUES     EXPENSES     CASH FLOW  DSCR     DATE
 --------     --------     ---------  ----     ----
$1,034,063     $351,997     $682,066  2.57   12/31/97

   351,501       62,687      284,631  1.32
   847,865      371,375      476,490  1.86   12/31/97
   623,006      130,954      457,135  1.86   12/31/97
   409,286        6,879      387,973  1.64   12/31/97
   329,285       28,618      300,667  1.44   12/31/97
   366,684                   366,684  2.04



   378,930       85,571      209,890  1.00   12/31/97

   482,789       68,877      413,912  1.73   12/31/97
   375,125      142,347      229,631  0.98
   424,120      137,665      258,977  1.56   12/31/97
   546,704      150,961      387,022  1.91   12/31/97
   230,000       24,651      205,349  1.32   12/31/97
   327,251       32,657      266,860  1.63   12/31/97
   303,600                   303,600  1.67   12/31/97
   384,466       93,485      272,917  1.67   12/31/97

   651,385                   651,385  3.55   12/31/97
 1,183,460      252,832      898,135  4.18   12/31/97
   281,232                   281,232  1.59   12/31/97

   261,648                   261,648  1.71   12/31/97
   513,075      170,633      252,511  1.32   12/31/97

   394,791       87,206      251,530  1.41   12/31/97
   459,024       75,415      306,448  1.80   12/31/97
   350,512       42,561      295,502  1.73   12/31/97

   397,346      124,784      258,699  1.46   12/31/97
   301,151      101,940      199,211  1.58   12/31/96
   592,600          824      591,776  1.50   12/31/97

   317,308       35,671      281,637  1.49   12/31/97
   218,345       71,657      141,925  1.36   12/31/97
   172,148       54,540       88,271  0.99   12/31/97
   171,565       25,065      146,500  1.71   12/31/97
   129,287                   129,287  1.67   12/31/97
    94,368       15,647       78,721  1.70   12/31/97

 2,068,993      850,665    1,218,328  1.44   12/31/97
 1,470,299      500,462      947,407  1.33   12/31/97
 1,954,420      624,781    1,052,514  1.42   12/31/97
 2,532,570      807,482    1,532,494  2.07   12/31/97
 1,192,136      413,701      757,563  1.31   12/31/97
 1,471,270      346,779    1,124,491  1.54   12/31/97
 1,115,587      416,872      548,715  1.26   12/31/97
   844,658      216,579      628,079  1.50   12/31/97
 1,593,475      417,822    1,056,774  1.96   12/31/97
   788,953      270,971      517,982  1.57   12/31/97
   881,762      249,875      631,887  1.80   12/31/97
   981,265      380,446      600,819  1.60   12/31/97
   469,442      141,482      303,864  1.25   12/31/97
   459,308       40,735      418,573  1.49
   545,203      140,687      404,516  1.88
   692,181      138,353      553,828  2.12   12/31/97


                                      2ND
                                      MOST                                                     LARGEST     LARGEST
      2ND         2ND         2ND    RECENT                                           LARGEST   TENANT      TENANT
      MOST        MOST        MOST    CASH                                            TENANT    % OF        LEASE
     RECENT      RECENT      RECENT   FLOW                                            LEASED    TOTAL       EXPIRA-
    REVENUES    EXPENSES   CASH FLOW  DSCR       LARGEST TENANT                         SF        SF         TION
    --------    --------   ---------  ----       --------------                         --        --         ----

    $930,753    $344,415    $586,338  2.21    AG Communication Systems                 21,750      15%      12/31/99
                                              Bell Atlantic                            29,562     100%      10/31/10
                                              Northwestern Polytechnic Univ.           18,158      50%      5/31/02
     877,503     346,868     530,635  2.07    Dataman                                  10,230       8%        NAV
     574,858     145,876     389,300  1.59    Ley Grand Foods                           9,816      11%      6/30/01
     409,307       6,907     387,775  1.64    Eastern Aluminum                         27,500      35%      4/30/02
     491,155      33,460     447,695  2.14    Ancra International                      83,154     100%      11/30/06
                                              LEDtronics Inc.                          63,660     100%      6/30/03

                                              Dal-Tile Corporation                      9,722      25%      12/31/99
                                              American Medical Response                12,960      29%      8/31/03
     368,043     107,096     260,947  1.25    American Medical Response                12,960      16%      8/31/03

     447,050      81,299     336,976  1.41    Hermach                                  10,914      17%      9/30/00
                                              Electrofilm                              43,000      53%      2/29/00
     419,693     116,947     263,196  1.59    Assert, Inc.                              9,880      21%      11/30/04
     524,496     155,419     361,276  1.78    Datacom Support Co.                       4,320       8%      1/31/00
     180,000         815     179,185  1.16    Sitag International                      51,232     100%       9/1/08
     210,829      26,866     166,442  1.02    San Jose Mercury                         12,536      52%      1/31/07
      62,245         167      62,078  0.34    Tromley Industrial Holdings              73,800     100%      10/31/05
     303,984      78,652     223,415  1.37    Noss Company                             20,310      18%      10/31/00
                                              The Coeur d' Alenes Company              93,337     100%        NAP
     539,194         899     538,295  2.94    TBC Worldwide/KHH (owner)                72,164     100%        NAP
   1,068,858     320,430     662,948  3.09    Calvary Chapel                           37,409      18%      5/14/01
     281,232       3,009     278,223  1.57    Pairgain Technologies                    75,600     100%      2/29/00
                                              Sound Tire, Inc.                         58,795     100%      11/30/07
     261,648                 261,648  1.71    Span-O-Matic                             39,687      79%      12/31/01
     483,402     158,608     275,057  1.44    Sonitrol                                  9,750      16%      9/30/03
                                              Slope Indicator Co.                      36,890     100%        NAP
     364,606      86,556     278,050  1.55    EISI                                     11,395      39%      12/31/02
     456,805      81,117     372,261  2.18    Fire Protection Products                 14,136      18%      3/31/05
     260,969      52,963     164,560  0.96    Air Packaging Technologies               17,280      35%      5/31/00
                                              Ross Corporation                         12,117      35%       2/1/08
     350,836     130,353     208,911  1.18    Ikon Office Solutions                    11,554      15%      9/30/01
     241,216      57,416     183,800  1.46    Clever Choice                             8,100      15%      4/30/01
                                              View Engineering, Inc.                   40,799     100%        NAP
     581,449         216     581,233  1.47    Montgomery Ward & Co.                   299,732     100%      5/31/09
     277,312      37,085     240,227  1.27    Freshmark Foods Corporation              42,932     100%      3/31/00
     175,422      52,386     110,446  1.06    Hacienda Lighting                        10,774      41%      6/30/00
     160,648      34,408     121,389  1.48    NEA Auto Group                            7,033      44%      11/30/03
     172,639      23,604     149,035  1.74    Playhouse Import/Export, Inc.            24,056      55%      2/28/16
     116,089      13,749     102,340  1.32    North American Cable                     72,352      81%      2/28/02
      85,831       8,616      77,215  1.67    Winchester Pacific Batteries              7,090      76%      12/14/23
                                              Bank of America                         187,875     100%      2/23/11
   1,890,981     764,151   1,126,830  1.33    Morrision & Foerster                     16,345      21%      5/14/01
   1,377,086     511,801     828,788  1.16    World Gym                                11,997      14%      11/30/04
   1,797,593     690,063   1,085,133  1.46    Pacific Gateway Exchange                 12,579      13%      12/31/03
   2,178,775     901,440     797,490  1.08    SG Hauser Associates, Inc.               18,243      11%      8/31/05
   1,159,435     316,570     813,894  1.41    Metro Administration et al               23,994      47%      2/28/00
   1,481,715     364,101   1,110,362  1.52    Gray Cary Ware                           18,222      51%      6/30/05
   1,110,000     396,156     713,844  1.64    Maher Terminals                          28,000      53%        NAV
     799,388     225,169     574,219  1.37    The Lakewood Clinic                      10,613      28%      12/31/07
   1,371,823     395,621     730,064  1.35    Alphascribe Express                       8,310      11%      9/30/02
     836,436     251,897     584,539  1.78    Environmental Systems                     9,245      18%      2/28/01
     797,291     268,350     528,941  1.50    Mathias Lam                               3,990      11%        NAV
     954,207     359,053     595,154  1.59    MTM Entertainment                        32,650      70%       4/1/04
     303,594      76,428     227,166  0.93    Rite Aid                                  7,781      44%      6/25/11
                                              CBS Radio (American Radio Sys)           34,807     100%      7/14/12
                                              VAW                                       6,336      20%      5/31/03
     680,095     139,283     540,812  2.07    Mediversal                                6,258      18%      12/31/03
                                              Triple 5 Ntl Dvlp Corp                    8,069      41%       8/1/03




                                      2ND                                                       SECOND     SECOND
                                      MOST                                            SECOND    LARGEST    LARGEST
      2ND         2ND         2ND    RECENT                                           LARGEST   TENANT      TENANT
      MOST        MOST        MOST    CASH                                            TENANT    % OF        LEASE
     RECENT      RECENT      RECENT   FLOW       SECOND                               LEASED    TOTAL       EXPIRA-
    REVENUES    EXPENSES   CASH FLOW  DSCR       LARGEST TENANT                         SF        SF         TION
    --------    --------   ---------  ----       --------------                         --        --         ----
   $930,753    $344,415    $586,338  2.21        MOD-A-CAN, Inc.                        15,200     11%       4/30/02

                                                 Advis, Inc.                             9,100     25%      12/14/00
    877,503     346,868     530,635  2.07        Tapes II                               10,230      8%      12/31/01
    574,858     145,876     389,300  1.59        RP Custom Woodworking                   6,100      7%       4/30/01
    409,307       6,907     387,775  1.64        TexTech                                20,200     26%      11/30/00
    491,155      33,460     447,695  2.14


                                                 CompuMail Information Systems           8,415     22%       2/28/00
                                                 Bank of the West                        9,920     22%      12/31/99
    368,043     107,096     260,947  1.25        Bank of the West                        9,920     12%      12/31/99

    447,050      81,299     336,976  1.41        NMTV                                   10,914     17%       12/1/99
                                                 Kross                                  24,822     30%       1/31/00
    419,693     116,947     263,196  1.59        Anbarfam, Navid                         5,200     11%      12/31/00
    524,496     155,419     361,276  1.78        First Internet Media Corp               3,484      6%         MTM
    180,000         815     179,185  1.16
    210,829      26,866     166,442  1.02        Sales Away                              6,853     29%      12/31/05
     62,245         167      62,078  0.34
    303,984      78,652     223,415  1.37        Phoenix Machine & Tool                 12,000     11%       6/30/03

    539,194         899     538,295  2.94
  1,068,858     320,430     662,948  3.09        Downtown Mini Storage I                21,593     10%       5/15/03
    281,232       3,009     278,223  1.57

    261,648                 261,648  1.71        Ray Frank                              10,644     21%         MTM
    483,402     158,608     275,057  1.44        Energy Savers Home Improvement          4,950      8%      12/31/01

    364,606      86,556     278,050  1.55        Foushee & Assoc.                        9,930     34%       3/31/04
    456,805      81,117     372,261  2.18        Next Nutrition, Inc.                   12,554     16%       2/28/01
    260,969      52,963     164,560  0.96        TV Fanfare Publications                14,140     28%       4/30/00
                                                 Vancouver Bolt                          6,000     17%       7/1/03
    350,836     130,353     208,911  1.18        G & S Teletronics, Inc.                 5,440      7%      12/31/99
    581,449         216     581,233  1.47
    241,216      57,416     183,800  1.46        The Circle, Inc.                        6,120     11%       3/31/00

    277,312      37,085     240,227  1.27
    175,422      52,386     110,446  1.06        Vista Del Oro Construction              4,738     18%       6/30/00
    160,648      34,408     121,389  1.48        Offroad Unlimited                       6,000     37%       6/30/00
    172,639      23,604     149,035  1.74        Office Magic                           20,000     45%       6/30/01
    116,089      13,749     102,340  1.32        Hollywood Casino                       16,740     19%      10/31/08
     85,831       8,616      77,215  1.67        Product Development Corp.               2,200     24%         NAV

  1,890,981     764,151   1,126,830  1.33        Yorkshire Foods, Inc.                   7,700     10%       7/31/00
  1,377,086     511,801     828,788  1.16        Belcan Corp                             7,208      8%       8/31/03
  1,797,593     690,063   1,085,133  1.46        Meta Group                              9,431     10%      12/31/01
  2,178,775     901,440     797,490  1.08        Greenery Suites                        12,658      8%      12/31/02
  1,159,435     316,570     813,894  1.41        Pentacore Engineering, Inc.            15,876     31%         NAV
  1,481,715     364,101   1,110,362  1.52        Gray Cary Ware                          6,477     18%       9/30/01
  1,110,000     396,156     713,844  1.64        Pinnacle Health                        14,000     27%      12/31/04
    799,388     225,169     574,219  1.37        St. Clare Hospital                      7,207     19%       8/31/09
  1,371,823     395,621     730,064  1.35        Trigild Corporation                     5,254      7%      12/31/99
    836,436     251,897     584,539  1.78        Economic & Engineering                  5,669     11%       5/31/03
    797,291     268,350     528,941  1.50        S. K. Wadhwa                            3,623     10%         NAV
    954,207     359,053     595,154  1.59        Energy Productions, Inc.               12,099     26%      11/30/99
    303,594      76,428     227,166  0.93        Interstate Mgmt Corp.                   3,767     21%      11/30/06

                                                 Vistana Corp                            4,821     15%       1/31/01
    680,095     139,283     540,812  2.07        I.V. Therapies                          4,800     14%      12/31/03
                                                 Timothy R Titolo                        3,428     17%      12/29/02


  SE-   LOAN
QUENCE NUMBER                      PROPERTY NAME                        PROPERTY ADDRESS               COUNTY           CITY
------ ------- ---------------------------------------------   --------------------------------    ---------------  --------------
 C252   50903  Grove Office Plaza                              515 Grove St.                       Camden           Haddon Heights
 C253   51493  Stanford Coastside Medical Clinic               225 South Cabrillo Highway          San Mateo        Half Moon Bay
 P254  3046208 3330 West Desert Inn Road                       3330 West Desert Inn Road           Clark County     Las Vegas
 C255   50826  Golf Course Plaza                               11480 Sunset Hills Road             Fairfax          Reston
 P256  3001096 2220 Lynn Road                                  2220 Lynn Road                      Ventura          Thousand Oaks
 P257  2091932 Century Center Office Building                  26522 La Alameda                    Orange           Mission Viejo
 P258  3049228 Alta Mesa Professional Center #333              333 El Dorado Street                Monterey         Monterey
 C259   50963  16 East 41st Street Office Building             16 East 41st St.                    New York         New York
 C260   51222  Greenfield Road Office Building                 1420 North Greenfield Rd            Maricopa         Gilbert
 P261  3007713 San Clemente Professional Center                647 Camino De Los Mares             Orange           San Clemente
 P262  1794353 The Doyle Building                              119 Pine Street/1527 Second Avenue  King             Seattle
 P263  4544987 Colorado Professional Park                      552 & 554 North Colorado Street     Benton           Kennewick
 P264  2053130 Courthouse Square                               1000-1050 Fourth Street             Marin            San Rafael
 P265  3043346 881 Fremont Ave.                                881 Frement Ave.                    Santa Clara      Los Altos
 P266  3022530 300 University Avenue                           300 University Avenue               Sacramento       Sacramento
 C267   51214  Byrd Building                                   319 First Ave N                     Hennepin         Minneapolis
 C268   50972  Duke Medical Office                             2609 North Duke Street              Durham           Durham
 C269   51229  5240 North 16th Street Building                 5240 North 16th Street              Maricopa         Phoenix
 C270   51488  Scripps Crest Building                          9845 Erma Road                      San Diego        San Diego
 C271   51474  Clocktower Center                               2195 Colorado Highway 83            Douglas          Franktown
 C272   51369  East Mississippi Professional Office Building   11275 E. Mississippi Ave.           Arapahoe         Aurora
 C273   51000  U.S. Fish and Wildlife Center                   6669 Short Lane                     Gloucester       Gloucester
 C274   51272  Bethany Medical Plaza                           2200 West Bethany Home Road         Maricopa         Phoenix
 P275  4547840 The Weatherly Inn                               6016 N. Highland Parkway            Pierce           Tacoma
 C276   50330  Powell Valley Assisted Living Center            4001 SE 182nd Avenue                Multnomah        Gresham
 C277   51501  Hamilton Plaza Nursing Home                     56 Hamilton Avenue                  Passaic          Passaic
 C278   51500  Iliff Rehab and Nursing Center                  8000 Iliff Drive                    Fairfax          Dunn Loring
 P279  3101599 Olympics West Retirement Center                 929 Trosper Road                    Thurston County  Tumwater
 P280  4545786 Merrill Gardens at Northgate                    11501 15th Avenue NE                King             Seattle
 C281   50946  Chateau Marymoor Retirement & Asst.
               Living Community                                4585 West Sammamish Pkwy, NE        King             Redmond
 C282   50803  Fairfield Manor Nursing Home                    5303 Bermuda Road                   St. Louis        St. Louis
 P283  3048741 Hearthstone Cottage of Ellensburg               802 Mountain View Avenue            Kittitas         Ellensburg
 P284  1865559 Carson Oaks                                     6725 Inglewood Avenue               San Joaquin      Stockton
 P285  4544128 Life Care Center of Escondido                   1980 Felicita Road                  San Diego        Escondido
 C286   51499  Park Manor Nursing Home                         23 Park Place                       Essex            Bloomfield
 P287  3032034 Highline Convalescent Center                    609 Highline Drive                  Douglas          East Wenatchee
 P288  3009594 Valley Village Mobile Home Park                 6401 Country Club Drive             Sonoma           Rohnert Park
 P289  3012291 Cordovan Mobile Home Estates                    10035 Mills Station Road            Sacramento       Sacramento
 P290  3022969 Mesa Village Mobile Home Park                   2701 E. Allred Avenue               Maricopa         Mesa
 P291  3009545 Village Green Mobile Home Park                  2902 South 84th Street              Pierce           Tacoma
 P292  3009586 Orcutt Ranch Mobile Home Park                   295 N. Broadway                     Santa Barbara    Orcutt
 P293  3009636 Town & Country Mobile Home Park                 1600 East Clark Avenue              Santa Barbara    Orcutt
 P294  3025335 Blue Sky Mobile Home Park                       4800 Ocotillo Road                  Maricopa         Glendale
 P295  1796705 Meadowbrook Mobile Home Estate                  7610 West Nob Hill Boulevard        Yakima           Yakima
 P296  3102456 Springbrook Estates Manufactured
               Home Park Phase I                               1000 Springbrook Road               Yamhill          Newberg
 P297  3043486 College Place Mobile Home Park                  31600 126th Avenue SE               King             Auburn
 P298  3015435 Silverado Estates                               2900 West Superstition Boulevard    Pinal            Apache Junction
 P299  3012705 Sierra Vista Mobile Home Park                   825 East Grangeville Boulevard      King             Hanford
 C300   51418  Deep Valley Mobile Home Park                    2101 South State Street             Mendocino        Ukiah
 P301  3015526 E-Z Storage Pico                                11470 Tennessee Avenue              Los Angeles      Los Angeles
 P302  3015500 E-Z Storage Desoto                              9420 De Soto Ave.                   Los Angeles      Chatsworth
 P303  3015518 E-Z Storage Van Nuys                            5823 Peach Ave.                     Los Angeles      Van Nuys
 P304  3000239 America's Best Self Storage                     380 Crenshaw Boulevard              Los Angeles      Torrance
 P305  3009263 Save-Most Self Storage                          23772 Via Fabricante                Orange           Mission Viejo

 C306A  51411  Pantego American Storage-Pantego TX             2020 W. Pioneer Parkway             Tarrant          Pantego
 C306B  51411  Arkansas Lane Self Storage-Pantego, TX          2101 West Arkansas Lane             Tarrant          Pantego
 C306   51411  Pantego Amer. Stor. & Arkansas Lane
               Self Stor. (Roll-Up)

 P307  3012887 Aim All Storage                                 25093 Bay Ave.                      Riverside        Moreno Valley

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                  ADMINI-
                                          CUT-OFF      MATURITY                                   STRATIVE     SUB-        NET
        ZIP     PROPERTY     ORIGINAL       DATE         DATE            LOAN         MORTGAGE      FEE      SERVICING   MORTGAGE
STATE   CODE      TYPE       BALANCE      BALANCE      BALANCE           TYPE           RATE      RATE(i)    FEE RATE      RATE
-----  ------  -----------  ----------   ----------   ----------   ----------------   --------    --------   --------    ---------
 NJ     8035     Office     $2,480,000   $2,432,322   $2,009,873        Balloon        7.330%      0.143%      0.100%      7.187%
 CA    94019     Office      2,325,000    2,305,642    1,952,795        Balloon        7.460%      0.143%      0.100%      7.317%
 NV    89102     Office      2,100,000    2,048,463    1,690,097        Balloon        7.750%      0.143%      0.100%      7.607%
 VA    22090     Office      2,000,000    1,976,409    1,775,325        Balloon        7.610%      0.143%      0.100%      7.467%
 CA    91360     Office      2,075,000    1,960,203    1,750,502        Balloon        9.770%      0.143%      0.100%      9.627%
 CA    92691     Office      2,200,000    1,910,158    1,817,181        Balloon        8.840%      0.143%      0.100%      8.697%
 CA    93940     Office      2,000,000    1,880,961                Fully Amortizing    7.750%      0.143%      0.100%      7.607%
 NY    10017     Office      1,900,000    1,879,133    1,666,859        Balloon        7.160%      0.143%      0.100%      7.017%
 AZ    85234     Office      1,875,000    1,855,558    1,655,015        Balloon        7.400%      0.143%      0.100%      7.257%
 CA    92673     Office      1,960,000    1,849,316    1,759,707        Balloon        9.000%      0.143%      0.100%      8.857%
 WA    98101     Office      2,100,000    1,766,193    1,719,201        Balloon        8.375%      0.143%      0.100%      8.232%
 WA    99336     Office      1,700,000    1,628,988    1,385,206        Balloon        8.375%      0.143%      0.100%      8.232%
 CA    94901     Office      4,400,000    1,625,049                Fully Amortizing    8.625%      0.143%      0.100%      8.482%
 CA    94022     Office      1,600,000    1,576,889    1,404,525        Balloon        7.950%      0.143%      0.100%      7.807%
 CA    95825     Office      1,600,000    1,565,323    1,419,885        Balloon        8.500%      0.143%      0.100%      8.357%
 MN    55401     Office      1,522,500    1,505,632    1,334,404        Balloon        7.123%      0.143%      0.100%      6.980%
 NC    27704     Office      1,400,000    1,383,120    1,123,518        Balloon        6.920%      0.143%      0.100%      6.777%
 AZ    85016     Office      1,220,000    1,208,838    1,074,515        Balloon        7.307%      0.143%      0.100%      7.164%
 CA    92131     Office      1,209,000    1,203,898    1,075,280        Balloon        7.700%      0.143%      0.100%      7.557%
 CO    80116     Office      1,050,000    1,040,643      869,544        Balloon        8.090%      0.143%      0.100%      7.947%
 CO    80012     Office      1,000,000      991,348      879,161        Balloon        7.250%      0.143%      0.100%      7.107%
 VA    23061     Office        950,000      934,458      841,587        Balloon        7.500%      0.293%      0.250%      7.207%
 AZ    85015     Office        665,000      659,313      597,957        Balloon        8.167%      0.143%      0.100%      8.024%
 WA    98406   Health Care   9,500,000    9,209,455    7,761,415        Balloon        8.350%      0.143%      0.100%      8.207%
 OR    97030   Health Care   8,500,000    8,306,850    7,120,230        Balloon        8.505%      0.243%      0.200%      8.262%
 NJ     7055   Health Care   5,500,000    5,466,445    4,672,743        Balloon        8.960%      0.143%      0.100%      8.817%
 VA    22027   Health Care   5,330,000    5,294,072    4,472,210        Balloon        8.500%      0.143%      0.100%      8.357%
 WA    98502   Health Care   5,800,000    5,213,459    3,983,274        Balloon        9.875%      0.143%      0.100%      9.732%
 WA    98125   Health Care   5,275,000    5,072,121    4,312,118        Balloon        8.260%      0.143%      0.100%      8.117%
 WA    98052   Health Care   4,350,000    4,275,898    3,556,160        Balloon        7.610%      0.143%      0.100%      7.467%
 MO    63121   Health Care   4,000,000    3,941,671    3,317,118        Balloon        8.120%      0.143%      0.100%      7.977%
 WA    98926   Health Care   3,450,000    3,373,897    2,776,587        Balloon        7.750%      0.143%      0.100%      7.607%
 CA    95207   Health Care   3,430,000    2,791,330    2,260,594        Balloon        7.900%      0.143%      0.100%      7.757%
 CA    92025   Health Care   2,900,000    2,733,472    2,055,503        Balloon        8.750%      0.143%      0.100%      8.607%
 NJ     7003   Health Care   1,900,000    1,887,490    1,599,046        Balloon        8.610%      0.143%      0.100%      8.467%
 WA    98802   Health Care   1,825,000    1,776,617    1,501,240        Balloon        8.750%      0.143%      0.100%      8.607%
 CA    94928   Mobile Home   8,400,000    7,884,360    6,760,379        Balloon        7.750%      0.143%      0.100%      7.607%
 CA    95827   Mobile Home   4,200,000    3,950,205    3,369,239        Balloon        7.625%      0.143%      0.100%      7.482%
 AZ    85204   Mobile Home   3,750,000    3,612,899    3,065,574        Balloon        8.375%      0.143%      0.100%      8.232%
 WA    98409   Mobile Home   3,360,000    3,150,085    2,957,672        Balloon        7.625%      0.143%      0.100%      7.482%
 CA    93455   Mobile Home   3,000,000    2,820,290    2,414,424        Balloon        7.750%      0.143%      0.100%      7.607%
 CA    93455   Mobile Home   2,870,000    2,690,697    2,302,313        Balloon        7.625%      0.143%      0.100%      7.482%
 AZ    85301   Mobile Home   2,200,000    2,126,392    1,803,889        Balloon        8.500%      0.143%      0.100%      8.357%
 WA    98908   Mobile Home   2,450,000    2,115,185    1,698,074        Balloon        7.875%      0.143%      0.100%      7.732%
 OR    97132   Mobile Home   1,868,000    1,766,501    1,509,168        Balloon        7.900%      0.143%      0.100%      7.757%
 WA    98002   Mobile Home   1,600,000    1,556,246    1,277,032        Balloon        7.370%      0.143%      0.100%      7.227%
 AZ    85220   Mobile Home   1,600,000    1,516,488    1,296,785        Balloon        8.125%      0.143%      0.100%      7.982%
 CA    93230   Mobile Home   1,575,000    1,481,327    1,263,465        Balloon        7.625%      0.143%      0.100%      7.482%
 CA    95482   Mobile Home     970,000      961,214      801,250        Balloon        8.000%      0.143%      0.100%      7.857%
 CA    90064  Mini Storage   3,320,000    3,107,310    2,927,202        Balloon        8.570%      0.143%      0.100%      8.427%
 CA    91311  Mini Storage   3,214,000    3,014,672    2,858,778        Balloon        8.540%      0.143%      0.100%      8.397%
 CA    91411  Mini Storage   2,977,000    2,813,023    2,659,993        Balloon        8.680%      0.143%      0.100%      8.537%
 CA    90503  Mini Storage   3,400,000    2,721,988                Fully Amortizing    8.250%      0.143%      0.100%      8.107%
 CA    92691  Mini Storage   2,320,000    2,190,425    1,913,547        Balloon        8.750%      0.143%      0.100%      8.607%

 TX    76013  Mini Storage
 TX    76013  Mini Storage
                             1,732,500    1,719,544    1,433,371        Balloon        8.000%      0.143%      0.100%      7.857%

 CA    92553  Mini Storage   1,750,000    1,653,073    1,421,854        Balloon        8.125%      0.143%      0.100%      7.982%

                                          FIRST     INTEREST
        ZIP     PROPERTY       NOTE      PAYMENT    ACCRUAL
STATE   CODE      TYPE         DATE       DATE       METHOD
-----  ------  -----------    --------   -------    --------
 NJ     8035     Office        5/27/98     7/1/98   ACT/360
 CA    94019     Office         2/4/99     4/1/99   ACT/360
 NV    89102     Office         1/6/98     3/1/98    30/360
 VA    22090     Office        4/27/98     6/1/98   ACT/360
 CA    91360     Office         2/1/95     4/1/95    30/360
 CA    92691     Office        3/15/94     5/1/94    30/360
 CA    93940     Office        3/19/98     5/1/98    30/360
 NY    10017     Office        7/16/98     9/1/98   ACT/360
 AZ    85234     Office        7/20/98     9/1/98   ACT/360
 CA    92673     Office        6/26/95     8/1/95    30/360
 WA    98101     Office        7/12/93     9/1/93    30/360
 WA    99336     Office         9/3/96    12/1/96    30/360
 CA    94901     Office       11/15/74     4/1/75    30/360
 CA    94022     Office         2/6/98     4/1/98    30/360
 CA    95825     Office        2/19/97     4/1/97    30/360
 MN    55401     Office        7/29/98     9/1/98   ACT/360
 NC    27704     Office       12/15/98     2/1/99   ACT/360
 AZ    85016     Office         9/1/98    11/1/98   ACT/360
 CA    92131     Office        3/29/99     5/1/99   ACT/360
 CO    80116     Office         1/6/99     3/1/99   ACT/360
 CO    80012     Office       10/29/98    12/1/98   ACT/360
 VA    23061     Office        7/24/98     9/1/98   ACT/360
 AZ    85015     Office        7/17/98     9/1/98   ACT/360
 WA    98406   Health Care     5/30/97     8/1/97    30/360
 OR    97030   Health Care     10/7/97    12/1/97   ACT/360
 NJ     7055   Health Care     2/25/99     4/1/99   ACT/360
 VA    22027   Health Care     2/25/99     4/1/99   ACT/360
 WA    98502   Health Care     12/6/94     1/1/95    30/360
 WA    98125   Health Care    11/26/96     2/1/97    30/360
 WA    98052   Health Care     6/30/98     8/1/98   ACT/360
 MO    63121   Health Care      7/2/98     9/1/98   ACT/360
 WA    98926   Health Care     3/13/98     5/1/98    30/360
 CA    95207   Health Care     8/24/94    10/1/94    30/360
 CA    92025   Health Care     1/27/97     3/1/97    30/360
 NJ     7003   Health Care     2/25/99     4/1/99   ACT/360
 WA    98802   Health Care      8/7/97    10/1/97    30/360
 CA    94928   Mobile Home    10/13/95    12/1/95    30/360
 CA    95827   Mobile Home    12/21/95     2/1/96    30/360
 AZ    85204   Mobile Home      1/2/97     3/1/97    30/360
 WA    98409   Mobile Home     9/25/95    11/1/95    30/360
 CA    93455   Mobile Home    11/14/95     1/1/96    30/360
 CA    93455   Mobile Home     9/25/95    12/1/95    30/360
 AZ    85301   Mobile Home      3/3/97     5/1/97    30/360
 WA    98908   Mobile Home     4/12/94     7/1/94    30/360
 OR    97132   Mobile Home     2/27/96     4/1/96    30/360
 WA    98002   Mobile Home     1/30/98    3/10/98   ACT/360
 AZ    85220   Mobile Home     4/12/96     6/1/96    30/360
 CA    93230   Mobile Home    12/13/95     2/1/96    30/360
 CA    95482   Mobile Home     1/11/99     3/1/99   ACT/360
 CA    90064  Mini Storage      9/8/95    10/1/95    30/360
 CA    91311  Mini Storage     6/27/95     8/1/95    30/360
 CA    91411  Mini Storage     9/14/95    11/1/95    30/360
 CA    90503  Mini Storage    11/30/94     2/1/95    30/360
 CA    92691  Mini Storage     8/21/95    10/1/95    30/360

 TX    76013  Mini Storage
 TX    76013  Mini Storage
                               1/19/99     4/1/99   ACT/360

 CA    92553  Mini Storage    12/22/95     2/1/96    30/360


           ORIGINAL    ORIGINAL              REMAINING
           TERM TO   AMORTIZATION             TERM TO                   CROSS-                      LOCKOUT
MONTHLY    MATURITY      TERM      SEASONING  MATURITY   MATURITY   COLLATERALIZED  RELATED       EXPIRATION
PAYMENT    (MONTHS)  (MONTHS) (II)  (MONTHS)  (MONTHS)     DATE         LOANS        LOANS           DATE
-------    --------  -------------  --------  --------     ----         -----        -----           ----

$18,054       120         300          17       103       6/1/08          No          No            1/31/08
 17,121       108         300           8       100       3/1/08          No          No            12/1/07
 15,862       120         300          21        99       2/1/08          No          No
 14,135       120         360          18       102       5/1/08          No          No            4/30/03
 18,520       120         300          56        64       3/1/05          No          No
 19,568        84         240          67        17       4/1/01          No          No
 18,826       180         180          19       161       4/1/13          No          No
 12,846       120         360          15       105       8/1/08          No          No            3/31/08
 12,982       120         360          15       105       8/1/08          No          No             6/1/08
 16,448        84         300          52        32       7/1/02          No          No
 18,058        84         240          75         9       8/1/00          No          No
 13,547       120         300          36        84      11/1/06          No          No
 34,326       355         355         296        59      10/1/04          No          No
 11,685       120         360          20       100       3/1/08          No          No
 12,303       120         360          32        88       3/1/07          No          No
 10,255       120         360          15       105       8/1/08          No          No             6/1/08
  9,824       119         300          10       109      12/1/08          No          No             6/1/08
  8,370       120         360          13       107      10/1/08          No          No             8/1/08
  8,620       120         360           7       113       4/1/09          No          No             1/1/09
  8,167       120         300           9       111       2/1/09          No          No            12/2/08
  6,822       120         360          12       108      11/1/08          No          No             7/3/08
  7,020        84         300          15        69       8/1/05          No          No            7/31/01
  4,957       120         360          15       105       8/1/08          No          No             6/1/08
 75,539       120         300          28        92       7/1/07          No          No
 68,473       120         300          24        96      11/1/07          No          No           10/31/01
 46,005       120         300           8       112       3/1/09          No         Yes(V)         12/1/08
 42,919       120         300           8       112       3/1/09          No         Yes(V)         12/1/08
 55,492       132         240          59        73      12/1/05          No          No
 41,626       119         300          34        85      12/1/06          No         Yes(W)
 32,458       120         300          16       104       7/1/08          No          No            2/29/08
 31,191       120         300          15       105       8/1/08          No          No            7/31/02
 26,059       120         300          19       101       4/1/08          No          No
 26,080       120         300          62        58       9/1/04          No         Yes(W)
 25,628       120         240          33        87       2/1/07          No          No
 15,440       120         300           8       112       3/1/09          No         Yes(V)         12/1/08
 15,004       121         300          26        95      10/1/07          No          No
 63,448       120         300          48        72      11/1/05          No         Yes(X)
 31,380       120         300          46        74       1/1/06          No         Yes(Y)
 29,881       120         300          33        87       2/1/07          No         Yes(Z)
 25,104        84         300          49        35      10/1/02          No          No
 22,660       120         300          47        73      12/1/05          No         Yes(X)
 21,443       120         300          48        72      11/1/05          No         Yes(Y)
 17,715       120         300          31        89       4/1/07          No         Yes(Z)
 20,342       120         240          65        55       6/1/04          No          No
 14,294       120         300          44        76       3/1/06          No          No
 11,773       120         300          21        99      2/10/08          No          No
 12,451       120         300          42        78       5/1/06          No          No
 11,767       120         300          46        74       1/1/06          No          No
  7,487       120         300           9       111       2/1/09          No          No            12/2/08
 26,890        85         300          50        35      10/1/02          No         Yes(AA)        9/30/97
 25,967        84         300          52        32      6/30/02          No         Yes(AA)        6/30/97
 24,334        84         300          49        35      10/1/02          No         Yes(AA)        9/30/97
 33,033       180         180          58       122       1/1/10          No          No
 19,074       120         300          50        70       9/1/05          No          No



 13,372       120         300           8       112       3/1/09          No         Yes(AB)       12/30/08

 13,652       120         300          46        74       1/1/06          No          No


PREPAYMENT PENALTY DESCRIPTION (MONTHS)                  YIELD MAINTENANCE TYPE
---------------------------------------                  ----------------------

LO(116)/OPEN(4)/DEF                                     NAP
LO(105)/OPEN(3)/DEF                                     NAP
YM(120)                                                 Int. Rate Diff. (Type 1B)
LO(59)/GRTR1%PPMTorYM(54)/OPEN(7)                       Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 3A)
YM(84)                                                  Int. Rate Diff. (Type 3A)
YM(180)                                                 Int. Rate Diff. (Type 1B)
LO(115)/OPEN(5)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
YM(84)                                                  Int. Rate Diff. (Type 2B)
YM(120)                                                 Int. Rate Diff. (Type 2A)
PARTIAL OPEN(120)/DECL. PNLTY(96)/1%(139)               NAP
YM(120)                                                 Int. Rate Diff. (Type 1B)
YM(120)                                                 Int. Rate Diff. (Type 1B)
LO(118)/OPEN(2)/DEF                                     NAP
LO(113)/OPEN(6)/DEF                                     NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(117)/OPEN(3)                                         NAP
LO(118)/OPEN(2)/DEF                                     NAP
LO(116)/OPEN(4)/DEF                                     NAP
LO(35)/GRTR1%PPMTorYM(42)/OPEN(7)DEF                    Int. Rate Diff. (Type 1A)
LO(118)/OPEN(2)/DEF                                     NAP
YM(120)                                                 Int. Rate Diff. (Type 2A)
LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)                       Int. Rate Diff. (Type 1A)
LO(117)/OPEN(3)/DEF                                     NAP
LO(117)/OPEN(3)/DEF                                     NAP
YM(132)                                                 Int. Rate Diff. (Type 3A)
YM(119)                                                 Int. Rate Diff. (Type 2A)
LO(115)/OPEN(5)/DEF                                     NAP
LO(47)/GRTR1%PPMTorYM(66)/OPEN(7)                       Int. Rate Diff. (Type 1A)
YM(116)/OPEN(4)                                         Int. Rate Diff. (Type 2A)
OPEN(24)/YM(96)                                         Int. Rate Diff. (Type 2A)
YM(120)                                                 Int. Rate Diff. (Type 2A)
LO(117)/OPEN(3)/DEF                                     NAP
YM(117)/OPEN(4)                                         Int. Rate Diff. (Type 2A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(84)                                             Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 2A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
YM(120)                                                 Int. Rate Diff. (Type 2A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)
LO(118)/OPEN(2)/DEF                                     NAP
LO(24)/$250+YM(59)/OPEN(2)                              Int. Rate Diff. (Type 1A)
LO(24)/$250+YM(58)/OPEN(2)                              Int. Rate Diff. (Type 1A)
LO(24)/$250+YM(58)/OPEN(2)                              Int. Rate Diff. (Type 1A)
YM(180)                                                 Int. Rate Diff. (Type 1A)
$250+YM(120)                                            Int. Rate Diff. (Type 1A)



LO(117)/OPEN(3)/DEF                                     NAP

$250+YM(120)                                            Int. Rate Diff. (Type 1A)


                                                                                                      CUT-OFF              TOTAL
                                                                                                        DATE               UNITS/
  SE-    LOAN                                                                 APPRAISAL     APPRAISAL   LTV   YEAR BUILT/  ROOM/
QUENCE  NUMBER          PROPERTY NAME                                           VALUE          DATE    RATIO   RENOVATED    BED
------  ------          -------------                                           -----          ----    -----   ---------    ---

 C252     50903   Grove Office Plaza                                         $ 3,175,000      4/16/98    77%   1961/1990   45,116
 C253     51493   Stanford Coastside Medical Clinic                            4,000,000      12/1/98    58%   1979/1997   15,304
 P254   3046208   3330 West Desert Inn Road                                    2,840,000      12/8/97    72%        1989   39,470
 C255     50826   Golf Course Plaza                                            3,200,000      1/20/98    62%        1976   32,338
 P256   3001096   2220 Lynn Road                                               5,100,000     11/21/94    38%        1967   26,898
 P257   2091932   Century Center Office Building                               4,300,000      1/13/94    44%        1986   53,508
 P258   3049228   Alta Mesa Professional Center #333                           2,735,000      2/17/98    69%        1972   13,055
 C259     50963   16 East 41st Street Office Building                          2,420,000       5/7/98    78%   1900/1997   11,300
 C260     51222   Greenfield Road Office Building                              2,550,000       9/1/98    73%        1998   15,574
 P261   3007713   San Clemente Professional Center                             2,800,000      3/22/95    66%   1973/1995   35,244
 P262   1794353   The Doyle Building                                           2,500,000       2/1/93    71%   1919/1988   30,307
 P263   4544987   Colorado Professional Park                                   2,420,000      7/24/96    67%        1994   25,297
 P264   2053130   Courthouse Square                                            6,772,081(v)       NAP(v) 24%   1974/1995   95,285
 P265   3043346   881 Fremont Ave.                                             2,150,000      1/27/98    73%        1972   10,600
 P266   3022530   300 University Avenue                                        2,250,000     11/14/96    70%   1975/1996   27,194
 C267     51214   Byrd Building                                                2,030,000      6/23/98    74%   1889/1998   22,090
 C268     50972   Duke Medical Office                                          1,770,000      12/1/98    78%        1998   11,392
 C269     51229   5240 North 16th Street Building                              1,525,000      6/16/98    79%        1978   16,023
 C270     51488   Scripps Crest Building                                       2,325,000     11/24/98    52%   1982/1985   30,574
 C271     51474   Clocktower Center                                            1,520,000     10/21/98    68%   1972/1982   23,896
 C272     51369   East Mississippi Professional Office Building                1,520,000      7/29/98    65%   1974/1994   36,694
 C273     51000   U.S. Fish and Wildlife Center                                1,350,000      5/28/98    69%        1997   10,392
 C274     51272   Bethany Medical Plaza                                          950,000      5/19/98    69%   1973/1994   15,091
 P275   4547840   The Weatherly Inn                                           14,400,000      4/26/97    64%   1989/1995      164
 C276     50330   Powell Valley Assisted Living Center                        11,600,000      7/15/97    72%   1988/1997      146
 C277     51501   Hamilton Plaza Nursing Home                                  8,300,000     12/29/98    66%        1985      120
 C278     51500   Iliff Rehab and Nursing Center                               8,200,000     12/30/98    65%   1950/1998      120
 P279   3101599   Olympics West Retirement Center                             10,365,000      7/18/94    50%        1978      200
 P280   4545786   Merrill Gardens at Northgate                                 7,250,000     11/13/96    70%   1962/1993      122
 C281     50946   Chateau Marymoor Retirement & Asst. Living Community         5,800,000      3/11/98    74%        1997       59
 C282     50803   Fairfield Manor Nursing Home                                 6,000,000       1/5/98    66%   1957/1996      126
 P283   3048741   Hearthstone Cottage of Ellensburg                            6,750,000      5/14/97    50%        1988       94
 P284   1865559   Carson Oaks                                                  4,750,000     10/15/95    59%        1988       76
 P285   4544128   Life Care Center of Escondido                                4,300,000      7/18/96    64%        1986      120
 C286     51499   Park Manor Nursing Home                                      4,500,000     12/29/98    42%   1896/1993       56
 P287   3032034   Highline Convalescent Center                                 4,100,000      3/11/97    43%   1956/1993      100
 P288   3009594   Valley Village Mobile Home Park                             12,700,000       9/7/95    62%        1974      285
 P289   3012291   Cordovan Mobile Home Estates                                 5,750,000     12/11/95    69%        1968      177
 P290   3022969   Mesa Village Mobile Home Park                                5,000,000     12/11/96    72%        1964      201
 P291   3009545   Village Green Mobile Home Park                               4,800,000      8/21/95    66%        1967      167
 P292   3009586   Orcutt Ranch Mobile Home Park                                4,335,000      8/29/95    65%        1950      220
 P293   3009636   Town & Country Mobile Home Park                              4,100,000      8/29/95    66%        1958      185
 P294   3025335   Blue Sky Mobile Home Park                                    3,200,000       1/6/97    66%        1970      160
 P295   1796705   Meadowbrook Mobile Home Estate                               3,865,000       3/7/94    55%        1977      244
 P296   3102456   Springbrook Estates Manufactured Home Park Phase I           2,440,000     12/27/95    72%        1995      125
 P297   3043486   College Place Mobile Home Park                               6,300,000       1/1/98    25%        1987      167
 P298   3015435   Silverado Estates                                            2,840,000      3/26/96    53%        1983      129
 P299   3012705   Sierra Vista Mobile Home Park                                2,440,000      12/4/95    61%        1972      109
 C300     51418   Deep Valley Mobile Home Park                                 1,430,000      9/28/98    67%        1945       78
 P301   3015526   E-Z Storage Pico                                             5,200,000      5/10/95    60%   1952/1983   51,590
 P302   3015500   E-Z Storage Desoto                                           5,450,000       4/7/95    55%        1987   89,895
 P303   3015518   E-Z Storage Van Nuys                                         5,900,000      5/26/95    48%        1979   76,970
 P304   3000239   America's Best Self Storage                                  6,550,000     10/12/94    42%        1988   93,390
 P305   3009263   Save-Most Self Storage                                       3,700,000       6/9/95    59%        1977   59,909

C306A     51411   Pantego American Storage-Pantego TX                                                               1973   70,191
C306B     51411   Arkansas Lane Self Storage-Pantego, TX                                                            1974   24,479
 C306     51411   Pantego Amer. Stor. & Arkansas Lane Self Stor. (Roll-Up)     2,475,000      9/24/98    69%               94,670

 P307   3012887   Aim All Storage                                              2,690,000     10/10/95    61%        1994   82,964


 SF/                LOAN
UNIT/    NET    BALANCE PER
ROOM/ RENTABLE    SF/UNIT/
 BED  AREA (SF)   ROOM/BED
 ---  ---------   --------

 SF    45,116      $    54
 SF    15,304          151
 SF    39,470           52
 SF    32,338           61
 SF    26,898           73
 SF    53,508           36
 SF    13,055          144
 SF    11,300          166
 SF    15,574          119
 SF    35,244           52
 SF    30,307           58
 SF    25,297           64
 SF    95,285           17
 SF    10,600          149
 SF    27,194           58
 SF    22,090           68
 SF    11,392          121
 SF    16,023           75
 SF    30,574           39
 SF    23,896           44
 SF    36,694           27
 SF    10,392           90
 SF    15,091           44
Beds   66,524       56,155
Beds   49,500       56,896
Beds   39,464       45,554
Beds   42,831       44,117
Beds   66,352       26,067
Beds   57,000       41,575
Beds   27,588       72,473
Beds   41,351       31,283
Beds   81,412       35,893
Beds   62,730       36,728
Beds   39,156       22,779
Beds   18,735       33,705
Beds   34,550       17,766
Pads                27,664
Pads                22,318
Pads                17,975
Pads                18,863
Pads                12,820
Pads                14,544
Pads                13,290
Pads                 8,669
Pads                14,132
Pads                 9,319
Pads                11,756
Pads                13,590
Pads                12,323
 SF    51,590           60
 SF    89,895           34
 SF    76,970           37
 SF    93,390           29
 SF    59,909           37

 SF    70,191
 SF    24,479
 SF    94,670           18

 SF    82,964           20

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                                                                U/W                             MOST
          OCCUPANCY                                             CASH                 U/W       RECENT       MOST         MOST
OCCUPANCY   AS OF         U/W          U/W        U/W           FLOW    U/W        RESERVES     END        RECENT       RECENT
 PERCENT    DATE       REVENUES     EXPENSES    CASH FLOW       DSCR  RESERVES     PER UNIT     DATE      REVENUES     EXPENSES
 -------    ----       --------     --------    ---------       ----  --------     --------     ----      --------     --------

    100%    9/1/98    $  549,955   $  198,216   $  274,086      1.27   $ 8,873      $  0.20   12/31/97   $  512,915   $  174,137
    100%  12/23/98       405,565       63,064      322,715      1.57     3,834         0.25   12/30/98      418,108       58,667
    100%   1/31/99       270,000       13,500      230,450      1.21     7,894         0.20   12/31/98      297,275
    100%   6/30/98       443,923      151,257      231,367      1.36     6,456         0.20   12/31/98      455,148      139,713
     85%   2/26/99       716,403      298,667      350,707      1.58     6,725         0.25   12/31/98      733,381      272,684
     95%   2/22/99       942,397      410,832      420,227      1.79    13,377         0.25   12/31/98      938,921      385,993
    100%   3/22/99       311,882       24,584      256,075      1.13     3,264         0.25   12/31/98      328,297       15,766
    100%   6/23/98       330,941      115,345      196,527      1.27     1,883         0.17   12/31/98      335,184      102,179
    100%   1/15/99       218,620       11,945      186,526      1.20     3,894         0.25
     87%   12/1/98       480,406      199,013      218,655      1.11     8,811         0.25   12/31/98      480,406      198,951
    100%   3/26/99       530,604      183,753      294,911      1.36     7,577         0.25   12/31/98      596,698      245,498
    100%    3/8/99       345,279      108,844      190,635      1.17     5,059         0.20   12/31/98      381,179       87,706
     95%    1/1/99     1,979,781    1,016,878      744,929      1.81    23,821         0.25   12/31/98    2,008,692      841,844
    100%   2/13/99       269,195       65,637      180,756      1.29     2,650         0.25   12/31/98      151,829       31,411
     94%    2/8/99       422,816      160,819      206,445      1.40     6,799         0.25   12/31/98      444,067      150,710
    100%   7/27/98       330,487      115,048      194,158      1.58     3,983         0.18
    100%    2/1/99       218,157       66,923      148,956      1.26     2,278         0.20
    100%    5/1/98       273,296      112,686      133,541      1.33     5,115         0.32   12/31/98      275,855      121,829
     95%   3/10/99       346,777      137,455      144,848      1.40     5,195         0.17   12/31/98      366,643      141,224
     95%  12/16/98       232,533       72,058      133,453      1.36     6,320         0.26   12/31/98      216,619       74,433
     94%    3/2/99       377,418      226,193      106,442      1.30    14,333         0.39   12/31/97      329,130      217,772
    100%   6/24/98       159,502       40,364      117,579      1.40     1,559         0.15   12/31/98      174,498       38,597
    100%   4/23/98       146,479       43,063       84,451      1.42     3,015         0.20   12/31/98      158,530       39,223
     96%   8/31/98     5,005,664    3,537,104    1,387,392      1.53    41,000       250.00    8/31/98    5,344,224    3,538,697
     94%  12/31/98     3,346,878    2,252,096    1,058,282      1.29    36,500       250.00   12/31/98    2,763,205    1,732,032
     95%   1/12/99     6,387,079    5,630,733      726,346      1.32    30,000       250.00   12/31/97    6,248,991    5,504,452
     87%   1/26/99     7,812,875    6,952,291      830,584      1.61    30,000       250.00   12/31/97    7,530,587    6,823,511
     92%    1/1/99     3,112,785    2,140,653      912,132      1.37    60,000       300.00   12/31/98    3,114,222    2,063,952
     93%   3/19/99     1,940,585    1,142,969      761,016      1.52    36,600       300.00    9/30/98    1,940,584    1,087,025
    100%  12/31/98     1,463,938      930,936      514,444      1.32    18,558       314.54   12/31/98    1,518,917      992,231
     80%  12/31/98     3,668,262    3,134,765      501,997      1.34    31,500       250.00   12/31/98    3,647,536    2,959,341
     98%  12/31/98     2,735,834    1,813,999      893,635      2.86    28,200       300.00   12/31/98    2,973,334    1,713,207
     96%   3/19/99     1,427,785      952,064      452,921      1.45    22,800       300.00    9/30/98    1,551,550      859,131
    100%   7/31/98       381,109       19,055      352,265      1.15     9,789        81.58
     82%   1/28/99     2,626,832    2,326,506      286,326      1.55    14,000       250.00   12/31/97    2,161,040    1,827,510
     98%  12/31/98     4,789,584    3,928,406      830,878      4.61    30,300       303.00   12/31/98    4,789,584    3,787,795
    100%    2/1/99     1,579,690      591,357      940,942      1.24    47,391       166.28   12/31/98    1,608,239      498,307
     99%    2/1/99       928,346      447,315      453,181      1.20    27,850       157.34   12/31/98      940,057      444,647
     99%    4/2/99       804,553      341,734      438,682      1.22    24,137       120.08   11/30/98      804,553      339,575
     99%   1/14/99       820,450      372,129      423,707      1.41    24,614       147.39   12/31/98      855,691      336,388
     99%    2/5/99       707,497      342,357      343,915      1.26    21,225        96.48   12/31/98      707,497      315,135
     97%    2/1/99       654,913      306,142      329,124      1.28    19,647       106.20   12/31/98      660,906      281,333
     92%  12/23/98       452,506      178,540      260,391      1.22    13,575        84.84   11/30/98      452,506      176,695
    100%  12/31/98       653,676      147,547      486,519      1.99    19,610        80.37   12/31/98      662,832      113,663
    100%   2/28/99       553,295      198,697      337,996      1.97    16,602       132.82   12/31/98      331,613      115,540
    100%    2/1/99       669,750      233,434      416,223      2.95    20,093       120.32   12/31/98      771,296      209,112
    100%  11/16/98       358,613      137,909      209,946      1.41    10,758        83.40   12/31/98      369,350      109,211
     87%    2/1/99       430,528      241,747      175,865      1.25    12,916       118.50   12/31/98      437,736      220,029
     97%   12/1/98       248,405      126,099      117,566      1.31     4,740        60.77   12/31/98      231,400      107,966
     93%    2/1/99       963,996      400,152      553,896      1.72     9,948         0.19   12/31/98      982,908      404,183
     96%    2/1/99       852,431      407,812      431,135      1.38    13,484         0.15   12/31/98      882,436      409,967
    100%    2/1/99       988,830      389,324      583,416      2.00    16,090         0.21   12/31/98    1,058,074      393,757
     94%  12/31/98     1,018,094      480,590      518,337      1.31    19,167         0.21   12/31/98    1,115,430      458,239
     88%   2/14/99       659,160      199,369      448,097      1.96    11,694         0.20   12/31/98      671,255      158,849

     97%  10/27/98
     97%  10/27/98
                         473,189      233,244      225,744      1.41    14,201         0.15   12/31/98      532,188      189,262

     99%  12/31/98       500,803      167,568      320,790      1.96    12,445         0.15   12/31/98      500,803      165,138


            MOST     2ND
           RECENT    MOST
    MOST    CASH    RECENT
   RECENT   FLOW     END
 CASH FLOW  DSCR     DATE
 ---------  ----     ----

$  314,778  1.45   12/31/96
   359,441  1.75
   297,275  1.56   12/31/97
   306,305  1.81   12/31/97
   460,697  2.07   12/31/97
   375,442  1.60   12/31/97
   312,531  1.38   12/31/97
   233,005  1.51

   263,077  1.33   12/31/97
   351,200  1.62   12/31/97
   293,473  1.81   12/31/97
 1,072,083  2.60   12/31/97
   120,418  0.86
   278,395  1.89   12/31/97


   154,026  1.53   12/31/97
   217,920  2.11   12/31/97
   142,186  1.45
   111,358  1.36   12/31/96
   134,967  1.60   12/31/97
   119,307  2.01   12/31/97
 1,669,579  1.84   12/31/97
 1,031,173  1.26   12/31/97
   744,539  1.35   12/31/96
   707,076  1.37   12/31/96
 1,050,270  1.58   12/31/97
   853,559  1.71   12/31/97
   526,686  1.35
   688,195  1.84   12/31/97
 1,260,127  4.03
   692,419  2.21   12/31/97

   333,530  1.80   12/31/96
 1,001,789  5.56
 1,109,932  1.46   12/31/97
   495,410  1.32   12/31/97
   464,978  1.30   11/30/97
   519,303  1.72   12/31/97
   392,362  1.44   12/31/97
   379,573  1.48   12/31/97
   275,811  1.30   11/30/97
   549,169  2.25
   182,073  1.06
   562,184  3.98   12/31/97
   260,139  1.74   12/31/97
   102,878  0.73   12/31/97
   122,134  1.36   12/31/97
   578,725  1.79   12/31/97
   472,469  1.52   12/31/97
   664,317  2.28    6/30/97
   657,191  1.66   12/31/97
   512,406  2.24   12/31/97



   336,726  2.10   12/31/97

   335,665  2.05   12/31/97


                                       2ND
                                      MOST                                                      LARGEST  LARGEST
    2ND         2ND         2ND      RECENT                                           LARGEST    TENANT   TENANT
   MOST        MOST        MOST       CASH                                             TENANT     % OF    LEASE
  RECENT      RECENT      RECENT      FLOW                                             LEASED    TOTAL    EXPIRA-
 REVENUES    EXPENSES    CASH FLOW    DSCR       LARGEST TENANT                          SF        SF      TION
 --------    --------    ---------    ----       --------------                          --        --      ----

$  493,804  $  177,148  $  304,656    1.41    N.J. American Water Company              17,264      38%    2/28/01
                                              UCSF/Stanford Health Care                11,317      78%     2/1/08
   265,300                 265,300    1.39    Paul Steelman Interiors, Inc.            39,470     100%        NAP
   282,274     118,335     (37,904)  (0.22)   A of CE                                   7,170      22%    7/31/01
   736,707     298,261     438,446    1.97    Drs. Johnson/Green/Hess                   2,630      10%        NAV
   904,439     357,550     562,983    2.40    Paine Webber-Mission                      7,611      14%    1/25/04
   320,293       2,214     318,079    1.41    333 El Dorado                            13,055     100%        NAP
                                              Yasu Maeda                                2,500      22%    5/30/09
                                              Realty Executives                         8,090      52%    5/31/08
   453,244     191,572     233,707    1.18    Sidelines                                 6,073      17%    1/14/06
   473,088     138,992     334,096    1.54    Hewitt/Isley                              8,507      28%    2/28/03
   348,523      90,887     257,636    1.58    Tri-City Kidney                           5,107      20%    7/31/01
 1,880,324     956,668     857,288    2.08    Bank of America                           9,940      10%    1/12/05
                                              Suite A3                                  4,307      41%    1/31/02
   411,997     159,941     252,045    1.71    Total Renal Care/Chilean Fruit           14,837      55%    2/28/01
                                              Kaminski Asset Management                 4,400      19%    3/31/02
                                              University Affiliated Physicians, Inc.   11,392     100%   11/30/08
   208,111     101,964     106,125    1.06    Progressive Insurance                     5,098      32%   12/31/02
   337,894     125,247     200,271    1.94    Mental Health Systems, Inc.               6,080      20%   10/31/02
                                              Leevers Supermarkets                      5,896      25%   12/31/09
   294,619     207,220      87,399    1.07    United Cerebral Palsy                     4,832      13%        MTM
   168,690      36,856     131,834    1.56    US Fish & Wildlife                       10,392     100%     3/6/07
    96,315      29,705      66,610    1.34    Arizona Othodontics Specialists           3,717      25%    8/30/00
 4,964,901   3,257,514   1,637,072    1.81
 2,463,859   1,421,368   1,042,491    1.27
 5,250,996   4,544,140     706,856    1.28
 7,904,422   6,459,830   1,444,592    2.80
 3,046,777   1,911,273   1,135,504    1.71
 1,882,552   1,098,727     783,825    1.57

 3,045,400   2,566,178     479,222    1.28

 1,460,678     963,724     496,954    1.59

 1,659,060   1,496,762     162,298    0.88

 1,336,033     424,819     911,214    1.20
   899,523     402,680     496,843    1.32
   706,763     273,111     433,652    1.21
   834,594     344,306     490,288    1.63
   783,651     274,322     509,329    1.87
   623,446     299,945     323,501    1.26
   324,946     119,577     205,369    0.97

   740,311     218,188     522,123    3.70
   359,011     117,652     241,359    1.62
   407,505     230,710     176,795    1.25
   247,299     108,747     138,552    1.54
   956,614     382,270     574,344    1.78
   795,093     383,389     411,704    1.32
 1,040,089     382,245     657,844    2.25
 1,050,105     461,228     588,877    1.49
   607,187     161,086     446,101    1.95



   505,433     190,204     315,229    1.96

   480,889     149,514     331,375    2.02


                                                   SECOND   SECOND
                                          SECOND   LARGEST  LARGEST
                                          LARGEST  TENANT   TENANT
                                          TENANT   % OF     LEASE
  SECOND LARGEST                          LEASED   TOTAL    EXPIRA-
      TENANT                                SF       SF      TION
      ------                                --       --      ----

Pennoni Association                        5,726     13%   12/31/05
City of San Mateo                          3,987     26%    2/28/08

SoltecOne                                  7,170     22%    1/14/02
Gabriel Tenembaum, MD                      1,933      7%   10/31/01
The Pillsbury Company                      7,350     14%    3/31/03

Arc Publishing                             1,500     13%   11/30/03
Security Title                             3,790     24%    5/31/03
PJHM                                       4,190     12%   12/31/99
Passport (Retail)                          3,805     13%   12/31/03
Farmers Insurance Company                  3,933     16%   12/31/00
Western Pension                            6,462      7%   11/30/02
Suite B5                                   3,343     32%   11/30/01
Capital Nephrology/NW (Owner)              8,116     30%    2/28/01
Mann & Associates                          4,400     19%    7/31/03

Arrington Watkins Architects, LLC          3,260     20%    6/30/02
TMAD Engineers                             5,537     18%    5/31/03
Franktown Foods                            4,200     18%        NAV
Berkley Home Health Care                   2,414      7%    1/31/02

Surety Recovery and Consulting Services,   2,537     17%   11/30/00

             LOAN
 SEQUENCE   NUMBER           PROPERTY NAME                          PROPERTY ADDRESS                    COUNTY           CITY
    --      ------           -------------                          ----------------                    ------           ----
  C308       51427        Stor-A-Lot                                1441N. Baxter Street               Orange          Anaheim
  C309       51017        A-Safe Mini Storage                       4249 Miller Road                   Muscogee        Columbus
  P310     3021862        Castro Valley Storage                     2489 Grove Way                     Alameda         Castro Valley
  C311       51083        Plaza 303 - All Storage Self-Storage      425 Pioneer Parkway                Dallas          Grand Prairie
  P312     8317463        Broadway Public Storage II                3501 South Lindsay Street          Ada             Boise
  P313     3019114        Buffalo Mini-Storage                      3925 S. Buffalo Drive              Clark           Las Vegas
  C314       51206        Discount Storage                          9620 I Avenue                      San Bernardino  Hesperia
  C315       51252        American Self Storage                     2137 Steel Rd                      San Bernardino  Colton
  C316       51364        Industrial Blvd Self-Storage              27911 Industrial Boulevard         Alameda         Hayward
  C317       51440        LaSoto Business Park                      1920 N. Beckley Rd.                Dallas          Lancaster
  C318       51416        DeSoto Preferred Storage                  601 South Beckley Avenue           Dallas          DeSoto
  P319     3024635        Folsom Lake Ford                          12755 Folsom Boulevard             Sacramento      Folsom
  P320     3103405        Act III Theatre                           200 N. 26th Avenue                 Washington      Cornelius

 P321A     1867084        Juanita Bay Athletic                      11450 98th Avenue NE               King            Kirkland
 P321B     1867084        Pine Lake Club                            2930 228th Avenue SE               King            Issauah
  P321     1867084        Oskoui Health Club Portfolio (Roll-Up)

  P322     3024643        Folsom Lake Toyota                        12747 Folsom Boulevard             Sacramento      Folsom
  P323     3040482        Bellevue Auto Center                      620 116th Avenue NE                King            Bellevue
  P324     3022993        L.A. Fitness Sports Club                  5536 West Bell Road                Maricopa        Glendale
  P325     1792761        University Volkswagon                     4724 Roosevelt Way N.E.            King            Seattle
  P326     3011822        Las Vegas Athletic Club                   5200 West Sahara Avenue            Clark County    Las Vegas
  P327     3005691        Lynnwood Auto Center                      21609 - 21619 Highway 99 North     Snohomish       Lynnwood
  P328     4540613        Inn at the Market                         86 Pine Street                     King            Seattle
  P329     2092120        Best Western Anaheim Inn                  1630 S. Harbor Boulevard           Orange          Anaheim
  P330     3006723        670 West 17th Street                      670 West 17th Street               Orange          Costa Mesa
-----------------------------------------------------------------------------------------------------------------------------------
                          Totals/Weighted Average                   330 Loans
===================================================================================================================================

(i)      Administrative Fee Rate includes the Sub-Servicing Fee Rate.
(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year or a 365-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.
(iii)    LO(12)/GRTR1%PPMTorYM(47)/OPEN(1)/LO(12)/GRTR1%PPMTorYM(47)/OPEN(1)/
         $250+YM(120)
(iv)     LO(35)/GRTR1%PPMTorYM(48)/3%(12)/2%(12)/1%(6)/OPEN(7)
(v) Due to the absence of an appraisal, the Issuer established an Appraised Value by utilizing an 11% capitalization rate with the Underwritten Cash Flow.

                                                         CUT-OFF           MATURITY
         ZIP     PROPERTY              ORIGINAL           DATE               DATE          LOAN
STATE    CODE      TYPE                 BALANCE          BALANCE           BALANCE         TYPE
-----    ----      ----                --------          -------           -------         ----
  CA     92806   Mini Storage    $     1,642,574  $     1,632,097     $   1,473,846       Balloon
  GA     31909   Mini Storage          1,600,000        1,584,923         1,257,396       Balloon
  CA     94546   Mini Storage          1,650,000        1,554,183         1,177,526       Balloon
  TX     75051   Mini Storage          1,550,000        1,534,698         1,207,790       Balloon
  ID     83706   Mini Storage          1,800,000        1,521,997         1,266,538       Balloon
  NV     89117   Mini Storage          1,750,000        1,010,199           820,141       Balloon
  CA     92345   Mini Storage          1,000,000          989,638           882,742       Balloon
  CA     92324   Mini Storage          1,000,000          989,433           874,986       Balloon
  CA     94545   Mini Storage            785,000          778,973           698,765       Balloon
  TX     75134   Mini Storage            780,000          772,248           644,442       Balloon
  TX     75115   Mini Storage            565,000          560,032           475,292       Balloon
  CA     95630  Special Purpose        7,125,000        6,396,531                     Fully Amortizing
  OR     97113  Special Purpose        3,922,500        3,568,413                     Fully Amortizing

  WA     98034  Special Purpose
  WA     98027  Special Purpose
                                       3,700,000        3,416,527         2,669,403       Balloon

  CA     95630  Special Purpose        3,307,266        3,117,393                     Fully Amortizing
  WA     98004  Special Purpose        3,077,549        2,865,842         2,505,549       Balloon
  AZ     85308  Special Purpose        3,150,000        2,816,606                     Fully Amortizing
  WA     98105  Special Purpose        2,500,000        2,077,429         1,779,393       Balloon
  NV     89102  Special Purpose        2,000,000        1,892,374         1,782,090       Balloon
  WA     98036  Special Purpose        1,980,245        1,876,325         1,416,988       Balloon
  WA     98104       Hotel             7,570,000        6,293,442         4,849,390       Balloon
  CA     92802       Hotel             2,550,800        2,247,467         2,132,153       Balloon
  CA     92627     Mixed Use           4,000,000        3,775,967         3,346,079       Balloon
-----------------------------------------------------------------------------------------------------------
                                 $ 1,167,620,477  $ 1,115,186,748     $ 909,257,857
===========================================================================================================


                   ADMIN-
                  STRATIVE       SUB-           NET                       FIRST         INTEREST
   MORTGAGE         FEE        SERVICING     MORTGAGE     NOTE           PAYMENT        ACCRUAL
     RATE         RATE(I)      FEE RATE        RATE       DATE             DATE          METHOD
     ----         -------      --------        ----       ----             ----          ------
    8.070%        0.143%        0.100%        7.927%     12/1/98          1/1/99        ACT/360
    7.550%        0.143%        0.100%        7.407%      8/5/98         10/1/98        ACT/360
    9.000%        0.143%        0.100%        8.857%    12/16/96          2/1/97         30/360
    7.355%        0.193%        0.150%        7.162%     8/31/98         10/1/98        ACT/360
    8.500%        0.143%        0.100%        8.357%     8/18/93         10/1/93         30/360
    8.510%        0.143%        0.100%        8.367%      3/8/95          4/1/95        ACT/360
    7.403%        0.143%        0.100%        7.260%     7/20/98          9/1/98        ACT/360
    7.064%        0.143%        0.100%        6.921%     8/26/98         10/1/98        ACT/360
    7.750%        0.143%        0.100%        7.607%    10/24/98         12/1/98        ACT/360
    8.000%        0.143%        0.100%        7.857%    12/11/98          2/1/99        ACT/360
    8.650%        0.143%        0.100%        8.507%    12/30/98          2/1/99        ACT/360
    8.250%        0.143%        0.100%        8.107%      1/8/97          3/1/97         30/360
    8.750%        0.143%        0.100%        8.607%     4/17/97          6/1/97         30/360



    9.375%        0.143%        0.100%        9.232%      3/8/95          4/1/95         30/360

    7.270%        0.143%        0.100%        7.127%     7/10/98         10/1/98         30/360
    7.375%        0.143%        0.100%        7.232%      1/4/96          2/1/96         30/360
    8.500%        0.143%        0.100%        8.357%    12/19/96          2/1/97         30/360
    9.375%        0.143%        0.100%        9.232%     1/29/93          4/1/93         30/360
    8.500%        0.143%        0.100%        8.357%    11/20/95          1/1/96         30/360
    8.875%        0.143%        0.100%        8.732%     5/19/97          6/1/97         30/360
    8.750%        0.143%        0.100%        8.607%     2/29/96          4/1/96         30/360
    9.490%        0.143%        0.100%        9.347%      5/9/94          7/1/94         30/360
    9.375%        0.143%        0.100%        9.232%     4/19/95          6/1/95         30/360
===============================================================================================
    7.804%                                    7.663%
===============================================================================================

              ORIGINAL      ORIGINAL                 REMAINING
              TERM TO     AMORTIZATION                TERM TO                  CROSS-               LOCKOUT
  MONTHLY     MATURITY        TERM       SEASONING   MATURITY    MATURITY  COLLATERALIZED RELATED  EXPIRATION
  PAYMENT     (MONTHS)    (MONTHS)(II)    (MONTHS)   (MONTHS)      DATE        LOANS       LOANS      DATE
  -------     --------    ------------    --------   --------      ----        -----       -----      ----
$    12,133      120          360           11          109      12/1/08         No          No       9/1/08
     11,242      180          360           14          166       9/1/13         No          No       5/1/13
     14,840      120          240           34           86       1/1/07         No          No      6/15/98
     10,684      180          360           14          166       9/1/13         No        Yes(F)    4/30/13
     15,621      120          240           74           46       9/1/03         No          No
     17,187       75          180           56           19      5/23/01         No          No
      6,926      120          360           15          105       8/1/08         No          No       6/1/08
      6,696      120          360           14          106       9/1/08         No          No       7/2/08
      5,624      120          360           12          108      11/1/08         No          No       9/1/08
      6,020      120          300           10          110       1/1/09         No        Yes(AB)   11/1/20
      4,607      120          300           10          110       1/1/09         No        Yes(AB)   11/1/08
     69,281      180          180           33          147       2/1/12         No        Yes(AC)
     39,203      180          180           30          150       5/1/12         No          No


     34,187      131          240           56           75       2/1/06         No          No

     32,221      161          161           14          147       2/1/12         No        Yes(AC)
     22,910      104          285           46           58       9/1/04         No          No
     31,019      180          180           34          146       1/1/12         No          No
     22,796      120          240           80           40       3/1/03         No          No
     16,105       84          300           47           37      12/1/02         No          No
     17,658      118          240           30           88       3/1/07         No          No
     60,425      120          240           44           76      2/28/06         No          No
     23,760       84          240           65           19       6/1/01         No          No
     34,601      120          300           54           66       5/1/05         No          No
----------------------------------------------------------------------------------------------------------
$ 8,934,298      122          312           29           93
==========================================================================================================

   MONTHLY
   PAYMENT       PREPAYMENT PENALTY DESCRIPTION (MONTHS)        YIELD MAINTENANCE TYPE
   -------       ---------------------------------------        ----------------------


    $12,133      LO(117)/OPEN(3)/DEF                           NAP
     11,242      LO(176)/OPEN(4)/DEF                           NAP
     14,840      LO(18)/$250+YM(102)                           Int. Rate Diff. (Type 1A)
     10,684      LO(175)/OPEN(5)/DEF                           NAP
     15,621      YM(120)                                       Int. Rate Diff. (Type 2B)
     17,187      OPEN(75)                                      NAP
      6,926      LO(118)/OPEN(2)/DEF                           NAP
      6,696      LO(118)/OPEN(2)/DEF                           NAP
      5,624      LO(118)/OPEN(2)/DEF                           NAP
      6,020      LO(118)/OPEN(2)/DEF                           NAP
      4,607      LO(118)/OPEN(2)/DEF                           NAP
     69,281      YM(180)                                       Int. Rate Diff. (Type 1B)
     39,203      $250+YM(180)                                  Int. Rate Diff. (Type 1A)


     34,187      OPEN(11)/YM(120)                              Int. Rate Diff. (Type 2A)

     32,221      YM(161)                                       Int. Rate Diff. (Type 1B)
     22,910      YM(104)                                       Int. Rate Diff. (Type 2A)
     31,019      $250+YM(180)                                  Int. Rate Diff. (Type 1A)
     22,796      YM(120)                                       Int. Rate Diff. (Type 2B)
     16,105      $250+YM(84)                                   Int. Rate Diff. (Type 1A)
     17,658      $250+YM(118)                                  Int. Rate Diff. (Type 1A)
     60,425      YM(120)                                       Int. Rate Diff. (Type 2A)
     23,760      YM(84)                                        Int. Rate Diff. (Type 3A)
     34,601      $250+YM(120)                                  Int. Rate Diff. (Type 1A)
----------------------------------------------------------------------------------------
$ 8,934,298
========================================================================================

                                                                                                     CUT-OFF
                                                                                                       DATE
  SE-        LOAN                                                      APPRAISAL     APPRAISAL          LTV
QUENCE      NUMBER                   PROPERTY NAME                       VALUE         DATE            RATE
------      ------                   -------------                       -----         ----            ----
 C308        51427      Stor-A-Lot                                  $ 2,300,000      10/22/98           71%
 C309        51017      A-Safe Mini Storage                           2,100,000        6/2/98           75%
 P310      3021862      Castro Valley Storage                         2,750,000      11/13/96           57%
 C311        51083      Plaza 303 - All Storage Self-Storage          2,440,000        7/6/98           63%
 P312      8317463      Broadway Public Storage II                    2,670,000        6/4/93           57%
 P313      3019114      Buffalo Mini-Storage                          3,420,000        7/1/95           30%
 C314        51206      Discount Storage                              1,700,000       5/15/98           58%
 C315        51252      American Self Storage                         1,450,000       7/17/98           68%
 C316        51364      Industrial Blvd Self-Storage                  1,050,000       8/11/98           74%
 C317        51440      LaSoto Business Park                          1,200,000       9/24/98           64%
 C318        51416      DeSoto Preferred Storage                        800,000       9/24/98           70%
 P319      3024635      Folsom Lake Ford                             10,910,000      10/31/96           59%
 P320      3103405      Act III Theatre                               5,230,000       3/10/97           68%

P321A      1867084      Juanita Bay Athletic
P321B      1867084      Pine Lake Club
 P321      1867084      Oskoui Health Club Portfolio (Roll-Up)        4,830,000       12/2/94           71%

 P322      3024643      Folsom Lake Toyota                            5,600,000      10/31/96           56%
 P323      3040482      Bellevue Auto Center                          4,700,000       5/25/88           61%
 P324      3022993      L.A. Fitness Sports Club                      5,100,000       11/8/96           55%
 P325      1792761      University Volkswagon                         4,537,000        9/1/92           46%
 P326      3011822      Las Vegas Athletic Club                       2,840,000      10/20/95           67%
 P327      3005691      Lynnwood Auto Center                          2,880,000       3/14/97           65%
 P328      4540613      Inn at the Market                            11,800,000        8/1/95           53%
 P329      2092120      Best Western Anaheim Inn                      3,800,000       2/14/94           59%
 P330      3006723      670 West 17th Street                          5,400,000       2/23/95           70%
-----------------------------------------------------------------------------------------------------------
                        Totals/Weighted Average                                                         67%
===========================================================================================================



                                               TOTAL       SF/                            LOAN
                                               UNITS/     UNIT/             NET        BALANCE PER
  SE-          LOAN         YEAR BUILT/        ROOM/      ROOM/          RENTABLE        SF/UNIT/
QUENCE        NUMBER        RENOVATED           BED        BED           AREA (SF)       ROOM/BED
------        ------        ---------           ---        ---           ---------       --------

 C308          51427             1988         36,720        SF             36,720        $    44
 C309          51017             1997         52,525        SF             52,525             30
 P310        3021862             1987         40,290        SF             40,290             39
 C311          51083             1997         49,571        SF             49,571             31
 P312        8317463             1991        175,992        SF            175,992              9
 P313        3019114             1995         68,014        SF             68,014             15
 C314          51206        1990/1996         56,729        SF             56,729             17
 C315          51252             1985         43,256        SF             43,256             23
 C316          51364        1985/1997         12,394        SF             12,394             63
 C317          51440             1985         46,278        SF             46,278             17
 C318          51416             1986         29,775        SF             29,775             19
 P319        3024635             1994         81,344        SF             81,344             79
 P320        3103405             1996         38,253        SF             38,253             93

P321A        1867084        1981/1995         28,939        SF             28,939
P321B        1867084             1995         36,960        SF             36,960
 P321        1867084                          65,899        SF             65,899             52

 P322        3024643             1994         40,070        SF             40,070             78
 P323        3040482        1962/1984         37,850        SF             37,850             76
 P324        3022993             1996         41,000        SF             41,000             69
 P325        1792761        1928/1985         48,590        SF             48,590             43
 P326        3011822        1981/1994         40,000        SF             40,000             47
 P327        3005691             1986         21,412        SF             21,412             88
 P328        4540613             1985             70        Rooms          71,150         89,906
 P329        2092120        1984/1994             88        Rooms          32,000         25,539
 P330        3006723             1974        107,084        SF            107,084             35
------------------------------------------------------------------------------------------------

================================================================================================

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGES LOANS


                                                                            U/W                                     Most
                Occupancy                                                   Cash                        U/W        Recent
Occupancy        As of          U/W             U/W            U/W          Flow         U/W           Reserves     End
 Percent          Date        Revenues        Expenses       Cash Flow      DSCR       Reserves        Per Unit     Date
 -------          ----        --------        --------       ---------      ----       --------        --------    -------
     96%      10/31/98      $  329,217      $  134,753      $  189,272      1.30      $  5,192      $    0.14      12/31/97
     87%        5/8/98         309,902         109,054         192,969      1.43         7,879           0.15      12/31/98
     91%       1/30/99         517,691         195,871         315,776      1.77         6,044           0.15      12/31/98
    100%       6/30/98         320,004         132,535         181,531      1.42         5,938           0.12      12/31/98
     98%       4/18/99         540,471         157,526         356,546      1.90        26,399           0.15      12/31/98
     96%      12/31/98         611,887         251,505         347,909      1.69        12,473           0.18      12/31/98
     97%      12/31/98         223,841          64,248         153,920      1.85         5,673           0.10      12/31/98
     89%      11/30/98         226,936         102,560         119,435      1.49         4,941           0.11
     88%      11/30/98         167,482          75,566          90,057      1.33         1,859           0.15      12/31/97
     95%      10/27/98         242,363         120,207         117,526      1.63         4,630           0.10      12/31/98
     98%       2/26/99         155,261          82,616          69,650      1.26         2,995           0.10      12/31/98
    100%        3/5/99       1,143,420          57,635       1,013,491      1.22        16,269           0.20      12/31/98
    100%       1/15/97         542,048          10,841         523,556      1.11         7,651           0.20      12/31/98

    100%      12/31/98
    100%      12/31/98
                               812,100          40,605         689,912      1.68        16,475           0.25      12/31/98

    100%        3/5/99         570,997          29,014         506,371      1.31         8,014           0.20      12/31/98
    100%       3/30/99         533,367          82,733         420,460      1.53         9,463           0.25      12/31/98
    100%      12/31/98         533,992          21,961         476,631      1.28         8,200           0.20      12/31/98
    100%       4/14/98         456,000          22,800         389,201      1.42        12,148           0.25      12/31/97
    100%       4/12/99         287,280           8,618         241,397      1.25        10,000           0.25      12/31/98
    100%       2/19/99         343,521          71,261         255,912      1.21         5,353           0.25      12/31/98
     90%       12/1/98       4,332,837       2,993,217       1,122,978      1.55       216,642       3,094.89      12/31/98
     83%      12/31/98       1,797,525       1,191,913         515,736      1.81        89,876       1,021.32      12/31/98
     95%       2/12/99         901,083         259,478         600,922      1.45        18,667           0.17      12/31/98
---------------------------------------------------------------------------------------------------------------------------
                                                                            1.38
===========================================================================================================================



                                                                                                   Most         2nd
                                                                                                  Recent        Most
              Occupancy             Most                  Most                 Most                Cash        Recent
Occupancy       As of              Recent                Recent               Recent               Flow         End
 Percent        Date              Revenues              Expenses            Cash Flow              DSCR         Date
---------      -------            --------             ---------            ---------              ----        -------
     96%      10/31/98         $  321,835            $  118,799           $  203,036               1.39        12/31/96
     87%        5/8/98            339,506                96,403              243,103               1.80
     91%       1/30/99            517,691               192,392              325,299               1.83        12/31/97
    100%       6/30/98            323,117               133,733              187,090               1.46
     98%       4/18/99            568,917               122,534              446,383               2.38        12/31/97
     96%      12/31/98            611,887               208,043              403,844               1.96        12/31/97
     97%      12/31/98            240,360                36,002              204,358               2.46        12/31/97
     89%      11/30/98
     88%      11/30/98            159,102                53,193              105,909               1.57        12/31/96
     95%      10/27/98            274,190                88,185              163,925               2.27        12/31/97
     98%       2/26/99            174,479                71,736              102,743               1.86        12/31/97
    100%        3/5/99          1,203,600                   464            1,203,136               1.45        12/31/97
    100%       1/15/97            531,420                                    531,420               1.13        12/31/97

    100%      12/31/98
    100%      12/31/98
                                  854,842                42,742              795,625               1.94        12/31/97

    100%        3/5/99            644,400                   464              643,936               1.67        12/31/97
    100%       3/30/99            560,823                74,065              486,758               1.77        12/31/97
    100%      12/31/98            562,083                 3,907              558,176               1.50        12/31/97
    100%       4/14/98            474,216                                    474,216               1.73
    100%       4/12/99            302,400                                    302,400               1.56        12/31/97
    100%       2/19/99            376,522                67,995              308,527               1.46        12/31/97
     90%       12/1/98          4,381,150             2,788,964            1,592,186               2.20
     83%      12/31/98          1,948,049             1,272,615              675,434               2.37        12/31/97
     95%       2/12/99            950,512               198,462              752,050               1.81        12/31/97
------------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

                                        2ND
                                        MOST                                                     LARGEST  LARGEST
      2ND         2ND          2ND     RECENT                                           LARGEST   TENANT  TENANT
     MOST         MOST        MOST      CASH                                            TENANT    % OF    LEASE
    RECENT       RECENT      RECENT     FLOW                                            LEASED    TOTAL   EXPIRA-
   REVENUES     EXPENSES   CASH FLOW    DSCR          LARGEST TENANT                      SF        SF     TION
  ----------   ----------  ----------  ------         --------------                      --        --     ----
  $  284,295   $  101,899  $  182,396   1.25

     497,205      156,302     340,903   1.91

     564,980      102,870     462,110   2.47
     509,427      187,868     321,559   1.56
     201,400       24,971     176,429   2.12

     151,273       55,645      95,628   1.42
     264,181      106,442     157,739   2.18
     168,325       62,691     105,634   1.91
   1,203,600          446   1,203,154   1.45    Folsom Lake Ford                          81,344    100%   1/1/13
     390,750                  390,750   0.83    Eastgate Theatre dba Act III              38,253    100%  3/27/22

                                                Columbia Athletic Clubs, Inc.             28,939    100%    NAP
                                                Club Sport L.L.C.                         36,960    100%    NAP
   1,045,224                1,045,224   2.55    Club Sport L.L.C.                         36,960     56%    NAP

     644,400          446     643,954   1.67    Folsom Lake Toyota                        40,070    100%   1/1/13
     530,276       78,698     451,578   1.64    Bellevue Mitsubishi                       32,850     87%  6/30/08
     544,805        6,519     538,286   1.45    L.A. Fitness Sports Club                  41,000    100%   9/9/11
                                                Freeway Motors, Inc.                      48,590    100%  2/28/03
     302,400                  302,400   1.56    Las Vegas Athletic Club                   40,000    100%  6/30/04
     355,232       68,047     287,185   1.36    Big O Tires                                4,450     21%  5/31/06
                                                Campagne Restaurant                        4,110      6% 12/15/07
   1,983,927    1,239,728     716,117   2.51
     895,112      204,976     690,136   1.66    Hoag Hospital                             10,000      9%    MTM
------------------------------------------------------------------------------------------------------------------
==================================================================================================================
                                                  SECOND   SECOND
                                         SECOND   LARGEST  LARGEST
                                         LARGEST  TENANT   TENANT
                                         TENANT    % OF    LEASE
           SECOND LARGEST                LEASED    TOTAL   EXPIRA-
             TENANT                        SF        SF    TION
             ------                        --        --    ----


















  Columbia Athletic Clubs, Inc.          28,939      44%     NAP


  Bellevue Buick-Pontiac                  5,000      13%    6/30/08



  Pro-Auto                                4,222      20%    4/30/13
  Bacco Restaurant                        1,070       2%    7/31/00

  Rypinski Family Trust                   5,000       5%      MTM
-------------------------------------------------------------------
===================================================================

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                               ALL MORTGAGE LOANS

                                                   NOV-1999    NOV-2000    NOV-2001   NOV-2002   NOV-2003   NOV-2004   NOV-2005
                                                   ---------   ---------   --------   --------   --------   --------   --------
Locked Out.......................................      46.72%      48.24%    50.93%     46.95%     47.76%     50.78%     56.13%
Yield Maintenance................................      53.05%      51.04%    48.09%     52.08%     51.69%     48.71%     43.29%
3%...............................................       0.00%       0.00%     0.00%      0.00%      0.00%      0.00%      0.29%
2%...............................................       0.00%       0.00%     0.36%      0.00%      0.00%      0.00%      0.00%
1%...............................................       0.15%       0.12%     0.09%      0.07%      0.03%      0.00%      0.00%
No Penalty.......................................       0.09%       0.60%     0.52%      0.90%      0.52%      0.51%      0.29%
                                                   ---------   ---------   -------    -------    -------    -------    -------
Total............................................      100.0%      100.0%    100.0%     100.0%     100.0%     100.0%     100.0%
                                                   =========   =========   =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(20)          $1,115.19   $1,051.76   $962.07    $889.83    $830.91    $768.71    $679.32
Percent of Initial Balance.......................     100.00%      94.31%    86.27%     79.79%     74.51%     68.93%     60.92%

                                                   NOV-2006   NOV-2007   NOV-2008   NOV-2009   NOV-2010   NOV-2011   NOV-2012
                                                   --------   --------   --------   --------   --------   --------   --------
Locked Out.......................................    63.93%     71.05%     42.07%     80.59%     83.49%     75.65%     78.61%
Yield Maintenance................................    34.95%     17.61%      7.86%     19.41%     16.51%     24.35%      2.15%
3%...............................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%...............................................     0.34%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%...............................................     0.00%      0.38%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty.......................................     0.78%     10.96%     50.07%      0.00%      0.00%      0.00%     19.24%
                                                   -------    -------    -------     ------     ------     ------     ------
Total............................................    100.0%     100.0%     100.0%     100.0%     100.0%     100.0%     100.0%
                                                   =======    =======    =======     ======     ======     ======     ======
Total Beginning Balance (in millions)(20)          $571.43    $498.60    $233.65     $49.71     $43.52     $20.40     $18.27
Percent of Initial Balance.......................    51.24%     44.71%     20.95%      4.46%      3.90%      1.83%      1.64%

                                                   NOV-2013
                                                   --------
Locked Out.......................................     0.00%
Yield Maintenance................................     0.00%
3%...............................................     0.00%
2%...............................................     0.00%
1%...............................................     0.00%
No Penalty.......................................   100.00%
                                                    ------
Total............................................    100.0%
                                                    ======
Total Beginning Balance (in millions)(20)           $ 6.86
Percent of Initial Balance.......................     0.61%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, except that 6% CPR was assumed in the case of the Portfolio Mortgage Loans after the expiration of the applicable Lock-Out Period, if any.
(2) As of the Cut-off Date.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                             CONDUIT MORTGAGE LOANS

                                                     NOV-1999   NOV-2000   NOV-2001   NOV-2002   NOV-2003   NOV-2004   NOV-2005
                                                     --------   --------   --------   --------   --------   --------   --------
Locked Out.........................................    100.0%     98.49%     96.31%     83.23%     80.79%     81.46%     81.14%
Yield Maintenance..................................     0.00%      1.51%      3.01%     16.09%     19.21%     18.54%     18.02%
3%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.42%
2%.................................................     0.00%      0.00%      0.67%      0.00%      0.00%      0.00%      0.00%
1%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty.........................................     0.00%      0.00%      0.00%      0.68%      0.00%      0.00%      0.42%
                                                     -------    -------    -------    -------    -------    -------    -------
Total..............................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                     =======    =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)...........  $520.99    $515.17    $508.79    $501.92    $491.18    $479.23    $469.93
Percent of Initial Balance.........................   100.00%     98.88%     97.66%     96.34%     94.28%     91.98%     90.20%

                                                     NOV-2006   NOV-2007   NOV-2008   NOV-2009   NOV-2010   NOV-2011   NOV-2012
                                                     --------   --------   --------   --------   --------   --------   --------
Locked Out.........................................    79.60%     80.93%     44.85%     91.36%     90.75%     81.03%     80.34%
Yield Maintenance..................................    19.01%      6.15%      1.76%      8.64%      9.25%     18.97%      0.00%
3%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%.................................................     0.42%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%.................................................     0.00%      0.43%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty.........................................     0.97%     12.48%     53.38%      0.00%      0.00%      0.00%     19.66%
                                                     -------    -------    -------     ------     ------     ------     ------
Total..............................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                     =======    =======    =======     ======     ======     ======     ======
Total Beginning Balance (in millions)(2)...........  $458.94    $437.74    $219.16     $43.86     $40.04     $19.05     $17.88
Percent of Initial Balance.........................    88.09%     84.02%     42.07%      8.42%      7.69%      3.66%      3.43%

                                                     NOV-2013
                                                     --------
Locked Out.........................................     0.00%
Yield Maintenance..................................     0.00%
3%.................................................     0.00%
2%.................................................     0.00%
1%.................................................     0.00%
No Penalty.........................................   100.00%
                                                      ------
Total..............................................   100.00%
                                                      ======
Total Beginning Balance (in millions)(2)...........   $ 6.86
Percent of Initial Balance.........................     1.32%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Conduit Mortgage Loans.
(2) As of the Cut-off Date.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                            PORTFOLIO MORTGAGE LOANS

                                                     NOV-1999   NOV-2000   NOV-2001   NOV-2002   NOV-2003   NOV-2004   NOV-2005
                                                     --------   --------   --------   --------   --------   --------   --------
Locked Out.........................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
Yield Maintenance..................................    99.56%     98.59%     98.69%     98.65%     98.66%     98.64%    100.00%
3%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%.................................................     0.27%      0.24%      0.20%      0.15%      0.08%      0.00%      0.00%
No Penalty.........................................     0.17%      1.17%      1.11%      1.20%      1.26%      1.36%      0.00%
                                                     -------    -------    -------    -------    -------    -------    -------
Total..............................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                     =======    =======    =======    =======    =======    =======    =======
Total Beginning Balance (in millions)(2)...........  $594.20    $536.59    $453.28    $387.91    $339.73    $289.48    $209.40
Percent of Initial Balance.........................   100.00%     90.30%     76.28%     65.28%     57.17%     48.72%     35.24%

                                                     NOV-2006   NOV-2007   NOV-2008   NOV-2009   NOV-2010   NOV-2011   NOV-2012
                                                     --------   --------   --------   --------   --------   --------   --------
Locked Out.........................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
Yield Maintenance..................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
3%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
2%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
1%.................................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
No Penalty.........................................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                                     -------     ------     ------     ------     ------     ------     ------
Total..............................................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                                                     =======     ======     ======     ======     ======     ======     ======
Total Beginning Balance (in millions)(2)...........  $112.48     $60.86     $14.49     $ 5.86     $ 3.48     $ 1.35     $ 0.39
Percent of Initial Balance.........................    18.93%     10.24%      2.44%      0.99%      0.59%      0.23%      0.07%

                                                     NOV-2013
                                                     --------
Locked Out.........................................     0.00%
Yield Maintenance..................................     0.00%
3%.................................................     0.00%
2%.................................................     0.00%
1%.................................................     0.00%
No Penalty.........................................     0.00%
                                                      ------
Total..............................................     0.00%
                                                      ======
Total Beginning Balance (in millions)(2)...........   $ 0.00
Percent of Initial Balance.........................     0.00%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming 6% CPR in the case of the Portfolio Mortgage Loans after the expiration of the applicable Lock-Out Period, if any.
(2) As of the Cut-off Date.

                           PROPERTY TYPE -- ALL LOANS

                                                                      % OF         WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF        AGGREGATE        INITIAL        AVERAGE        MIN/MAX        AVERAGE
                        MORTGAGE     MORTGAGE     CUT-OFF DATE        POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES      BALANCE         BALANCE          DSCR           DSCR        LTV RATIO
    -------------      ----------   ----------   --------------   ------------   ------------   ------------   ------------
Multifamily..........     110          31.2%     $  358,476,019       32.1%         1.40x       1.10/4.88x        68.0%
Retail...............      80          22.7%        292,716,561       26.2%         1.31x       1.12/2.32x        70.3%
Industrial...........      63          17.8%        150,966,724       13.5%         1.39x       1.11/2.83x        64.7%
Office...............      42          11.9%        147,560,008       13.2%         1.32x       1.11/1.81x        69.3%
Health Care..........      13           3.7%         59,342,777        5.3%         1.59x       1.15/4.61x        63.0%
Mobile Home..........      13           3.7%         35,631,889        3.2%         1.42x       1.20/2.95x        63.1%
Mini Storage.........      19           5.4%         30,148,455        2.7%         1.62x       1.26/2.00x        58.3%
Special Purpose......      10           2.8%         28,027,440        2.5%         1.33x       1.11/1.68x        60.9%
Hotel................       2           0.6%          8,540,909        0.8%         1.62x       1.55/1.81x        54.9%
Mixed Use............       1           0.3%          3,775,967        0.3%         1.45x       1.45/1.45x        69.9%
                          ---         -----      --------------      -----           ----        ---------         ----
Total/Wtd Avg........     353         100.0%     $1,115,186,748      100.0%         1.38x       1.10/4.88x        67.4%
                          ===         =====      ==============      =====           ====        =========         ====

                                      WEIGHTED
                         MIN/MAX      AVERAGE
                       CUT-OFF DATE   MORTGAGE
    PROPERTY TYPE       LTV RATIO       RATE
    -------------      ------------   --------
Multifamily..........  21.9/79.8%     7.539%
Retail...............  30.7/82.0%     7.734%
Industrial...........  22.4/80.6%     8.092%
Office...............  24.0/82.0%     7.696%
Health Care..........  41.9/73.7%     8.482%
Mobile Home..........  24.7/72.4%     7.840%
Mini Storage.........  29.5/75.5%     8.257%
Special Purpose......  45.8/70.7%     8.420%
Hotel................  53.3/59.1%     8.945%
Mixed Use............  69.9/69.9%     9.375%
                        ---------      -----
Total/Wtd Avg........  21.9/82.0%     7.804%
                        =========      =====

                       CUT-OFF DATE BALANCES -- ALL LOANS

                                                                           % OF         WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF            NUMBER OF     % OF        AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE          MORTGAGE    MORTGAGE     CUT-OFF DATE        POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
          BALANCES              LOANS      LOANS         BALANCE         BALANCE          DSCR        LTV RATIO       RATE
        ------------          ---------   --------    --------------   ------------   ------------   ------------   --------
  $317,179 --   $999,999....      32         9.7%     $   24,353,436        2.2%          1.45x          66.5%       7.759%
 $1,000,000 --  $1,999,999...    101        30.6%        166,731,110       15.0%          1.55x          62.5%       8.010%
 $2,000,000 --  $2,999,999...     76        23.0%        189,680,353       17.0%          1.40x          65.2%       7.815%
 $3,000,000 --  $3,999,999...     43        13.0%        148,473,817       13.3%          1.40x          64.9%       8.040%
 $4,000,000 --  $4,999,999...     26         7.9%        115,028,417       10.3%          1.36x          69.7%       7.776%
 $5,000,000 --  $7,499,999...     25         7.6%        148,055,631       13.3%          1.33x          66.4%       8.115%
 $7,500,000 --  $9,999,999...     12         3.6%        102,622,821        9.2%          1.33x          69.3%       7.726%
$10,000,000 -- $14,999,999...     11         3.3%        126,269,977       11.3%          1.32x          71.8%       7.536%
$20,000,000 -- $25,919,852...      4         1.2%         93,971,185        8.4%          1.24x          75.4%       7.050%
                                 ---       -----      --------------      -----           ----           ----        -----
Total/Wtd Avg...............     330       100.0%     $1,115,186,748      100.0%          1.38x          67.4%       7.804%
                                 ===       =====      ==============      =====           ====           ====        =====

                    GEOGRAPHIC DISTRIBUTION(1) -- ALL LOANS

                                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF       % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
                       MORTGAGED    MORTGAGED     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION    PROPERTIES   PROPERTIES      BALANCE       BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ----------   ----------   --------------   -------   ------------   ------------   --------
CA...................     132          37.4%     $  399,756,342     35.8%       1.37x          64.8%       8.127%
  Los Angeles........      37          10.5%         96,108,911      8.6%       1.41x          63.7%       8.087%
  Sacramento.........       8           2.3%         53,198,189      4.8%       1.25x          69.3%       7.576%
  Orange.............      21           5.9%         48,070,771      4.3%       1.48x          60.7%       8.317%
  Riverside..........       7           2.0%         27,763,374      2.5%       1.30x          67.5%       8.214%
  Santa Clara........       7           2.0%         26,298,703      2.4%       1.26x          64.5%       8.886%
  Ventura............       5           1.4%         25,626,776      2.3%       1.47x          62.0%       8.649%
  San Diego..........       8           2.3%         21,365,130      1.9%       1.33x          64.8%       8.709%
  Alameda............       8           2.3%         15,475,879      1.4%       1.34x          66.9%       7.785%
  Contra Costa.......       4           1.1%         14,289,842      1.3%       1.19x          71.7%       7.493%
  San Luis Obispo....       1           0.3%         10,803,864      1.0%       1.19x          74.5%       7.500%
  Other Counties.....      26           7.4%         60,754,904      5.4%       1.44x          61.9%       8.079%
NV...................      27           7.6%        118,634,985     10.6%       1.32x          68.4%       7.723%
WA...................      37          10.5%        116,180,280     10.4%       1.53x          64.9%       8.087%
FL...................      16           4.5%         89,820,903      8.1%       1.28x          73.1%       7.223%
AZ...................      27           7.6%         60,790,914      5.5%       1.50x          67.2%       7.692%
TX...................      14           4.0%         59,718,065      5.4%       1.36x          66.9%       7.070%
OR...................      15           4.2%         55,278,972      5.0%       1.33x          66.7%       8.050%
VA...................       8           2.3%         26,193,949      2.3%       1.36x          71.5%       7.713%
NJ...................       7           2.0%         25,979,179      2.3%       1.32x          69.4%       7.681%
NC...................       6           1.7%         23,941,967      2.1%       1.29x          79.5%       7.265%
IL...................       9           2.5%         19,457,897      1.7%       1.31x          77.8%       6.928%
NY...................       9           2.5%         17,094,443      1.5%       1.31x          71.8%       7.317%
LA...................       1           0.3%         10,139,434      0.9%       1.35x          79.5%       6.840%
MN...................       9           2.5%          8,512,053      0.8%       1.43x          74.4%       7.895%
GA...................       4           1.1%          8,245,594      0.7%       1.31x          75.4%       7.748%
MO...................       3           0.8%          7,362,832      0.7%       1.30x          68.8%       7.727%
AK...................       4           1.1%          7,074,990      0.6%       1.49x          66.1%       8.470%
NM...................       2           0.6%          7,062,826      0.6%       1.49x          51.3%       7.689%
ID...................       3           0.8%          6,899,505      0.6%       1.39x          66.1%       8.043%
OK...................       3           0.8%          6,886,701      0.6%       1.79x          63.8%       7.399%
NE...................       1           0.3%          6,638,970      0.6%       1.27x          71.0%       7.470%
AL...................       3           0.8%          5,972,973      0.5%       2.73x          43.5%       7.994%
WI...................       1           0.3%          4,806,900      0.4%       1.20x          76.9%       7.750%
KY...................       1           0.3%          4,407,633      0.4%       1.36x          72.3%       7.140%
IN...................       3           0.8%          4,131,865      0.4%       1.35x          64.6%       7.740%
KS...................       2           0.6%          3,761,671      0.3%       1.28x          75.0%       6.943%
MA...................       1           0.3%          2,759,241      0.2%       1.25x          77.1%       7.010%
UT...................       1           0.3%          2,552,183      0.2%       1.30x          67.7%       6.850%
CO...................       2           0.6%          2,031,991      0.2%       1.33x          66.9%       7.680%
AR...................       1           0.3%          1,896,276      0.2%       2.25x          31.6%       7.940%
PA...................       1           0.3%          1,195,213      0.1%       1.25x          79.7%       8.305%
                          ---         -----      --------------    -----        ----           ----        -----
Total/Weighted
  Average............     353         100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===         =====      ==============    =====        ====           ====        =====

---------------

(1) States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

             UNDERWRITING DEBT SERVICE COVERAGE RATIO -- ALL LOANS

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    --------------   -------   ------------   ------------   --------
1.10x -- 1.19x.......      29         8.8%     $   87,982,085      7.9%       1.15x          65.8%       8.395%
1.20x -- 1.24x.......      36        10.9%        196,698,985     17.6%       1.22x          70.3%       7.677%
1.25x -- 1.29x.......      74        22.4%        260,634,848     23.4%       1.27x          72.6%       7.558%
1.30x -- 1.34x.......      48        14.5%        164,293,679     14.7%       1.32x          69.8%       7.633%
1.35x -- 1.39x.......      30         9.1%         89,292,897      8.0%       1.37x          65.9%       7.975%
1.40x -- 1.49x.......      37        11.2%        115,674,650     10.4%       1.44x          66.3%       7.607%
1.50x -- 1.59x.......      25         7.6%         76,088,188      6.8%       1.54x          63.7%       8.013%
1.60x -- 1.69x.......      15         4.5%         46,771,388      4.2%       1.63x          59.0%       8.587%
1.70x -- 1.79x.......       8         2.4%         22,666,768      2.0%       1.73x          58.9%       7.884%
1.80x -- 1.89x.......       6         1.8%         10,328,073      0.9%       1.82x          54.2%       8.267%
1.90x -- 1.99x.......       6         1.8%         10,904,017      1.0%       1.95x          56.2%       8.294%
2.00x -- 2.99x.......      13         3.9%         28,285,400      2.5%       2.42x          44.4%       8.119%
3.00x -- 4.88x.......       3         0.9%          5,565,769      0.5%       4.28x          36.9%       7.801%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

              ASSUMED DEBT SERVICE COVERAGE RATIO(1) -- ALL LOANS

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
      RANGE OF         MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL       ASSUMED      CUT-OFF DATE   MORTGAGE
    ASSUMED DSCRS        LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    -------------      ---------   --------    --------------   -------   ------------   ------------   --------
1.12x -- 1.19x.......      19         5.8%     $  101,110,797      9.1%       1.16x          72.9%       6.903%
1.20x -- 1.24x.......      18         5.5%        123,090,241     11.0%       1.22x          76.4%       7.162%
1.25x -- 1.29x.......      25         7.6%         93,655,151      8.4%       1.27x          75.5%       7.312%
1.30x -- 1.34x.......      32         9.7%        101,586,895      9.1%       1.32x          74.2%       7.420%
1.35x -- 1.39x.......      31         9.4%         86,388,551      7.7%       1.37x          68.2%       7.682%
1.40x -- 1.49x.......      55        16.7%        177,471,967     15.9%       1.44x          67.4%       7.880%
1.50x -- 1.59x.......      33        10.0%        104,553,432      9.4%       1.54x          67.6%       8.290%
1.60x -- 1.69x.......      19         5.8%         53,992,490      4.8%       1.64x          63.5%       8.109%
1.70x -- 1.79x.......      22         6.7%         62,091,710      5.6%       1.74x          63.3%       8.269%
1.80x -- 1.89x.......      15         4.5%         52,938,475      4.7%       1.85x          61.9%       8.656%
1.90x -- 1.99x.......      13         3.9%         41,276,601      3.7%       1.93x          61.5%       8.226%
2.00x -- 2.99x.......      34        10.3%         89,260,099      8.0%       2.33x          51.8%       8.724%
3.00x -- 5.88x.......      14         4.2%         27,770,339      2.5%       3.94x          38.2%       8.237%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.57x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

---------------

(1) Assumed DSCR is the ratio of the Underwriting Cash Flow to a Debt Service payment based on an 8.5% constant.

                 CUT-OFF DATE LOAN-TO-VALUE RATIO -- ALL LOANS

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
    CUT-OFF DATE       MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
    LTV RATIO(S)         LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    --------------   -------   ------------   ------------   --------
21.87% -- 29.9%......       6         1.8%     $    8,139,301      0.7%       2.65x          24.1%       7.684%
30.0 % -- 49.9%......      28         8.5%         62,679,760      5.6%       1.85x          41.7%       8.591%
50.0 % -- 59.9%......      41        12.4%        110,798,975      9.9%       1.51x          55.5%       8.347%
60.0 % -- 64.9%......      51        15.5%        179,668,921     16.1%       1.42x          62.9%       8.032%
65.0 % -- 69.9%......      77        23.3%        236,531,721     21.2%       1.31x          67.4%       8.057%
70.0 % -- 74.9%......      72        21.8%        281,030,489     25.2%       1.30x          72.7%       7.546%
75.0 % -- 79.9%......      51        15.5%        218,260,017     19.6%       1.29x          78.0%       7.203%
80.0 % -- 82.03%.....       4         1.2%         18,077,564      1.6%       1.24x          81.6%       7.509%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

                 MATURITY DATE LOAN-TO-VALUE RATIO -- ALL LOANS

                                                                                           WEIGHTED
                                                                 % OF       WEIGHTED       AVERAGE      WEIGHTED
      RANGE OF         NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        MATURITY     AVERAGE
    MATURITY DATE      MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
    LTV RATIO(S)         LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
    -------------      ---------   --------    --------------   -------   ------------   ------------   --------
 0.00% -- 24.9%......      26         7.9%     $   59,641,642      5.3%       1.51x           2.9%       8.284%
25.0 % -- 49.9%......      60        18.2%        153,645,114     13.8%       1.63x          39.3%       8.225%
50.0 % -- 59.9%......      97        29.4%        341,314,418     30.6%       1.37x          56.0%       7.980%
60.0 % -- 64.9%......      68        20.6%        237,777,181     21.3%       1.32x          62.1%       7.810%
65.0 % -- 69.9%......      62        18.8%        248,906,533     22.3%       1.31x          67.0%       7.268%
70.0 % -- 74.9%......      13         3.9%         60,661,574      5.4%       1.27x          71.0%       7.457%
75.0 % -- 80.40%.....       4         1.2%         13,240,284      1.2%       1.31x          76.7%       7.804%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          55.7%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

                          MORTGAGE RATES -- ALL LOANS

                                                                                                  WEIGHTED
                                                                                   WEIGHTED       AVERAGE      WEIGHTED
        RANGE OF          NUMBER OF     % OF       AGGREGATE          % OF         AVERAGE        CUT-OFF      AVERAGE
        MORTGAGE          MORTGAGE    MORTGAGE    CUT-OFF DATE    INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
         RATES              LOANS      LOANS        BALANCE         BALANCE          DSCR        LTV RATIO       RATE
        --------          ---------   --------   --------------   ------------   ------------   ------------   --------
 6.348% -- 6.499%.......       2         0.6%    $    4,864,366        0.4%          1.30x          79.1%        6.390%
 6.500% -- 6.999%.......      29         8.8%       133,479,507       12.0%          1.36x          73.1%        6.791%
 7.000% -- 7.249%.......      32         9.7%       143,312,515       12.9%          1.30x          73.5%        7.127%
 7.250% -- 7.499%.......      42        12.7%       169,885,396       15.2%          1.36x          71.1%        7.320%
 7.500% -- 7.749%.......      37        11.2%       121,197,567       10.9%          1.33x          67.8%        7.592%
 7.750% -- 7.999%.......      45        13.6%       134,991,710       12.1%          1.43x          65.0%        7.869%
 8.000% -- 8.499%.......      61        18.5%       162,292,314       14.6%          1.45x          63.7%        8.184%
 8.500% -- 8.999%.......      57        17.3%       162,449,988       14.6%          1.45x          62.4%        8.648%
 9.000% -- 9.499%.......      15         4.5%        48,634,793        4.4%          1.33x          62.5%        9.148%
 9.500% -- 9.999%.......       6         1.8%        18,858,888        1.7%          1.40x          55.5%        9.772%
10.000% -- 10.375%......       4         1.2%        15,219,703        1.4%          1.38x          55.6%       10.270%
                             ---       -----     --------------      -----           ----           ----        ------
Total/Wtg Avg...........     330       100.0%    $1,115,186,748      100.0%          1.38x          67.4%        7.804%
                             ===       =====     ==============      =====           ====           ====        ======

                     ORIGINAL TERM TO MATURITY -- ALL LOANS

                                                                                                  WEIGHTED
                                                                                   WEIGHTED       AVERAGE      WEIGHTED
     ORIGINAL TERM        NUMBER OF     % OF       AGGREGATE          % OF         AVERAGE        CUT-OFF      AVERAGE
      TO MATURITY         MORTGAGE    MORTGAGE    CUT-OFF DATE    INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
        (MONTHS)            LOANS      LOANS        BALANCE         BALANCE          DSCR        LTV RATIO       RATE
     -------------        ---------   --------   --------------   ------------   ------------   ------------   --------
 60.....................       5         1.5%    $   18,020,477        1.6%          1.49x          69.3%       8.296%
 61 --  83..............       3         0.9%         8,288,826        0.7%          1.60x          57.9%       8.069%
 84.....................      31         9.4%        83,029,009        7.4%          1.42x          63.4%       8.385%
 85 --  99..............       3         0.9%        10,482,413        0.9%          1.36x          60.4%       8.330%
100 -- 119..............      14         4.2%        48,626,087        4.4%          1.57x          64.4%       7.799%
120.....................     227        68.8%       774,209,133       69.4%          1.36x          68.8%       7.662%
121 -- 139..............      10         3.0%        39,107,409        3.5%          1.50x          63.5%       8.608%
140 -- 179..............       9         2.7%        54,310,064        4.9%          1.33x          72.2%       7.492%
180.....................      26         7.9%        75,936,820        6.8%          1.33x          60.0%       8.185%
240.....................       1         0.3%         1,551,460        0.1%          1.36x          59.9%       8.400%
355.....................       1         0.3%         1,625,049        0.1%          1.81x          24.0%       8.625%
                             ---       -----     --------------      -----           ----           ----        -----
Total/Wtd Avg...........     330       100.0%    $1,115,186,748      100.0%          1.38x          67.4%       7.804%
                             ===       =====     ==============      =====           ====           ====        =====

                  ORIGINAL AMORTIZATION TERM (1) -- ALL LOANS

         ORIGINAL                                                     % OF       WEIGHTED       WEIGHTED     WEIGHTED
       AMORTIZATION          NUMBER OF     % OF       AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
           TERM              MORTGAGE    MORTGAGE    CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         (MONTHS)              LOANS      LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       ------------          ---------   --------   --------------   -------   ------------   ------------   --------
 96 -- 179.................       3         0.9%    $    7,160,808      0.6%       1.24x          39.7%       8.022%
180........................      19         5.8%        45,415,425      4.1%       1.31x          53.8%       8.426%
181 -- 239.................       2         0.6%         9,378,344      0.8%       1.59x          61.0%       7.598%
240........................      42        12.7%       122,035,425     10.9%       1.56x          57.6%       8.493%
241 -- 299.................       4         1.2%        17,155,224      1.5%       1.34x          70.2%       7.394%
300........................     134        40.6%       436,498,983     39.1%       1.39x          66.5%       8.071%
301 -- 359.................       4         1.2%        18,210,664      1.6%       1.38x          61.8%       8.056%
360........................     122        37.0%       459,331,874     41.2%       1.33x          72.9%       7.313%
                                ---       -----     --------------    -----        ----           ----        -----
Total/Wtd Avg..............     330       100.0%    $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                                ===       =====     ==============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, except for Loan Number 51441 which uses the actual amortization term, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                    REMAINING TERM TO MATURITY -- ALL LOANS

      RANGE OF
      REMAINING         NUMBER                                      % OF         WEIGHTED       WEIGHTED     WEIGHTED
      TERMS TO            OF         % OF        AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
      MATURITY         MORTGAGED   MORTGAGE     CUT-OFF DATE        POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS         BALANCE         BALANCE          DSCR        LTV RATIO       RATE
      ---------        ---------   --------    --------------   ------------   ------------   ------------   --------
  3 -- 19............      12         3.6%     $   32,237,481        2.9%          1.58x          62.4%       8.525%
 20 -- 39............      25         7.6%         73,107,125        6.6%          1.38x          63.9%       8.419%
 40 -- 59............      13         3.9%         37,320,229        3.3%          1.41x          59.7%       8.058%
 60 -- 79............      56        17.0%        209,352,534       18.8%          1.37x          63.1%       8.319%
 80 -- 99............      52        15.8%        180,107,901       16.2%          1.47x          66.5%       8.087%
100 -- 109...........      76        23.0%        285,382,517       25.6%          1.34x          71.9%       7.136%
110 -- 119...........      66        20.0%        189,195,929       17.0%          1.39x          70.8%       7.582%
120 -- 139...........       5         1.5%         43,236,604        3.9%          1.24x          70.9%       7.776%
140 -- 159...........       9         2.7%         27,170,094        2.4%          1.30x          58.2%       8.302%
160 -- 171...........      16         4.8%         38,076,335        3.4%          1.39x          65.4%       7.399%
                          ---       -----      --------------      -----           ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748      100.0%          1.38x          67.4%       7.804%
                          ===       =====      ==============      =====           ====           ====        =====

                REMAINING STATED AMORTIZATION TERMS -- ALL LOANS

                        NUMBER                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
                       MORTGAGED   MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
REMAINING AMORT          LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
---------------        ---------   --------    --------------   -------   ------------   ------------   --------
 33 -- 149...........      13         3.9%     $   36,040,203      3.2%       1.31x          48.5%       8.624%
150 -- 174...........      14         4.2%         25,436,856      2.3%       1.41x          55.5%       8.154%
175 -- 199...........      17         5.2%         66,798,427      6.0%       1.50x          57.2%       8.755%
200 -- 224...........      16         4.8%         37,793,628      3.4%       1.78x          55.3%       8.364%
225 -- 249...........      39        11.8%        118,373,825     10.6%       1.35x          63.7%       8.385%
250 -- 274...........      54        16.4%        195,525,285     17.5%       1.40x          66.5%       8.117%
275 -- 299...........      56        17.0%        174,744,276     15.7%       1.38x          68.3%       7.697%
300 -- 324...........      11         3.3%         46,876,661      4.2%       1.38x          70.6%       7.932%
325 -- 349...........      68        20.6%        274,894,435     24.7%       1.32x          72.8%       7.150%
350 -- 354...........      42        12.7%        138,703,152     12.4%       1.36x          74.2%       7.371%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

                             SEASONING -- ALL LOANS

                        NUMBER                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
      SEASONING        MORTGAGED   MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    --------------   -------   ------------   ------------   --------
  6 -- 12............      95        28.8%     $  295,124,237     26.5%       1.35x          71.6%       7.432%
 13 -- 24............      86        26.1%        320,860,119     28.8%       1.35x          71.0%       7.245%
 25 -- 36............      37        11.2%        108,741,172      9.8%       1.57x          60.9%       8.388%
 37 -- 48............      49        14.8%        178,996,098     16.1%       1.38x          65.0%       8.021%
 49 -- 60............      35        10.6%        140,451,903     12.6%       1.35x          63.2%       8.671%
 61 -- 72............      20         6.1%         53,361,078      4.8%       1.45x          57.6%       8.739%
 73 -- 84............       5         1.5%         12,283,307      1.1%       1.45x          62.2%       8.679%
 85 -- 120...........       1         0.3%          2,192,324      0.2%       1.10x          65.9%       8.875%
121 -- 160...........       1         0.3%          1,551,460      0.1%       1.36x          59.9%       8.400%
161 -- 296...........       1         0.3%          1,625,049      0.1%       1.81x          24.0%       8.625%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

                   YEAR OF MORTGAGE ORIGINATION -- ALL LOANS

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE     CUT-OFF-DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     ORIGINATION         LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
     -----------       ---------   --------    --------------   -------   ------------   ------------   --------
1974.................       1         0.3%     $    1,625,049      0.1%       1.81x          24.0%       8.625%
1987.................       1         0.3%          1,551,460      0.1%       1.36x          59.9%       8.400%
1990.................       1         0.3%          2,192,324      0.2%       1.10x          65.9%       8.875%
1992.................       1         0.3%          3,594,687      0.3%       1.23x          70.5%       9.130%
1993.................       5         1.5%         10,507,426      0.9%       1.55x          58.3%       8.494%
1994.................      28         8.5%         92,580,079      8.3%       1.38x          58.4%       8.949%
1995.................      49        14.8%        190,279,903     17.1%       1.35x          65.8%       8.161%
1996.................      38        11.5%        124,883,502     11.2%       1.46x          63.2%       8.314%
1997.................      41        12.4%        143,844,499     12.9%       1.48x          64.5%       8.033%
1998.................     122        37.0%        411,380,996     36.9%       1.34x          71.4%       7.204%
1999.................      43        13.0%        132,746,822     11.9%       1.37x          71.9%       7.503%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

                     YEAR OF MORTGAGE MATURITY -- ALL LOANS

                                                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF        AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    --------------   -------   ------------   ------------   --------
2000.................       5         1.5%     $   13,867,509      1.2%       1.48x          66.2%       8.300%
2001.................      14         4.2%         40,222,938      3.6%       1.52x          60.8%       8.757%
2002.................      15         4.5%         41,000,020      3.7%       1.37x          62.6%       8.302%
2003.................       6         1.8%         17,176,566      1.5%       1.45x          66.4%       8.241%
2004.................      13         3.9%         42,745,949      3.8%       1.35x          61.8%       8.238%
2005.................      25         7.6%        101,602,444      9.1%       1.36x          63.1%       8.390%
2006.................      43        13.0%        150,637,284     13.5%       1.38x          64.9%       8.208%
2007.................      28         8.5%         85,928,384      7.7%       1.57x          64.8%       8.137%
2008.................      85        25.8%        324,326,692     29.1%       1.34x          71.4%       7.203%
2009.................      67        20.3%        199,846,229     17.9%       1.38x          70.5%       7.659%
2010.................       3         0.9%          8,257,835      0.7%       1.28x          55.2%       8.312%
2011.................       3         0.9%         30,364,184      2.7%       1.26x          74.5%       7.267%
2012.................       6         1.8%         19,387,773      1.7%       1.22x          59.6%       8.295%
2013.................      11         3.3%         24,660,253      2.2%       1.45x          64.3%       7.523%
2014.................       6         1.8%         15,162,688      1.4%       1.32x          64.7%       7.359%
                          ---       -----      --------------    -----        ----           ----        -----
Total/Wtd Avg........     330       100.0%     $1,115,186,748    100.0%       1.38x          67.4%       7.804%
                          ===       =====      ==============    =====        ====           ====        =====

                         PROPERTY TYPE -- CONDUIT LOANS

                                                                 % OF       WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                        MORTGAGE     MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR           DSCR        LTV RATIO      LTV RATIO
    -------------      ----------   ----------   ------------   -------   ------------   ------------   ------------   ------------
Retail...............      54          32.1%     $181,337,153     34.8%       1.32x       1.20/1.70x        73.2%       45.6/82.0%
Multifamily..........      58          34.5%      177,867,850     34.1%       1.38x       1.21/4.88x        73.2%       21.9/79.7%
Office...............      21          12.5%       79,265,739     15.2%       1.27x       1.20/1.58x        74.2%       51.8/79.3%
Industrial...........      18          10.7%       41,824,190      8.0%       1.33x       1.22/1.50x        70.4%       50.5/79.1%
Health Care..........       6           3.6%       29,172,426      5.6%       1.38x       1.29/1.61x        66.8%       41.9/73.7%
Mini Storage.........      10           6.0%       10,561,586      2.0%       1.45x       1.26/1.85x        68.5%       58.2/75.5%
Mobile Home..........       1           0.6%          961,214      0.2%       1.31x       1.31/1.31x        67.2%       67.2/67.2%
                          ---         -----      ------------    -----        ----        ---------         ----        ---------
                          168         100.0%     $520,990,158    100.0%       1.34x       1.20/4.88x        72.6%       21.9/82.0%
                          ===         =====      ============    =====        ====        =========         ====        =========

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Retail...............   7.329%
Multifamily..........   7.184%
Office...............   7.128%
Industrial...........   7.377%
Health Care..........   8.413%
Mini Storage.........   7.722%
Mobile Home..........   8.000%
                        -----
                        7.323%
                        =====

                     CUT-OFF DATE BALANCES -- CONDUIT LOANS

                                                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
            RANGE OF              NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
          CUT-OFF DATE            MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            BALANCES                LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          ------------            ---------   --------    ------------   -------   ------------   ------------   --------
  $317,179 --   $999,999........      32        20.8%     $ 24,353,436      4.7%       1.45x          66.5%       7.759%
 $1,000,000 --  $1,999,999......      41        26.6%       64,725,660     12.4%       1.49x          68.9%       7.430%
 $2,000,000 --  $2,999,999......      33        21.4%       82,620,095     15.9%       1.31x          72.0%       7.227%
 $3,000,000 --  $3,999,999......       9         5.8%       31,785,236      6.1%       1.35x          72.3%       7.413%
 $4,000,000 --  $4,999,999......      12         7.8%       53,465,745     10.3%       1.31x          73.5%       7.368%
 $5,000,000 --  $7,499,999......      12         7.8%       69,245,895     13.3%       1.31x          72.3%       7.391%
 $7,500,000 --  $9,999,999......       5         3.2%       44,599,065      8.6%       1.29x          76.8%       7.291%
$10,000,000 -- $14,999,999......       7         4.5%       82,143,693     15.8%       1.36x          71.7%       7.221%
$20,000,000 -- $24,328,468......       3         1.9%       68,051,333     13.1%       1.26x          77.4%       7.176%
                                     ---       -----      ------------    -----        ----           ----        -----
                                     154       100.0%     $520,990,158    100.0%       1.34x          72.6%       7.323%
                                     ===       =====      ============    =====        ====           ====        =====

                  GEOGRAPHIC DISTRIBUTION(1) -- CONDUIT LOANS

                                                                  % OF       WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                        MORTGAGED    MORTGAGED    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION     PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------     ----------   ----------   ------------   -------   ------------   ------------   --------
CA....................      40          23.8%     $ 98,333,613     18.9%       1.33x          71.0%       7.214%
  Los Angeles.........      14           8.3%       26,662,431      5.1%       1.39x          70.3%       7.078%
  Sacramento..........       1           0.6%       24,328,468      4.7%       1.21x          78.5%       7.040%
  Orange..............       6           3.6%       11,399,663      2.2%       1.45x          61.4%       7.534%
  Contra Costa........       1           0.6%       10,406,468      2.0%       1.20x          74.3%       7.125%
  San Diego...........       4           2.4%        8,938,280      1.7%       1.30x          72.0%       7.338%
  Santa Barbara.......       1           0.6%        2,464,700      0.5%       1.25x          67.5%       7.620%
  San Mateo...........       1           0.6%        2,305,642      0.4%       1.57x          57.6%       7.460%
  San Bernardino......       2           1.2%        1,979,071      0.4%       1.67x          63.2%       7.234%
  Santa Clara.........       1           0.6%        1,966,902      0.4%       1.41x          66.7%       6.598%
  Alameda.............       2           1.2%        1,740,913      0.3%       1.33x          66.8%       7.543%
  Other Counties......       7           4.2%        6,141,075      1.2%       1.35x          67.3%       7.713%
FL....................      16           9.5%       89,820,903     17.2%       1.28x          73.1%       7.223%
NV....................      10           6.0%       60,828,901     11.7%       1.31x          74.8%       7.354%
AZ....................      15           8.9%       30,171,244      5.8%       1.56x          70.8%       7.197%
TX....................      11           6.5%       26,419,779      5.1%       1.42x          66.9%       7.316%
VA....................       8           4.8%       26,193,949      5.0%       1.36x          71.5%       7.713%
NJ....................       7           4.2%       25,979,179      5.0%       1.32x          69.4%       7.681%
NC....................       6           3.6%       23,941,967      4.6%       1.29x          79.5%       7.265%
WA....................       3           1.8%       19,793,196      3.8%       1.40x          74.4%       6.961%
IL....................       9           5.4%       19,457,897      3.7%       1.31x          77.8%       6.928%
NY....................       9           5.4%       17,094,443      3.3%       1.31x          71.8%       7.317%
LA....................       1           0.6%       10,139,434      1.9%       1.35x          79.5%       6.840%
MN....................       9           5.4%        8,512,053      1.6%       1.43x          74.4%       7.895%
OR....................       1           0.6%        8,306,850      1.6%       1.29x          71.6%       8.505%
GA....................       4           2.4%        8,245,594      1.6%       1.31x          75.4%       7.748%
MO....................       3           1.8%        7,362,832      1.4%       1.30x          68.8%       7.727%
NE....................       1           0.6%        6,638,970      1.3%       1.27x          71.0%       7.470%
OK....................       2           1.2%        5,332,951      1.0%       1.88x          63.5%       7.325%
WI....................       1           0.6%        4,806,900      0.9%       1.20x          76.9%       7.750%
KY....................       1           0.6%        4,407,633      0.8%       1.36x          72.3%       7.140%
IN....................       3           1.8%        4,131,865      0.8%       1.35x          64.6%       7.740%
KS....................       2           1.2%        3,761,671      0.7%       1.28x          75.0%       6.943%
NM....................       1           0.6%        2,769,706      0.5%       1.26x          79.1%       7.223%
MA....................       1           0.6%        2,759,241      0.5%       1.25x          77.1%       7.010%
UT....................       1           0.6%        2,552,183      0.5%       1.30x          67.7%       6.850%
CO....................       2           1.2%        2,031,991      0.4%       1.33x          66.9%       7.680%
PA....................       1           0.6%        1,195,213      0.2%       1.25x          79.7%       8.305%
                           ---         -----      ------------    -----        ----           ----        -----
Total/Weighted
  Average.............     168         100.0%     $520,990,158    100.0%       1.34x          72.6%       7.323%
                           ===         =====      ============    =====        ====           ====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

           UNDERWRITING DEBT SERVICE COVERAGE RATIO -- CONDUIT LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    ------------   -------   ------------   ------------   --------
1.20x -- 1.24x.......       8         5.2%     $ 62,736,674     12.0%       1.21x          76.9%       7.157%
1.25x -- 1.29x.......      54        35.1%      191,191,281     36.7%       1.26x          74.5%       7.295%
1.30x -- 1.34x.......      35        22.7%      113,341,545     21.8%       1.32x          72.9%       7.420%
1.35x -- 1.39x.......      17        11.0%       50,983,530      9.8%       1.36x          71.8%       7.371%
1.40x -- 1.49x.......      18        11.7%       64,986,011     12.5%       1.44x          69.9%       7.240%
1.50x -- 1.59x.......      10         6.5%       17,581,699      3.4%       1.53x          65.5%       7.380%
1.60x -- 1.69x.......       3         1.9%        6,959,820      1.3%       1.62x          65.8%       8.231%
1.70x -- 1.79x.......       3         1.9%        4,994,884      1.0%       1.71x          58.7%       7.500%
1.80x -- 1.89x.......       3         1.9%        3,872,436      0.7%       1.81x          57.1%       7.419%
2.00x -- 2.99x.......       2         1.3%        2,354,440      0.5%       2.15x          57.5%       7.356%
3.00x -- 4.88x.......       1         0.6%        1,987,838      0.4%       4.88x          21.9%       6.744%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%       1.34x          72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

               CUT-OFF DATE LOAN-TO-VALUE RATIO -- CONDUIT LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    ------------   -------   ------------   ------------   --------
21.87% -- 29.9%......       2         1.3%     $  2,472,594      0.5%       4.32x          22.7%       6.922%
30.0 % -- 49.9%......       4         2.6%        3,731,271      0.7%       1.52x          44.2%       8.321%
50.0 % -- 59.9%......       9         5.8%       10,995,914      2.1%       1.61x          55.1%       7.389%
60.0 % -- 64.9%......      14         9.1%       49,300,822      9.5%       1.46x          63.1%       7.477%
65.0 % -- 69.9%......      33        21.4%       86,685,687     16.6%       1.35x          67.7%       7.678%
70.0 % -- 74.9%......      43        27.9%      147,984,050     28.4%       1.30x          73.4%       7.298%
75.0 % -- 79.9%......      47        30.5%      207,642,117     39.9%       1.29x          78.0%       7.151%
80.0 % -- 81.97%.....       2         1.3%       12,177,703      2.3%       1.26x          81.6%       7.112%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%       1.34x          72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

               MATURITY DATE LOAN-TO-VALUE RATIO -- CONDUIT LOANS

                                                                                         WEIGHTED
      RANGE OF                                                 % OF       WEIGHTED       AVERAGE      WEIGHTED
      MATURITY         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        MATURITY     AVERAGE
      DATE LTV         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
      RATIO(S)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
 0.00% -- 24.9%......       3         1.9%     $  3,064,968      0.6%       3.74x          12.4%       7.130%
25.0 % -- 49.9%......      21        13.6%       42,019,735      8.1%       1.47x          40.9%       7.391%
50.0 % -- 59.9%......      36        23.4%      125,979,927     24.2%       1.34x          57.0%       7.499%
60.0 % -- 64.9%......      32        20.8%       81,189,926     15.6%       1.33x          62.7%       7.505%
65.0 % -- 69.9%......      49        31.8%      207,526,380     39.8%       1.30x          67.0%       7.114%
70.0 % -- 74.9%......      12         7.8%       57,708,576     11.1%       1.28x          70.9%       7.390%
75.0 % -- 76.16%.....       1         0.6%        3,500,646      0.7%       1.26x          76.2%       7.350%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%       1.34x          62.0%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

                        MORTGAGE RATES -- CONDUIT LOANS

                                                                                                 WEIGHTED
                                                                                  WEIGHTED       AVERAGE      WEIGHTED
        RANGE OF           NUMBER OF     % OF      AGGREGATE         % OF         AVERAGE        CUT-OFF      AVERAGE
        MORTGAGE           MORTGAGE    MORTGAGE   CUT-OFF DATE   INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
          RATES              LOANS      LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
        --------           ---------   --------   ------------   ------------   ------------   ------------   --------
6.348% -- 6.499%.........       2         1.3%    $  4,864,366        0.9%          1.30x          79.1%       6.390%
6.500% -- 6.999%.........      28        18.2%     107,559,655       20.6%          1.39x          73.8%       6.807%
7.000% -- 7.249%.........      27        17.5%     131,145,658       25.2%          1.30x          74.6%       7.118%
7.250% -- 7.499%.........      31        20.1%     130,404,140       25.0%          1.33x          72.8%       7.307%
7.500% -- 7.749%.........      19        12.3%      53,650,755       10.3%          1.32x          70.2%       7.594%
7.750% -- 7.999%.........      17        11.0%      42,337,484        8.1%          1.34x          71.9%       7.859%
8.000% -- 8.499%.........      24        15.6%      28,788,373        5.5%          1.37x          68.3%       8.097%
8.500% -- 8.960%.........       6         3.9%      22,239,727        4.3%          1.39x          65.9%       8.637%
                              ---       -----     ------------      -----           ----           ----        -----
Total/Wtg Avg............     154       100.0%    $520,990,158      100.0%          1.34x          72.6%       7.323%
                              ===       =====     ============      =====           ====           ====        =====

                   ORIGINAL TERM TO MATURITY -- CONDUIT LOANS

                                                                                                 WEIGHTED
                                                                                  WEIGHTED       AVERAGE      WEIGHTED
      ORIGINAL TERM        NUMBER OF     % OF      AGGREGATE         % OF         AVERAGE        CUT-OFF      AVERAGE
       TO MATURITY         MORTGAGE    MORTGAGE   CUT-OFF DATE   INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
        (MONTHS)             LOANS      LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
      -------------        ---------   --------   ------------   ------------   ------------   ------------   --------
 60......................       1         0.6%    $  3,500,646        0.7%          1.26x          78.7%       7.350%
 84......................       3         1.9%       7,646,068        1.5%          1.34x          68.5%       7.934%
 85 --  99...............       1         0.6%       4,806,900        0.9%          1.20x          76.9%       7.750%
100 -- 119...............       5         3.2%      13,718,671        2.6%          1.33x          70.3%       7.509%
120......................     130        84.4%     434,332,625       83.4%          1.34x          72.7%       7.310%
140 -- 179...............       4         2.6%      33,369,988        6.4%          1.24x          78.2%       7.183%
180......................      10         6.5%      23,615,260        4.5%          1.46x          65.0%       7.364%
                              ---       -----     ------------      -----           ----           ----        -----
Total/Wtd Avg............     154       100.0%    $520,990,158      100.0%          1.34x          72.6%       7.323%
                              ===       =====     ============      =====           ====           ====        =====

                ORIGINAL AMORTIZATION TERM (1) -- CONDUIT LOANS

          ORIGINAL                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
        AMORTIZATION          NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
            TERM              MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)              LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
        ------------          ---------   --------   ------------   -------   ------------   ------------   --------
180.........................       2         1.3%    $  1,077,130      0.2%       1.63x          36.9%       7.842%
181 -- 239..................       1         0.6%       2,712,787      0.5%       1.26x          73.3%       7.250%
240.........................       8         5.2%      21,097,397      4.1%       1.33x          65.6%       7.382%
241 -- 299..................       2         1.3%       6,688,376      1.3%       1.33x          74.8%       7.340%
300.........................      39        25.3%     117,097,551     22.5%       1.34x          71.0%       7.597%
301 -- 359..................       2         1.3%       8,480,846      1.6%       1.36x          72.0%       7.761%
360.........................     100        64.9%     363,836,071     69.8%       1.34x          73.7%       7.219%
                                 ---       -----     ------------    -----        ----           ----        -----
Total/Wtd Avg...............     154       100.0%    $520,990,158    100.0%       1.34x          72.6%       7.323%
                                 ===       =====     ============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, except for Loan Number 51441 which uses the actual amortization term, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                  REMAINING TERM TO MATURITY -- CONDUIT LOANS

      RANGE OF
      REMAINING         NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      TERMS TO            OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      MATURITY         MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
 37 -- 39............       1         0.6%     $  3,500,646      0.7%      1.26x           78.7%       7.350%
 40 -- 59............       1         0.6%        4,349,016      0.8%      1.32x           68.4%       8.140%
 60 -- 79............       2         1.3%        3,297,051      0.6%      1.36x           68.5%       7.661%
 80 -- 99............       9         5.8%       54,608,035     10.5%      1.29x           73.4%       7.689%
100 -- 109...........      63        40.9%      219,660,958     42.2%      1.32x           73.2%       7.069%
110 -- 119...........      64        41.6%      178,589,204     34.3%      1.38x           71.8%       7.517%
120 -- 139...........       2         1.3%       26,802,619      5.1%      1.21x           78.0%       7.059%
140 -- 159...........       1         0.6%        2,218,388      0.4%      1.34x           79.2%       7.500%
160 -- 171...........      11         7.1%       27,964,241      5.4%      1.45x           67.2%       7.429%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%      1.34x           72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

              REMAINING STATED AMORTIZATION TERMS -- CONDUIT LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      REMAINING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        AMORT            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
170 -- 174...........       2         1.3%     $  1,077,130      0.2%      1.63x           36.9%       7.842%
200 -- 224...........       1         0.6%        2,712,787      0.5%      1.26x           73.3%       7.250%
225 -- 249...........       9         5.8%       23,315,785      4.5%      1.33x           66.9%       7.393%
250 -- 274...........       1         0.6%        4,469,988      0.9%      1.32x           72.6%       7.260%
275 -- 299...........      39        25.3%      117,097,551     22.5%      1.34x           71.0%       7.597%
325 -- 349...........      60        39.0%      233,613,764     44.8%      1.33x           73.3%       7.149%
350 -- 354...........      42        27.3%      138,703,152     26.6%      1.36x           74.2%       7.371%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%      1.34x           72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

                           SEASONING -- CONDUIT LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      SEASONING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
  6 -- 12............      92        59.7%     $290,199,655     55.7%      1.35x           71.7%       7.435%
 13 -- 24............      61        39.6%      226,441,487     43.5%      1.33x           73.9%       7.162%
 25..................       1         0.6%        4,349,016      0.8%      1.32x           68.4%       8.140%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%      1.34x           72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

                 YEAR OF MORTGAGE ORIGINATION -- CONDUIT LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     ORIGINATION         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -----------       ---------   --------    ------------   -------   ------------   ------------   --------
1997.................       8         5.2%     $ 49,857,085      9.6%       1.30x          73.3%       7.726%
1998.................     103        66.9%      338,386,251     65.0%       1.33x          72.8%       7.193%
1999.................      43        27.9%      132,746,822     25.5%       1.37x          71.9%       7.503%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%       1.34x          72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

                   YEAR OF MORTGAGE MATURITY -- CONDUIT LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
2002.................       1         0.6%     $  3,500,646      0.7%       1.26x          78.7%       7.350%
2004.................       1         0.6%        4,349,016      0.8%       1.32x          68.4%       8.140%
2005.................       1         0.6%          934,458      0.2%       1.40x          69.2%       7.500%
2006.................       2         1.3%        7,169,493      1.4%       1.25x          74.1%       7.742%
2007.................       4         2.6%       24,318,299      4.7%       1.27x          73.9%       7.674%
2008.................      67        43.5%      245,143,793     47.1%       1.32x          73.1%       7.134%
2009.................      64        41.6%      178,589,204     34.3%       1.38x          71.8%       7.517%
2010.................       1         0.6%        2,474,151      0.5%       1.25x          72.8%       7.250%
2011.................       2         1.3%       26,546,857      5.1%       1.22x          78.5%       7.078%
2013.................       5         3.2%       12,801,553      2.5%       1.59x          70.2%       7.511%
2014.................       6         3.9%       15,162,688      2.9%       1.32x          64.7%       7.359%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     154       100.0%     $520,990,158    100.0%       1.34x          72.6%       7.323%
                          ===       =====      ============    =====        ====           ====        =====

                        PROPERTY TYPE -- PORTFOLIO LOANS

                                                                 % OF       WEIGHTED                      WEIGHTED
                       NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                        MORTGAGE     MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR           DSCR        LTV RATIO      LTV RATIO
    -------------      ----------   ----------   ------------   -------   ------------   ------------   ------------   ------------
Multifamily..........      52          28.1%     $180,608,168     30.4%       1.43x       1.10/3.29x        62.9%       30.2/79.8%
Retail...............      26          14.1%      111,379,408     18.7%       1.29x       1.12/2.32x        65.7%       30.7/77.0%
Industrial...........      45          24.3%      109,142,534     18.4%       1.41x       1.11/2.83x        62.6%       22.4/80.6%
Office...............      21          11.4%       68,294,269     11.5%       1.38x       1.11/1.81x        63.7%       24.0/82.0%
Mobile Home..........      12           6.5%       34,670,674      5.8%       1.42x       1.20/2.95x        63.0%       24.7/72.4%
Health Care..........       7           3.8%       30,170,351      5.1%       1.79x       1.15/4.61x        59.3%       43.3/70.0%
Special Purpose......      10           5.4%       28,027,440      4.7%       1.33x       1.11/1.68x        60.9%       45.8/70.7%
Mini Storage.........       9           4.9%       19,586,869      3.3%       1.71x       1.31/2.00x        52.9%       29.5/61.5%
Hotel................       2           1.1%        8,540,909      1.4%       1.62x       1.55/1.81x        54.9%       53.3/59.1%
Mixed Use............       1           0.5%        3,775,967      0.6%       1.45x       1.45/1.45x        69.9%       69.9/69.9%
                          ---         -----      ------------    -----        ----        ---------         ----        ---------
Total/ Wtd Avg.......     185         100.0%     $594,196,590    100.0%       1.42x       1.10/4.61x        62.8%       22.4/82.0%
                          ===         =====      ============    =====        ====        =========         ====        =========

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Multifamily..........   7.890%
Retail...............   8.395%
Industrial...........   8.366%
Office...............   8.354%
Mobile Home..........   7.835%
Health Care..........   8.549%
Special Purpose......   8.420%
Mini Storage.........   8.545%
Hotel................   8.945%
Mixed Use............   9.375%
                        -----
Total/ Wtd Avg.......   8.227%
                        =====

                    CUT-OFF DATE BALANCES -- PORTFOLIO LOANS

                                                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
            RANGE OF              NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
          CUT-OFF DATE            MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            BALANCES                LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
          ------------            ---------   --------    ------------   -------   ------------   ------------   --------
 $1,010,199 --  $1,999,999......      60        34.1%     $102,005,450     17.2%       1.58x          58.5%       8.378%
 $2,000,000 --  $2,999,999......      43        24.4%      107,060,258     18.0%       1.46x          59.9%       8.268%
 $3,000,000 --  $3,999,999......      34        19.3%      116,688,581     19.6%       1.42x          62.9%       8.211%
 $4,000,000 --  $4,999,999......      14         8.0%       61,562,672     10.4%      1.41x           66.4%       8.130%
 $5,000,000 --  $7,499,999......      13         7.4%       78,809,737     13.3%       1.36x          61.3%       8.750%
 $7,500,000 --  $9,999,999......       7         4.0%       58,023,756      9.8%       1.37x          63.6%       8.061%
$10,000,000 -- $14,999,999......       4         2.3%       44,126,284      7.4%       1.24x          72.0%       8.123%
$20,000,000 -- $25,919,852......       1         0.6%       25,919,852      4.4%       1.21x          70.1%       6.720%
                                     ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg...................     176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                                     ===       =====      ============    =====        ====           ====        =====

                 GEOGRAPHIC DISTRIBUTION(1) -- PORTFOLIO LOANS

                                                                  % OF       WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF       % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
                         MORTGAGE    MORTGAGED    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  PROPERTY LOCATION     PROPERTIES   PROPERTIES     BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------     ----------   ----------   ------------   -------   ------------   ------------   --------
CA....................      92          49.7%     $301,422,730     50.7%       1.38x          62.8%       8.425%
  Los Angeles.........      23          12.4%       69,446,480     11.7%       1.41x          61.2%       8.474%
  Orange..............      15           8.1%       36,671,108      6.2%       1.49x          60.5%       8.561%
  Sacramento..........       7           3.8%       28,869,721      4.9%       1.29x          61.6%       8.028%
  Riverside...........       6           3.2%       26,837,987      4.5%       1.29x          67.5%       8.222%
  Ventura.............       5           2.7%       25,626,776      4.3%       1.47x          62.0%       8.649%
  Santa Clara.........       6           3.2%       24,331,801      4.1%       1.25x          64.4%       9.071%
  Alameda.............       6           3.2%       13,734,967      2.3%       1.34x          66.9%       7.816%
  San Diego...........       4           2.2%       12,426,850      2.1%       1.34x          59.6%       9.694%
  San Luis Obispo.....       1           0.5%       10,803,864      1.8%       1.19x          74.5%       7.500%
  Sonoma..............       1           0.5%        7,884,360      1.3%       1.24x          62.1%       7.750%
  Other Counties......      18           9.7%       44,788,816      7.5%       1.46x          61.4%       8.314%
WA....................      34          18.4%       96,387,085     16.2%       1.56x          63.0%       8.318%
NV....................      17           9.2%       57,806,084      9.7%       1.32x          61.7%       8.111%
OR....................      14           7.6%       46,972,122      7.9%       1.34x          65.9%       7.970%
TX....................       3           1.6%       33,298,286      5.6%       1.31x          66.9%       6.875%
AZ....................      12           6.5%       30,619,670      5.2%       1.44x          63.6%       8.181%
AK....................       4           2.2%        7,074,990      1.2%       1.49x          66.1%       8.470%
ID....................       3           1.6%        6,899,505      1.2%       1.39x          66.1%       8.043%
AL....................       3           1.6%        5,972,973      1.0%       2.73x          43.5%       7.994%
NM....................       1           0.5%        4,293,120      0.7%       1.64x          33.3%       7.990%
AR....................       1           0.5%        1,896,276      0.3%       2.25x          31.6%       7.940%
OK....................       1           0.5%        1,553,750      0.3%       1.48x          64.7%       7.650%
                           ---         -----      ------------    -----        ----           ----        -----
Total/Weighted
  Average.............     185         100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                           ===         =====      ============    =====        ====           ====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-Off Date Balance is allocated.

          UNDERWRITING DEBT SERVICE COVERAGE RATIO -- PORTFOLIO LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
    UNDERWRITING       MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        DSCRS            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    ------------       ---------   --------    ------------   -------   ------------   ------------   --------
1.10x -- 1.19x.......      29        16.5%     $ 87,982,085     14.8%       1.15x          65.8%       8.395%
1.20x -- 1.24x.......      28        15.9%      133,962,311     22.5%       1.22x          67.2%       7.920%
1.25x -- 1.29x.......      20        11.4%       69,443,568     11.7%       1.27x          67.4%       8.280%
1.30x -- 1.34x.......      13         7.4%       50,952,134      8.6%       1.32x          63.0%       8.106%
1.35x -- 1.39x.......      13         7.4%       38,309,267      6.4%       1.37x          58.1%       8.779%
1.40x -- 1.49x.......      19        10.8%       50,688,638      8.5%       1.44x          61.6%       8.079%
1.50x -- 1.59x.......      15         8.5%       58,506,490      9.8%       1.54x          63.2%       8.203%
1.60x -- 1.69x.......      12         6.8%       39,811,567      6.7%       1.64x          57.9%       8.649%
1.70x -- 1.79x.......       5         2.8%       17,671,884      3.0%       1.74x          58.9%       7.993%
1.80x -- 1.89x.......       3         1.7%        6,455,637      1.1%       1.83x          52.5%       8.776%
1.90x -- 1.99x.......       6         3.4%       10,904,017      1.8%       1.95x          56.2%       8.294%
2.00x -- 2.99x.......      11         6.3%       25,930,960      4.4%       2.45x          43.2%       8.188%
3.00x -- 4.61x.......       2         1.1%        3,577,931      0.6%       3.95x          45.2%       8.388%
                          ---       -----      ------------    -----        ----           ----        -----
                          176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

           ASSUMED DEBT SERVICE COVERAGE RATIO(1) -- PORTFOLIO LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      RANGE OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL       ASSUMED      CUT-OFF DATE   MORTGAGE
    ASSUMED DSCRS        LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
    -------------      ---------   --------    ------------   -------   ------------   ------------   --------
1.12x -- 1.19x.......       2         1.1%     $ 32,297,188      5.4%       1.13x          69.8%       6.874%
1.20x -- 1.24x.......       2         1.1%        4,398,395      0.7%       1.23x          72.7%       7.695%
1.25x -- 1.29x.......       4         2.3%       13,108,586      2.2%       1.28x          67.6%       7.711%
1.30x -- 1.34x.......      12         6.8%       39,139,019      6.6%       1.32x          71.0%       7.826%
1.35x -- 1.39x.......       9         5.1%       32,538,895      5.5%       1.37x          70.0%       7.981%
1.40x -- 1.49x.......      29        16.5%      107,412,455     18.1%       1.44x          66.5%       8.082%
1.50x -- 1.59x.......      17         9.7%       63,550,847     10.7%       1.54x          66.6%       8.497%
1.60x -- 1.69x.......      16         9.1%       47,498,744      8.0%       1.64x          63.7%       8.185%
1.70x -- 1.79x.......      18        10.2%       58,042,337      9.8%       1.74x          63.8%       8.270%
1.80x -- 1.89x.......      11         6.3%       43,788,564      7.4%       1.85x          62.1%       8.785%
1.90x -- 1.99x.......      13         7.4%       41,276,601      6.9%       1.93x          61.5%       8.226%
2.00x -- 2.99x.......      30        17.0%       85,362,459     14.4%       2.34x          51.6%       8.774%
3.00x -- 5.88x.......      13         7.4%       25,782,501      4.3%       3.90x          39.4%       8.352%
                          ---       -----      ------------    -----        ----           ----        -----
Total/WAV............     176       100.0%     $594,196,590    100.0%       1.76x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

---------------

(1) Assumed DSCR is the ratio of the Underwriting Cash Flow to a Debt Service payment based on an 8.5% constant.

              CUT-OFF DATE LOAN-TO-VALUE RATIO -- PORTFOLIO LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
  RANGE OF CUT-OFF     MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
  DATE LTV RATIO(S)      LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
  -----------------    ---------   --------    ------------   -------   ------------   ------------   --------
22.35% -- 29.9%......       4         2.3%     $  5,666,707      1.0%       1.92x          24.7%       8.016%
30.0 % -- 49.9%......      24        13.6%       58,948,489      9.9%       1.87x          41.6%       8.608%
50.0 % -- 59.9%......      32        18.2%       99,803,061     16.8%       1.50x          55.6%       8.453%
60.0 % -- 64.9%......      37        21.0%      130,368,099     21.9%       1.41x          62.9%       8.242%
65.0 % -- 69.9%......      44        25.0%      149,846,034     25.2%       1.29x          67.3%       8.276%
70.0 % -- 74.9%......      29        16.5%      133,046,438     22.4%       1.30x          72.0%       7.822%
75.0 % -- 79.9%......       4         2.3%       10,617,900      1.8%       1.31x          78.3%       8.228%
80.0 % -- 82.03%.....       2         1.1%        5,899,861      1.0%       1.21x          81.7%       8.329%
                          ---       -----      ------------    -----        ----           ----        -----
                          176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

              MATURITY DATE LOAN-TO-VALUE RATIO -- PORTFOLIO LOANS

                                                                                         WEIGHTED
      RANGE OF                                                 % OF       WEIGHTED       AVERAGE      WEIGHTED
      MATURITY         NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        MATURITY     AVERAGE
      DATE LTV         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING       DATE       MORTGAGE
      RATIO(S)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
 0.0% -- 24.9%.......      23        13.1%     $ 56,576,674      9.5%       1.39x           2.4%       8.347%
25.0% -- 49.9%.......      39        22.2%      111,625,379     18.8%       1.70x          38.7%       8.540%
50.0% -- 59.9%.......      61        34.7%      215,334,491     36.2%       1.38x          55.4%       8.262%
60.0% -- 64.9%.......      36        20.5%      156,587,255     26.4%       1.31x          61.8%       7.969%
65.0% -- 69.9%.......      13         7.4%       41,380,153      7.0%       1.33x          66.9%       8.038%
70.0% -- 74.9%.......       1         0.6%        2,952,999      0.5%       1.17x          73.2%       8.750%
75.0% -- 80.4%.......       3         1.7%        9,739,638      1.6%       1.33x          76.9%       7.967%
                          ---       -----      ------------    -----        ----           ----        -----
                          176       100.0%     $594,196,590    100.0%       1.42x          50.2%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

                       MORTGAGE RATES -- PORTFOLIO LOANS

                                                                                                 WEIGHTED
                                                                                  WEIGHTED       AVERAGE      WEIGHTED
        RANGE OF           NUMBER OF     % OF      AGGREGATE         % OF         AVERAGE        CUT-OFF      AVERAGE
        MORTGAGE           MORTGAGE    MORTGAGE   CUT-OFF DATE   INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
          RATES              LOANS      LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
        --------           ---------   --------   ------------   ------------   ------------   ------------   --------
 6.720% -- 6.999%........       1         0.6%    $ 25,919,852        4.4%          1.21x          70.1%        6.720%
 7.000% -- 7.249%........       5         2.8%      12,166,857        2.0%          1.26x          61.2%        7.219%
 7.250% -- 7.499%........      11         6.3%      39,481,255        6.6%          1.47x          65.5%        7.363%
 7.500% -- 7.749%........      18        10.2%      67,546,811       11.4%          1.34x          65.9%        7.590%
 7.750% -- 7.999%........      28        15.9%      92,654,226       15.6%          1.47x          61.9%        7.874%
 8.000% -- 8.499%........      37        21.0%     133,503,942       22.5%          1.46x          62.7%        8.202%
 8.500% -- 8.999%........      51        29.0%     140,210,261       23.6%          1.46x          61.9%        8.650%
 9.000% -- 9.499%........      15         8.5%      48,634,793        8.2%          1.33x          62.5%        9.148%
 9.500% -- 9.999%........       6         3.4%      18,858,888        3.2%          1.40x          55.5%        9.772%
10.000% -- 10.375%.......       4         2.3%      15,219,703        2.6%          1.38x          55.6%       10.270%
                              ---       -----     ------------      -----           ----           ----        ------
Total/Wtg Avg............     176       100.0%    $594,196,590      100.0%          1.42x          62.8%        8.227%
                              ===       =====     ============      =====           ====           ====        ======

                  ORIGINAL TERM TO MATURITY -- PORTFOLIO LOANS

                                                                                                  WEIGHTED
                                                                                   WEIGHTED       AVERAGE      WEIGHTED
     ORIGINAL TERM        NUMBER OF     % OF       AGGREGATE          % OF         AVERAGE        CUT-OFF      AVERAGE
      TO MATURITY         MORTGAGE    MORTGAGE    CUT-OFF DATE    INITIAL POOL   UNDERWRITING       DATE       MORTGAGE
        (MONTHS)            LOANS      LOANS        BALANCE         BALANCE          DSCR        LTV RATIO       RATE
     -------------        ---------   --------   --------------   ------------   ------------   ------------   --------
 60.....................       4         2.3%    $   14,519,831        2.4%          1.55x          67.1%       8.524%
 61 --  83..............       3         1.7%         8,288,826        1.4%          1.60x          57.9%       8.069%
 84.....................      28        15.9%        75,382,942       12.7%          1.42x          62.9%       8.431%
 85 --  99..............       2         1.1%         5,675,513        1.0%          1.49x          46.4%       8.821%
100 -- 119..............       9         5.1%        34,907,417        5.9%          1.66x          62.2%       7.913%
120.....................      97        55.1%       339,876,507       57.2%          1.39x          63.9%       8.113%
121 -- 139..............      10         5.7%        39,107,409        6.6%          1.50x          63.5%       8.608%
140 -- 179..............       5         2.8%        20,940,076        3.5%          1.47x          62.6%       7.986%
180.....................      16         9.1%        52,321,560        8.8%          1.27x          57.8%       8.555%
240.....................       1         0.6%         1,551,460        0.3%          1.36x          59.9%       8.400%
355.....................       1         0.6%         1,625,049        0.3%          1.81x          24.0%       8.625%
                             ---       -----     --------------      -----           ----           ----        -----
Total/Wtd Avg...........     176       100.0%    $  594,196,590      100.0%          1.42x          62.8%       8.227%
                             ===       =====     ==============      =====           ====           ====        =====

               ORIGINAL AMORTIZATION TERM (1) -- PORTFOLIO LOANS

          ORIGINAL                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
        AMORTIZATION          NUMBER OF     % OF      AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
            TERM              MORTGAGE    MORTGAGE   CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)              LOANS      LOANS       BALANCE      BALANCE       DSCR        LTV RATIO       RATE
        ------------          ---------   --------   ------------   -------   ------------   ------------   --------
 96 -- 179..................       3         1.7%    $  7,160,808      1.2%       1.24x          39.7%       8.022%
180.........................      17         9.7%      44,338,295      7.5%       1.30x          54.2%       8.441%
181 -- 239..................       1         0.6%       6,665,557      1.1%       1.73x          56.0%       7.740%
240.........................      34        19.3%     100,938,027     17.0%       1.60x          55.9%       8.725%
241 -- 299..................       2         1.1%      10,466,848      1.8%       1.36x          67.3%       7.429%
300.........................      95        54.0%     319,401,432     53.8%       1.41x          64.8%       8.244%
301 -- 359..................       2         1.1%       9,729,818      1.6%       1.40x          52.9%       8.313%
360.........................      22        12.5%      95,495,804     16.1%       1.31x          70.1%       7.670%
                                 ---       -----     ------------    -----        ----           ----        -----
Total/Wtd Avg...............     176       100.0%    $594,196,590    100.0%       1.42x          62.8%       8.227%
                                 ===       =====     ============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                 REMAINING TERM TO MATURITY -- PORTFOLIO LOANS

      RANGE OF
      REMAINING         NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
      TERMS TO            OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      MATURITY         MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
  3 --  19...........      12         6.8%     $ 32,237,481      5.4%       1.58x          62.4%       8.525%
 20 --  39...........      24        13.6%       69,606,479     11.7%       1.39x          63.2%       8.473%
 40 --  59...........      12         6.8%       32,971,212      5.5%       1.42x          58.6%       8.048%
 60 --  79...........      54        30.7%      206,055,483     34.7%       1.37x          63.0%       8.329%
 80 --  99...........      43        24.4%      125,499,866     21.1%       1.54x          63.6%       8.260%
100 -- 109...........      13         7.4%       65,721,559     11.1%       1.38x          67.5%       7.359%
110 -- 119...........       2         1.1%       10,606,725      1.8%       1.53x          54.3%       8.673%
120 -- 139...........       3         1.7%       16,433,985      2.8%       1.27x          59.4%       8.944%
140 -- 159...........       8         4.5%       24,951,705      4.2%       1.30x          56.4%       8.373%
160 -- 168...........       5         2.8%       10,112,095      1.7%       1.24x          60.5%       7.317%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

             REMAINING STATED AMORTIZATION TERMS -- PORTFOLIO LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      REMAINING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        AMORT            LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
 33 -- 149...........      13         7.4%     $ 36,040,203      6.1%       1.31x          48.5%       8.624%
150 -- 174...........      12         6.8%       24,359,726      4.1%       1.40x          56.3%       8.168%
175 -- 199...........      17         9.7%       66,798,427     11.2%       1.50x          57.2%       8.755%
200 -- 224...........      15         8.5%       35,080,842      5.9%       1.83x          54.0%       8.450%
225 -- 249...........      30        17.0%       95,058,039     16.0%       1.36x          62.9%       8.628%
250 -- 274...........      53        30.1%      191,055,296     32.2%       1.40x          66.4%       8.137%
275 -- 299...........      17         9.7%       57,646,725      9.7%       1.47x          62.7%       7.901%
300 -- 324...........      11         6.3%       46,876,661      7.9%       1.38x          70.6%       7.932%
325 -- 344...........       8         4.5%       41,280,670      6.9%       1.25x          70.1%       7.153%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

                          SEASONING -- PORTFOLIO LOANS

                        NUMBER                                 % OF       WEIGHTED       WEIGHTED     WEIGHTED
                          OF         % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
      SEASONING        MORTGAGED   MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      (MONTHS)           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      ---------        ---------   --------    ------------   -------   ------------   ------------   --------
 12..................       3         1.7%     $  4,924,582      0.8%       1.15x          62.4%       7.223%
 13 --  24...........      25        14.2%       94,418,632     15.9%       1.40x          64.0%       7.444%
 25 --  36...........      36        20.5%      104,392,156     17.6%       1.58x          60.6%       8.399%
 37 --  48...........      49        27.8%      178,996,098     30.1%       1.38x          65.0%       8.021%
 49 --  60...........      35        19.9%      140,451,903     23.6%       1.35x          63.2%       8.671%
 61 --  72...........      20        11.4%       53,361,078      9.0%       1.45x          57.6%       8.739%
 73 --  84...........       5         2.8%       12,283,307      2.1%       1.45x          62.2%       8.679%
 85 -- 120...........       1         0.6%        2,192,324      0.4%       1.10x          65.9%       8.875%
121 -- 160...........       1         0.6%        1,551,460      0.3%       1.36x          59.9%       8.400%
161 -- 296...........       1         0.6%        1,625,049      0.3%       1.81x          24.0%       8.625%
                          ---       -----      ------------    -----        ----           ----        -----
Total/Wtd Avg........     176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

                YEAR OF MORTGAGE ORIGINATION -- PORTFOLIO LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     ORIGINATION         LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
     -----------       ---------   --------    ------------   -------   ------------   ------------   --------
1974.................       1         0.6%     $  1,625,049      0.3%       1.81x          24.0%       8.625%
1987.................       1         0.6%        1,551,460      0.3%       1.36x          59.9%       8.400%
1990.................       1         0.6%        2,192,324      0.4%       1.10x          65.9%       8.875%
1992.................       1         0.6%        3,594,687      0.6%       1.23x          70.5%       9.130%
1993.................       5         2.8%       10,507,426      1.8%       1.55x          58.3%       8.494%
1994.................      28        15.9%       92,580,079     15.6%       1.38x          58.4%       8.949%
1995.................      49        27.8%      190,279,903     32.0%       1.35x          65.8%       8.161%
1996.................      38        21.6%      124,883,502     21.0%       1.46x          63.2%       8.314%
1997.................      33        18.8%       93,987,414     15.8%       1.57x          59.8%       8.196%
1998.................      19        10.8%       72,994,745     12.3%       1.36x          64.9%       7.258%
                          ---       -----      ------------    -----        ----           ----        -----
                          176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

                  YEAR OF MORTGAGE MATURITY -- PORTFOLIO LOANS

                                                               % OF       WEIGHTED       WEIGHTED     WEIGHTED
                       NUMBER OF     % OF       AGGREGATE     INITIAL     AVERAGE        AVERAGE      AVERAGE
       YEAR OF         MORTGAGE    MORTGAGE    CUT-OFF DATE    POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
      MATURITY           LOANS      LOANS        BALANCE      BALANCE       DSCR        LTV RATIO       RATE
      --------         ---------   --------    ------------   -------   ------------   ------------   --------
2000.................       5         2.8%     $ 13,867,509      2.3%       1.48x          66.2%       8.300%
2001.................      14         8.0%       40,222,938      6.8%       1.52x          60.8%       8.757%
2002.................      14         8.0%       37,499,374      6.3%       1.38x          61.1%       8.391%
2003.................       6         3.4%       17,176,566      2.9%       1.45x          66.4%       8.241%
2004.................      12         6.8%       38,396,933      6.5%       1.35x          61.1%       8.249%
2005.................      24        13.6%      100,667,986     16.9%       1.36x          63.0%       8.398%
2006.................      41        23.3%      143,467,791     24.1%       1.38x          64.4%       8.231%
2007.................      24        13.6%       61,610,085     10.4%       1.69x          61.2%       8.319%
2008.................      18        10.2%       79,182,899     13.3%       1.40x          66.1%       7.416%
2009.................       3         1.7%       21,257,026      3.6%       1.39x          60.1%       8.857%
2010.................       2         1.1%        5,783,684      1.0%       1.29x          47.6%       8.766%
2011.................       1         0.6%        3,817,327      0.6%       1.54x          46.3%       8.575%
2012.................       6         3.4%       19,387,773      3.3%       1.22x          59.6%       8.295%
2013.................       6         3.4%       11,858,700      2.0%       1.30x          57.8%       7.535%
                          ---       -----      ------------    -----        ----           ----        -----
                          176       100.0%     $594,196,590    100.0%       1.42x          62.8%       8.227%
                          ===       =====      ============    =====        ====           ====        =====

            PRE-MERGER BANK OF AMERICA COMMERCIAL MORTGAGE PORTFOLIO
                             PREPAYMENT RATE (CPR)

     The historical prepayment information shown in the following table was derived from data available on the performance, since January 31, 1998, of all mortgage loans in the Bank of America NT&SA commercial and multifamily term real estate loan portfolio prior to the Merger (the "Pre-Merger Bank of America Portfolio"). In deriving such information, a sample of the Pre-Merger Bank of America Portfolio was created to analyze fixed rate loans with characteristics similar to those of the Portfolio Mortgage Loans. The sample excluded loans with balances below $1.5 million dollars as of December 31, 1997, loans sold, loans where no prepayment penalties were collected, and amongst other items floating rate notes. Any prepayments received during the last 6 pay periods including the maturity date of the mortgage loan were considered to be scheduled principal.

     As of January 31, 1998 the sample consisted of approximately 475 mortgage loans. In general the Portfolio Mortgage Loans that were outstanding on January 31, 1998 would compose a subset of the sample set. We cannot assure you that the Portfolio Mortgage Loans will exhibit similar prepayment characteristics, nor can we make any other representation regarding what the actual performance of the Portfolio Mortgage Loans will be.

January 1998.............................................   9.7%
February 1998............................................   4.0%
March 1998...............................................  17.0%
April 1998...............................................  10.7%
May 1998.................................................   7.8%
June 1998................................................   3.6%
July 1998................................................  15.4%
August 1998..............................................   1.4%
September 1998...........................................  10.8%
October 1998.............................................   5.4%
November 1998............................................   7.6%
December 1998............................................   4.0%
January 1999.............................................   1.2%
February 1999............................................   0.0%
March 1999...............................................  11.7%
April 1999...............................................   2.8%
May 1999.................................................  10.5%
June 1999................................................   0.0%
July 1999................................................   1.8%
August 1999..............................................   7.0%
September 1999...........................................   6.2%

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                               INITIAL DEPOSIT  CURRENT BALANCE
                                                                                  TO CAPITAL      IN CAPITAL     INITIAL DEPOSIT TO
             LOAN                                                                IMPROVEMENT     IMPROVEMENT        REPLACEMENT
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE       RESERVES        RESERVES           RESERVES
---------------------------------------------------------------------------------------------------------------------------------
    C1       51113     Indian Hills Apartments                  Multifamily      $  4,767          $  4,808
    C2       51384     Club Mira Lago Apartments                Multifamily
    P3     3055209     Rancho Palisades Apartments              Multifamily
    C4       50372     Gessner Apartments Portfolio             Multifamily       135,950            93,844         $ 25,000
    C5       50389     Sheldon Palms Apartments                 Multifamily
    P6     3102126     Pioneer Ridge Apartments                 Multifamily
    C7       51482     South Point Apartments                   Multifamily
    P8     3102282     SIMA Multifamily Portfolio               Multifamily
    C9       51047     San Michele Apartments                   Multifamily
   P10     3008489     American River Commons Apartments        Multifamily
   C11       50523     Tenaya Palms Apartments                  Multifamily         5,406
   P12     3010212     Quail Tree Apartments                    Multifamily
   C13       51024     L8 - Goldfarb Apartments                 Multifamily        16,500            16,739
   C14       50822     Woodglen Apartments                      Multifamily         5,750             5,835
   P15     3007648     Saratoga Palms                           Multifamily
   P16     3014594     Walnut Square Apartments Complex         Multifamily
   P17     3102233     Crystal Lake Apartments                  Multifamily
   P18     3009024     River Park Apartments                    Multifamily
   P19     3013216     Warren Coronado Apartments               Multifamily
   P20     3047925     Shoreline Plaza Apartments               Multifamily
   P21     4540332     Gold Belt Multifamily Portfolio          Multifamily
   C22       50292     Fayette/Vantage Point/Woodside Village   Multifamily        43,125                            100,000
   P23     3102076     Quail Hill Apartments                    Multifamily
   P24     3040078     Heritage Oaks Apartments                 Multifamily
   P25     1865195     Trailside Apartments                     Multifamily
   P26     3012580     Oak Park Apartments                      Multifamily
   C27       50402     Veranda Apartments                       Multifamily         4,063                             14,500
   C28       50985     Mansions South Apartments                Multifamily                                           74,460
   P29     3013273     Warren Inn Apartments                    Multifamily
   P30     3016060     Viking Villas Apartments                 Multifamily
   C31       51514     Heritage Trace Apartments                Multifamily       143,813           143,813
   P32     3018421     Mulberry Hollow Apartments               Multifamily
   P33     3011269     Amberwood Garden Apartments              Multifamily
   P34     3101144     Barclay Village Apartments               Multifamily
   P35     3016565     Garden Hill Apartments                   Multifamily
   P36     4544748     Cedar Meadows Apartments                 Multifamily
   P37     3015872     Tamarack Pointe Villas                   Multifamily
   P38     3021714     Balfour Place Apartments                 Multifamily

                                                                                     ANNUAL
                                                                                   DEPOSIT TO     CURRENT BALANCE       TAX AND
             LOAN                                                                 REPLACEMENT      IN REPLACEMENT      INSURANCE
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE        RESERVES          RESERVES          ESCROW
--------------------------------------------------------------------------------------------------------------------------------
    C1       51113     Indian Hills Apartments                  Multifamily        $136,488          $ 45,620             Yes
    C2       51384     Club Mira Lago Apartments                Multifamily          60,800            20,322             Yes
    P3     3055209     Rancho Palisades Apartments              Multifamily                                               No
    C4       50372     Gessner Apartments Portfolio             Multifamily         230,850           166,675             Yes
    C5       50389     Sheldon Palms Apartments                 Multifamily          46,800            67,837             No
    P6     3102126     Pioneer Ridge Apartments                 Multifamily                                               No
    C7       51482     South Point Apartments                   Multifamily          76,800            12,809             Yes
    P8     3102282     SIMA Multifamily Portfolio               Multifamily                                               No
    C9       51047     San Michele Apartments                   Multifamily          21,600            12,669             Yes
   P10     3008489     American River Commons Apartments        Multifamily                                               No
   C11       50523     Tenaya Palms Apartments                  Multifamily          23,808            28,221             Yes
   P12     3010212     Quail Tree Apartments                    Multifamily                                               No
   C13       51024     L8 - Goldfarb Apartments                 Multifamily          28,620            16,786             Yes
   C14       50822     Woodglen Apartments                      Multifamily          36,850            36,968             Yes
   P15     3007648     Saratoga Palms                           Multifamily                                               No
   P16     3014594     Walnut Square Apartments Complex         Multifamily                                               No
   P17     3102233     Crystal Lake Apartments                  Multifamily                                               No
   P18     3009024     River Park Apartments                    Multifamily                                               No
   P19     3013216     Warren Coronado Apartments               Multifamily                                               No
   P20     3047925     Shoreline Plaza Apartments               Multifamily                                               No
   P21     4540332     Gold Belt Multifamily Portfolio          Multifamily                                               No
   C22       50292     Fayette/Vantage Point/Woodside Village   Multifamily          42,336             2,248             Yes
   P23     3102076     Quail Hill Apartments                    Multifamily                                               No
   P24     3040078     Heritage Oaks Apartments                 Multifamily                                               No
   P25     1865195     Trailside Apartments                     Multifamily                                               No
   P26     3012580     Oak Park Apartments                      Multifamily                                               No
   C27       50402     Veranda Apartments                       Multifamily          42,900            26,004             Yes
   C28       50985     Mansions South Apartments                Multifamily                            58,001             Yes
   P29     3013273     Warren Inn Apartments                    Multifamily                                               No
   P30     3016060     Viking Villas Apartments                 Multifamily                                               No
   C31       51514     Heritage Trace Apartments                Multifamily          54,000             4,500             Yes
   P32     3018421     Mulberry Hollow Apartments               Multifamily                                               No
   P33     3011269     Amberwood Garden Apartments              Multifamily                                               No
   P34     3101144     Barclay Village Apartments               Multifamily                                               No
   P35     3016565     Garden Hill Apartments                   Multifamily                                               No
   P36     4544748     Cedar Meadows Apartments                 Multifamily                                               No
   P37     3015872     Tamarack Pointe Villas                   Multifamily                                               No
   P38     3021714     Balfour Place Apartments                 Multifamily                                               No


                                                                                                 ANNUAL       CURRENT
                                                                              INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
             LOAN                                                                TO TI/LC         TI/LC        TI/LC
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE      ESCROW         ESCROW        ESCROW  REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------
   C1        51113     Indian Hills Apartments                 Multifamily                                                5/27/99
   C2        51384     Club Mira Lago Apartments               Multifamily                                                5/27/99
   P3      3055209     Rancho Palisades Apartments             Multifamily                                                5/26/99
   C4        50372     Gessner Apartments Portfolio            Multifamily                                                5/25/99
   C5        50389     Sheldon Palms Apartments                Multifamily                                                5/27/99
   P6      3102126     Pioneer Ridge Apartments                Multifamily                                                5/26/99
   C7        51482     South Point Apartments                  Multifamily                                                5/27/99
   P8      3102282     SIMA Multifamily Portfolio              Multifamily                                                5/26/99
   C9        51047     San Michele Apartments                  Multifamily                                                5/27/99
  P10      3008489     American River Commons Apartments       Multifamily                                                5/26/99
  C11        50523     Tenaya Palms Apartments                 Multifamily                                                5/26/99
  P12      3010212     Quail Tree Apartments                   Multifamily                                                5/26/99
  C13        51024     L8 - Goldfarb Apartments                Multifamily                                                5/27/99
  C14        50822     Woodglen Apartments                     Multifamily                                                5/26/99
  P15      3007648     Saratoga Palms                          Multifamily                                                5/26/99
  P16      3014594     Walnut Square Apartments Complex        Multifamily                                                5/26/99
  P17      3102233     Crystal Lake Apartments                 Multifamily                                                5/26/99
  P18      3009024     River Park Apartments                   Multifamily                                                5/26/99
  P19      3013216     Warren Coronado Apartments              Multifamily                                                5/26/99
  P20      3047925     Shoreline Plaza Apartments              Multifamily                                                5/26/99
  P21      4540332     Gold Belt Multifamily Portfolio         Multifamily                                                5/26/99
  C22        50292     Fayette/Vantage Point/Woodside Village  Multifamily                                                5/25/99
  P23      3102076     Quail Hill Apartments                   Multifamily                                                5/26/99
  P24      3040078     Heritage Oaks Apartments                Multifamily                                                5/26/99
  P25      1865195     Trailside Apartments                    Multifamily                                                5/26/99
  P26      3012580     Oak Park Apartments                     Multifamily                                                5/26/99
  C27        50402     Veranda Apartments                      Multifamily                                                5/25/99
  C28        50985     Mansions South Apartments               Multifamily                                                5/25/99
  P29      3013273     Warren Inn Apartments                   Multifamily                                                5/26/99
  P30      3016060     Viking Villas Apartments                Multifamily                                                5/26/99
  C31        51514     Heritage Trace Apartments               Multifamily                                                5/25/99
  P32      3018421     Mulberry Hollow Apartments              Multifamily                                                5/26/99
  P33      3011269     Amberwood Garden Apartments             Multifamily                                                5/26/99
  P34      3101144     Barclay Village Apartments              Multifamily                                                5/26/99
  P35      3016565     Garden Hill Apartments                  Multifamily                                                5/26/99
  P36      4544748     Cedar Meadows Apartments                Multifamily                                                5/26/99
  P37      3015872     Tamarack Pointe Villas                  Multifamily                                                5/26/99
  P38      3021714     Balfour Place Apartments                Multifamily                                                5/26/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                               INITIAL DEPOSIT  CURRENT BALANCE
                                                                                  TO CAPITAL      IN CAPITAL     INITIAL DEPOSIT TO
             LOAN                                                                IMPROVEMENT     IMPROVEMENT         REPLACEMENT
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE       RESERVES        RESERVES           RESERVES
---------------------------------------------------------------------------------------------------------------------------------
   P39     3044039     Desert Garden Apartments                 Multifamily
   C40       50731     Border City Mills                        Multifamily      $ 88,609                           $ 15,000
   P41     3014289     Empire Terrace Apartments                Multifamily
   P42     1201383     The Park Manor Apartments                Multifamily
   C43       51082     Cinnamon Tree Apartments                 Multifamily        42,500          $ 42,980            2,250
   C44       51290     Fletcher Valley Apartments               Multifamily
   P45     3016037     Sierra Vista Square Apartments           Multifamily
   C46       51462     College Terrace Apartments II            Multifamily
   C47       51208     Loma Linda Gardens                       Multifamily
   C48       51279     Silver Tree Apartments                   Multifamily        61,300
   P49     3035128     Warren House Apartments                  Multifamily
   C50       51032     Westwood Apartments                      Multifamily       109,680            38,665
   C51       51446     Ross Tower Apartments                    Multifamily        26,406                            120,000
   P52     3010428     Pueblo Village Apartments                Multifamily
   C53       51496     Greenbrier And Village Oaks Apartments   Multifamily
   P54     3036670     Gilman Terrace Apartments II             Multifamily
   P55     3034980     Warren House East Apartments             Multifamily
   C56       51490     Scottsdale Serrento Apartments           Multifamily
   P57     3012309     Saratoga Palms at Diamond Head           Multifamily
   P58     3034733     Warren House/Terrace II Apts.            Multifamily
   P59     3021334     Weddington Apartments                    Multifamily
   C60       51054     Spanish Garden Apartments                Multifamily
   C61       51517     Camelot West Apartments                  Multifamily                                           25,000
   P62     3019882     Juniper Court Apartments                 Multifamily
   C63       51485     Oceana Apartments                        Multifamily
   C64       51477     El Caballero Apartments                  Multifamily
   C65       51461     College Terrace Apartments I             Multifamily
   C66       50378     Buckhead Gardens Apts                    Multifamily        15,125             4,336
   P67     3037876     Warren Village Mobile                    Multifamily
   P68     3037868     Warren Inn (Mobile)                      Multifamily
   C69       51345     Drake Plaza Apartments                   Multifamily        79,210            79,797
   P70     3014420     The Courtyard Apartments                 Multifamily
   P71     3016698     Maryland Gardens Apartments              Multifamily
   P72     1796796     Upstairs/Downstairs Apartments           Multifamily
   C73       50401     Colbath Apartments                       Multifamily                                            6,500
   C74       51031     Stonewood Apartments                     Multifamily        10,188             2,741
   P75     3034998     Park Thomas Apartments                   Multifamily
   C76       50995     232 Front Street                         Multifamily


                                                                                     ANNUAL
                                                                                   DEPOSIT TO     CURRENT BALANCE       TAX AND
             LOAN                                                                 REPLACEMENT      IN REPLACEMENT      INSURANCE
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE        RESERVES          RESERVES          ESCROW
--------------------------------------------------------------------------------------------------------------------------------
   P39     3044039     Desert Garden Apartments                 Multifamily                                               No
   C40       50731     Border City Mills                        Multifamily        $ 26,500          $ 14,145             Yes
   P41     3014289     Empire Terrace Apartments                Multifamily                                               No
   P42     1201383     The Park Manor Apartments                Multifamily                                               No
   C43       51082     Cinnamon Tree Apartments                 Multifamily          23,290            17,853             Yes
   C44       51290     Fletcher Valley Apartments               Multifamily           8,040             4,705             Yes
   P45     3016037     Sierra Vista Square Apartments           Multifamily                                               No
   C46       51462     College Terrace Apartments II            Multifamily           8,800             2,201             Yes
   C47       51208     Loma Linda Gardens                       Multifamily          29,508            22,282             Yes
   C48       51279     Silver Tree Apartments                   Multifamily          29,112            17,066             Yes
   P49     3035128     Warren House Apartments                  Multifamily                                               No
   C50       51032     Westwood Apartments                      Multifamily          42,168            20,940             Yes
   C51       51446     Ross Tower Apartments                    Multifamily          32,398           132,514             Yes
   P52     3010428     Pueblo Village Apartments                Multifamily                                               No
   C53       51496     Greenbrier And Village Oaks Apartments   Multifamily          32,800                               Yes
   P54     3036670     Gilman Terrace Apartments II             Multifamily                                               No
   P55     3034980     Warren House East Apartments             Multifamily                                               No
   C56       51490     Scottsdale Serrento Apartments           Multifamily                                               No
   P57     3012309     Saratoga Palms at Diamond Head           Multifamily                                               No
   P58     3034733     Warren House/Terrace II Apts.            Multifamily                                               No
   P59     3021334     Weddington Apartments                    Multifamily                                               No
   C60       51054     Spanish Garden Apartments                Multifamily          28,000            18,771             Yes
   C61       51517     Camelot West Apartments                  Multifamily          15,410             1,942             Yes
   P62     3019882     Juniper Court Apartments                 Multifamily                                               No
   C63       51485     Oceana Apartments                        Multifamily                                               Yes
   C64       51477     El Caballero Apartments                  Multifamily                                               Yes
   C65       51461     College Terrace Apartments I             Multifamily           7,600             1,901             Yes
   C66       50378     Buckhead Gardens Apts                    Multifamily           7,500             9,926             Yes
   P67     3037876     Warren Village Mobile                    Multifamily                                               No
   P68     3037868     Warren Inn (Mobile)                      Multifamily                                               No
   C69       51345     Drake Plaza Apartments                   Multifamily          20,124             5,037             Yes
   P70     3014420     The Courtyard Apartments                 Multifamily                                               No
   P71     3016698     Maryland Gardens Apartments              Multifamily                                               No
   P72     1796796     Upstairs/Downstairs Apartments           Multifamily                                               No
   C73       50401     Colbath Apartments                       Multifamily           5,496            14,623             Yes
   C74       51031     Stonewood Apartments                     Multifamily          25,317            12,830             Yes
   P75     3034998     Park Thomas Apartments                   Multifamily                                               No
   C76       50995     232 Front Street                         Multifamily           1,600             1,204             Yes


                                                                                                 ANNUAL       CURRENT
                                                                             INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
             LOAN                                                                TO TI/LC         TI/LC        TI/LC
SEQUENCE    NUMBER                 PROPERTY NAME               PROPERTY TYPE      ESCROW         ESCROW        ESCROW  REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------
  P39      3044039     Desert Garden Apartments                Multifamily                                                5/26/99
  C40        50731     Border City Mills                       Multifamily                                                5/25/99
  P41      3014289     Empire Terrace Apartments               Multifamily                                                5/26/99
  P42      1201383     The Park Manor Apartments               Multifamily                                                5/26/99
  C43        51082     Cinnamon Tree Apartments                Multifamily                                                6/6/99
  C44        51290     Fletcher Valley Apartments              Multifamily                                                5/27/99
  P45      3016037     Sierra Vista Square Apartments          Multifamily                                                5/26/99
  C46        51462     College Terrace Apartments II           Multifamily                                                5/27/99
  C47        51208     Loma Linda Gardens                      Multifamily                                                5/27/99
  C48        51279     Silver Tree Apartments                  Multifamily                                                5/27/99
  P49      3035128     Warren House Apartments                 Multifamily                                                5/26/99
  C50        51032     Westwood Apartments                     Multifamily                                                5/27/99
  C51        51446     Ross Tower Apartments                   Multifamily                                                5/27/99
  P52      3010428     Pueblo Village Apartments               Multifamily                                                5/26/99
  C53        51496     Greenbrier And Village Oaks Apartments  Multifamily                                                5/27/99
  P54      3036670     Gilman Terrace Apartments II            Multifamily                                                5/26/99
  P55      3034980     Warren House East Apartments            Multifamily                                                5/26/99
  C56        51490     Scottsdale Serrento Apartments          Multifamily                                                5/27/99
  P57      3012309     Saratoga Palms at Diamond Head          Multifamily                                                5/26/99
  P58      3034733     Warren House/Terrace II Apts.           Multifamily                                                5/26/99
  P59      3021334     Weddington Apartments                   Multifamily                                                5/26/99
  C60        51054     Spanish Garden Apartments               Multifamily                                                5/25/99
  C61        51517     Camelot West Apartments                 Multifamily                                                5/27/99
  P62      3019882     Juniper Court Apartments                Multifamily                                                5/26/99
  C63        51485     Oceana Apartments                       Multifamily                                                5/27/99
  C64        51477     El Caballero Apartments                 Multifamily                                                5/27/99
  C65        51461     College Terrace Apartments I            Multifamily                                                5/27/99
  C66        50378     Buckhead Gardens Apts                   Multifamily                                                5/25/99
  P67      3037876     Warren Village Mobile                   Multifamily                                                5/26/99
  P68      3037868     Warren Inn (Mobile)                     Multifamily                                                5/26/99
  C69        51345     Drake Plaza Apartments                  Multifamily                                                5/27/99
  P70      3014420     The Courtyard Apartments                Multifamily                                                5/26/99
  P71      3016698     Maryland Gardens Apartments             Multifamily                                                5/26/99
  P72      1796796     Upstairs/Downstairs Apartments          Multifamily                                                5/26/99
  C73        50401     Colbath Apartments                      Multifamily                                                5/25/99
  C74        51031     Stonewood Apartments                    Multifamily                                                5/27/99
  P75      3034998     Park Thomas Apartments                  Multifamily                                                5/26/99
  C76        50995     232 Front Street                        Multifamily                                                5/27/99

                                      B-2

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                            INITIAL DEPOSIT     CURRENT BALANCE
                                                                              TO CAPITAL          IN CAPITAL       INITIAL DEPOSIT
           LOAN                                                               IMPROVEMENT         IMPROVEMENT      TO REPLACEMENT
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE      RESERVES            RESERVES           RESERVES
----------------------------------------------------------------------------------------------------------------------------------
  P77     3013232  Autumn Woods Apartments                   Multifamily
  P78     3036001  Newport 40                                Multifamily
  P79     2092443  2121-2127 Fillmore Street                 Multifamily
  P80     3015682  Regents Apartments                        Multifamily
  C81      51463   Fairview Apartments                       Multifamily        $ 33,725            $33,979
  C82      51100   Mission Manor Apartments                  Multifamily                                                 $40,000
  C83      51476   Peach Tree Apartments                     Multifamily
  C84      51489   Highland Square Apartments                Multifamily          18,813             18,896               13,124
  C85      51479   Carousel Apartments                       Multifamily          19,025             19,151               10,000
  C86      51505   Casa Del Valle Apartments                 Multifamily                                                  10,000
  C87      51270   1346 W. Jarvis Apartments                 Multifamily
  C88      51478   Madison Square Apartments                 Multifamily
  C89      51486   Kelvin Square Apartments                  Multifamily
  C90      51467   Brynwood Apartments                       Multifamily
  C91      51451   Riata Court Apartments                    Multifamily
  C92      51466   Park Place Apartments                     Multifamily
  C93      51464   Countryside Court Apartments              Multifamily
  C94      51226   Edgewood Apartments                       Multifamily
  C95      51420   Evergreen Apartments                      Multifamily          23,438             23,628
  C96      51487   Crenshire Villa Apartments                Multifamily                                                   4,250
  C97      51459   Highlander Apartments                     Multifamily
  C98      51441   Village Apartments                        Multifamily           6,250
  C99      51278   South Hill Village Shopping Center          Retail
  C100     51321   SLJ Realty Portfolio                        Retail             37,250             37,496
  P101    3023470  De Anza Country Shopping Center             Retail
  C102     50233   Summerhill Plaza Shopping Center            Retail
  P103    3011459  Downtown Centre                             Retail
  P104    1200963  Las Posas Plaza                             Retail
  C105     50791   K-Mart Plaza - Durham, NC                   Retail            280,625                519               37,500
  C106     51292   Mesa Shores Shopping Center                 Retail             15,470
  P107    3016292  Bouquet Canyon Plaza                        Retail
  P108    3019775  Home Depot/Parkside Center                  Retail
  C109     51044   University Plaza Shopping Center            Retail
  C110     51330   Woodlawn Shopping Center                    Retail
  P111    3011889  Sante Fe Springs Promenade                  Retail
  P112    3008539  H. K. Valley Shopping Center                Retail
  P113    3021508  Best Buy Plaza                              Retail
  C114     51163   Town & Country Plaza                        Retail


                                                                            ANNUAL
                                                                            DEPOSIT      CURRENT BALANCE    TAX AND
           LOAN                                                            REPLACEMENT   IN REPLACEMENT    INSURANCE
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE   RESERVES        RESERVES         ESCROW
--------------------------------------------------------------------------------------------------------------------
  P77     3013232  Autumn Woods Apartments                   Multifamily                                       No
  P78     3036001  Newport 40                                Multifamily                                       No
  P79     2092443  2121-2127 Fillmore Street                 Multifamily                                       No
  P80     3015682  Regents Apartments                        Multifamily                                       No
  C81      51463   Fairview Apartments                       Multifamily     $ 18,000        $  6,007          Yes
  C82      51100   Mission Manor Apartments                  Multifamily       26,112          33,631          Yes
  C83      51476   Peach Tree Apartments                     Multifamily                                       Yes
  C84      51489   Highland Square Apartments                Multifamily       16,099          15,868          Yes
  C85      51479   Carousel Apartments                       Multifamily       23,000           3,849          Yes
  C86      51505   Casa Del Valle Apartments                 Multifamily       11,250          10,958          Yes
  C87      51270   1346 W. Jarvis Apartments                 Multifamily        8,500           5,693          Yes
  C88      51478   Madison Square Apartments                 Multifamily                                       Yes
  C89      51486   Kelvin Square Apartments                  Multifamily                                       Yes
  C90      51467   Brynwood Apartments                       Multifamily       12,500           4,169          Yes
  C91      51451   Riata Court Apartments                    Multifamily        4,800           1,601          Yes
  C92      51466   Park Place Apartments                     Multifamily       12,000           4,002          Yes
  C93      51464   Countryside Court Apartments              Multifamily        8,500           2,835          Yes
  C94      51226   Edgewood Apartments                       Multifamily        3,960           2,651          Yes
  C95      51420   Evergreen Apartments                      Multifamily        9,250           3,085          Yes
  C96      51487   Crenshire Villa Apartments                Multifamily                        4,262          Yes
  C97      51459   Highlander Apartments                     Multifamily        8,000           2,668          Yes
  C98      51441   Village Apartments                        Multifamily                                       Yes
  C99      51278   South Hill Village Shopping Center          Retail           4,080           2,383          Yes
  C100     51321   SLJ Realty Portfolio                        Retail          13,000           3,251          Yes
  P101    3023470  De Anza Country Shopping Center             Retail                                          No
  C102     50233   Summerhill Plaza Shopping Center            Retail          10,961          14,794          Yes
  P103    3011459  Downtown Centre                             Retail                                          No
  P104    1200963  Las Posas Plaza                             Retail                                          No
  C105     50791   K-Mart Plaza - Durham, NC                   Retail          58,620          59,557          Yes
  C106     51292   Mesa Shores Shopping Center                 Retail          19,035          11,163          Yes
  P107    3016292  Bouquet Canyon Plaza                        Retail                                          No
  P108    3019775  Home Depot/Parkside Center                  Retail                                          No
  C109     51044   University Plaza Shopping Center            Retail          58,588          39,204          Yes
  C110     51330   Woodlawn Shopping Center                    Retail          21,938           5,485          Yes
  P111    3011889  Sante Fe Springs Promenade                  Retail                                          No
  P112    3008539  H. K. Valley Shopping Center                Retail                                          No
  P113    3021508  Best Buy Plaza                              Retail                                          No
  C114     51163   Town & Country Plaza                        Retail          18,838           7,864          Yes


                                                                                               ANNUAL      CURRENT
                                                                           INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
           LOAN                                                                TO TI/LC        TI/LC        TI/LC
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE      ESCROW          ESCROW       ESCROW     REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------
  P77     3013232  Autumn Woods Apartments                   Multifamily                                                 5/26/99
  P78     3036001  Newport 40                                Multifamily                                                 5/26/99
  P79     2092443  2121-2127 Fillmore Street                 Multifamily                                                 5/26/99
  P80     3015682  Regents Apartments                        Multifamily                                                 5/26/99
  C81      51463   Fairview Apartments                       Multifamily                                                 5/27/99
  C82      51100   Mission Manor Apartments                  Multifamily                                                 5/27/99
  C83      51476   Peach Tree Apartments                     Multifamily                                                 5/27/99
  C84      51489   Highland Square Apartments                Multifamily                                                 5/27/99
  C85      51479   Carousel Apartments                       Multifamily                                                 5/27/99
  C86      51505   Casa Del Valle Apartments                 Multifamily                                                 5/27/99
  C87      51270   1346 W. Jarvis Apartments                 Multifamily                                                 5/27/99
  C88      51478   Madison Square Apartments                 Multifamily                                                 5/27/99
  C89      51486   Kelvin Square Apartments                  Multifamily                                                 5/27/99
  C90      51467   Brynwood Apartments                       Multifamily                                                 5/27/99
  C91      51451   Riata Court Apartments                    Multifamily                                                 5/27/99
  C92      51466   Park Place Apartments                     Multifamily                                                 5/27/99
  C93      51464   Countryside Court Apartments              Multifamily                                                 5/27/99
  C94      51226   Edgewood Apartments                       Multifamily                                                 5/27/99
  C95      51420   Evergreen Apartments                      Multifamily                                                 5/27/99
  C96      51487   Crenshire Villa Apartments                Multifamily                                                 5/27/99
  C97      51459   Highlander Apartments                     Multifamily                                                 5/27/99
  C98      51441   Village Apartments                        Multifamily                                                 5/27/99
  C99      51278   South Hill Village Shopping Center          Retail           $ 50,000        $ 24,996   $ 65,457      5/27/99
  C100     51321   SLJ Realty Portfolio                        Retail            200,000                    202,236      5/27/99
  P101    3023470  De Anza Country Shopping Center             Retail                                                    5/26/99
  C102     50233   Summerhill Plaza Shopping Center            Retail            689,999                                 5/25/99
  P103    3011459  Downtown Centre                             Retail                                                    5/26/99
  P104    1200963  Las Posas Plaza                             Retail                                                    5/26/99
  C105     50791   K-Mart Plaza - Durham, NC                   Retail             70,000                     72,634      5/27/99
  C106     51292   Mesa Shores Shopping Center                 Retail                             51,824     30,396      5/27/99
  P107    3016292  Bouquet Canyon Plaza                        Retail                                                    5/26/99
  P108    3019775  Home Depot/Parkside Center                  Retail                                                    5/26/99
  C109     51044   University Plaza Shopping Center            Retail                             82,800                 5/25/99
  C110     51330   Woodlawn Shopping Center                    Retail                                                    5/25/99
  P111    3011889  Sante Fe Springs Promenade                  Retail                                                    5/26/99
  P112    3008539  H. K. Valley Shopping Center                Retail                                                    5/26/99
  P113    3021508  Best Buy Plaza                              Retail                                                    5/26/99
  C114     51163   Town & Country Plaza                        Retail                                                    5/27/99

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                            INITIAL DEPOSIT     CURRENT BALANCE
                                                                              TO CAPITAL          IN CAPITAL       INITIAL DEPOSIT
           LOAN                                                               IMPROVEMENT         IMPROVEMENT      TO REPLACEMENT
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE      RESERVES            RESERVES           RESERVES
----------------------------------------------------------------------------------------------------------------------------------
  C115     51162   Miller West Plaza                           Retail
  C116     51171   Third Street Plaza Shopping Center          Retail
  C117     50976   Pine Lake Plaza                             Retail              1,000              1,004
  C118     51498   Glenwood Crossings Shopping Center          Retail           $  3,125            $ 3,131
  C119     50991   Monterey Plaza Shopping Center              Retail
  C120     50885   Paducah Towne Center                        Retail
  C121     50154   Dolphin Plaza Shopping Center               Retail
  C122     50311   University Square Shopping Center           Retail
  C123     51144   Tri State # 1 & # 3                         Retail                                                   $  5,000
  P124    4549193  Barkley Village                             Retail
  C125     50916   Royal Oaks of Bloomingdale                  Retail                                                    200,000
  P126    1201300  McGrath Court Retail Center                 Retail
  C127     51306   Best Buy Building                           Retail
  P128    3021920  Foothill Ranch Marketplace                  Retail
  P129    3041399  Ironwood Square - Phase III                 Retail
  C130     51437   Shops At England Run                        Retail                                                     20,600
  C131     51484   Fairfield Square Shopping Center            Retail             17,500             17,599
  P132    3009370  Greentree Village Shopping Center           Retail
  C133     51449   Perimeter Oaks Shopping Center              Retail                                                      1,350
  C134     51327   Gower-Gulch Center                          Retail
  P135    3009040  Willow Glen Plaza                           Retail
  P136    3054277  SRO Center                                  Retail
  C137     51052   Tukwila Park Shopping Center                Retail                                                      5,000
  C138     51516   Rite Aid-Alpine                             Retail
  C139     51216   San Miguel Plaza                            Retail
  C140     51335   Kids "R" Us                                 Retail
  C141     51450   Brea Village Shopping Center                Retail
  C142     51002   Spring Hope Commons Shopping Center         Retail
  C143     51005   Warren Corners Shopping Center              Retail              4,531              4,600
  C144     51508   500 State Street                            Retail             68,750             68,821
  C145     51507   Arts Industria Center                       Retail
  C146     51494   Harbor Place                                Retail
  P147    3046620  Victory Plaza Shopping Center               Retail
  C148     51389   Towne Point Shopping Center                 Retail              9,625
  P149    3033792  Las Vegas Discount Golf & Tennis            Retail
  C150     51510   NationsBank Branch - Ft. Lauderdale         Retail
  C151     51333   OfficeMax Building - Phoenix, AZ            Retail
  C152     50864   Hardin Village Shopping Center              Retail


                                                                            ANNUAL
                                                                            DEPOSIT      CURRENT BALANCE    TAX AND
           LOAN                                                            REPLACEMENT   IN REPLACEMENT    INSURANCE
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE   RESERVES        RESERVES         ESCROW
--------------------------------------------------------------------------------------------------------------------
  C115     51162   Miller West Plaza                           Retail         17,544           7,321          Yes
  C116     51171   Third Street Plaza Shopping Center          Retail         14,251           7,150          Yes
  C117     50976   Pine Lake Plaza                             Retail         15,916           9,331          Yes
  C118     51498   Glenwood Crossings Shopping Center          Retail       $ 15,519        $  1,293          Yes
  C119     50991   Monterey Plaza Shopping Center              Retail         10,209           8,586          Yes
  C120     50885   Paducah Towne Center                        Retail         11,350           6,647          Yes
  C121     50154   Dolphin Plaza Shopping Center               Retail         11,543           3,887          Yes
  C122     50311   University Square Shopping Center           Retail         10,182           7,048          Yes
  C123     51144   Tri State # 1 & # 3                         Retail         27,204          16,405          Yes
  P124    4549193  Barkley Village                             Retail                                         No
  C125     50916   Royal Oaks of Bloomingdale                  Retail          8,927         155,563          Yes
  P126    1201300  McGrath Court Retail Center                 Retail                                         No
  C127     51306   Best Buy Building                           Retail                                         No
  P128    3021920  Foothill Ranch Marketplace                  Retail                                         No
  P129    3041399  Ironwood Square - Phase III                 Retail                                         No
  C130     51437   Shops At England Run                        Retail         10,175           2,544          Yes
  C131     51484   Fairfield Square Shopping Center            Retail         14,162           3,541          Yes
  P132    3009370  Greentree Village Shopping Center           Retail                                         No
  C133     51449   Perimeter Oaks Shopping Center              Retail          3,470           2,509          Yes
  C134     51327   Gower-Gulch Center                          Retail          5,361           2,683          Yes
  P135    3009040  Willow Glen Plaza                           Retail                                         No
  P136    3054277  SRO Center                                  Retail                                         No
  C137     51052   Tukwila Park Shopping Center                Retail          7,495          10,072          Yes
  C138     51516   Rite Aid-Alpine                             Retail          1,007              84          Yes
  C139     51216   San Miguel Plaza                            Retail          2,660           1,998          Yes
  C140     51335   Kids "R" Us                                 Retail                                         No
  C141     51450   Brea Village Shopping Center                Retail          9,012           3,006          Yes
  C142     51002   Spring Hope Commons Shopping Center         Retail          4,076           2,721          Yes
  C143     51005   Warren Corners Shopping Center              Retail          3,178           2,122          Yes
  C144     51508   500 State Street                            Retail          3,139                          Yes
  C145     51507   Arts Industria Center                       Retail          2,730                          Yes
  C146     51494   Harbor Place                                Retail          5,124             854          Yes
  P147    3046620  Victory Plaza Shopping Center               Retail                                         No
  C148     51389   Towne Point Shopping Center                 Retail         14,629          14,528          Yes
  P149    3033792  Las Vegas Discount Golf & Tennis            Retail                                         No
  C150     51510   NationsBank Branch - Ft. Lauderdale         Retail            527                          No
  C151     51333   OfficeMax Building - Phoenix, AZ            Retail            850             284          No
  C152     50864   Hardin Village Shopping Center              Retail          2,844           2,148          Yes


                                                                                               ANNUAL      CURRENT
                                                                           INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
           LOAN                                                                TO TI/LC        TI/LC        TI/LC
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE      ESCROW          ESCROW       ESCROW     REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------
  C115     51162   Miller West Plaza                           Retail                                                     5/27/99
  C116     51171   Third Street Plaza Shopping Center          Retail                                                     5/27/99
  C117     50976   Pine Lake Plaza                             Retail                                                     5/27/99
  C118     51498   Glenwood Crossings Shopping Center          Retail                                                     5/27/99
  C119     50991   Monterey Plaza Shopping Center              Retail          $142,358                    $ 98,591       5/25/99
  C120     50885   Paducah Towne Center                        Retail                                        13,716       5/27/99
  C121     50154   Dolphin Plaza Shopping Center               Retail            50,000                      53,466       5/27/99
  C122     50311   University Square Shopping Center           Retail                                                     5/27/99
  C123     51144   Tri State # 1 & # 3                         Retail                                                     5/25/99
  P124    4549193  Barkley Village                             Retail                                                     5/26/99
  C125     50916   Royal Oaks of Bloomingdale                  Retail                                                     5/27/99
  P126    1201300  McGrath Court Retail Center                 Retail                                                     5/26/99
  C127     51306   Best Buy Building                           Retail                                                     5/27/99
  P128    3021920  Foothill Ranch Marketplace                  Retail                                                     5/26/99
  P129    3041399  Ironwood Square - Phase III                 Retail                                                     5/26/99
  C130     51437   Shops At England Run                        Retail                                                     5/25/99
  C131     51484   Fairfield Square Shopping Center            Retail                                                     5/27/99
  P132    3009370  Greentree Village Shopping Center           Retail                                                     5/26/99
  C133     51449   Perimeter Oaks Shopping Center              Retail                                                     5/27/99
  C134     51327   Gower-Gulch Center                          Retail                                                     5/27/99
  P135    3009040  Willow Glen Plaza                           Retail                                                     5/26/99
  P136    3054277  SRO Center                                  Retail                                                     5/26/99
  C137     51052   Tukwila Park Shopping Center                Retail            43,587                      44,126       5/25/99
  C138     51516   Rite Aid-Alpine                             Retail                                                     5/27/99
  C139     51216   San Miguel Plaza                            Retail                           $  1,194        897       5/27/99
  C140     51335   Kids "R" Us                                 Retail                                                     5/27/99
  C141     51450   Brea Village Shopping Center                Retail                                                     5/27/99
  C142     51002   Spring Hope Commons Shopping Center         Retail            47,000                      47,709       5/27/99
  C143     51005   Warren Corners Shopping Center              Retail                                                     5/27/99
  C144     51508   500 State Street                            Retail                                                     5/27/99
  C145     51507   Arts Industria Center                       Retail                                                     5/26/99
  C146     51494   Harbor Place                                Retail            25,000           18,888     28,287       5/27/99
  P147    3046620  Victory Plaza Shopping Center               Retail                                                     5/26/99
  C148     51389   Towne Point Shopping Center                 Retail                                                     5/25/99
  P149    3033792  Las Vegas Discount Golf & Tennis            Retail                                                     5/26/99
  C150     51510   NationsBank Branch - Ft. Lauderdale         Retail                                                     5/27/99
  C151     51333   OfficeMax Building - Phoenix, AZ            Retail                                                     5/27/99
  C152     50864   Hardin Village Shopping Center              Retail                                                     5/26/99

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)

                                                                            INITIAL DEPOSIT     CURRENT BALANCE
                                                                              TO CAPITAL          IN CAPITAL       INITIAL DEPOSIT
           LOAN                                                               IMPROVEMENT         IMPROVEMENT      TO REPLACEMENT
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE      RESERVES            RESERVES           RESERVES
----------------------------------------------------------------------------------------------------------------------------------
  P153    3022746  Barnes & Noble Booksellers                  Retail
  P154    1201185  Dollinger Central                           Retail
  P155    1794569  Salmon Creek Shopping Center                Retail
  P156    3013471  Petrini's Rheem Valley Shopping Center      Retail
  P157    3041589  Mission Village Center                      Retail
  C158     51140   Maple Wood Plaza                            Retail                                $ 1,468
  P159    3056140  Crossroads at Hacienda Shopping Center      Retail
  P160    3056132  Crossroads at Hacienda Shopping Center      Retail
  P161    3051141  Barnsdall Square Shopping Center            Retail
  P162    3000932  Wild West Shopping Center                   Retail
  C163     51276   Western Dental Plaza                        Retail
  C164     51475   Northome Shopping Center                    Retail
  C165     51492   KMS Retail Center                           Retail
  C166     51361   Harbor Plaza Shopping Center                Retail
  C167     51370   Harding Atlantic Shopping Center            Retail
  C168     51439   Towne Square Shopping Center                Retail                                                   $  5,000
  C169     51469   Arlington Square                            Retail            $  1,250              1,252
  C170     51483   Sag Harbor Shopping Cove                    Retail               6,125              6,162
  C171     51468   Victoria Village Shopping Center            Retail
  C172     51432   Prince & Fairview Shopping Center           Retail
  C173     51452   El Camino Retail                            Retail
  C174     51433   Clothestime Retail Building                 Retail
  P175    3011970  Crockett Industrial Portfolio             Industrial
  C176     50919   1/2 Price Distribution Center             Industrial                                                   22,000
  P177    3000908  Charter Business Park                     Industrial
  C178     51187   Tyco Warehouse                            Industrial
  P179    3038361  Lakepoint/Ignacio Business Park           Industrial
  P180    3021458  San Tomas Business Centre                 Industrial
  C181     50944   7777 West Side Ave.                       Industrial                                                  144,800
  P182    3033032  Zidell Valve Corporation                  Industrial
  C183     51186   Nokia Office Warehouse Building           Industrial
  P184    2088680  Amdahl Building                           Industrial
  P185    3032760  Bancroft Building                         Industrial
  P186    3000890  Jersey Business Park                      Industrial
  P187    3054947  Condor Pacific Industries                 Industrial
  P188    3023538  Vista Paints                              Industrial
  C189     51448   Santoli Commerce Center                   Industrial
  P190    3006681  Trojan Battery Company                    Industrial


                                                                            ANNUAL
                                                                            DEPOSIT      CURRENT BALANCE    TAX AND
           LOAN                                                            REPLACEMENT   IN REPLACEMENT    INSURANCE
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE   RESERVES        RESERVES         ESCROW
--------------------------------------------------------------------------------------------------------------------
  P153    3022746  Barnes & Noble Booksellers                  Retail                                          No
  P154    1201185  Dollinger Central                           Retail                                          No
  P155    1794569  Salmon Creek Shopping Center                Retail                                          No
  P156    3013471  Petrini's Rheem Valley Shopping Center      Retail                                          No
  P157    3041589  Mission Village Center                      Retail                                          No
  C158     51140   Maple Wood Plaza                            Retail        $  5,954        $  1,990          Yes
  P159    3056140  Crossroads at Hacienda Shopping Center      Retail                                          No
  P160    3056132  Crossroads at Hacienda Shopping Center      Retail                                          No
  P161    3051141  Barnsdall Square Shopping Center            Retail                                          No
  P162    3000932  Wild West Shopping Center                   Retail                                          No
  C163     51276   Western Dental Plaza                        Retail           3,160           1,846          Yes
  C164     51475   Northome Shopping Center                    Retail          18,563           4,647          Yes
  C165     51492   KMS Retail Center                           Retail           1,800             150          Yes
  C166     51361   Harbor Plaza Shopping Center                Retail           3,607           1,805          Yes
  C167     51370   Harding Atlantic Shopping Center            Retail           2,763           1,383          Yes
  C168     51439   Towne Square Shopping Center                Retail           3,261           6,114          Yes
  C169     51469   Arlington Square                            Retail           4,660           1,554          Yes
  C170     51483   Sag Harbor Shopping Cove                    Retail           1,256             314          Yes
  C171     51468   Victoria Village Shopping Center            Retail           1,824             608          Yes
  C172     51432   Prince & Fairview Shopping Center           Retail                                          Yes
  C173     51452   El Camino Retail                            Retail           2,093             178          Yes
  C174     51433   Clothestime Retail Building                 Retail             371              93          Yes
  P175    3011970  Crockett Industrial Portfolio             Industrial                                        No
  C176     50919   1/2 Price Distribution Center             Industrial        53,316          62,394          Yes
  P177    3000908  Charter Business Park                     Industrial                                        No
  C178     51187   Tyco Warehouse                            Industrial                                        No
  P179    3038361  Lakepoint/Ignacio Business Park           Industrial                                        No
  P180    3021458  San Tomas Business Centre                 Industrial                                        No
  C181     50944   7777 West Side Ave.                       Industrial         6,332         150,985          Yes
  P182    3033032  Zidell Valve Corporation                  Industrial                                        No
  C183     51186   Nokia Office Warehouse Building           Industrial                                        No
  P184    2088680  Amdahl Building                           Industrial                                        No
  P185    3032760  Bancroft Building                         Industrial                                        No
  P186    3000890  Jersey Business Park                      Industrial                                        No
  P187    3054947  Condor Pacific Industries                 Industrial                                        No
  P188    3023538  Vista Paints                              Industrial                                        No
  C189     51448   Trojan Battery Company                    Industrial         6,856           2,858          Yes
  P190    3006681  Santoli Commerce Center                   Industrial                                        No


                                                                                               ANNUAL      CURRENT
                                                                           INITIAL DEPOSIT   DEPOSIT TO   BALANCE IN
           LOAN                                                                TO TI/LC        TI/LC        TI/LC
SEQUENCE  NUMBER               PROPERTY NAME                PROPERTY TYPE      ESCROW          ESCROW       ESCROW     REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------
  P153    3022746  Barnes & Noble Booksellers                  Retail                                                     5/26/99
  P154    1201185  Dollinger Central                           Retail                                                     5/26/99
  P155    1794569  Salmon Creek Shopping Center                Retail                                                     5/26/99
  P156    3013471  Petrini's Rheem Valley Shopping Center      Retail                                                     5/26/99
  P157    3041589  Mission Village Center                      Retail                                                     5/26/99
  C158     51140   Maple Wood Plaza                            Retail                                                     5/10/99
  P159    3056140  Crossroads at Hacienda Shopping Center      Retail                                                     5/26/99
  P160    3056132  Crossroads at Hacienda Shopping Center      Retail                                                     5/26/99
  P161    3051141  Barnsdall Square Shopping Center            Retail                                                     5/26/99
  P162    3000932  Wild West Shopping Center                   Retail                                                     5/26/99
  C163     51276   Western Dental Plaza                        Retail                           $  8,643   $  5,059       5/27/99
  C164     51475   Northome Shopping Center                    Retail                             39,009         20       5/27/99
  C165     51492   KMS Retail Center                           Retail                                                     5/27/99
  C166     51361   Harbor Plaza Shopping Center                Retail          $  3,500            7,679      7,393       5/27/99
  C167     51370   Harding Atlantic Shopping Center            Retail            10,000            7,375     13,815       5/27/99
  C168     51439   Towne Square Shopping Center                Retail            18,500           18,464     18,625       5/27/99
  C169     51469   Arlington Square                            Retail                             13,357      4,454       5/27/99
  C170     51483   Sag Harbor Shopping Cove                    Retail                                                     5/27/99
  C171     51468   Victoria Village Shopping Center            Retail                             11,916      3,974       5/27/99
  C172     51432   Prince & Fairview Shopping Center           Retail                                                     5/27/99
  C173     51452   El Camino Retail                            Retail             7,000            9,360     10,184       5/27/99
  C174     51433   Clothestime Retail Building                 Retail             2,500            2,241      3,070       5/27/99
  P175    3011970  Crockett Industrial Portfolio             Industrial                                                   5/26/99
  C176     50919   1/2 Price Distribution Center             Industrial         247,000           23,784    268,574       5/25/99
  P177    3000908  Charter Business Park                     Industrial                                                   5/26/99
  C178     51187   Tyco Warehouse                            Industrial                                                   5/27/99
  P179    3038361  Lakepoint/Ignacio Business Park           Industrial                                                   5/26/99
  P180    3021458  San Tomas Business Centre                 Industrial                                                   5/26/99
  C181     50944   7777 West Side Ave.                       Industrial                                                   5/25/99
  P182    3033032  Zidell Valve Corporation                  Industrial                                                   5/26/99
  C183     51186   Nokia Office Warehouse Building           Industrial                                                   5/25/99
  P184    2088680  Amdahl Building                           Industrial                                                   5/26/99
  P185    3032760  Bancroft Building                         Industrial                                                   5/26/99
  P186    3000890  Jersey Business Park                      Industrial                                                   5/26/99
  P187    3054947  Condor Pacific Industries                 Industrial                                                   5/26/99
  P188    3023538  Vista Paints                              Industrial                                                   5/26/99
  C189     51448   Santoli Commerce Center                   Industrial                                                   5/27/99
  P190    3006681  Trojan Battery Company                    Industrial                                                   5/26/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                                                  INITIAL DEPOSIT  CURRENT BALANCE
                                                                                                     TO CAPITAL       IN CAPITAL
             LOAN                                                                                    IMPROVEMENT      IMPROVEMENT
SEQUENCE    NUMBER                PROPERTY NAME                                  PROPERTY TYPE         RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
  P191     3011426     4240 Hollis Street                                          Industrial
  P192     3032406     Airport Office Park                                         Industrial
  P193     3011921     Fabrica International Building                              Industrial
  P194     4540878     Performance Radiator                                        Industrial
  P195     2093268     Valley North Business Park                                  Industrial
  C196      51392      325 Exterior Street                                         Industrial          $18,438         $19,017
  P197     3057932     Northwestern Polytechnic University                         Industrial
  P198     1204346     Warner Fairview Business Park                               Industrial
  P199     3009883     Industry West Industrial Park                               Industrial
  C200      51326      Hampton Commerce Center                                     Industrial           10,406           3,825
  P201     3025343     4880 West Rosecrans Avenue                                  Industrial
  P202     3058575     Ledtronics                                                  Industrial
  P203     3034873     Hofmann Industrial Portfolio                                Industrial
  P204     3014958     Avioan Business Center                                      Industrial
  P205     1201136     Valencia Industrial Center                                  Industrial
  C206      51194      Van Nuys Airport Business Center                            Industrial           10,375
  P207     3011632     Seaview Business Park                                       Industrial
  C208      51247      Technology Drive Industrial                                 Industrial
  C209      51280      1400 Dell Avenue Building                                   Industrial
  P210     3032786     Tromley Industrial Building                                 Industrial
  C211      51337      2500-2520 Park Central                                      Industrial           31,973          32,239
  P212     4538179     Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.    Industrial
  P213     3021284     250 W. Artesia Boulevard                                    Industrial
  P214     2034692     1-31 North Salsipuedes Street                               Industrial
  P215     3007127     14402 Franklin Avenue                                       Industrial
  P216     4538229     Puget Sound Tire Building                                   Industrial
  P217     3039914     Span-O-Matic, Inc.                                          Industrial
  P218     3009974     Watt-Eighty Business Park                                   Industrial
  P219     4538864     Slope Indicator Company                                     Industrial
  P220     1795863     Newport Shores Office/Warehouse                             Industrial
  P221     1201326     6231, 6241 Yarrow Drive                                     Industrial
  P222     3006491     25620 Rye Canyon Road                                       Industrial
  P223     3039450     Ross Industrial Park                                        Industrial
  P224     3074754     Chicago Avenue Business Center                              Industrial
  C225      51193      Walmar Industrial Center                                    Industrial
  P226     3001211     View Engineering, Inc.                                      Industrial
  P227     3101367     Montgomery Ward Distribution Warehouse                      Industrial
  P228     4547279     Freshmark Foods Building                                    Industrial


                                                                                                                          ANNUAL
                                                                                                   INITIAL DEPOSIT TO   DEPOSIT TO
             LOAN                                                                                     REPLACEMENT       REPLACEMENT
SEQUENCE    NUMBER                          PROPERTY NAME                           PROPERTY TYPE      RESERVES           RESERVES
---------------------------------------------------------------------------------------------------------------------------------
  P191     3011426     4240 Hollis Street                                             Industrial
  P192     3032406     Airport Office Park                                            Industrial
  P193     3011921     Fabrica International Building                                 Industrial
  P194     4540878     Performance Radiator                                           Industrial
  P195     2093268     Valley North Business Park                                     Industrial
  C196      51392      325 Exterior Street                                            Industrial                       $ 5,912
  P197     3057932     Northwestern Polytechnic University                            Industrial
  P198     1204346     Warner Fairview Business Park                                  Industrial
  P199     3009883     Industry West Industrial Park                                  Industrial
  C200      51326      Hampton Commerce Center                                        Industrial                        15,720
  P201     3025343     4880 West Rosecrans Avenue                                     Industrial
  P202     3058575     Ledtronics                                                     Industrial
  P203     3034873     Hofmann Industrial Portfolio                                   Industrial
  P204     3014958     Avioan Business Center                                         Industrial
  P205     1201136     Valencia Industrial Center                                     Industrial
  C206      51194      Van Nuys Airport Business Center                               Industrial                        11,498
  P207     3011632     Seaview Business Park                                          Industrial
  C208      51247      Technology Drive Industrial                                    Industrial                         6,110
  C209      51280      1400 Dell Avenue Building                                      Industrial                         1,950
  P210     3032786     Tromley Industrial Building                                    Industrial
  C211      51337      2500-2520 Park Central                                         Industrial                        18,163
  P212     4538179     Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.       Industrial
  P213     3021284     250 W. Artesia Boulevard                                       Industrial
  P214     2034692     1-31 North Salsipuedes Street                                  Industrial
  P215     3007127     14402 Franklin Avenue                                          Industrial
  P216     4538229     Puget Sound Tire Building                                      Industrial
  P217     3039914     Span-O-Matic, Inc.                                             Industrial
  P218     3009974     Watt-Eighty Business Park                                      Industrial
  P219     4538864     Slope Indicator Company                                        Industrial
  P220     1795863     Newport Shores Office/Warehouse                                Industrial
  P221     1201326     6231, 6241 Yarrow Drive                                        Industrial
  P222     3006491     25620 Rye Canyon Road                                          Industrial
  P223     3039450     Ross Industrial Park                                           Industrial
  P224     3074754     Chicago Avenue Business Center                                 Industrial
  C225      51193      Walmar Industrial Center                                       Industrial                         2,020
  P226     3001211     View Engineering, Inc.                                         Industrial
  P227     3101367     Montgomery Ward Distribution Warehouse                         Industrial
  P228     4547279     Freshmark Foods Building                                       Industrial


                                                                                                     CURRENT BALANCE     TAX AND
             LOAN                                                                                     IN REPLACEMENT    INSURANCE
SEQUENCE    NUMBER                 PROPERTY NAME                                    PROPERTY TYPE        RESERVES        ESCROW
---------------------------------------------------------------------------------------------------------------------------------
  P191     3011426     4240 Hollis Street                                             Industrial                            No
  P192     3032406     Airport Office Park                                            Industrial                            No
  P193     3011921     Fabrica International Building                                 Industrial                            No
  P194     4540878     Performance Radiator                                           Industrial                            No
  P195     2093268     Valley North Business Park                                     Industrial                            No
  C196      51392      325 Exterior Street                                            Industrial         $   985            Yes
  P197     3057932     Northwestern Polytechnic University                            Industrial                            No
  P198     1204346     Warner Fairview Business Park                                  Industrial                            No
  P199     3009883     Industry West Industrial Park                                  Industrial                            No
  C200      51326      Hampton Commerce Center                                        Industrial           3,932            Yes
  P201     3025343     4880 West Rosecrans Avenue                                     Industrial                            No
  P202     3058575     Ledtronics                                                     Industrial                            No
  P203     3034873     Hofmann Industrial Portfolio                                   Industrial                            No
  P204     3014958     Avioan Business Center                                         Industrial                            No
  P205     1201136     Valencia Industrial Center                                     Industrial                            No
  C206      51194      Van Nuys Airport Business Center                               Industrial           9,638            Yes
  P207     3011632     Seaview Business Park                                          Industrial                            No
  C208      51247      Technology Drive Industrial                                    Industrial           4,089            Yes
  C209      51280      1400 Dell Avenue Building                                      Industrial           1,139            Yes
  P210     3032786     Tromley Industrial Building                                    Industrial                            No
  C211      51337      2500-2520 Park Central                                         Industrial           6,067            Yes
  P212     4538179     Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.       Industrial                            No
  P213     3021284     250 W. Artesia Boulevard                                       Industrial                            No
  P214     2034692     1-31 North Salsipuedes Street                                  Industrial                            No
  P215     3007127     14402 Franklin Avenue                                          Industrial                            No
  P216     4538229     Puget Sound Tire Building                                      Industrial                            No
  P217     3039914     Span-O-Matic, Inc.                                             Industrial                            No
  P218     3009974     Watt-Eighty Business Park                                      Industrial                            No
  P219     4538864     Slope Indicator Company                                        Industrial                            No
  P220     1795863     Newport Shores Office/Warehouse                                Industrial                            No
  P221     1201326     6231, 6241 Yarrow Drive                                        Industrial                            No
  P222     3006491     25620 Rye Canyon Road                                          Industrial                            No
  P223     3039450     Ross Industrial Park                                           Industrial                            No
  P224     3074754     Chicago Avenue Business Center                                 Industrial                            No
  C225      51193      Walmar Industrial Center                                       Industrial                            Yes
  P226     3001211     View Engineering, Inc.                                         Industrial           1,855            No
  P227     3101367     Montgomery Ward Distribution Warehouse                         Industrial                            No
  P228     4547279     Freshmark Foods Building                                       Industrial                            No


                                                                                                                          ANNUAL
                                                                                                    INITIAL DEPOSIT     DEPOSIT TO
             LOAN                                                                                       TO TI/LC          TI/LC
SEQUENCE    NUMBER                          PROPERTY NAME                           PROPERTY TYPE        ESCROW           ESCROW
----------------------------------------------------------------------------------------------------------------------------------
   P191    3011426     4240 Hollis Street                                             Industrial
   P192    3032406     Airport Office Park                                            Industrial
   P193    3011921     Fabrica International Building                                 Industrial
   P194    4540878     Performance Radiator                                           Industrial
   P195    2093268     Valley North Business Park                                     Industrial
   C196     51392      325 Exterior Street                                            Industrial
   P197    3057932     Northwestern Polytechnic University                            Industrial
   P198    1204346     Warner Fairview Business Park                                  Industrial
   P199    3009883     Industry West Industrial Park                                  Industrial
   C200     51326      Hampton Commerce Center                                        Industrial
   P201    3025343     4880 West Rosecrans Avenue                                     Industrial
   P202    3058575     Ledtronics                                                     Industrial
   P203    3034873     Hofmann Industrial Portfolio                                   Industrial
   P204    3014958     Avioan Business Center                                         Industrial
   P205    1201136     Valencia Industrial Center                                     Industrial
   C206     51194      Van Nuys Airport Business Center                               Industrial
   P207    3011632     Seaview Business Park                                          Industrial
   C208     51247      Technology Drive Industrial                                    Industrial                       $17,446
   C209     51280      1400 Dell Avenue Building                                      Industrial                         9,000
   P210    3032786     Tromley Industrial Building                                    Industrial
   C211     51337      2500-2520 Park Central                                         Industrial
   P212    4538179     Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.       Industrial
   P213    3021284     250 W. Artesia Boulevard                                       Industrial
   P214    2034692     1-31 North Salsipuedes Street                                  Industrial
   P215    3007127     14402 Franklin Avenue                                          Industrial
   P216    4538229     Puget Sound Tire Building                                      Industrial
   P217    3039914     Span-O-Matic, Inc.                                             Industrial
   P218    3009974     Watt-Eighty Business Park                                      Industrial
   P219    4538864     Slope Indicator Company                                        Industrial
   P220    1795863     Newport Shores Office/Warehouse                                Industrial
   P221    1201326     6231, 6241 Yarrow Drive                                        Industrial
   P222    3006491     25620 Rye Canyon Road                                          Industrial
   P223    3039450     Ross Industrial Park                                           Industrial
   P224    3074754     Chicago Avenue Business Center                                 Industrial
   C225     51193      Walmar Industrial Center                                       Industrial                         5,000
   P226    3001211     View Engineering, Inc.                                         Industrial
   P227    3101367     Montgomery Ward Distribution Warehouse                         Industrial
   P228    4547279     Freshmark Foods Building                                       Industrial


                                                                                                        CURRENT
                                                                                                      BALANCE IN
             LOAN                                                                                        TI/LC
SEQUENCE    NUMBER                          PROPERTY NAME                           PROPERTY TYPE        ESCROW       REPORT DATE
---------------------------------------------------------------------------------------------------------------------------------
  P191     3011426     4240 Hollis Street                                             Industrial                        5/26/99
  P192     3032406     Airport Office Park                                            Industrial                        5/26/99
  P193     3011921     Fabrica International Building                                 Industrial                        5/26/99
  P194     4540878     Performance Radiator                                           Industrial                        5/26/99
  P195     2093268     Valley North Business Park                                     Industrial                        5/26/99
  C196      51392      325 Exterior Street                                            Industrial                        5/27/99
  P197     3057932     Northwestern Polytechnic University                            Industrial                        5/26/99
  P198     1204346     Warner Fairview Business Park                                  Industrial                        5/26/99
  P199     3009883     Industry West Industrial Park                                  Industrial                        5/26/99
  C200      51326      Hampton Commerce Center                                        Industrial                        5/27/99
  P201     3025343     4880 West Rosecrans Avenue                                     Industrial                        5/26/99
  P202     3058575     Ledtronics                                                     Industrial                        5/26/99
  P203     3034873     Hofmann Industrial Portfolio                                   Industrial                        5/26/99
  P204     3014958     Avioan Business Center                                         Industrial                        5/26/99
  P205     1201136     Valencia Industrial Center                                     Industrial                        5/26/99
  C206      51194      Van Nuys Airport Business Center                               Industrial                        5/27/99
  P207     3011632     Seaview Business Park                                          Industrial                        5/26/99
  C208      51247      Technology Drive Industrial                                    Industrial       $11,698          5/27/99
  C209      51280      1400 Dell Avenue Building                                      Industrial         5,267          5/27/99
  P210     3032786     Tromley Industrial Building                                    Industrial                        5/26/99
  C211      51337      2500-2520 Park Central                                         Industrial                        5/27/99
  P212     4538179     Coeur d'Alenes Co. & Stock Steel Metal Fabrication Bldg.       Industrial                        5/26/99
  P213     3021284     250 W. Artesia Boulevard                                       Industrial                        5/26/99
  P214     2034692     1-31 North Salsipuedes Street                                  Industrial                        5/26/99
  P215     3007127     14402 Franklin Avenue                                          Industrial                        5/26/99
  P216     4538229     Puget Sound Tire Building                                      Industrial                        5/26/99
  P217     3039914     Span-O-Matic, Inc.                                             Industrial                        5/26/99
  P218     3009974     Watt-Eighty Business Park                                      Industrial                        5/26/99
  P219     4538864     Slope Indicator Company                                        Industrial                        5/26/99
  P220     1795863     Newport Shores Office/Warehouse                                Industrial                        5/26/99
  P221     1201326     6231, 6241 Yarrow Drive                                        Industrial                        5/26/99
  P222     3006491     25620 Rye Canyon Road                                          Industrial                        5/26/99
  P223     3039450     Ross Industrial Park                                           Industrial                        5/26/99
  P224     3074754     Chicago Avenue Business Center                                 Industrial                        5/26/99
  C225      51193      Walmar Industrial Center                                       Industrial         4,603          5/27/99
  P226     3001211     View Engineering, Inc.                                         Industrial                        5/26/99
  P227     3101367     Montgomery Ward Distribution Warehouse                         Industrial                        5/26/99
  P228     4547279     Freshmark Foods Building                                       Industrial                        5/26/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                                                  INITIAL DEPOSIT  CURRENT BALANCE
                                                                                                     TO CAPITAL       IN CAPITAL
             LOAN                                                                                    IMPROVEMENT      IMPROVEMENT
SEQUENCE    NUMBER                PROPERTY NAME                                   PROPERTY TYPE        RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
   C229      51454     Airpark Trade Center                                        Industrial
   C230      51470     Raintree Commerce Center                                    Industrial
   C231      51314     Huntwood Ave. Light Industrial                              Industrial
   C232      51506     North American Cable Building                               Industrial
   C233      51438     One Industrial Building                                     Industrial
   C234      51503     Bank of America Regional Headquarters                          Office                             $   213
   C235      51332     101 Ygnacio Plaza                                              Office           $ 9,469             9,582
   C236      50987     Three Palms Center                                             Office            15,000            15,224
   P237    3012937     Waterfront Plaza                                               Office
   P238    3026820     Water Court Office Buildings                                   Office
   P239    3054939     Executive Park                                                 Office
   P240    1202811     300 Hamilton Building                                          Office
   C241      51040     Journal Square Plaza I                                         Office             4,713             4,776
   P242    4539961     Lakes Medical Plaza                                            Office
   P243    1203637     High Bluff - Del Mar                                           Office
   P244    4547972     Percival Plaza                                                 Office
   P245    1794478     Richland Medical Center & Pharmacy                             Office
   P246    3007754     12700 Ventura Boulevard                                        Office
   C247      51019     2002 Avenue U                                                  Office
   P248    3038502     American Radio Systems Building                                Office
   C249      51037     Double Eagle Office Building                                   Office
   P250    3010717     Riverpark                                                      Office
   C251      51168     Village Square Office Building                                 Office
   C252      50903     Grove Office Plaza                                             Office             8,813
   C253      51493     Stanford Coastside Medical Clinic                              Office
   P254    3046208     3330 West Desert Inn Road                                      Office
   C255      50826     Golf Course Plaza                                              Office             9,863            10,088
   P256    3001096     2220 Lynn Road                                                 Office
   P257    2091932     Century Center Office Building                                 Office
   P258    3049228     Alta Mesa Professional Center #333                             Office
   C259      50963     16 East 41st Street Office Building                            Office
   C260      51222     Greenfield Road Office Building                                Office
   P261    3007713     San Clemente Professional Center                               Office
   P262    1794353     The Doyle Building                                             Office
   P263    4544987     Colorado Professional Park                                     Office
   P264    2053130     Courthouse Square                                              Office
   P265    3043346     881 Fremont Ave.                                               Office
   P266    3022530     300 University Avenue                                          Office


                                                                                                                         ANNUAL
                                                                                                 INITIAL DEPOSIT TO    DEPOSIT TO
             LOAN                                                                                    REPLACEMENT      REPLACEMENT
SEQUENCE    NUMBER                          PROPERTY NAME                         PROPERTY TYPE        RESERVES         RESERVES
---------------------------------------------------------------------------------------------------------------------------------
  C229       51454     Airpark Trade Center                                          Industrial                            5,273
  C230       51470     Raintree Commerce Center                                      Industrial                            1,740
  C231       51314     Huntwood Ave. Light Industrial                                Industrial                            6,608
  C232       51506     North American Cable Building                                 Industrial                           22,273
  C233       51438     One Industrial Building                                       Industrial                            1,394
  C234       51503     Bank of America Regional Headquarters                          Office
  C235       51332     101 Ygnacio Plaza                                              Office                             $ 9,193
  C236       50987     Three Palms Center                                             Office                              19,855
  P237     3012937     Waterfront Plaza                                               Office
  P238     3026820     Water Court Office Buildings                                   Office
  P239     3054939     Executive Park                                                 Office
  P240     1202811     300 Hamilton Building                                          Office
  C241       51040     Journal Square Plaza I                                         Office                              15,780
  P242     4539961     Lakes Medical Plaza                                            Office
  P243     1203637     High Bluff - Del Mar                                           Office
  P244     4547972     Percival Plaza                                                 Office
  P245     1794478     Richland Medical Center & Pharmacy                             Office
  P246     3007754     12700 Ventura Boulevard                                        Office
  C247       51019     2002 Avenue U                                                  Office           $   219             2,629
  P248     3038502     American Radio Systems Building                                Office
  C249       51037     Double Eagle Office Building                                   Office                               4,675
  P250     3010717     Riverpark                                                      Office
  C251       51168     Village Square Office Building                                 Office                               4,005
  C252       50903     Grove Office Plaza                                             Office                              10,377
  C253       51493     Stanford Coastside Medical Clinic                              Office                               3,834
  P254     3046208     3330 West Desert Inn Road                                      Office
  C255       50826     Golf Course Plaza                                              Office                               6,479
  P256     3001096     2220 Lynn Road                                                 Office
  P257     2091932     Century Center Office Building                                 Office
  P258     3049228     Alta Mesa Professional Center #333                             Office
  C259       50963     16 East 41st Street Office Building                            Office                               1,883
  C260       51222     Greenfield Road Office Building                                Office                               3,900
  P261     3007713     San Clemente Professional Center                               Office
  P262     1794353     The Doyle Building                                             Office
  P263     4544987     Colorado Professional Park                                     Office
  P264     2053130     Courthouse Square                                              Office
  P265     3043346     881 Fremont Ave.                                               Office
  P266     3022530     300 University Avenue                                          Office




                                                                                                 CURRENT BALANCE     TAX AND
             LOAN                                                                                 IN REPLACEMENT    INSURANCE
SEQUENCE    NUMBER                 PROPERTY NAME                                 PROPERTY TYPE       RESERVES        ESCROW
-----------------------------------------------------------------------------------------------------------------------------
   C229      51454     Airpark Trade Center                                         Industrial           1,759           Yes
   C230      51470     Raintree Commerce Center                                     Industrial             580           Yes
   C231      51314     Huntwood Ave. Light Industrial                               Industrial           3,313           Yes
   C232      51506     North American Cable Building                                Industrial                           Yes
   C233      51438     One Industrial Building                                      Industrial             466           Yes
   C234      51503     Bank of America Regional Headquarters                          Office                             No
   C235      51332     101 Ygnacio Plaza                                              Office           $ 4,611           Yes
   C236      50987     Three Palms Center                                             Office            11,622           Yes
   P237    3012937     Waterfront Plaza                                               Office                             No
   P238    3026820     Water Court Office Buildings                                   Office                             No
   P239    3054939     Executive Park                                                 Office                             No
   P240    1202811     300 Hamilton Building                                          Office                             No
   C241      51040     Journal Square Plaza I                                         Office            10,582           Yes
   P242    4539961     Lakes Medical Plaza                                            Office                             No
   P243    1203637     High Bluff - Del Mar                                           Office                             No
   P244    4547972     Percival Plaza                                                 Office                             No
   P245    1794478     Richland Medical Center & Pharmacy                             Office                             No
   P246    3007754     12700 Ventura Boulevard                                        Office                             No
   C247      51019     2002 Avenue U                                                  Office             1,979           Yes
   P248    3038502     American Radio Systems Building                                Office                             No
   C249      51037     Double Eagle Office Building                                   Office             2,730           Yes
   P250    3010717     Riverpark                                                      Office                             No
   C251      51168     Village Square Office Building                                 Office                             Yes
   C252      50903     Grove Office Plaza                                             Office             9,616           Yes
   C253      51493     Stanford Coastside Medical Clinic                              Office               639           Yes
   P254    3046208     3330 West Desert Inn Road                                      Office                             No
   C255      50826     Golf Course Plaza                                              Office            18,116           Yes
   P256    3001096     2220 Lynn Road                                                 Office                             No
   P257    2091932     Century Center Office Building                                 Office                             No
   P258    3049228     Alta Mesa Professional Center #333                             Office                             No
   C259      50963     16 East 41st Street Office Building                            Office             1,417           Yes
   C260      51222     Greenfield Road Office Building                                Office             2,930           Yes
   P261    3007713     San Clemente Professional Center                               Office                             No
   P262    1794353     The Doyle Building                                             Office                             No
   P263    4544987     Colorado Professional Park                                     Office                             No
   P264    2053130     Courthouse Square                                              Office                             No
   P265    3043346     881 Fremont Ave.                                               Office                             No
   P266    3022530     300 University Avenue                                          Office                             No


                                                                                                                          ANNUAL
                                                                                                    INITIAL DEPOSIT     DEPOSIT TO
             LOAN                                                                                       TO TI/LC           TI/LC
SEQUENCE    NUMBER                          PROPERTY NAME                         PROPERTY TYPE          ESCROW           ESCROW
----------------------------------------------------------------------------------------------------------------------------------
   C229      51454     Airpark Trade Center                                         Industrial                            18,010
   C230      51470     Raintree Commerce Center                                     Industrial                             8,055
   C231      51314     Huntwood Ave. Light Industrial                               Industrial                             7,518
   C232      51506     North American Cable Building                                Industrial      $    8,500            17,520
   C233      51438     One Industrial Building                                      Industrial                             5,884
   C234      51503     Bank of America Regional Headquarters                          Office
   C235      51332     101 Ygnacio Plaza                                              Office                             $92,783
   C236      50987     Three Palms Center                                             Office
   P237    3012937     Waterfront Plaza                                               Office
   P238    3026820     Water Court Office Buildings                                   Office
   P239    3054939     Executive Park                                                 Office
   P240    1202811     300 Hamilton Building                                          Office
   C241      51040     Journal Square Plaza I                                         Office                              32,400
   P242    4539961     Lakes Medical Plaza                                            Office
   P243    1203637     High Bluff - Del Mar                                           Office
   P244    4547972     Percival Plaza                                                 Office
   P245    1794478     Richland Medical Center & Pharmacy                             Office
   P246    3007754     12700 Ventura Boulevard                                        Office
   C247      51019     2002 Avenue U                                                  Office
   P248    3038502     American Radio Systems Building                                Office
   C249      51037     Double Eagle Office Building                                   Office
   P250    3010717     Riverpark                                                      Office
   C251      51168     Village Square Office Building                                 Office         $ 100,000
   C252      50903     Grove Office Plaza                                             Office           305,037
   C253      51493     Stanford Coastside Medical Clinic                              Office
   P254    3046208     3330 West Desert Inn Road                                      Office
   C255      50826     Golf Course Plaza                                              Office                              27,711
   P256    3001096     2220 Lynn Road                                                 Office
   P257    2091932     Century Center Office Building                                 Office
   P258    3049228     Alta Mesa Professional Center #333                             Office
   C259      50963     16 East 41st Street Office Building                            Office
   C260      51222     Greenfield Road Office Building                                Office                              16,260
   P261    3007713     San Clemente Professional Center                               Office
   P262    1794353     The Doyle Building                                             Office
   P263    4544987     Colorado Professional Park                                     Office
   P264    2053130     Courthouse Square                                              Office
   P265    3043346     881 Fremont Ave.                                               Office
   P266    3022530     300 University Avenue                                          Office


                                                                                                      CURRENT
                                                                                                    BALANCE IN
             LOAN                                                                                      TI/LC
SEQUENCE    NUMBER                          PROPERTY NAME                         PROPERTY TYPE        ESCROW          REPORT DATE
----------------------------------------------------------------------------------------------------------------------------------
   C229      51454     Airpark Trade Center                                         Industrial           6,012           5/27/99
   C230      51470     Raintree Commerce Center                                     Industrial           2,686           5/27/99
   C231      51314     Huntwood Ave. Light Industrial                               Industrial           3,770           5/27/99
   C232      51506     North American Cable Building                                Industrial           8,503           5/27/99
   C233      51438     One Industrial Building                                      Industrial           1,965           5/27/99
   C234      51503     Bank of America Regional Headquarters                          Office                             5/26/99
   C235      51332     101 Ygnacio Plaza                                              Office           $46,597           5/27/99
   C236      50987     Three Palms Center                                             Office               678           5/27/99
   P237    3012937     Waterfront Plaza                                               Office                             5/26/99
   P238    3026820     Water Court Office Buildings                                   Office                             5/26/99
   P239    3054939     Executive Park                                                 Office                             5/26/99
   P240    1202811     300 Hamilton Building                                          Office                             5/26/99
   C241      51040     Journal Square Plaza I                                         Office                             5/25/99
   P242    4539961     Lakes Medical Plaza                                            Office                             5/26/99
   P243    1203637     High Bluff - Del Mar                                           Office                             5/26/99
   P244    4547972     Percival Plaza                                                 Office                             5/26/99
   P245    1794478     Richland Medical Center & Pharmacy                             Office                             5/26/99
   P246    3007754     12700 Ventura Boulevard                                        Office                             5/26/99
   C247      51019     2002 Avenue U                                                  Office                             5/27/99
   P248    3038502     American Radio Systems Building                                Office                             5/26/99
   C249      51037     Double Eagle Office Building                                   Office                             5/27/99
   P250    3010717     Riverpark                                                      Office                             5/26/99
   C251      51168     Village Square Office Building                                 Office           100,561           6/6/99
   C252      50903     Grove Office Plaza                                             Office           312,537           5/6/99
   C253      51493     Stanford Coastside Medical Clinic                              Office                             5/27/99
   P254    3046208     3330 West Desert Inn Road                                      Office                             5/26/99
   C255      50826     Golf Course Plaza                                              Office            16,405           5/25/99
   P256    3001096     2220 Lynn Road                                                 Office                             5/26/99
   P257    2091932     Century Center Office Building                                 Office                             5/26/99
   P258    3049228     Alta Mesa Professional Center #333                             Office                             5/26/99
   C259      50963     16 East 41st Street Office Building                            Office                             5/27/99
   C260      51222     Greenfield Road Office Building                                Office            12,278           5/27/99
   P261    3007713     San Clemente Professional Center                               Office                             5/26/99
   P262    1794353     The Doyle Building                                             Office                             5/26/99
   P263    4544987     Colorado Professional Park                                     Office                             5/26/99
   P264    2053130     Courthouse Square                                              Office                             5/26/99
   P265    3043346     881 Fremont Ave.                                               Office                             5/26/99
   P266    3022530     300 University Avenue                                          Office                             5/26/99

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                                                  INITIAL DEPOSIT  CURRENT BALANCE
                                                                                                     TO CAPITAL       IN CAPITAL
             LOAN                                                                                    IMPROVEMENT     IMPROVEMENT
SEQUENCE    NUMBER                PROPERTY NAME                                     PROPERTY TYPE      RESERVES        RESERVES
----------------------------------------------------------------------------------------------------------------------------------
   C267      51214     Byrd Building                                                  Office
   C268      50972     Duke Medical Office                                            Office
   C269      51229     5240 North 16th Street Building                                Office
   C270      51488     Scripps Crest Building                                         Office
   C271      51474     Clocktower Center                                              Office
   C272      51369     East Mississippi Professional Office Building                  Office            18,313            18,486
   C273      51000     U.S. Fish and Wildlife Center                                  Office
   C274      51272     Bethany Medical Plaza                                          Office
   P275    4547840     The Weatherly Inn                                              Health Care
   C276      50330     Powell Valley Assisted Living Center                           Health Care
   C277      51501     Hamilton Plaza Nursing Home                                    Health Care
   C278      51500     Iliff Rehab and Nursing Center                                 Health Care      $ 4,688           $ 4,706
   P279    3101599     Olympics West Retirement Center                                Health Care
   P280    4545786     Merrill Gardens at Northgate                                   Health Care
   C281      50946     Chateau Marymoor Retirement & Asst. Living Comm.               Health Care
   C282      50803     Fairfield Manor Nursing Home                                   Health Care
   P283    3048741     Hearthstone Cottage of Ellensburg                              Health Care
   P284    1865559     Carson Oaks                                                    Health Care
   P285    4544128     Life Care Center of Escondido                                  Health Care
   C286      51499     Park Manor Nursing Home                                        Health Care       23,125            23,218
   P287    3032034     Highline Convalescent Center                                   Health Care
   P288    3009594     Valley Village Mobile Home Park                                Mobile Home
   P289    3012291     Cordovan Mobile Home Estates                                   Mobile Home
   P290    3022969     Mesa Village Mobile Home Park                                  Mobile Home
   P291    3009545     Village Green Mobile Home Park                                 Mobile Home
   P292    3009586     Orcutt Ranch Mobile Home Park                                  Mobile Home
   P293    3009636     Town & Country Mobile Home Park                                Mobile Home
   P294    3025335     Blue Sky Mobile Home Park                                      Mobile Home
   P295    1796705     Meadowbrook Mobile Home Estate                                 Mobile Home
   P296    3102456     Springbrook Estates Manufactured Home Park Ph. I               Mobile Home
   P297    3043486     College Place Mobile Home Park                                 Mobile Home
   P298    3015435     Silverado Estates                                              Mobile Home
   P299    3012705     Sierra Vista Mobile Home Park                                  Mobile Home
   C300      51418     Deep Valley Mobile Home Park                                   Mobile Home
   P301    3015526     E-Z Storage Pico                                               Mini Storage
   P302    3015500     E-Z Storage Desoto                                             Mini Storage
   P303    3015518     E-Z Storage Van Nuys                                           Mini Storage
   P304    3000239     America's Best Self Storage                                    Mini Storage


                                                                                                                         ANNUAL
                                                                                                   INITIAL DEPOSIT TO  DEPOSIT TO
             LOAN                                                                                     REPLACEMENT     REPLACEMENT
SEQUENCE    NUMBER                          PROPERTY NAME                           PROPERTY TYPE      RESERVES         RESERVES
---------------------------------------------------------------------------------------------------------------------------------
   C267      51214     Byrd Building                                                  Office                               3,983
   C268      50972     Duke Medical Office                                            Office                               1,709
   C269      51229     5240 North 16th Street Building                                Office                               5,515
   C270      51488     Scripps Crest Building                                         Office                               5,195
   C271      51474     Clocktower Center                                              Office                               6,320
   C272      51369     East Mississippi Professional Office Building                  Office                               8,469
   C273      51000     U.S. Fish and Wildlife Center                                  Office                                 935
   C274      51272     Bethany Medical Plaza                                          Office                            $  3,015
   P275    4547840     The Weatherly Inn                                              Health Care
   C276      50330     Powell Valley Assisted Living Center                           Health Care                         32,268
   C277      51501     Hamilton Plaza Nursing Home                                    Health Care                         24,000
   C278      51500     Iliff Rehab and Nursing Center                                 Health Care      $57,981            47,888
   P279    3101599     Olympics West Retirement Center                                Health Care
   P280    4545786     Merrill Gardens at Northgate                                   Health Care
   C281      50946     Chateau Marymoor Retirement & Asst. Living Comm.               Health Care        3,596            21,576
   C282      50803     Fairfield Manor Nursing Home                                   Health Care          650             3,900
   P283    3048741     Hearthstone Cottage of Ellensburg                              Health Care
   P284    1865559     Carson Oaks                                                    Health Care
   P285    4544128     Life Care Center of Escondido                                  Health Care
   C286      51499     Park Manor Nursing Home                                        Health Care                         13,048
   P287    3032034     Highline Convalescent Center                                   Health Care
   P288    3009594     Valley Village Mobile Home Park                                Mobile Home
   P289    3012291     Cordovan Mobile Home Estates                                   Mobile Home
   P290    3022969     Mesa Village Mobile Home Park                                  Mobile Home
   P291    3009545     Village Green Mobile Home Park                                 Mobile Home
   P292    3009586     Orcutt Ranch Mobile Home Park                                  Mobile Home
   P293    3009636     Town & Country Mobile Home Park                                Mobile Home
   P294    3025335     Blue Sky Mobile Home Park                                      Mobile Home
   P295    1796705     Meadowbrook Mobile Home Estate                                 Mobile Home
   P296    3102456     Springbrook Estates Manufactured Home Park Ph. I               Mobile Home
   P297    3043486     College Place Mobile Home Park                                 Mobile Home
   P298    3015435     Silverado Estates                                              Mobile Home
   P299    3012705     Sierra Vista Mobile Home Park                                  Mobile Home
   C300      51418     Deep Valley Mobile Home Park                                   Mobile Home                          4,740
   P301    3015526     E-Z Storage Pico                                               Mini Storage
   P302    3015500     E-Z Storage Desoto                                             Mini Storage
   P303    3015518     E-Z Storage Van Nuys                                           Mini Storage
   P304    3000239     America's Best Self Storage                                    Mini Storage



                                                                                                     CURRENT BALANCE     TAX AND
             LOAN                                                                                     IN REPLACEMENT    INSURANCE
SEQUENCE    NUMBER                 PROPERTY NAME                                    PROPERTY TYPE        RESERVES        ESCROW
---------------------------------------------------------------------------------------------------------------------------------
   C267      51214     Byrd Building                                                  Office             2,992           Yes
   C268      50972     Duke Medical Office                                            Office               760           Yes
   C269      51229     5240 North 16th Street Building                                Office             1,112           Yes
   C270      51488     Scripps Crest Building                                         Office               433           Yes
   C271      51474     Clocktower Center                                              Office             1,581           Yes
   C272      51369     East Mississippi Professional Office Building                  Office             4,243           Yes
   C273      51000     U.S. Fish and Wildlife Center                                  Office               705           Yes
   C274      51272     Bethany Medical Plaza                                          Office          $  2,265           Yes
   P275    4547840     The Weatherly Inn                                              Health Care                        No
   C276      50330     Powell Valley Assisted Living Center                           Health Care       21,363           Yes
   C277      51501     Hamilton Plaza Nursing Home                                    Health Care        4,001           Yes
   C278      51500     Iliff Rehab and Nursing Center                                 Health Care       66,230           Yes
   P279    3101599     Olympics West Retirement Center                                Health Care                        No
   P280    4545786     Merrill Gardens at Northgate                                   Health Care                        No
   C281      50946     Chateau Marymoor Retirement & Asst. Living Comm.               Health Care       21,846           Yes
   C282      50803     Fairfield Manor Nursing Home                                   Health Care        3,603           Yes
   P283    3048741     Hearthstone Cottage of Ellensburg                              Health Care                        No
   P284    1865559     Carson Oaks                                                    Health Care                        No
   P285    4544128     Life Care Center of Escondido                                  Health Care                        No
   C286      51499     Park Manor Nursing Home                                        Health Care        3,262           Yes
   P287    3032034     Highline Convalescent Center                                   Health Care                        No
   P288    3009594     Valley Village Mobile Home Park                                Mobile Home                        No
   P289    3012291     Cordovan Mobile Home Estates                                   Mobile Home                        No
   P290    3022969     Mesa Village Mobile Home Park                                  Mobile Home                        No
   P291    3009545     Village Green Mobile Home Park                                 Mobile Home                        No
   P292    3009586     Orcutt Ranch Mobile Home Park                                  Mobile Home                        No
   P293    3009636     Town & Country Mobile Home Park                                Mobile Home                        No
   P294    3025335     Blue Sky Mobile Home Park                                      Mobile Home                        No
   P295    1796705     Meadowbrook Mobile Home Estate                                 Mobile Home                        No
   P296    3102456     Springbrook Estates Manufactured Home Park Ph. I               Mobile Home                        No
   P297    3043486     College Place Mobile Home Park                                 Mobile Home                        No
   P298    3015435     Silverado Estates                                              Mobile Home                        No
   P299    3012705     Sierra Vista Mobile Home Park                                  Mobile Home                        No
   C300      51418     Deep Valley Mobile Home Park                                   Mobile Home        1,185           Yes
   P301    3015526     E-Z Storage Pico                                               Mini Storage                       No
   P302    3015500     E-Z Storage Desoto                                             Mini Storage                       No
   P303    3015518     E-Z Storage Van Nuys                                           Mini Storage                       No
   P304    3000239     America's Best Self Storage                                    Mini Storage                       No



                                                                                                                          ANNUAL
                                                                                                    INITIAL DEPOSIT     DEPOSIT TO
             LOAN                                                                                       TO TI/LC          TI/LC
SEQUENCE    NUMBER                          PROPERTY NAME                            PROPERTY TYPE       ESCROW           ESCROW
----------------------------------------------------------------------------------------------------------------------------------
   C267      51214     Byrd Building                                                  Office                              17,298
   C268      50972     Duke Medical Office                                            Office
   C269      51229     5240 North 16th Street Building                                Office                              21,954
   C270      51488     Scripps Crest Building                                         Office            45,000            33,680
   C271      51474     Clocktower Center                                              Office             8,000            18,574
   C272      51369     East Mississippi Professional Office Building                  Office
   C273      51000     U.S. Fish and Wildlife Center                                  Office
   C274      51272     Bethany Medical Plaza                                          Office           $10,000           $15,950
   P275    4547840     The Weatherly Inn                                              Health Care
   C276      50330     Powell Valley Assisted Living Center                           Health Care
   C277      51501     Hamilton Plaza Nursing Home                                    Health Care
   C278      51500     Iliff Rehab and Nursing Center                                 Health Care
   P279    3101599     Olympics West Retirement Center                                Health Care
   P280    4545786     Merrill Gardens at Northgate                                   Health Care
   C281      50946     Chateau Marymoor Retirement & Asst. Living Comm.               Health Care
   C282      50803     Fairfield Manor Nursing Home                                   Health Care
   P283    3048741     Hearthstone Cottage of Ellensburg                              Health Care
   P284    1865559     Carson Oaks                                                    Health Care
   P285    4544128     Life Care Center of Escondido                                  Health Care
   C286      51499     Park Manor Nursing Home                                        Health Care
   P287    3032034     Highline Convalescent Center                                   Health Care
   P288    3009594     Valley Village Mobile Home Park                                Mobile Home
   P289    3012291     Cordovan Mobile Home Estates                                   Mobile Home
   P290    3022969     Mesa Village Mobile Home Park                                  Mobile Home
   P291    3009545     Village Green Mobile Home Park                                 Mobile Home
   P292    3009586     Orcutt Ranch Mobile Home Park                                  Mobile Home
   P293    3009636     Town & Country Mobile Home Park                                Mobile Home
   P294    3025335     Blue Sky Mobile Home Park                                      Mobile Home
   P295    1796705     Meadowbrook Mobile Home Estate                                 Mobile Home
   P296    3102456     Springbrook Estates Manufactured Home Park Ph. I               Mobile Home
   P297    3043486     College Place Mobile Home Park                                 Mobile Home
   P298    3015435     Silverado Estates                                              Mobile Home
   P299    3012705     Sierra Vista Mobile Home Park                                  Mobile Home
   C300      51418     Deep Valley Mobile Home Park                                   Mobile Home
   P301    3015526     E-Z Storage Pico                                               Mini Storage
   P302    3015500     E-Z Storage Desoto                                             Mini Storage
   P303    3015518     E-Z Storage Van Nuys                                           Mini Storage
   P304    3000239     America's Best Self Storage                                    Mini Storage



                                                                                                        CURRENT
                                                                                                      BALANCE IN
             LOAN                                                                                        TI/LC
SEQUENCE    NUMBER                          PROPERTY NAME                           PROPERTY TYPE        ESCROW       REPORT DATE
---------------------------------------------------------------------------------------------------------------------------------
     C267    51214     Byrd Building                                                  Office            13,047           5/27/99
     C268    50972     Duke Medical Office                                            Office                             5/27/99
     C269    51229     5240 North 16th Street Building                                Office            12,877           5/27/99
     C270    51488     Scripps Crest Building                                         Office            47,898           5/27/99
     C271    51474     Clocktower Center                                              Office            12,707           5/27/99
     C272    51369     East Mississippi Professional Office Building                  Office                             5/27/99
     C273    51000     U.S. Fish and Wildlife Center                                  Office                             5/27/99
     C274    51272     Bethany Medical Plaza                                          Office           $ 9,720           5/27/99
     P275  4547840     The Weatherly Inn                                              Health Care                        5/26/99
     C276    50330     Powell Valley Assisted Living Center                           Health Care                        5/25/99
     C277    51501     Hamilton Plaza Nursing Home                                    Health Care                        5/27/99
     C278    51500     Iliff Rehab and Nursing Center                                 Health Care                        5/27/99
     P279  3101599     Olympics West Retirement Center                                Health Care                        5/26/99
     P280  4545786     Merrill Gardens at Northgate                                   Health Care                        5/26/99
     C281    50946     Chateau Marymoor Retirement & Asst. Living Comm.               Health Care                        5/27/99
     C282    50803     Fairfield Manor Nursing Home                                   Health Care                        5/27/99
     P283  3048741     Hearthstone Cottage of Ellensburg                              Health Care                        5/26/99
     P284  1865559     Carson Oaks                                                    Health Care                        5/26/99
     P285  4544128     Life Care Center of Escondido                                  Health Care                        5/26/99
     C286    51499     Park Manor Nursing Home                                        Health Care                        5/27/99
     P287  3032034     Highline Convalescent Center                                   Health Care                        5/26/99
     P288  3009594     Valley Village Mobile Home Park                                Mobile Home                        5/26/99
     P289  3012291     Cordovan Mobile Home Estates                                   Mobile Home                        5/26/99
     P290  3022969     Mesa Village Mobile Home Park                                  Mobile Home                        5/26/99
     P291  3009545     Village Green Mobile Home Park                                 Mobile Home                        5/26/99
     P292  3009586     Orcutt Ranch Mobile Home Park                                  Mobile Home                        5/26/99
     P293  3009636     Town & Country Mobile Home Park                                Mobile Home                        5/26/99
     P294  3025335     Blue Sky Mobile Home Park                                      Mobile Home                        5/26/99
     P295  1796705     Meadowbrook Mobile Home Estate                                 Mobile Home                        5/26/99
     P296  3102456     Springbrook Estates Manufactured Home Park Ph. I               Mobile Home                        5/26/99
     P297  3043486     College Place Mobile Home Park                                 Mobile Home                        5/26/99
     P298  3015435     Silverado Estates                                              Mobile Home                        5/26/99
     P299  3012705     Sierra Vista Mobile Home Park                                  Mobile Home                        5/26/99
     C300    51418     Deep Valley Mobile Home Park                                   Mobile Home                        5/27/99
     P301  3015526     E-Z Storage Pico                                               Mini Storage                       5/26/99
     P302  3015500     E-Z Storage Desoto                                             Mini Storage                       5/26/99
     P303  3015518     E-Z Storage Van Nuys                                           Mini Storage                       5/26/99
     P304  3000239     America's Best Self Storage                                    Mini Storage


                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS
                              (ALL MORTGAGE LOANS)


                                                                            INITIAL DEPOSIT   CURRENT BALANCE
                                                                              TO CAPITAL        IN CAPITAL      INITIAL DEPOSIT TO
             LOAN                                                             IMPROVEMENT       IMPROVEMENT         REPLACEMENT
SEQUENCE    NUMBER                PROPERTY NAME           PROPERTY TYPE         RESERVES         RESERVES             RESERVES
--------------------------------------------------------------------------------------------------------------------------------
 P305      3009263     Save-Most Self Storage            Mini Storage
 C306        51411     Pantego American Store. &         Mini Storage
                         Arkansas Lane Self Store.
 P307      3012887     Aim All Storage                   Mini Storage
 C308        51427     Stor-A-Lot                        Mini Storage
 C309        51017     A-Safe Mini Storage               Mini Storage
 P310      3021862     Castro Valley Storage             Mini Storage
 C311        51083     Plaza 303 - All Storage
                        Self-Storage                     Mini Storage
 P312      8317463     Broadway Public Storage II        Mini Storage
 P313      3019114     Buffalo Mini-Storage              Mini Storage
 C314        51206     Discount Storage                  Mini Storage
 C315        51252     American Self Storage             Mini Storage
 C316        51364     Industrial Blvd Self-Storage      Mini Storage
 C317        51440     LaSoto Business Park              Mini Storage
 C318        51416     DeSoto Preferred Storage          Mini Storage
 P319      3024635     Folsom Lake Ford                  Special Purpose
 P320      3103405     Act III Theatre                   Special Purpose
 P321      1867084     Oskoui Health Club Portfolio      Special Purpose
 P322      3024643     Folsom Lake Toyota                Special Purpose
 P323      3040482     Bellevue Auto Center              Special Purpose
 P324      3022993     L.A. Fitness Sports Club          Special Purpose
 P325      1792761     University Volkswagon             Special Purpose
 P326      3011822     Las Vegas Athletic Club           Special Purpose
 P327      3005691     Lynnwood Auto Center              Special Purpose
 P328      4540613     Inn at the Market                 Hotel
 P329      2092120     Best Western Anaheim Inn          Hotel
 P330      3006723     670 West 17th Street              Mixed Use
---------------------------------------------------------------------------------------------------------------------------------
                       TOTALS                                                      $1,504,067      $812,640           $963,781


                                                                                     ANNUAL
                                                                                   DEPOSIT TO    CURRENT BALANCE       TAX AND
             LOAN                                                                 REPLACEMENT     IN REPLACEMENT      INSURANCE
SEQUENCE    NUMBER             PROPERTY NAME              PROPERTY TYPE             RESERVES         RESERVES           ESCROW
-------------------------------------------------------------------------------------------------------------------------------
 P305      3009263     Save-Most Self Storage            Mini Storage                                                     No
 C306        51411     Pantego American Store. &         Mini Storage               14,225              2,371             Yes
                         Arkansas Lane Self Store.
 P307      3012887     Aim All Storage                   Mini Storage                                                     No
 C308        51427     Stor-A-Lot                        Mini Storage                5,192              2,165             Yes
 C309        51017     A-Safe Mini Storage               Mini Storage                7,879              5,290             Yes
 P310      3021862     Castro Valley Storage             Mini Storage                                                     No
 C311        51083     Plaza 303 - All Storage
                        Self-Storage                     Mini Storage                7,438              4,987             Yes
 P312      8317463     Broadway Public Storage II        Mini Storage                                                     No
 P313      3019114     Buffalo Mini-Storage              Mini Storage                                                     No
 C314        51206     Discount Storage                  Mini Storage              $ 5,000           $  3,761             Yes
 C315        51252     American Self Storage             Mini Storage                4,941              3,299             Yes
 C316        51364     Industrial Blvd Self-Storage      Mini Storage                1,859                932             Yes
 C317        51440     LaSoto Business Park              Mini Storage                4,630              1,546             Yes
 C318        51416     DeSoto Preferred Storage          Mini Storage                4,475              1,493             Yes
 P319      3024635     Folsom Lake Ford                  Special Purpose                                                  No
 P320      3103405     Act III Theatre                   Special Purpose                                                  No
 P321      1867084     Oskoui Health Club Portfolio      Special Purpose                                                  No
 P322      3024643     Folsom Lake Toyota                Special Purpose                                                  No
 P323      3040482     Bellevue Auto Center              Special Purpose                                                  No
 P324      3022993     L.A. Fitness Sports Club          Special Purpose                                                  No
 P325      1792761     University Volkswagon             Special Purpose                                                  No
 P326      3011822     Las Vegas Athletic Club           Special Purpose                                                  No
 P327      3005691     Lynnwood Auto Center              Special Purpose                                                  No
 P328      4540613     Inn at the Market                 Hotel                                                            No
 P329      2092120     Best Western Anaheim Inn          Hotel                                                            No
 P330      3006723     670 West 17th Street              Mixed Use                                                        No
-------------------------------------------------------------------------------------------------------------------------------
                       TOTALS                                                   $2,280,917         $1,810,309



                                                                                               ANNUAL      CURRENT
                                                                          INITIAL DEPOSIT    DEPOSIT TO   BALANCE IN
             LOAN                                                             TO TI/LC         TI/LC        TI/LC
SEQUENCE    NUMBER           PROPERTY NAME                PROPERTY TYPE        ESCROW         ESCROW        ESCROW    REPORT DATE
---------------------------------------------------------------------------------------------------------------------------------
 P305      3009263     Save-Most Self Storage             Mini Storage                                               5/26/99
 C306        51411     Pantego American Store. &          Mini Storage                                               5/27/99
                         Arkansas Lane Self Store.
 P307      3012887     Aim All Storage                    Mini Storage                                               5/26/99
 C308        51427     Stor-A-Lot                         Mini Storage                                               5/27/99
 C309        51017     A-Safe Mini Storage                Mini Storage                                               5/10/99
 P310      3021862     Castro Valley Storage              Mini Storage                                               5/26/99
 C311        51083     Plaza 303 - All Storage
                        Self-Storage                      Mini Storage                                               5/25/99
 P312      8317463     Broadway Public Storage II         Mini Storage                                               5/26/99
 P313      3019114     Buffalo Mini-Storage               Mini Storage                                               5/26/99
 C314        51206     Discount Storage                   Mini Storage                                               5/27/99
 C315        51252     American Self Storage              Mini Storage                                               5/27/99
 C316        51364     Industrial Blvd Self-Storage       Mini Storage                                               5/27/99
 C317        51440     LaSoto Business Park               Mini Storage                                               5/27/99
 C318        51416     DeSoto Preferred Storage           Mini Storage                                               5/27/99
 P319      3024635     Folsom Lake Ford                   Special Purpose                                            5/26/99
 P320      3103405     Act III Theatre                    Special Purpose                                            5/26/99
 P321      1867084     Oskoui Health Club Portfolio       Special Purpose                                            5/26/99
 P322      3024643     Folsom Lake Toyota                 Special Purpose                                            5/26/99
 P323      3040482     Bellevue Auto Center               Special Purpose                                            5/26/99
 P324      3022993     L.A. Fitness Sports Club           Special Purpose                                            5/26/99
 P325      1792761     University Volkswagon              Special Purpose                                            5/26/99
 P326      3011822     Las Vegas Athletic Club            Special Purpose                                            5/26/99
 P327      3005691     Lynnwood Auto Center               Special Purpose                                            5/26/99
 P328      4540613     Inn at the Market                  Hotel                                                      5/26/99
 P329      2092120     Best Western Anaheim Inn           Hotel                                                      5/26/99
 P330      3006723     670 West 17th Street               Mixed Use                                                  5/26/99
-------------------------------------------------------------------------------------------------------------------------------
                       TOTALS                                              $2,082,981      $686,573     $1,622,490

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

 SEQUENCE   LOAN NUMBER                    PROPERTY NAME                 CUT-OFF BALANCE UTILITIES TENANT PAYS/PAYMENT OF UTIL.
---------------------------------------------------------------------------------------------------------------------------------
    C1        51113   Indian Hills Apartments                              $23,032,935       Electric/Gas/Hot Water/Cable TV
    C2        51384   Club Mira Lago Apartments                            $20,689,929        Electric, Hot Water, Cable TV
                                                                         -------------
                      SUB-TOTAL CROSSED LOANS                              $43,722,864

    P3       3055209  Rancho Palisades Apartments                          $25,919,852            Partial Paid by Each
    C4        50372   Gessner Apartments Portfolio                         $13,279,355                  Electric
    C5        50389   Sheldon Palms Apartments                             $12,481,772                 Sewer, Water
    P6       3102126  Pioneer Ridge Apartments                             $11,282,875            Partial Paid by Each
    C7        51482   South Point Apartments                               $10,139,434                Electric/Gas

    P8A      3102282  Birnamwood Apartments                                                       Partial Paid by Each
    P8B      3102282  Southridge Apartments                                                       Partial Paid by Each
    P8C      3102282  Spring Mountain Apartments                                                  Partial Paid by Each
    P8D      3102282  Hermitage Apartments                                                        Partial Paid by Each
    P8       3102282  SIMA Multifamily Portfolio (Roll-Up)                 $ 9,245,031            Partial Paid by Each

    C9        51047   San Michele Apartments                               $ 9,206,339            Electric/Gas/Cable TV
    P10      3008489  American River Commons Apartments                    $ 8,104,769            Partial Paid by Each
    C11       50523   Tenaya Palms Apartments                              $ 6,349,443            Electric/Gas/Cable TV
    P12      3010212  Quail Tree Apartments                                $ 5,879,127            Partial Paid by Each

   C13A       51024   L8 - Goldfarb Apartments-107-111 E.
                           Springfield Ave                                                       Electric/Water/Cable TV
   C13B       51024   L8 - Goldfarb Apartments-405 E. Stoughton St.                              Electric/Water/Cable TV
   C13C       51024   L8 - Goldfarb Apartments-608 E. White St.                                  Electric/Water/Cable TV
   C13D       51024   L8 - Goldfarb Apartments-402 S. Fifth St.                                  Electric/Water/Cable TV
   C13E       51024   L8 - Goldfarb Apartments-402 N. Gregory St.                                Electric/Water/Cable TV
    C13       51024   L8 - Goldfarb Apartments (Roll-Up)                   $ 5,136,130           Electric/Water/Cable TV

    C14       50822   Woodglen Apartments                                  $ 5,103,876            Electric/Gas/Cable TV
    P15      3007648  Saratoga Palms                                       $ 4,993,571            Partial Paid by Each
    P16      3014594  Walnut Square Apartments Complex                     $ 4,839,503                  Tenant(s)
    P17      3102233  Crystal Lake Apartments                              $ 4,691,913            Partial Paid by Each
    P18      3009024  River Park Apartments                                $ 4,434,676            Partial Paid by Each
    P19      3013216  Warren Coronado Apartments                           $ 4,293,120                  Landlord
    P20      3047925  Shoreline Plaza Apartments                           $ 4,197,890            Partial Paid by Each

   P21A      4540332  Wood River Park Apartments                                                  Partial Paid by Each
   P21B      4540332  Tudor Park Apartments                                                       Partial Paid by Each
   P21C      4540332  Russian Jack Apartments                                                     Partial Paid by Each
    P21      4540332  Gold Belt Multifamily Portfolio (Roll-Up)            $ 4,153,721            Partial Paid by Each

   C22A       50292   Woodside Village Apartments                                                   Electric/Cable TV
   C22B       50292   Fayette Apartments                                                            Electric/Cable TV
   C22C       50292   Vantage Point Apartments                                                      Electric/Cable TV
    C22       50292   Fayette/Vantage Point/Woodside
                      Village (Roll-Up)                                    $4,131,865               Electric/Cable TV

    P23      3102076  Quail Hill Apartments                                $4,094,902                   Tenant(s)


                                                               STUDIO      1 BEDROOM       2 BEDROOM      3 BEDROOM       4 BEDROOM
                                                             -----------------------------------------------------------------------
                                                             # OF   AVG    # OF    AVG    # OF    AVG    # OF     AVG    # OF   AVG
 SEQUENCE  LOAN NUMBER        PROPERTY NAME                  UNITS  RENT   UNITS   RENT   UNITS   RENT   UNITS    RENT   UNITS  RENT
------------------------------------------------------------------------------------------------------------------------------------
    C1       51113   Indian Hills Apartments                               192    $625    292    $760
    C2       51384   Club Mira Lago Apartments                              16     910    192     986     96      $1,235

                     Sub-Total Crossed Loans

    P3      3055209  Rancho Palisades Apartments                           358     769    204    1035
    C4       50372   Gessner Apartments Portfolio                          570     349    240     474
    C5       50389   Sheldon Palms Apartments                              156     530     84     665     72         780
    P6      3102126  Pioneer Ridge Apartments                               48     615    200     725     48         849
    C7       51482   South Point Apartments                                224     490    160     632.5

    P8A     3102282  Birnamwood Apartments                                  48     488     96     574     57         695
    P8B     3102282  Southridge Apartments                                  33     415     95     495
    P8C     3102282  Spring Mountain Apartments                             87     475     16     525
    P8D     3102282  Hermitage Apartments                                   40     415     20     485
    P8      3102282  SIMA Multifamily Portfolio
                     (Roll-Up)                                             208     457    227     530     57         695

    C9       51047   San Michele Apartments                                 96     595    120     692
    P10     3008489  American River Commons
                     Apartments                                            141     580    142     672     17         878
    C11      50523   Tenaya Palms Apartments                                40     640     80     730     16         918
    P12     3010212  Quail Tree Apartments                    122    $485   88     565     16     750

   C13A      51024   L8 - Goldfarb Apartments-107-111 E.
                          Springfield Ave                                    1     395     24     604     36         735    3   $967
   C13B      51024   L8 - Goldfarb Apartments-405 E.
                          Stoughton St.                                                                    8         659    4   1100
   C13C      51024   L8 - Goldfarb Apartments-608 E.
                          White St.                                                         1     525     11         651
   C13D      51024   L8 - Goldfarb Apartments-402 S.
                          Fifth St.                                                                                        10    953
   C13E      51024   L8 - Goldfarb Apartments-402 N.
                          Gregory St.                                                       8     806
    C13      51024   L8 - Goldfarb Apartments (Roll-Up)                      1     395     33     687     55         707   17    982

    C14      50822   Woodglen Apartments                                    20     635    114     703
    P15     3007648  Saratoga Palms                                         24     525    104     625     24         725
    P16     3014594  Walnut Square Apartments Complex                       23     892     49     986     28        1085
    P17     3102233  Crystal Lake Apartments                                75     570     75     770
    P18     3009024  River Park Apartments                                  80     491     96     570
    P19     3013216  Warren Coronado Apartments               357     352  149     425
    P20     3047925  Shoreline Plaza Apartments               254     415

   P21A     4540332  Wood River Park Apartments                 2     525    9     597     19     742     33         882
   P21B     4540332  Tudor Park Apartments                      1     550   29     590     12     681
   P21C     4540332  Russian Jack Apartments                                30     592     12     690
    P21     4540332  Gold Belt Multifamily Portfolio
                     (Roll-Up)                                  3     533   68     592     43     710     33         882

   C22A      50292   Woodside Village Apartments                            46     331     54     419
   C22B      50292   Fayette Apartments                                     10     400     30     450     10         337
   C22C      50292   Vantage Point Apartments                               10    $399     36    $473
    C22      50292   Fayette/Vantage Point/Woodside
                     Village (Roll-Up)                                      66     352    120     443     10        $337

    P23     3102076  Quail Hill Apartments                                 112     657     24     810

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

                                                                                                               Studio   1 Bedroom
                                                                                                              ---------------------
          Loan                                                                        Utilities               # of     Avg    # of
Sequence  Number           Property Name             Cut-Off Balance         Tenant Pays/Payment of Util.     Units    Rent   Units
-----------------------------------------------------------------------------------------------------------------------------------
    P24   3040078  Heritage Oaks Apartments              $4,051,542             Partial Paid by Each                             54
    P25   1865195  Trailside Apartments                  $3,933,631             Partial Paid by Each                             37
    P26   3012580  Oak Park Apartments                   $3,839,777              Unable to Determine                            108
    C27    50402   Veranda Apartments                    $3,500,646             Electric/Gas/Cable TV                            80
    C28    50985   Mansions South Apartments             $3,463,267                     None                                     18
    P29   3013273  Warren Inn Apartments                 $3,442,710             Partial Paid by Each             259    $423    156
    P30   3016060  Viking Villas Apartments              $3,380,757             Partial Paid by Each                            141
    C31    51514   Heritage Trace Apartments             $3,354,393              Electric, Cable TV                              96
    P32   3018421  Mulberry Hollow Apartments            $3,345,337             Partial Paid by Each
    P33   3011269  Amberwood Garden Apartments           $3,326,627             Partial Paid by Each                             22
    P34   3101144  Barclay Village Apartments            $3,323,001             Partial Paid by Each                             14
    P35   3016565  Garden Hill Apartments                $3,305,139             Partial Paid by Each                              3
    P36   4544748  Cedar Meadows Apartments              $3,173,500             Partial Paid by Each
    P37   3015872  Tamarack Pointe Villas                $2,952,999             Partial Paid by Each                             24
    P38   3021714  Balfour Place Apartments              $2,810,496              Unable to Determine                             48
    P39   3044039  Desert Garden Apartments              $2,795,968                   Tenant(s)                                 118
    C40    50731   Border City Mills                     $2,729,241                   Electric                                   21
    P41   3014289  Empire Terrace Apartments             $2,653,853             Partial Paid by Each                             48
    P42   1201383  The Park Manor Apartments             $2,568,203             Partial Paid by Each                            280
    C43    51082   Cinnamon Tree Apartments              $2,552,183                   Electric                                    1
    C44    51290   Fletcher Valley Apartments            $2,491,758    Electric/Cable TV, Hot Water, Hot Water                   66
    P45   3016037  Sierra Vista Square Apartments        $2,481,634             Partial Paid by Each                            173
    C46    51462   College Terrace Apartments II         $2,473,289    Electric/Gas/Hot Water/Cable TV/AC/Heat
    C47    51208   Loma Linda Gardens                    $2,445,682                   Cable TV                     1     350     63
    C48    51279   Silver Tree Apartments                $2,372,608                 Electric/Gas                  16     345     42
    P49   3035128  Warren House Apartments               $2,370,344              Unable to Determine              92     405    100
    C50    51032   Westwood Apartments                   $2,324,797             Electric/Gas/Cable TV                            48
    C51    51446   Ross Tower Apartments                 $2,273,825        Electric/Gas/Hot Water/AC/Heat                        60
    P52   3010428  Pueblo Village Apartments             $2,245,930             Partial Paid by Each                             62

   C53A    51496   Greenbrier And Village Oaks
                   Apartments-Greenbrier Apts                                           None                                     35
   C53B    51496   Greenbrier And Village Oaks
                   Apartments-Village Oaks Apts                                         None                                     35
    C53    51496   Greenbrier And Village Oaks
                   Apartments (Roll-Up)                  $2,226,855                     None                                     70

    P54   3036670  Gilman Terrace Apartments II          $2,192,324             Partial Paid by Each               9     584     14
    P55   3034980  Warren House East Apartments          $2,085,083                   Landlord                    63     330    159
    C56    51490   Scottsdale Serrento Apartments        $1,987,838       Electric/Hot Water/Cable TV/Heat        35     555     69
    P57   3012309  Saratoga Palms at Diamond Head        $1,928,036                   Tenant(s)                                   8
    P58   3034733  Warren House/Terrace II Apts.         $1,896,276             Partial Paid by Each             108     319     71
    P59   3021334  Weddington Apartments                 $1,872,857             Partial Paid by Each                             32
    C60    51054   Spanish Garden Apartments             $1,869,684                   Electric                     2    $325     58
    C61    51517   Camelot West Apartments               $1,868,496              Electric, Cable TV                              48
    P62   3019882  Juniper Court Apartments              $1,866,883             Partial Paid by Each                             48
    C63    51485   Oceana Apartments                     $1,866,719                     None                      35     453     41
    C64    51477   El Caballero Apartments               $1,851,207                     None                      58     432     12
    C65    51461   College Terrace Apartments I          $1,827,651        Electric/Gas/Hot Water/AC/Heat                         1
    C66    50378   Buckhead Gardens Apts                 $1,810,943                   Electric                                   34

                                                     1 Bedroom  2 Bedroom     3 Bedroom       4 Bedroom
                                                     -----------------------------------------------------------
           Loan                                        Avg    # of     Avg    # of   Avg      # of   Avg
Sequence  Number             Property Name            Rent    Units   Rent    Units  Rent    Units  Rent
----------------------------------------------------------------------------------------------------------------
    P24   3040078  Heritage Oaks Apartments            $622      56     744
    P25   1865195  Trailside Apartments                 597      81     852        2   1150
    P26   3012580  Oak Park Apartments                  545      62     671
    C27    50402   Veranda Apartments                   406      76     464
    C28    50985   Mansions South Apartments            690      96     900       32    960
    P29   3013273  Warren Inn Apartments                348      37     449
    P30   3016060  Viking Villas Apartments             419      11     774        1   1000
    C31    51514   Heritage Trace Apartments            369      52     464       52    534
    P32   3018421  Mulberry Hollow Apartments                   120     583       56    695
    P33   3011269  Amberwood Garden Apartments          763      50     928        1   1200
    P34   3101144  Barclay Village Apartments           546     132     602
    P35   3016565  Garden Hill Apartments               588      55     765       22    880
    P36   4544748  Cedar Meadows Apartments                     144     565
    P37   3015872  Tamarack Pointe Villas               865      24    1062
    P38   3021714  Balfour Place Apartments             500     148     632       24    754
    P39   3044039  Desert Garden Apartments             458      30     495
    C40    50731   Border City Mills                    568      80     658        5    802
    P41   3014289  Empire Terrace Apartments            630      46     730
    P42   1201383  The Park Manor Apartments            444     120     551
    C43    51082   Cinnamon Tree Apartments             375      23     195       41    198
    C44    51290   Fletcher Valley Apartments           540       6     625
    P45   3016037  Sierra Vista Square Apartments       476       1(1)  NAP(1)
    C46    51462   College Terrace Apartments II                                                22    $1,540
    C47    51208   Loma Linda Gardens                   470      66     585
    C48    51279   Silver Tree Apartments               410      40     533
    P49   3035128  Warren House Apartments              450      52     578
    C50    51032   Westwood Apartments                  345      96     424       24    490
    C51    51446   Ross Tower Apartments                500      45     692
    P52   3010428  Pueblo Village Apartments            476      60     578        2(2) 675(2)

   C53A    51496   Greenbrier And Village Oaks
                   Apartments-Greenbrier Apts           475      28     614
   C53B    51496   Greenbrier And Village Oaks
                   Apartments-Village Oaks Apts         496      29     612
    C53    51496   Greenbrier And Village Oaks
                   Apartments (Roll-Up)                 486      57     613

    P54   3036670  Gilman Terrace Apartments II         721      15     978        4   1376
    P55   3034980  Warren House East Apartments         386      35     485
    C56    51490   Scottsdale Serrento Apartments       624      84     770
    P57   3012309  Saratoga Palms at Diamond Head       504      33     602       15    666
    P58   3034733  Warren House/Terrace II Apts.        387      44     445
    P59   3021334  Weddington Apartments                663      18     781
    C60    51054   Spanish Garden Apartments            426      10     465
    C61    51517   Camelot West Apartments              487       1     638       18    655
    P62   3019882  Juniper Court Apartments             400      48     475
    C63    51485   Oceana Apartments                    550       5     750
    C64    51477   El Caballero Apartments              550      14     763
    C65    51461   College Terrace Apartments I         500       1     740                     17    $1,480
    C66    50378   Buckhead Gardens Apts                612      16     750

                                     ANNEX B

                              MULTIFAMILY SCHEDULE


                                                                                                              Studio    1 Bedroom
                                                                                                             ---------------------

           Loan                                                                   Utilities                  # of   Avg    # of
 Sequence  Number           Property Name           Cut-Off Balance       Tenant Pays/Payment of Util.       Units  Rent   Units
-----------------------------------------------------------------------------------------------------------------------------------
    P67   3037876  Warren Village Mobile              $1,801,315             Partial Paid by Each
    P68   3037868  Warren Inn (Mobile)                $1,801,315                   Landlord                   157     391     69
    C69    51345   Drake Plaza Apartments             $1,788,857       Electric/Gas/Trash/Hot Water/Heat                      59
    P70   3014420  The Courtyard Apartments           $1,782,290                   Tenant(s)                                 111
    P71   3016698  Maryland Gardens Apartments        $1,765,068             Partial Paid by Each                             72
    P72   1796796  Upstairs/Downstairs Apartments     $1,733,675              Unable to Determine                              1
    C73    50401   Colbath Apartments                 $1,718,734         Electric/Gas/Cable TV/AC/Heat                        10
    C74    51031   Stonewood Apartments               $1,632,305               Electric/Cable TV                              31
    P75   3034998  Park Thomas Apartments             $1,611,200             Partial Paid by Each              85     326    108
    C76    50995   232 Front Street                   $1,580,492                   Electric                     2    2225
    P77   3013232  Autumn Woods Apartments            $1,553,750             Partial Paid by Each                             44
    P78   3036001  Newport 40                         $1,551,460             Partial Paid by Each
    P79   2092443  2121-2127 Fillmore Street          $1,529,674                   Tenant(s)                    6    1400     10
    P80   3015682  Regents Apartments                 $1,523,675             Partial Paid by Each               2     478      2
    C81    51463   Fairview Apartments                $1,467,308                     None                                      1
    C82    51100   Mission Manor Apartments           $1,436,874        Electric/Gas/Hot Water/AC/Heat          9     375     20
    C83    51476   Peach Tree Apartments              $1,340,526          Electric/Gas/Hot Water/Heat                         88
    C84    51489   Highland Square Apartments         $1,195,213                   Electric                                    3
    C85    51479   Carousel Apartments                $1,168,297               Electric/Cable TV                              52
    C86    51505   Casa Del Valle Apartments          $1,030,748                 Electric/Gas
    C87    51270   1346 W. Jarvis Apartments            $998,876                   Electric                     1     495     30
    C88    51478   Madison Square Apartments            $893,649                     None                       2     495      1
    C89    51486   Kelvin Square Apartments             $893,500                   Electric                    39     469      1
    C90    51467   Brynwood Apartments                  $792,246                     None                      29     462     14
    C91    51451   Riata Court Apartments               $765,105               Electric/AC/Heat
    C92    51466   Park Place Apartments                $755,718                   Electric                                   18
    C93    51464   Countryside Court Apartments         $665,637                  Electric/AC                                 10
    C94    51226   Edgewood Apartments                  $643,714             Electric/Cable TV/AC                              6
    C95    51420   Evergreen Apartments                 $608,972                     None
    C96    51487   Crenshire Villa Apartments           $597,390             Electric/Gas/Cable TV
    C97    51459   Highlander Apartments                $546,773    Electric/Gas/Hot Water/Cable TV/AC/Heat                    1
    C98    51441   Village Apartments                   $484,756              Electric, AC, Heat                              16


                                               1 Bedroom  2 Bedroom       3 Bedroom       4 Bedroom
                                              -----------------------------------------------------------
            Loan                                  Avg    # of    Avg     # of     Avg     # of   Avg
 Sequence  Number        Property Name            Rent   Units   Rent    Units    Rent    Units  Rent
---------------------------------------------------------------------------------------------------------
    P67   3037876  Warren Village Mobile                   80      385     116     456
    P68   3037868  Warren Inn (Mobile)             485
    C69    51345   Drake Plaza Apartments          385     19      478
    P70   3014420  The Courtyard Apartments        396      1(1)   NAP(1)
    P71   3016698  Maryland Gardens Apartments     389     48      495
    P72   1796796  Upstairs/Downstairs Apartments  500                                     18(3)  2,022(3)
    C73    50401   Colbath Apartments              950     12     1295
    C74    51031   Stonewood Apartments            383     50      460       6     535
    P75   3034998  Park Thomas Apartments          378
    C76    50995   232 Front Street                         2     2512       4    2512
    P77   3013232  Autumn Woods Apartments         318     76      382
    P78   3036001  Newport 40                              34      794       6     892
    P79   2092443  2121-2127 Fillmore Street      1600
    P80   3015682  Regents Apartments              671     28      939       2     975
    C81    51463   Fairview Apartments             375     70      470       1     565
    C82    51100   Mission Manor Apartments        375     67      450
    C83    51476   Peach Tree Apartments           430      1      520
    C84    51489   Highland Square Apartments      381     50      471       3     633
    C85    51479   Carousel Apartments             332     40      455
    C86    51505   Casa Del Valle Apartments               45      493
    C87    51270   1346 W. Jarvis Apartments       630      3      612
    C88    51478   Madison Square Apartments       643     13      843
    C89    51486   Kelvin Square Apartments        600      1      700
    C90    51467   Brynwood Apartments             491      5      532       2     745
    C91    51451   Riata Court Apartments                  12      717                      4     1,300
    C92    51466   Park Place Apartments           318     30      363
    C93    51464   Countryside Court Apartments    350     24      399
    C94    51226   Edgewood Apartments             510     12      578
    C95    51420   Evergreen Apartments                                     37     594
    C96    51487   Crenshire Villa Apartments              17      824
    C97    51459   Highlander Apartments           350     23      417
    C98    51441   Village Apartments              459     32      571

(1) Manager's Unit
(2) Number of bedrooms on these 2 units is not available.
(3) 3 5-BR's @ $2,000 and 15 6-BR's @ $2,026

                              (NORWEST BANKS LOGO)




                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                  PAYMENT DATE:  12/20/1999
                  RECORD DATE:   11/30/1999


                           DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS


                STATEMENT SECTIONS                                             PAGE(S)
                Certificate Distribution Detail                                  2
                Certificate Factor Detail                                        3
                Reconciliation Detail                                            4
                Other Required Information                                       5
                Ratings Detail                                                   6
                Current Mortgage Loan and Property Stratification Tables       7-15
                Mortgage Loan Detail                                            16
                Principal Prepayment Detail                                     17
                Historical Detail                                               18
                Delinquency Loan Detail                                         19
                Specially Serviced Loan Detail                                 20-21
                Modified Loan Detail                                            22
                Liquidated Loan Detail                                          23

     UNDERWRITER                                              SERVICER                                SPECIAL SERVICER
Banc of America Securities LLC                     ORIX Real Estate Capital Markets, LLC      ORIX Real Estate Capital Markets, LLC
100 North Tryon Street                             1717 Main Street, 14th Floor               1717 Main Street, 14th Floor
Charlotte, NC 28255                                Dallas, TX 75201                           Dallas, TX 75201

Contact:   David Gertner                           Contact:       Paul G. Smyth               Contact:       Paul G. Smyth
Phone Number: (704) 388-3621                       Phone Number: (214) 237-2010               Phone Number: (214) 237-2010

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999

                        CERTIFICATE DISTRIBUTION DETAIL

Class     CUSIP     Pass-Through    Original    Beginning      Principal        Interest        Prepayment       Realized Loss/
                       Rate         Balance      Balance      Distribution    Distribution      Penalties       Additional Trust
                                                                                                                  Fund Expenses
A-1       N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2       N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-3       N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-4       N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-1C      N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
A-2C      N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 B        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 C        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 D        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 E        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 F        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 G        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 H        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 J        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
 K        N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-I       N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-II      N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-III     N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-IIIU    N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
R-IV      N/A        0.000000%        0.00        0.00            0.00            0.00             0.00                0.00
Totals                                0.00        0.00            0.00            0.00             0.00                0.00

Class             Total       Ending         Current
              Distribution   Balance      Subordination
                                            Level(1)
A-1               0.00         0.00          0.00%
A-2               0.00         0.00          0.00%
A-3               0.00         0.00          0.00%
A-4               0.00         0.00          0.00%
A-1C              0.00         0.00          0.00%
A-2C              0.00         0.00          0.00%
 B                0.00         0.00          0.00%
 C                0.00         0.00          0.00%
 D                0.00         0.00          0.00%
 E                0.00         0.00          0.00%
 F                0.00         0.00          0.00%
 G                0.00         0.00          0.00%
 H                0.00         0.00          0.00%
 J                0.00         0.00          0.00%
 K                0.00         0.00          0.00%
R-I               0.00         0.00          0.00%
R-II              0.00         0.00          0.00%
R-III             0.00         0.00          0.00%
R-IIIU            0.00         0.00          0.00%
R-IV              0.00         0.00          0.00%
Totals            0.00         0.00


Class     CUSIP     Pass-Through  Original       Beginning     Interest        Prepayment        Total          Ending
                       Rate       Notional       Notional    Distribution       Penalties     Distribution     Notional
                                   Amount        Amount                                                        Amount
X         N/A       0.000000%      0.00            0.00          0.00            0.00             0.00           0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                           PAYMENT DATE:  12/20/1999
                           RECORD DATE:   11/30/1999

                           CERTIFICATE FACTOR DETAIL


Class     CUSIP     Beginning      Principal      Interest       Prepayment      Realized Loss/        Ending
                    Balance      Distribution   Distribution     Penalties      Additional Trust      Balance
                                                                                 Fund Expenses
A-1       N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-2       N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-3       N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-4       N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-1C      N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
A-2C      N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 B        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 C        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 D        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 E        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 F        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 G        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 H        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 J        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
 K        N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-I       N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-II      N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-III     N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-IIIU    N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000
R-IV      N/A       0.00000000   0.00000000     0.00000000      0.00000000         0.00000000         0.00000000


Class          CUSIP          Beginning                                           Ending
                              Notional           Interest      Prepayment        Notional
                               Amount          Distribution    Penalties          Amount
 X             N/A            0.00000000       0.00000000      0.00000000       0.00000000

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                            PAYMENT DATE: 12/20/1999
                            RECORD DATE:  11/30/1999



                             RECONCILIATION DETAIL


       ADVANCE SUMMARY                                                   SERVICING FEE BREAKDOWNS

P & I Advances Outstanding                     0.00      Current Period Accrued Servicing Fees                            0.00
Servicing Advances Outstanding                 0.00      Less Delinquent Servicing Fees                                   0.00
                                                         Less Reductions to Servicing Fees                                0.00
Reimbursement for Interest on Advances         0.00      Plus Servicing Fees for Delinquent Payments Received             0.00
paid from general collections                            Plus Adjustments for Prior Servicing Calculation                 0.00
                                                         Total Servicing Fees Collected                                   0.00



CERTIFICATE INTEREST RECONCILIATION

          Accrued      Net Aggregate      Distributable       Distributable       Additional      Interest       Remaining Unpaid
        Certificate     Prepayment         Certificate     Certificate Interest   Trust Fund    Distribution       Distributable
Class    Interest    Interest Shortfall     Interest           Adjustment          Expenses                    Certificate Interest
 A-1        0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-2        0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-3        0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-4        0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-1C       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
 A-2C       0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  X         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  B         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  C         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  D         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  E         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  F         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  G         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  H         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  J         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
  K         0.00            0.00              0.00                 0.00              0.00           0.00               0.00
Total       0.00            0.00              0.00                 0.00              0.00           0.00               0.00

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                            PAYMENT DATE: 12/20/1999
                            RECORD DATE:  11/30/1999


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                                                        0.00


Principal Distribution Amount                                                                        0.00
     (a) Principal portion of Monthly Payments                                        0.00
         and any Assumed Monthly Payments
     (b) Principal Prepayments                                                        0.00
     (c) Collection of Principal on a Balloon                                         0.00
         Loan after its Stated Maturity Date
     (d) Liquidation Proceeds and Insurance                                           0.00
         Proceeds received on a Mortgage Loan
     (e) Liquidation Proceeds, Insurance Proceeds,                                    0.00
         or REO Revenues received on an REO

     Plus the excess of the prior Principal Distribution                              0.00
     Amount over the principal paid to the Sequential
     Pay Certificates


Aggregate Number of Outstanding Loans                                                                   0

Aggregate Stated Principal Balance of the Mortgage Pool before distribution                          0.00

Aggregate Stated Principal Balance of the Mortgage Pool after distribution                           0.00


Total Servicing and Special Servicing Fee paid                                                       0.00
     Servicing Fee paid                                                               0.00
     Special Servicing Fee paid                                                       0.00

Trustee Fee paid                                                                                     0.00


Additional Trust Fund Expenses                                                                       0.00
     (i)   Fees paid to Special Servicer                                              0.00
     (ii)  Interest on Advances                                                       0.00
     (iii) Other Expenses of the Trust                                                0.00

Appraisal Reduction Amount

                  Appraisal         Date Appraisal
      Loan        Reduction           Reduction
     Number        Amount             Effected


                    NONE










      TOTAL

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999



                                 RATINGS DETAIL



                                   Original Ratings                                   Current Ratings(1)
                 --------------------------------------------       --------------------------------------------
Class   CUSIP    DCR          Fitch         Moody's       S&P       DCR          Fitch         Moody's       S&P
 A-1    N/A
 A-2    N/A
 A-3    N/A
 A-4    N/A
 A-1C   N/A
 A-2C   N/A
  X     N/A
  B     N/A
  C     N/A
  D     N/A
  E     N/A
  F     N/A
  G     N/A
  H     N/A
  J     N/A
  K     N/A

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.   Fitch IBCA, Inc.             Moody's Investors Service         Standard & Poor's Rating Services
55 East Monroe Street             One State Street Plaza       99 Church Street                  26 Broadway
Chicago, Illinois 60603           New York, New York 10004     New York, New York 10007          New York, New York 10004
(312) 368-3100                    (212) 908-0500               (212) 553-0300                    (212) 208-8000

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                            PAYMENT DATE:  12/20/1999
                            RECORD DATE:   11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL


DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.

                             [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                           PAYMENT DATE:  12/20/1999
                           RECORD DATE:   11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                         Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled        % of        WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note:  (i) There are no Hyper-Amortization Loans included in the Mortgage Pool.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 CONDUIT LOAN GROUP

                               SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals


                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                            PAYMENT DATE:  12/20/1999
                            RECORD DATE:   11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                               CONDUIT LOAN GROUP


DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled        % of        WAM                       Weighted
 Rate               Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled        % of        WAM                       Weighted
                    Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                Bal.




   Totals

See footnotes on last page of this section.

                             [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                           PAYMENT DATE:  12/20/1999
                           RECORD DATE:   11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                               Conduit Loan Group

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                        Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled         % of       WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note:  (i) There are no Hyper-Amortization Loans included in the Mortgage Pool.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                              PORTFOLIO LOAN GROUP

                            SCHEDULED BALANCE

                                       % of
Scheduled     # of      Scheduled      Agg.     WAM            Weighted
 Balance      Loans      Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals

                               STATE(3)
                                        % of
               # of      Scheduled      Agg.     WAM            Weighted
  State        Props.     Balance       Bal.     (2)    WAC    Avg DSCR(1)











 Totals



See footnotes on last page of this section.

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                            PAYMENT DATE:  12/20/1999
                            RECORD DATE:   11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                              PORTFOLIO LOAN GROUP

DEBT SERVICE COVERAGE RATIO

 Debt Service       # of        Scheduled         % of      WAM                      Weighted
Coverage Ratio      Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                  Bal.




   Totals

PROPERTY TYPE(3)

Property            # of       Scheduled         % of      WAM                       Weighted
  Type              Props.      Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                 Bal.




   Totals


NOTE RATE

 Note               # of       Scheduled         % of       WAM                       Weighted
 Rate               Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


SEASONING

Seasoning           # of       Scheduled         % of       WAM                       Weighted
                    Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals

See footnotes on last page of this section.

                             [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                           PAYMENT DATE:  12/20/1999
                           RECORD DATE:   11/30/1999


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                              PORTFOLIO LOAN GROUP

ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

Anticipated Remaining    # of        Scheduled         % of      WAM                      Weighted
       Term(2)           Loans        Balance          Agg.      (2)        WAC         Avg. DSCR(1)
                                                       Bal.




   Totals

REMAINING STATED TERM (FULLY AMORTIZING LOANS)

Remaining Stated         # of       Scheduled         % of      WAM                       Weighted
       Term              Loans       Balance          Agg.      (2)         WAC         Avg. DSCR(1)
                                                      Bal.




   Totals


REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

Remaining Amortization      # of       Scheduled        % of        WAM                       Weighted
        Term                Loans       Balance         Agg.        (2)        WAC          Avg. DSCR(1)
                                                        Bal.




   Totals


AGE OF MOST RECENT NOI

Age of Most         # of       Scheduled         % of       WAM                       Weighted
Recent NOI          Loans       Balance          Agg.       (2)        WAC          Avg. DSCR(1)
                                                 Bal.




   Totals


(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.
Note:  (i) There are no Hyper-Amortization Loans included in the Mortgage Pool.

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


                              MORTGAGE LOAN DETAIL

                                                                                  Anticipated               Neg.
 Loan              Property                   Interest    Principal      Gross     Repayment   Maturity    Amort.
Number     ODCR     Type(1)    City   State    Payment     Payment      Coupon       Date        Date      (Y/N)



 Totals
Beginning     Ending     Paid       Appraisal    Appraisal    Res.    Mod.
Scheduled   Scheduled    Thru       Reduction    Reduction   Strat.   Code
 Balance     Balance     Date         Date        Amount      (2)     (3)




Totals



         (1) Property Type Code                                    (2) Resolution Strategy Code
     MF - Multi-Family     OF - Office            1 - Modification        7 - REO                     10 - Deed in Lieu of
     RT - Retail           MU - Mixed Use         2 - Foreclosure         8 - Resolved                     Foreclosure
     HC - Health Care      LO - Lodging           3 - Bankruptcy          9 - Pending Return          11 - Full Payoff
     IN - Industrial       SS - Self Storage      4 - Extension               to Master Servicer      12 - Reps and Warranties
     WH - Warehouse        OT - Other             5 - Note Sale                                       13 - Other or TBD
     MH - Mobile Home Park                        6 - DPO

       (3) Modification Code
    1 - Maturity Date Extension
    2 - Amortization Change
    3 - Principal Write-Off
    4 - Combination



                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


                          PRINCIPAL PREPAYMENT DETAIL


                                               Principal Prepayment Amount                     Prepayment Penalties
                     Offering Document     ----------------------------------     ----------------------------------------------
  Loan Number         Cross-Reference      Payoff Amount   Curtailment Amount     Prepayment Premium   Yield Maintenance Premium

















   Totals

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


                               HISTORICAL DETAIL



                                           Delinquencies                                                         Prepayments
-------------------------------------------------------------------------------------------------------  ------------------------
Distribution    30-59 Days     60-89 Days   90 Days or More    Foreclosure      REO       Modifications  Curtailments     Payoff
   Date         #  Balance     #  Balance     #  Balance        #  Balance   #  Balance    #  Balance     #  Amount     #  Amount






   Rate and Maturities
-----------------------------
Next Weighted Avg.
Coupon      Remit         WAM







Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                            PAYMENT DATE: 12/20/1999
                            RECORD DATE:  11/30/1999


                            DELINQUENCY LOAN DETAIL

                Offering        # of                      Current     Outstanding   Status of   Resolution
Loan Number     Document       Months     Paid Through      P&I          P&I        Mortgage     Strategy     Servicing
             Cross-Reference   Delinq.        Date        Advances     Advances**    Loan(1)     Code(2)    Transfer Date



Totals

               Current   Outstanding                    REO
Foreclosure   Servicing   Servicing   Bankruptcy Date   Date
   Date        Advances    Advances


Totals


              (1) Status of Mortgage Loan                                                  (2) Resolution Strategy Code

1 - Modification     6 - DPO                   10 - Deed In Lieu of                  1 - Modification         7 - REO
2 - Foreclosure      7 - REO                        Foreclosure                      2 - Foreclosure          8 - Resolved
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      3 - Bankruptcy           9 - Pending Return
4 - Extension        9 - Pending Return        12 - Reps and Warranties              4 - Extension                to Master Servicer
5 - Note Sale            to Master Servicer    13 - Other or TBD                     5 - Note Sale            10- Deed in Lieu Of
                                                                                     6 - DPO                      Foreclosure

** Outstanding P&I Advances include the current period advance

                              [NORWEST BANKS LOGO]


                        NATIONSLINK FUNDING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                             PAYMENT DATE: 12/20/1999
                             RECORD DATE:  11/30/1999


                    SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering       Servicing     Resolution
Distribution     Loan        Document       Transfer       Strategy      Scheduled      Property     State    Interest    Actual
    Date        Number    Cross-Reference     Date         Code(1)        Balance       Type(2)                 Rate      Balance



   Net                                                       Remaining
Operating      NOI       DSCR      Note      Maturity       Amortization
 Income       Date                 Date        Date            Term






                    (1) Resolution Strategy Code                             (2) Property Type Code

               1 - Modification         7 - REO                       MF - Multi-Family        OF - Office
               2 - Foreclosure          8 - Resolved                  RT - Retail              MU - Mixed Use
               3 - Bankruptcy           9 - Pending Return            HC - Health Care         LO - Lodging
               4 - Extension                to Master Servicer        IN - Industrial          SS - Self Storage
               5 - Note Sale           10 - Deed in Lieu Of           WH - Warehouse           OT - Other
               6 - DPO                      Foreclosure               MH - Mobile Home Park

                              [NORWEST BANKS LOGO]

                        NATIONSLINK FUNDING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1999-2

                            PAYMENT DATE: 12/20/1999
                            RECORD DATE:  11/30/1999


                    SPECIALLY SERVICED LOAN DETAIL - PART 2


                          Offering       Resolution      Site
Distribution   Loan       Document        Strategy    Inspection   Phase 1 Date   Appraisal   Appraisal    Other REO       Comment
    Date      Number   Cross-Reference    Code(1)        Date                        Date       Value    Property Revenue





                                       (1) Resolution Strategy Code

                 1 - Modification         6 - DPO                   10 - Deed in Lieu Of
                 2 - Foreclosure          7 - REO                        Foreclosure
                 3 - Bankruptcy           8 - Resolved              11 - Full Payoff
                 4 - Extension            9 - Pending Return        12 - Reps and Warranties
                 5 - Note Sale                to Master Servicer    13 - Other or TBD

                         [NORWEST BANKS LOGO]

                   NATIONSLINK FUNDING CORPORATION
            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-2


                       PAYMENT DATE: 12/20/1999
                       RECORD DATE:  11/30/1999

                         MODIFIED LOAN DETAIL

               Offering
  Loan         Document        Pre-Modification
 Number     Cross-Reference        Balance         Modification Date                        Modification Description











 Total

                         [NORWEST BANKS LOGO]

                   NATIONSLINK FUNDING CORPORATION
            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-2


                       PAYMENT DATE: 12/20/1999
                       RECORD DATE:  11/30/1999

                        LIQUIDATED LOAN DETAIL


             Final Recovery       Offering                                                            Gross Proceeds
 Loan        Determination        Document       Appraisal    Appraisal     Actual        Gross         as a % of
Number           Date          Cross-Reference      Date        Value       Balance      Proceeds     Actual Balance












Current Total
Cumulative Total

 Aggregate            Net             Net Proceeds                             Repurchased
Liquidation        Liquidation         as a % of              Realized          by Seller
 Expenses*           Proceeds        Actual Balance             Loss              (Y/N)














Current Total
Cumulative Total

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                   Prospectus

                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
PROSPECTUS.                                  certificates in one or more series with one or more classes; and
                                           - will own --
Neither the certificates nor the             - multifamily and commercial mortgage loans;
  underlying mortgage loans are insured      - mortgage-backed securities; and
  by any governmental agency.                - other property described and in the accompanying
                                               prospectus supplement.
The certificates will represent
  interests only in the related trust      THE CERTIFICATES --
  only and will not represent interests    - will represent interests in the trust and will be paid only from
  in or obligations of NationsLink           the trust assets;
  Funding Corporation or any of its        - provide for the accrual of interest based on a fixed, variable
  affiliates, including Bank of America      or adjustable interest rate;
  Corporation.                             - may be offered through underwriters, which may include
                                             Banc of America Securities LLC, an affiliate of NationsLink
This prospectus may be used to offer         Funding Corporation; and
  and sell any series of certificates      - will not be listed on any securities exchange.
  only if accompanied by the prospectus
  supplement for that series.              THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               November 10, 1999

 FOR MORE INFORMATION

NationsLink Funding
Corporation has filed with the
 SEC additional registration
 materials relating to the
 certificates. You may read
 and copy any of these
 materials at the SEC's Public
 Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

You may obtain information on
the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

You may also contact
NationsLink Funding
 Corporation in writing at
 Bank of America Corporate
 Center,
 100 North Tryon Street,
Charlotte,
 North Carolina 28255, or by
 telephone at (704) 386-2400.

See also the sections
captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of this
 prospectus.
                                                 TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
                                                SUMMARY OF PROSPECTUS..........................     5
                                                RISK FACTORS...................................    10
                                                  Limited Liquidity of Certificates............    10
                                                  Limited Assets...............................    10
                                                  Credit Support Limitations...................    11
                                                  Effect of Prepayments on Average Life of
                                                     Certificates..............................    11
                                                  Effect of Prepayments on Yield of
                                                     Certificates..............................    12
                                                  Limited Nature of Ratings....................    12
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans.....................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool.......................    16
                                                PROSPECTUS SUPPLEMENT..........................    16
                                                DESCRIPTION OF THE TRUST FUNDS.................    18
                                                  General......................................    18
                                                  Mortgage Loans...............................    18
                                                  MBS..........................................    22
                                                  Certificate Accounts.........................    23
                                                  Credit Support...............................    23
                                                  Cash Flow Agreements.........................    23
                                                YIELD AND MATURITY CONSIDERATIONS..............    23
                                                  General......................................    23
                                                  Pass-Through Rate............................    24
                                                  Payment Delays...............................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest..................................    24
                                                  Yield and Prepayment Considerations..........    24
                                                  Weighted Average Life and Maturity...........    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average Life and Maturity.................    27
                                                THE DEPOSITOR..................................    28
                                                DESCRIPTION OF THE CERTIFICATES................    29
                                                  General......................................    29
                                                  Distributions................................    30
                                                  Distributions of Interest on the
                                                     Certificates..............................    30
                                                  Distributions of Principal of the
                                                     Certificates..............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations............................    32
                                                  Allocation of Losses and Shortfalls..........    32
                                                  Advances in Respect of Delinquencies.........    32
                                                  Reports to Certificateholders................    33
                                                  Voting Rights................................    34
                                                  Termination..................................    35
                                                  Book-Entry Registration and Definitive
                                                     Certificates..............................    35
                                                THE POOLING AND SERVICING AGREEMENTS...........    36
                                                  General......................................    36
                                                  Assignment of Mortgage Loans; Repurchases....    37
                                                  Representations and Warranties;
                                                     Repurchases...............................    39
                                                  Collection and Other Servicing Procedures....    39
                                                  Sub-Servicers................................    41
                                                  Certificate Account..........................    42
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans............................    44

                                                                                                 PAGE
                                                                                                 ----
                                                Realization upon Defaulted Mortgage Loans......    44
                                                  Hazard Insurance Policies....................    46
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    47
                                                  Servicing Compensation and Payment of
                                                     Expenses..................................    47
                                                  Evidence as to Compliance....................    47
                                                  Certain Matters Regarding the Master
                                                     Servicer, the Special Servicer, the REMIC
                                                     Administrator and the Depositor...........    48
                                                  Events of Default............................    49
                                                  Rights Upon Event of Default.................    50
                                                  Amendment....................................    51
                                                  List of Certificateholders...................    52
                                                  The Trustee..................................    52
                                                  Duties of the Trustee........................    52
                                                  Certain Matters Regarding the Trustee........    52
                                                  Resignation and Removal of the Trustee.......    52
                                                DESCRIPTION OF CREDIT SUPPORT..................    53
                                                  General......................................    53
                                                  Subordinate Certificates.....................    53
                                                  Insurance or Guarantees Concerning to
                                                     Mortgage Loans............................    54
                                                  Letter of Credit.............................    54
                                                  Certificate Insurance and Surety Bonds.......    54
                                                  Reserve Funds................................    54
                                                  Cash Collateral Account......................    55
                                                  Credit Support with respect to MBS...........    55
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........    55
                                                  General......................................    55
                                                  Types of Mortgage Instruments................    55
                                                  Leases and Rents.............................    56
                                                  Personalty...................................    57
                                                  Foreclosure..................................    57
                                                  Bankruptcy Laws..............................    60
                                                  Environmental Considerations.................    61
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    63
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens.....................................    63
                                                  Subordinate Financing........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments...............................    64
                                                  Applicability of Usury Laws..................    65
                                                  Certain Laws and Regulations.................    65
                                                  Americans with Disabilities Act..............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940......................................    66
                                                  Forfeitures in Drug and RICO Proceedings.....    66
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    66
                                                  General......................................    66
                                                  REMICs.......................................    67
                                                  Grantor Trust Funds..........................    82
                                                STATE AND OTHER TAX CONSEQUENCES...............    91
                                                CERTAIN ERISA CONSIDERATIONS...................    91
                                                  General......................................    91
                                                  Plan Asset Regulations.......................    92
                                                  Insurance Company General Accounts...........    93
                                                  Consultation With Counsel....................    93
                                                  Tax Exempt Investors.........................    94

                                                                                                 PAGE
                                                                                                 ----
                                                LEGAL INVESTMENT...............................    94
                                                  USE OF PROCEEDS..............................    96
                                                  METHOD OF DISTRIBUTION.......................    96
                                                  LEGAL MATTERS................................    97
                                                  FINANCIAL INFORMATION........................    97
                                                  RATING.......................................    97
                                                  AVAILABLE INFORMATION........................    98
                                                  INCORPORATION OF CERTAIN INFORMATION BY
                                                     REFERENCE.................................    99
                                                  INDEX OF PRINCIPAL DEFINITIONS...............   100

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the Depositor, NationsLink Funding Corporation. An Index of Principal Definitions appears at the end of this Prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

NationsLink Funding Corporation, a Delaware corporation and a subsidiary of Bank of America, N.A. NationsLink Funding Corporation has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans (a "Mortgage Asset Pool") secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

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However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by NationsLink Funding Corporation, although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates")to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

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- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of real estate mortgage investment conduit residual certificates (also known as "REMIC residual certificates"), will have an initial stated principal amount (a "Certificate Balance"). Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate (a "Pass-Through Rate") which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date (each of the specified dates on which distributions are to be made, a "Distribution Date").

Distributions of interest concerning one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments

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due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account or overcollateralization (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

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CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the trust, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986; or

- certificates ("Grantor Trust Certificates") in a trust treated as a grantor trust (or a partnership) under applicable provisions of the Internal Revenue Code of 1986.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").

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                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

LIMITED LIQUIDITY OF CERTIFICATES

     General. The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     Limited Ongoing Information. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     Sensitivity to Interest Rates. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including (1) perceived liquidity, (2) the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans) and (3) prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

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CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

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     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITED NATURE OF RATINGS

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the

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likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the trust. Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders thereof from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"). However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

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     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Limitations on Enforceability of Cross-Collateralization. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that (1) such borrower was insolvent at the time the cross-collateralized mortgage loans were made and (2) such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their

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stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

- the value of the related property;

- the level of available mortgage rates at the time of sale or refinancing;

- the borrower's equity in the related property;

- the financial condition and operating history of the borrower and the related property;

- tax laws;

- rent control laws (pertaining to certain residential properties);

- Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

- prevailing general economic conditions; and

- the availability of credit for loans secured by multifamily or commercial property.

     Neither NationsLink Funding Corporation nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or

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threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

- a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

- information with respect to any other classes of Certificates of the same series;

- the respective dates on which distributions are to be made;

- information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets");

- the circumstances, if any, under which the related Trust Fund may be subject to early termination;

- additional information with respect to the method of distribution of such offered certificates;

- whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created;

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

- the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;

- information concerning the Trustee (as defined herein) of the related Trust Fund;

- if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;

- information as to the nature and extent of subordination of any class of Certificates of such series, including a class of offered certificates; and

- whether such offered certificates will be initially issued in definitive or book-entry form.

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                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust (the "Trust Fund") will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or
(iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by NationsLink Funding Corporation (the "Depositor") for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related

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

Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (1) noncash items such as depreciation and amortization, (2) capital expenditures and (3) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus

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

Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (1) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (2) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (1) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (2) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit

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

negative amortization, (3) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (4) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following:

        - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,

        - the type or types of property that provide security for repayment of the Mortgage Loans,

        - the earliest and latest origination date and maturity date of the Mortgage Loans,

        - the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans,

        - the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

        - the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,

        - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,

        - information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

        - the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

        - the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

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

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available,

        - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund,

        - the original and remaining term(s) to stated maturity of the MBS, if applicable,

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

        - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

        - the payment characteristics of the MBS,

        - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

        - a description of the related credit support, if any,

        - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

        - the terms on which mortgage loans may be substituted for those originally underlying the MBS,

        - the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and

        - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such cash flow agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a

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

Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon

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

payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (1) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

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

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to

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

various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (1) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (2) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (3) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (1) whether such Offered Certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of

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

a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (2) Excess Funds or (3) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (A) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (B) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     NationsLink Funding Corporation, a Delaware corporation (the "Depositor"), was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of Bank of America, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

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

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Certificates of such series being offered for sale (the "Offered Certificates"), may consist of one or more classes of Certificates that, among other things:

        - provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate;

        - constitute Senior Certificates or Subordinate Certificates;

        - constitute Stripped Interest Certificates or Stripped Principal Certificates;

        - provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;

        - provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;

        - provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

        - provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

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

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 20th day of each month (or, if any such 20th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate

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

Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (1) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at

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

which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

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

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     - if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     - if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     - if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     - if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period" (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on

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

       the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The

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

Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (1) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

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

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement"). In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee,

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

the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling

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

and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

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

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (1) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (2) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (3) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (4) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage

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

Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (1) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (2) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (3) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop

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

additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage
Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer

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or Special Servicer would be reimbursed under a Pooling and Servicing Agreement.
See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     - all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     - all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in the seventh bulleted item listed below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     - any amounts paid under any Cash Flow Agreement;

     - all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon

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

       Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     - to make distributions to the Certificateholders on each Distribution
       Date;

     - to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     - to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     - to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under

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

       "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     - if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     - to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     - if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     - to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (2) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (3) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the Mortgage Loan has occurred or a payment default is imminent, (2) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (3) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has

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previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (1) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or

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the Master Servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     Except as otherwise provided in the Prospectus Supplement, if any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement

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cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (1) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (2) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (3) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a

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firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful

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misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation,

          - any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement,

          - any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

          - any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to

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         not less than 25% (or such other percentage specified in the related
         Prospectus Supplement) of the Voting Rights for such series;

          - any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and

          - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and

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indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (4) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (6) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

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LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of

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such circumstances, the Depositor will be obligated to appoint a successor
Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (1) the nature and amount of coverage under such Credit Support, (2) any conditions to payment thereunder not otherwise described herein, (3) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (4) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of

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Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation

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for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a series of Certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related Prospectus Supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more classes of Certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a

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trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See
"-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

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PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be

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dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be

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inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor

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exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the

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affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

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     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for

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prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought

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from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (1) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

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     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates

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issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC

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Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period,

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computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"-- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an

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amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to

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defaults or delinquencies on the Mortgage Loans or the Underlying Certificates
until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate (a "REMIC Residual Certificateholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the

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corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the

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REMIC not offered hereby) equal to the deductions that would be allowed if the
REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions,

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gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published

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monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the

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REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20% for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for

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such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and
(2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related

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REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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     Foreign Investors in REMIC Certificates.  A REMIC Regular Certificateholder
that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations will be effective January 1, 2001. Current withholding certificates remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and are of the opinion that

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such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor

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Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any

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ownership interest in the Mortgage Loans retained by the Depositor, the Master
Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing

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fee or any stripped coupon). If interest payable on a Grantor Trust Fractional
Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the

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issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (3) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

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     Further, under the rules described above in "-- REMICs -- Taxation of
Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and

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that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The

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comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income and 20% on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case

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may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such MBS included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing Certificates if such MBS are included in the Trust Fund.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any such exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

     The DOL has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters,

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representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other Classes of Certificates in the Trust and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

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TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (1) are rated in one of the two highest rating categories by one or more Rating Agencies and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without

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limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of Bank of America Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to in this Prospectus or in such Prospectus Supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information in this Prospectus since the date hereof or in such Prospectus Supplement since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described in this Prospectus, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and
"-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (2) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this Prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              95
401(c) Regulations............              93
Accrual Certificates..........               7
Accrued Certificate
  Interest....................              30
Act...........................              61
ADA...........................              65
ARM Loans.....................              21
Available Distribution
  Amount......................              30
Book-Entry Certificates.......              29
Call Risk.....................              12
Cash Flow Agreement...........              23
CERCLA........................              61
Certificate Account...........              23
Certificate Balance...........               7
Certificate Owner.............              35
Certificateholder.............              36
Closing Date..................              69
Code..........................              66
Commercial Properties.........              18
Commission....................              98
Committee Report..............              69
Companion Class...............              32
Contingent Payment
  Regulations.................              89
Contributions Tax.............              79
Controlled Amortization
  Class.......................              32
Cooperatives..................              18
CPR...........................              26
Credit Support................               8
Crime Control Act.............              66
Cut-off Date..................              31
Debt Service Coverage Ratio...              19
Definitive Certificates.......              29
Depositor.....................          18, 28
Determination Date............          24, 30
Direct Participants...........              35
Distribution Date.............               7
Distribution Date Statement...              33
DOL...........................              92
DTC...........................              98
Due Dates.....................              20
Due Period....................              24
Equity Participation..........              21
ERISA.........................              91
Events of Default.............              49
Excess Funds..................              28
Exchange Act..................              98
Exemptions....................              92
Extension Risk................              12
FAMC..........................              22
FHLMC.........................              22
FNMA..........................              22
GNMA..........................              22
Garn Act......................              63
Grantor Trust Certificates....               9
Grantor Trust Fractional
  Interest Certificate........              83
Grantor Trust Fund............              67
Grantor Trust Strip
  Certificate.................              83
Indirect Participants.........              35
Insurance and Condemnation
  Proceeds....................              42
IRS...........................          45, 67
Issue Premium.................              75
Letter of Credit Bank.........              54
Liquidation Proceeds..........              42
Loan-to-Value Ratio...........              20
Lock-out Date.................              21
Lock-out Period...............              21
Mark-to-Market Regulations....              77
Master Servicer...............               5
MBS...........................              18
MBS Administrator.............               5
MBS Agreement.................              22
MBS Issuer....................              22
MBS Servicer..................              22
MBS Trustee...................              22
Mortgages.....................              18
Mortgage Asset Seller.........              18
Mortgage Asset Pool...........               5
Mortgage Assets...............              18
Mortgage Loans................              18
Mortgage Notes................              18
Mortgage Rate.................              20
Mortgaged Properties..........              18
Multifamily Properties........              18
NCUA..........................              95
Net Leases....................          13, 20
Net Operating Income..........              19
New Regulations...............              82
Non-SMMEA Certificates........              94
Nonrecoverable Advance........              32
Notional Amount...............              31
OCC...........................              94
OID Regulations...............              67
Offered Certificates..........       cover, 29
Originator....................              18
OTS...........................              95
Participants..................              35
Parties in Interest...........              91
Pass-Through Rate.............               7
Percentage Interest...........              30
Permitted Investments.........              42

Plan Asset Regulations........              92
Plans.........................              91
Pooling and Servicing
  Agreement...................              36
Prepayment Assumption.........              69
Prepayment Interest
  Shortfall...................              24
Prepayment Period.............              33
Prepayment Premium............              21
Prohibited Transactions Tax...              79
Prospectus Supplement.........           cover
PTCE..........................              92
PTCE 95-60....................              93
Purchase Price................              38
Rating Agency.................               9
RCRA..........................              62
Record Date...................              30
Related Proceeds..............              32
Relief Act....................              66
REMIC.........................              67
REMIC Administrator...........              16
REMIC Certificates............              67
REMIC Provisions..............              67
REMIC Regular Certificates....               9
REMIC Regulations.............              67
REMIC Residual
  Certificateholder...........              73
REMIC Residual Certificates...            7, 9
REO Property..................              40
RICO..........................              66
Senior Certificates...........               6
Senior Liens..................              18
SMMEA.........................               9
SPA...........................              26
Special Servicer..............               5
Stripped Interest
  Certificates................               6
Stripped Principal
  Certificates................               6
Subordinate Certificates......           6, 53
Sub-Servicer..................              41
Sub-Servicing Agreement.......              41
Tax Exempt Investor...........              94
Tiered REMICs.................              68
Title V.......................              65
Trust Assets..................              16
Trust Fund....................              18
Trustee.......................               5
UBTI..........................              94
UCC...........................              56
U.S. Person...................              82
Value.........................              20
Voting Rights.................              34
Warranting Party..............              39

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

                                   [DISKETTE]

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "NL9902.xls" The file "NL9902.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL FEBRUARY 14, 2000.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
              PROSPECTUS SUPPLEMENT
Table of Contents.........................    S-1
Important Notice About Information
  Presented in this Prospectus Supplement
  and the Accompanying Prospectus.........    S-5
Executive Summary.........................    S-6
Summary of Prospectus Supplement..........    S-8
Risk Factors..............................   S-18
Description of the Mortgage Pool..........   S-35
Servicing of the Mortgage Loans...........   S-57
Description of the Certificates...........   S-68
Yield and Maturity Considerations.........   S-87
Use of Proceeds...........................   S-95
Certain Federal Income Tax Consequences...   S-95
Certain ERISA Considerations..............   S-97
Legal Investment..........................  S-100
Method of Distribution....................  S-100
Legal Matters.............................  S-101
Ratings...................................  S-101
Index of Principal Definitions............  S-103
Annex A...................................    A-1
Annex B...................................    B-1
Annex C...................................    C-1
                   PROSPECTUS
Summary of Prospectus.....................      5
Risk Factors..............................     10
Description of the Trust Funds............     18
Yield and Maturity Considerations.........     23
The Depositor.............................     28
Description of the Certificates...........     29
The Pooling and Servicing Agreements......     36
Description of Credit Support.............     53
Certain Legal Aspects of Mortgage Loans...     55
Certain Federal Income Tax Consequences...     66
State and Other Tax Consequences..........     91
Certain ERISA Considerations..............     91
Legal Investment..........................     94
Use of Proceeds...........................     96
Method of Distribution....................     96
Legal Matters.............................     97
Financial Information.....................     97
Rating....................................     97
Available Information.....................     98
Incorporation of Certain Information by
  Reference...............................     99
Index of Principal Definitions............    100

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                                  $813,466,233
                                 (APPROXIMATE)

                                  NATIONSLINK
                                    FUNDING
                                  CORPORATION
                                   DEPOSITOR

                                   CLASS A-2,
                             CLASS A-3, CLASS A-4,
                            CLASS A-1C, CLASS A-2C,
                               CLASS X, CLASS B,
                              CLASS C AND CLASS D

                        NATIONSLINK FUNDING CORPORATION
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-2

                ------------------------------------------------

                             PROSPECTUS SUPPLEMENT

                ------------------------------------------------

                                BANC OF AMERICA
                                 SECURITIES LLC
                               November 10, 1999
             ------------------------------------------------------
             ------------------------------------------------------